   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998



                                                      REGISTRATION NO. 333-42293

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                 PRE-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                          6512/6513                          75-2531304
   (State or Other Jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)           Identification Number)

                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102

                           TELEPHONE: (817) 878-0477

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             ---------------------

                               GERALD W. HADDOCK
               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          777 MAIN STREET, SUITE 2100
                            FORT WORTH, TEXAS 76102

                           TELEPHONE: (817) 878-0477

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------

                                   Copies to:

              ROBERT B. ROBBINS, ESQ.                               DAVID M. DEAN, ESQ.
             SYLVIA M. MAHAFFEY, ESQ.                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
          SHAW PITTMAN POTTS & TROWBRIDGE                       777 MAIN STREET, SUITE 2100
                2300 N STREET, N.W.                               FORT WORTH, TEXAS 76102
              WASHINGTON, D.C. 20037

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED FEBRUARY 13, 1998



               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                               OFFER TO EXCHANGE

    6 5/8% NOTES DUE 2002 FOR ANY AND ALL OUTSTANDING 6 5/8% NOTES DUE 2002 7 1/8% NOTES DUE 2007 FOR ANY AND ALL OUTSTANDING 7 1/8% NOTES DUE 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON             ,
1998 UNLESS EXTENDED.


     Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), is making this exchange offer (the "Exchange Offer") to provide holders of its outstanding 6 5/8% Notes due 2002 and its outstanding 7 1/8% Notes due 2007 the opportunity to exchange those Notes (collectively, the "Private Notes"), which are not freely transferable, for the 6 5/8% Notes due 2002 and the 7 1/8% Notes due 2007 offered hereby (collectively, the "Exchange Notes"), which will be subject to fewer restrictions on transfer, as discussed below. The Private Notes and the Exchange Notes are sometimes collectively referred to as the "Notes."



     There are risks associated with continued investment in the Operating Partnership's securities, which generally could adversely affect the financial condition and results of operations of the Operating Partnership (and potentially the Operating Partnership's ability to satisfy its obligations under the Notes) or otherwise reduce the values of the Notes. The material risks include:



     - By not exchanging their Private Notes, investors risk holding on to an investment that is subject to restrictions on sale that will not apply to the Exchange Notes, but unless a public market develops (which cannot be guaranteed) it also may be difficult to sell the Exchange Notes.



     - The Exchange Notes, like the Private Notes, are subordinated to secured debt of the Operating Partnership and its subsidiaries totaling approximately $768.2 million at December 31, 1997, and will be subordinated to future liabilities of the subsidiaries and certain additional secured debt of the Operating Partnership and its subsidiaries.



     - A significant portion of the Operating Partnership's assets are located in, and revenues are derived from, the Dallas/Fort Worth and Houston metropolitan areas, either or both of which could experience an economic decline that would adversely affect the financial condition and results of operations of the Operating Partnership.



     - The Operating Partnership does not control the operation of certain properties from which it derives a substantial amount of revenue (including its hotels, residential development properties, behavioral healthcare facilities, and refrigerated warehouse investment) or the real estate investments that it owns jointly with unrelated persons. As a result, the Operating Partnership is unable to control the timing or amount of revenues it receives from these investments and is dependent on the ability of its tenants or co-owners to manage the properties successfully.



     - The Operating Partnership has invested, and will continue to invest, in a broad range of real estate assets relating to various industries and, as a result, will be subject to particular risks for each type of asset in which it invests, including risks specific to the office, healthcare, hotel and refrigerated warehouse industries.



     - Conflicts of interest exist or may arise due to relationships or contractual arrangements between or among the Operating Partnership, persons and entities related to the Operating Partnership and management of the Operating Partnership and the related persons. These conflicts of interests may lead to decisions that are not exclusively in the interest of the Operating Partnership.



     - There can be no assurance that the Operating Partnership will be able to continue to manage its rapid growth effectively, and the failure to do so could have an adverse effect on its financial condition and results of operations.



   SEE "RISK FACTORS" COMMENCING ON PAGE 12 FOR MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE
                                EXCHANGE NOTES.



     The 6 5/8% Exchange Notes due 2002 will mature on September 15, 2002, and the 7 1/8% Exchange Notes due 2007 will mature on September 15, 2007. The Exchange Notes may be redeemed, at the option of the

   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.



                THE DATE OF THIS PROSPECTUS IS FEBRUARY   , 1998



                                             [Cover page continued on next page]

[Cover page continued from prior page]



Operating Partnership, at any time, at a redemption price equal to the sum of the unpaid principal amounts, accrued interest and an additional amount described in "Description of the Exchange Notes -- Optional Redemption." Interest on the Exchange Notes will be payable semi-annually in arrears on each September 15 and March 15, commencing March 15, 1998. The interest rate on each series of the Exchange Notes is subject to a temporary or permanent increase of
37.5 basis points in the event that the Notes in that series do not obtain and retain an investment grade rating (generally, one of the top four ratings assigned by certain rating agencies) from two rating agencies by September 22, 1998.



     The Operating Partnership will accept for exchange any and all validly tendered Private Notes not withdrawn prior to 5:00 p.m., New York City time, on
            , 1998 (the "Expiration Date"), unless the Exchange Offer is extended by the Operating Partnership in its sole discretion. The Operating Partnership believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased the Private Notes directly from the Operating Partnership or (ii) a person that is an affiliate of the Operating Partnership within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Operating Partnership that such conditions have been met. This Prospectus, as it may be amended or supplemented from time to time, also may be used by a broker-dealer in connection with any resale of the Exchange Notes received for Private Notes where such Private Notes were acquired by a broker-dealer as a result of market-making or other trading activities. The Operating Partnership has agreed that for a period of 120 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution."



     Any beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on the beneficial owner's behalf. Any such beneficial owner that wishes to tender on its own behalf must, prior to completing and executing the letter of transmittal delivered herewith and delivering its Private Notes, either make appropriate arrangements to register ownership of the Private Notes in its own name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time, and it may not be possible to complete the transfer prior to the Expiration Date.

                               TABLE OF CONTENTS



                                        PAGE
                                        ----
SUMMARY...............................     1
  The Operating Partnership...........     1
  Summary Risk Factors................     4
  Conflicts of Interest...............     4
  The Exchange Offer..................     6
  The Exchange Notes..................     8
  No Cash Proceeds to the Operating
     Partnership......................     9
  Summary Selected Financial Data.....    10
RISK FACTORS..........................    12
  Restrictions on Transfer Continue
     After Failure to Comply with
     Exchange Procedures..............    12
  No Current Public Market for
     Exchange Notes Which Could Make
     Sale of Exchange Notes More
     Difficult........................    12
  Notes Subordinate to Certain Other
     Operating Partnership
     Indebtedness.....................    12
  Regional Concentration of Assets
     Increases Effects of Adverse
     Trends in Certain Markets........    13
  Operating Partnership Does Not Fully
     Control Certain Investments and
     Consequently has No Control Over
     Revenues from the Investments....    13
  Real Estate Risks Specific to the
     Operating Partnership's
     Business.........................    14
  Conflicts of Interest...............    15
  Risk of Inability to Manage Rapid
     Growth and Acquisition of
     Substantial New Assets
     Effectively......................    16
  General Real Estate Risks Affecting
     the Operating Partnership........    16
  Financially Distressed Properties
     Are Riskier Investments than
     Other Properties.................    17
  Noteholders Cannot Control Changes
     in Policies......................    17
  Operating Partnership's Success
     Depends on Key Personnel.........    18
  Limited Restrictions on Increases in
     Debt.............................    18
THE OPERATING PARTNERSHIP.............    18
  Investment Strategy.................    19
  Operating Strategy..................    20
  Financing Strategy..................    21



                                        PAGE
                                        ----
CONFLICTS OF INTEREST.................    23
  Common Management, Ownership and
     Investments......................    23
  Relationships with Crescent
     Operating, Inc. .................    23
  Joint Investments...................    24
  Competition for Management Time.....    24
  Legal Representation................    24
  Conflicts Resolution Procedures.....    24
NO CASH PROCEEDS TO THE OPERATING
  PARTNERSHIP.........................    25
CAPITALIZATION........................    26
THE EXCHANGE OFFER....................    27
  Purpose of the Exchange Offer.......    27
  Terms of the Exchange Offer.........    27
  Expiration Date; Extensions;
     Amendments.......................    28
  Interest on the Exchange Notes and
     Accrued Interest on the
     Private Notes....................    29
  Resale of the Exchange Notes........    29
  Procedures for Tendering............    30
  Return of Private Notes.............    32
  Book-Entry Transfer.................    32
  Guaranteed Delivery Procedures......    32
  Withdrawal of Tenders...............    32
  Termination of Certain Rights.......    33
  Exchange Agent......................    33
  Fees and Expenses...................    33
  Consequence of Failure to
     Exchange.........................    34
  Accounting Treatment................    34
DESCRIPTION OF THE EXCHANGE NOTES.....    34
  General.............................    34
  Principal and Interest..............    35
  Optional Redemption.................    36
  Rating..............................    36
  Certain Covenants...................    37
  Merger, Consolidation or Sale.......    39
  Global Securities...................    39
  Events of Default, Notice and
     Waiver...........................    41
  Modification of the Indenture.......    42
  Satisfaction and Discharge..........    43
  No Conversion Rights................    44
  Payment.............................    44
  Governing Law.......................    44
SELECTED FINANCIAL DATA...............    45

                                        PAGE
                                        ----
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS OF THE OPERATING
  PARTNERSHIP.........................    48
  Results of Operations...............    48
  Liquidity and Capital Resources.....    51
  Funds from Operations...............    56
RATIOS OF EARNINGS TO FIXED CHARGES...    57
BUSINESS AND PROPERTIES...............    58
  Office Properties...................    58
  Lease Expirations of Office
     Properties.......................    63
  Office Property Market
     Information......................    64
  Behavioral Healthcare Facilities....    65
  Hotel Properties....................    66
  Residential Development
     Properties.......................    66
  Retail Properties...................    67
  Recent Acquisitions.................    67
  Pending Investments.................    69
  Competition.........................    70
  Interest Rates......................    71
  Year 2000 Compliance................    71
  Employees...........................    72
  Insurance...........................    72
  Legal Proceedings...................    72
  Environmental Matters...............    72
CERTAIN POLICIES......................    73
  Investment Policies.................    73
  Financing Policies..................    74
  Working Capital Reserves............    75



                                        PAGE
                                        ----
  Other Policies......................    75
MANAGEMENT............................    76
  Management of the Operating
     Partnership......................    76
  Executive Compensation..............    79
  Option Grants in 1996...............    81
  Option Exercises and Values at
     December 31, 1996................    82
  Employment Agreements...............    82
  Agreements Not To Compete...........    83
  Compensation Policies...............    83
PRINCIPAL SHAREHOLDERS................    84
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS........................    87
STRUCTURE OF THE OPERATING
  PARTNERSHIP.........................    91
U.S. FEDERAL INCOME TAX
  CONSEQUENCES........................    92
  Exchange Offer......................    92
PLAN OF DISTRIBUTION..................    93
AVAILABLE INFORMATION.................    94
EXPERTS...............................    94
LEGAL MATTERS.........................    94
GLOSSARY..............................    95
INDEX TO FINANCIAL STATEMENTS.........   F-1
APPENDIX A............................   A-1

                                    SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. The offer by the Operating Partnership to exchange the 6 5/8% Notes due 2002 (the "2002 Exchange Notes") and 7 1/8% Notes due 2007 (the "2007 Exchange Notes" and, together with the 2002 Exchange Notes, the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of its outstanding 6 5/8% Notes due 2002 (the "2002 Private Notes") and its outstanding 7 1/8% Notes due 2007 (the "2007 Private Notes" and, together with the 2002 Private Notes, the "Private Notes") is referred to as the "Exchange Offer." The Private Notes and the Exchange Notes are sometimes collectively referred to as the "Notes." All references to the "Operating Partnership" include Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, and those entities in which Crescent Real Estate Equities Limited Partnership has a substantial ownership interest or control, unless the context indicates otherwise. The Operating Partnership is controlled by Crescent Real Estate Equities Company (the "Company"), a self-administered and self-managed equity real estate investment trust, through the Company's ownership of all of the outstanding stock of Crescent Real Estate Equities, Ltd., a Delaware corporation (the "General Partner"), which is the sole general partner of the Operating Partnership. The Company, which is based in Fort Worth, Texas, operates as a real estate investment trust for federal income tax purposes (a "REIT").



     Certain matters discussed within this Prospectus are forward-looking statements within the meaning of the federal securities laws. Although the Operating Partnership believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that these expectations will be realized. Factors that could cause actual results to differ materially from current expectations include the failure of pending investments to close, changes in general economic conditions, changes in local real estate conditions, changes in industries in which the Operating Partnership's principal tenants compete, the failure to timely lease unoccupied square footage, the failure to timely re-lease occupied square footage upon expiration of leases, the inability to generate sufficient revenues to meet debt service payments and operating expenses, the unavailability of equity and debt financing and other risks described in this Prospectus.


THE OPERATING PARTNERSHIP


     The Operating Partnership owns a portfolio of real estate assets (the "Properties") consisting primarily of 81 office properties (the "Office Properties") located in 29 metropolitan submarkets in Texas, Colorado, Arizona, Louisiana, Nebraska, New Mexico, California and Florida, 90 behavioral healthcare facilities (the "Behavioral Healthcare Facilities"), seven full-service hotels with a total of 2,276 rooms and two destination health and fitness resorts that can accommodate up to 452 guests daily (collectively, the "Hotel Properties"), real estate mortgages relating to and non-voting common stock in five residential development corporations (the "Residential Development Corporations") which own interests in 12 residential development properties (the "Residential Development Properties"), and seven retail properties with an aggregate of approximately 771,000 net rentable square feet (the "Retail Properties"). In addition, the Operating Partnership owns an indirect 38% interest in each of two corporations that currently own and operate approximately 79 refrigerated warehouses with an aggregate of approximately 368 million cubic feet (the "Refrigerated Warehouse Investment"). See "Business and Properties" for a more detailed description of the Operating Partnership's business and assets, including the proposed acquisitions of a corporation that owns primarily four full-service casino/hotels and two riverboat casinos (collectively, the "Casino/Hotel Properties") and of a three-building Class A office complex.

INVESTMENT STRATEGY


     The Operating Partnership believes that it will be able to identify substantial opportunities for future real estate investments from a variety of sources, including life insurance companies and pension funds seeking to reduce their direct real estate investments, public and private real estate companies, corporations divesting of nonstrategic real estate assets, public and private sellers requiring complex disposition structures and other domestic and international sources. The Operating Partnership intends to continue utilizing its extensive network of relationships, its ability to identify underperforming assets, its market reputation and its ready access to capital to achieve favorable returns on invested capital and growth in cash flow by:


     - acquiring high-quality office properties at prices significantly below their estimated replacement cost in selected core markets and submarkets that management expects to experience above-average population and employment growth; and


     - employing the corporate, transactional and financial skills of the Operating Partnership's management team to structure innovative investments in other types of real estate assets (such as its recent Refrigerated Warehouse Investment, its acquisition of the Behavioral Healthcare Facilities and its proposed investment in the Casino/Hotel Properties).



     See "The Operating Partnership -- Investment Strategy."



OPERATING AND FINANCING STRATEGIES


     The Operating Partnership seeks to enhance its operating performance and financial position by:

     - applying well-defined leasing strategies in order to capture the potential rental growth in the Operating Partnership's existing portfolio of Office Properties as occupancy and rental rates increase with the recovery of the markets and submarkets in which the Operating Partnership has invested;

     - achieving a high tenant retention rate at the Operating Partnership's Office Properties through quality service, individualized attention to its tenants and active preventive maintenance programs;

     - empowering management and employing compensation formulas linked directly with enhanced operating performance of the Operating Partnership and its Properties; and

     - optimizing the use of debt and other sources of financing to create a flexible and conservative capital structure that will allow the Operating Partnership to continue its investment strategy.


     See "The Operating Partnership -- Operating Strategy" and "The Operating Partnership -- Financing Strategy."

PROPERTIES


     The following table sets forth, for the nine months ended September 30, 1997, the Operating Partnership's earnings before interest expense, depreciation, amortization and minority interest ("EBIDA"), on a percentage basis, by type of Property, after giving effect to the Pending Investments (other than the proposed investment in the Casino/Hotel Properties) and investments completed after January 1, 1997, as if they had occurred on January 1, 1997.



                                                              PERCENT
                                                                OF
                       PROPERTY TYPE                           EBIDA
                       -------------                          -------
Office Properties...........................................      60%
Behavioral Healthcare Facilities............................      13
Hotel Properties............................................      11
Refrigerated Warehouse Investment...........................       8
Residential Development Properties..........................       6
Retail Properties...........................................       2
                                                                 ---
                                                                 100%
                                                                 ===



     The following table sets forth, for the nine months ended September 30, 1997, the EBIDA of the Operating Partnership, on a percentage basis, by type of Property, after giving effect to the Pending Investments (including the proposed investment in the Casino/Hotel Properties) and investments completed after January 1, 1997, as if they had occurred on January 1, 1997.



                                                              PERCENT
                                                                OF
                       PROPERTY TYPE                           EBIDA
                       -------------                          -------
Office Properties...........................................      43%
Casino/Hotel Properties.....................................      28
Behavioral Healthcare Facilities............................       9
Hotel Properties............................................       8
Refrigerated Warehouse Investment...........................       6
Residential Development Properties..........................       5
Retail Properties...........................................       1
                                                                 ---
                                                                 100%
                                                                 ===



PENDING INVESTMENTS



     The following briefly summarizes the Operating Partnership's Pending Investments as of the date of this Prospectus. A more detailed description of these proposed investments is contained in "Business and Properties -- Pending Investments."



     Station Casinos, Inc. On January 16, 1998, the Company entered into an agreement and plan of merger under which Station Casinos, Inc. ("Station") will merge with and into the Company. Station is an established multi-jurisdictional gaming company that owns and operates, through wholly-owned subsidiaries, six distinctly-themed casino/hotel properties, four of which are located in Las Vegas, Nevada, one of which is located in Kansas City, Missouri and one of which is located in St. Charles, Missouri.



     As a result of the merger, the Operating Partnership will acquire the real estate and other assets of Station, except to the extent operating assets are transferred immediately prior to the merger, as described below. It is presently anticipated that, immediately prior to the merger, certain operating assets and the employees of Station will be transferred to a limited liability company to be owned 50% by Crescent Operating, Inc. or another affiliate established by the Company, 24.9% by a newly formed entity owned by three of the existing directors of Station (including its Chairman, President and Chief Executive Officer) and 25.1% by a separate newly formed entity owned by other members of Station management. The newly formed limited liability company, as lessee, will operate the six Casino/Hotel Properties currently operated by Station pursuant to one or more leases with the Operating Partnership. The Operating Partnership also will enter into a right of first refusal and non-competition agreement with the lessee. See "Business and Properties -- Pending Investments."



     In order to effect the merger, the Company will issue .466 of its common shares of beneficial interest ("Common Shares") for each share of common stock of Station (including each restricted share) that is issued and outstanding immediately prior to the merger. In addition, the Company will create a new class of preferred shares (the "Preferred Shares") which will be exchanged, upon consummation of the merger, for the shares of $3.50 Convertible Preferred Stock of Station outstanding immediately prior to the merger.



     The merger transaction, including the Company's issuance of Common Shares and Preferred Shares in connection with consummation of the merger and the Operating Partnership's assumption and/or refinancing of approximately $919 million in existing indebtedness of Station and its subsidiaries, is currently valued at approximately $1,745 million.



     In connection with the merger, the Company also has agreed to purchase up to $115 million of a new class of convertible preferred stock of Station prior to consummation of the merger. The purchase will be made in increments, or in a single transaction, upon call by Station subject to certain conditions.



     Post Oak Central. The Operating Partnership has entered into an agreement to acquire Post Oak Central, a three-building Class A office complex located in the West Loop/Galleria submarket of Houston, Texas.



SUMMARY RISK FACTORS



     The "Risk Factors" section discusses in detail the more important risks associated with an investment in the debt of the Operating Partnership, including risks associated with exchanging or not exchanging Private Notes in the Exchange Offer, risks associated with the manner in which the Operating Partnership conducts its business and risks associated with the Operating Partnership's investment in real estate such as the Properties. These risks, which generally could adversely affect the financial condition and results of operations of the Operating Partnership (and potentially the Operating Partnership's ability to satisfy its obligations under the Notes) or otherwise reduce the value of the Notes, include:



     - Risks that holders of Private Notes who do not exchange those Notes will hold an investment subject to restrictions on transfer not applicable to the Exchange Notes and it also may be difficult to sell the Exchange Notes unless a public market for the Exchange Notes develops, which cannot be guaranteed.



     - Risks that payments due under the Exchange Notes are subordinated to the liabilities of the Operating Partnership's subsidiaries and are effectively subordinated to the Operating Partnership's existing secured indebtedness.



     - Risks that the Operating Partnership's assets are concentrated in the Dallas/Fort Worth and Houston metropolitan areas and that the Operating Partnership's financial condition and results of operations could be adversely affected by an economic decline in either of these areas.



     - Risks related to the fact that the Operating Partnership does not control the operation of certain of the Properties from which it derives substantial revenue, which means that the Operating Partnership is unable to control the timing or amount of revenue it receives from those investments and is dependent on the ability of its tenants or co-owners to manage the Properties successfully.



     - Risks related to the different types of assets in which the Operating Partnership invests, including risks specific to the office, healthcare, hotel and refrigerated warehouse industries.



     - Risks that conflicts of interest that exist or may arise due to relationships or contractual arrangements between the Operating Partnership, affiliates of the Operating Partnership and management of the Operating Partnership and such affiliates may lead to decisions that are not exclusively in the interest of the Operating Partnership.



     - Risks related to the Operating Partnership's ability to manage its rapid growth effectively.



CONFLICTS OF INTEREST



     The following summarizes the principal conflicts of interest to which the Operating Partnership is subject. A more detailed description is contained in "Conflicts of Interest."

     Relationship with Crescent Operating, Inc. In April 1997, the Operating Partnership established a new Delaware corporation, Crescent Operating, Inc. All of the outstanding common stock of Crescent Operating, Inc. was distributed, effective June 12, 1997, to those persons who were limited partners of the Operating Partnership or shareholders of the Company on May 30, 1997. Crescent Operating, Inc. and the Operating Partnership have entered into an agreement pursuant to which each has agreed to provide the other with rights to participate in certain transactions. Subsidiaries of Crescent Operating, Inc. are the lessees of each of the Hotel Properties. Crescent Operating, Inc. also owns a 50% interest in the lessee and operator of the Behavioral Healthcare Facilities, which is the Operating Partnership's largest tenant in terms of current base rental revenues. Richard E. Rainwater and John C. Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of both the Company and Crescent Operating, Inc., and Gerald W. Haddock also serves as the President, Chief Executive Officer and a director of Crescent Operating, Inc., the General Partner and the Company.



     Common Ownership by Senior Management. Messrs. Rainwater, Goff and Haddock, together with other senior management of the Company and the General Partner, beneficially own an approximately 14.3% equity interest in the Operating Partnership, both directly through their Units in the Operating Partnership and indirectly through their ownership of Common Shares of the Company, and approximately the same percentage of the outstanding common stock of Crescent Operating, Inc. The common management and ownership among these entities may lead to conflicts of interest in connection with transactions between or among the Operating Partnership, the Company and Crescent Operating, Inc.



     Relationship with Magellan Health Services, Inc. Mr. Rainwater, along with certain affiliates and members of his family, owns approximately 19% of the outstanding common stock of Magellan Health Services, Inc., a subsidiary of which is a 50% owner (along with Crescent Operating, Inc.) of the lessee of the Behavioral Healthcare Facilities. Mr. Rainwater's spouse, Darla D. Moore, is a member of the board of directors of Magellan Health Services, Inc.

THE EXCHANGE OFFER


     The following is a summary of the principal terms of the Exchange Offer. A more detailed description is contained in "The Exchange Offer."



THE EXCHANGE OFFER AND
CERTAIN
REGISTRATION RIGHTS          The Operating Partnership is hereby offering to
                             exchange 2002 Exchange Notes and 2007 Exchange
                             Notes for an equal aggregate principal amount of 2002 Private Notes and 2007 Private Notes, respectively, that are properly tendered and accepted.



                             Holders of Private Notes whose Private Notes are not tendered and accepted in the Exchange Offer will continue to hold such Private Notes and will continue to be subject to the rights and limitations applicable thereto, including existing restrictions upon transfer thereof. Further, the Operating Partnership will have no further obligation to holders of Private Notes which were eligible to participate in the Exchange Offer to provide for the registration under the Securities Act of any offering of the Private Notes held by them. See "The Exchange Offer -- Consequences of Failure to Exchange."



                             Based on interpretations set forth in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), the Operating Partnership believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring Exchange Notes in the ordinary course of its business, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and is not an "affiliate" of the Operating Partnership within the meaning of Rule 405 under the Securities Act. See "The Exchange Offer -- Resale of the Exchange Notes."



                             If the Operating Partnership fails to consummate the Exchange Offer prior to March 21, 1998 or, if applicable, fails to fulfill its obligations under a registration rights agreement to obtain and maintain effectiveness of a shelf registration statement to cover resales of the Private Notes by the holders thereof during specified time periods, the interest rate for the Private Notes otherwise eligible for exchange in the Exchange Offer or, as applicable, for registration on such shelf registration statement will be increased by 50 basis points. See "The Exchange Offer -- Purpose of the Exchange Offer."



EXPIRATION DATE              The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on             , 1998 (the
                             "Expiration Date"), unless the Exchange Offer is extended by the Operating Partnership in its sole discretion, in which case the term "Expiration
                             Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange
                             Offer -- Expiration Date; Extensions; Amendments."



PROCEDURES FOR TENDERING
PRIVATE
NOTES Each holder of Private Notes wishing to accept the Exchange Offer must complete, sign and date the letter of transmittal accompanying this Prospectus (the "Letter of Transmittal"), or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private Notes and any other required documentation to State Street Bank and Trust Company of Missouri, N.A., as exchange agent (the "Exchange Agent"), at the address set forth under "The Exchange Offer -- Exchange Agent." By executing the Letter of Transmittal, the holder will represent to and agree with the Operating Partnership that, among other things, (i) any Exchange Notes acquired in exchange for Private Notes tendered thereby are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) the person receiving such Exchange Notes is not engaging in and does not intend to engage in a distribution of the Exchange Notes, (iii) the person receiving such Exchange Notes does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iv) neither the holder nor any other person receiving the Exchange Notes is an "affiliate," as defined in Rule 405 under the Securities Act, of the Operating Partnership. See "The Exchange Offer -- Procedures for Tendering."



SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS            Any beneficial owner whose Private Notes are
                             registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Private Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. Any such beneficial owner that wishes to tender on its own behalf must, prior to completing and executing the Letter of Transmittal and delivering its Private Notes, either make appropriate arrangements to register ownership of the Private Notes in its own name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time, and it may not be possible to complete the transfer prior to the Expiration Date. See "The Exchange
                             Offer -- Procedures for Tendering."



GUARANTEED DELIVERY
PROCEDURES                   Holders of Private Notes who wish to tender their
                             Private Notes and whose Private Notes are not immediately available or who cannot deliver their Private Notes, the Letter of Transmittal or any other documentation required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Private Notes according to the guaranteed delivery procedures described under "The Exchange Offer -- Guaranteed
                             Delivery Procedures."


ACCEPTANCE OF THE PRIVATE
NOTES AND DELIVERY OF
THE EXCHANGE NOTES
                             Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Operating Partnership will accept for exchange any and all Private Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."


WITHDRAWAL RIGHTS            Tenders of Private Notes may be withdrawn at any
                             time prior to the Expiration Date by delivering a notice of withdrawal to the Exchange Agent prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person who deposited the Private Notes to be withdrawn, (ii) identify the Private Notes to be withdrawn
                             (including the certificate number or numbers) and
                             (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered
                             (including any required
                             signature guarantees). See "The Exchange
                             Offer -- Withdrawal of Tenders."



FEDERAL INCOME TAX
CONSEQUENCES
                             There will be no federal income tax consequences to holders exchanging the Private Notes for the Exchange Notes pursuant to the Exchange Offer, and the federal income tax consequences of holding and disposing of the Exchange Notes will be the same as the federal income tax consequences of holding and disposing of the Private Notes. See "U.S. Federal Income Tax Consequences."



EXCHANGE AGENT               State Street Bank and Trust Company of Missouri,
                             N.A. is serving as the Exchange Agent in connection with the Exchange Offer. State Street Bank and
                             Trust Company of Missouri, N.A. also serves as trustee (the "Trustee") under the indenture relating to the Notes.


THE EXCHANGE NOTES


     The Exchange Offer applies to the $150 million aggregate principal amount of the 2002 Private Notes and to the $250 million aggregate principal amount of the 2007 Private Notes. The form and terms of the 2002 Exchange Notes and the 2007 Exchange Notes are identical in all material respects to the form and terms of the 2002 Private Notes and the 2007 Private Notes, respectively, except that the Exchange Notes will not bear legends restricting the transfer thereof and the holders of the Exchange Notes will not be entitled to any of the registration rights of holders of the Private Notes under a registration rights agreement, which rights will terminate upon consummation of the Exchange Offer. The 2002 Exchange Notes and the 2007 Exchange Notes will evidence the same indebtedness as the 2002 Private Notes and the 2007 Private Notes, respectively (which they replace), and will be issued under, and be entitled to the benefits of, an indenture, dated as of September 22, 1997 (the "Indenture"), between the Operating Partnership and the Trustee. For further information and for definitions of certain capitalized terms, see "Description of the Exchange Notes."


ISSUER                       Crescent Real Estate Equities Limited Partnership

EXCHANGE NOTES               $150 million aggregate principal amount of 6 5/8%
                             Notes due 2002, and $250 million aggregate principal amount of 7 1/8% Notes due 2007.

MATURITY The 2002 Exchange Notes will mature on September 15, 2002, and the 2007 Exchange Notes will mature on September 15, 2007.


INTEREST PAYMENT DATES       Interest on the Exchange Notes is payable
                             semi-annually in arrears on each September 15 and March 15, commencing March 15, 1998, through maturity. The Exchange Notes will bear interest from the later of September 22, 1997 or the Interest Payment Date immediately preceding the date of issuance of the Exchange Notes (currently expected to be the Interest Payment Date on March
                             15, 1998). In the Letter of Transmittal, holders of
                             Private Notes whose Private Notes are accepted for exchange will waive the right to receive any payment in respect of interest on the Private Notes accrued from the later of September 22, 1997 or the Interest Payment Date immediately preceding the date of issuance of the Exchange Notes (currently expected to be the Interest Payment Date on March
                             15, 1998) to the date of the issuance of the Exchange Notes. In certain circumstances, the interest rate on the Exchange Notes is subject to adjustment. See "-- Rating," below.



RANKING The Exchange Notes are senior unsecured obligations of the Operating Partnership and will have equal priority of security with each other and with all other unsecured and unsubordinated obligations of the Operating Partnership, including Private Notes that remain outstanding following the Exchange Offer. As of the date of this Prospectus, the Operating Partnership does not have any outstanding debt that will be subordinate to the Exchange Notes. The Exchange Notes will be effectively subordinated to the claims of any secured mortgage lender to the extent of the value of the property securing such indebtedness. The Exchange Notes also will be effectively subordinated to all existing and future third-party indebtedness and other liabilities of the Subsidiaries. As of September 30, 1997, after giving pro forma effect to investments completed after September 30, 1997, Pending Investments and related financing, the Operating Partnership and its Subsidiaries collectively had total indebtedness of $3,095.8 million, which consisted of $767.5 million of secured indebtedness (of which $205.6 million was secured indebtedness of the Operating Partnership and $561.9 million was secured indebtedness of its Subsidiaries) and $2,328.3 million of unsecured and unsubordinated indebtedness (all of which was unsecured and unsubordinated indebtedness of the Operating Partnership). See "Capitalization."



LIMITATIONS ON INCURRENCE
OF
DEBT
                             The Indenture contains various covenants, including covenants limiting the ability of the Operating Partnership and its Subsidiaries to incur additional secured and unsecured debt unless certain financial standards are satisfied. See "Description of the Exchange Notes -- Certain Covenants."



OPTIONAL REDEMPTION          The Exchange Notes are redeemable at any time at
                             the option of the Operating Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Exchange Notes being redeemed plus accrued and unpaid interest, if any, to the redemption date and (ii) the Make-Whole
                             Amount, if any. For a description of this calculation, including the calculation of the Make-Whole Amount, as well as information relating to redemption procedures, see "Description of the Exchange Notes -- Optional Redemption."



RATING The Operating Partnership has agreed to obtain a rating of the Private Notes and/or the Exchange Notes from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, and Moody's Investors Services, Inc. (each a "Rating Agency," and together, the "Rating Agencies"). Under certain circumstances in which, prior to September 22, 1998, a series of the Private Notes or the Exchange Notes does not have a rating that is in one of such Rating Agency's generic rating categories which signifies investment grade (an "Investment Grade Rating"), which are generally accepted to be the four highest rating categories for corporate debt, the interest rate for such series shall increase by
                             37.5 basis points (the "Rating Adjustment"). Any Rating Adjustment applicable to a series may be eliminated for periods prior to September 22, 1998 during which the series has an Investment Grade Rating, but the interest rate in effect for each series of Private Notes or Exchange Notes, as the case may be, will be fixed on September 22, 1998 for the remainder of the term of such series. See "Description of the Exchange Notes -- Rating."


NO CASH PROCEEDS TO THE OPERATING PARTNERSHIP


     The Operating Partnership will not receive any proceeds from the issuance of the Exchange Notes offered hereby and has agreed to pay the expenses of the Exchange Offer. In consideration of its issuance of the 2002 Exchange Notes and the 2007 Exchange Notes as contemplated in this Prospectus, the Operating Partnership will receive 2002 Private Notes and 2007 Private Notes, respectively, representing an equal aggregate principal amount. The Private Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of the Operating Partnership. The proceeds from the issuance of the Private Notes were used to fund the acquisition of Houston Center, repay amounts outstanding under the Credit Facility and to repay additional short-term indebtedness, as described in the pro forma financial statements presented in "Summary Selected Financial Data" and "Selected Financial Data."

                        SUMMARY SELECTED FINANCIAL DATA


     The following table sets forth certain summary financial information for the Operating Partnership on a pro forma and historical basis and for the Rainwater Property Group (the Operating Partnership's predecessor) on a combined historical basis, which consists of the combined financial statements of the entities that contributed Properties in exchange for Units or Common Shares of the Company in connection with the formation of the Company and the Operating Partnership. Such information should be read in conjunction with "Selected Financial Data."



     The pro forma information for the year ended December 31, 1996 assumes completion, in each case as of January 1, 1996 in determining operating and other data, of (i) the Company's public offering of its Common Shares that closed on October 2, 1996 (the "October 1996 Offering") and the additional public offering of 450,000 Common Shares that closed on October 9, 1996 and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $168 million of indebtedness and to fund approximately $289 million of Property acquisitions in the fourth quarter of 1996 and the first quarter of 1997, (ii) the Company's public offering of its Common Shares in April 1997 (the "April 1997 Offering") and the additional public offering of 500,000 Common Shares that closed on May 14, 1997 and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to fund approximately $593.5 million of Property acquisitions and other investments in the second quarter of 1997, (iii) the Company's offering of 4,700,000 Common Shares to an affiliate of Union Bank of Switzerland (the "UBS Offering") and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $145 million of indebtedness under the Credit Facility, (iv) the Operating Partnership's offering of the Private Notes in an aggregate principal amount of $400 million (the "September Note Offering") and the use of the net proceeds therefrom to fund approximately $337.6 million of the purchase price of two Properties and to repay approximately $57.2 million of indebtedness incurred under the Credit Facility and other short-term indebtedness, (v) the Company's public offering of its Common Shares in October 1997 (the "October 1997 Offering") and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to fund approximately $45 million of the purchase price of one Property and to repay approximately $325.1 million of short-term indebtedness and indebtedness incurred under the Credit Facility, (vi) the Company's offering of 5,375,000 Common Shares to Merrill Lynch International (the "Merrill Offering") and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $199.9 million of indebtedness under the Credit Facility, (vii) Property acquisitions, other investments and related financing and share issuances during 1996, 1997 and 1998, and (viii) the Pending Investments and related financing, including $1,054.2 million for refinancing and/or assumption of indebtedness, and associated refinancing and transaction costs, in connection with the merger with Station.



     The pro forma information for the nine months ended September 30, 1997 assumes completion, in each case as of January 1, 1997 in determining operating and other data, and, in each case as of September 30, 1997 in determining balance sheet data, of (i) the April 1997 Offering and the additional public offering of 500,000 Common Shares that closed on May 14, 1997 and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to fund approximately $593.5 million of Property acquisitions and other investments in the second quarter of 1997, (ii) the UBS Offering and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $145 million of indebtedness under the Credit Facility, (iii) the September Note Offering and the use of the net proceeds therefrom to fund approximately $337.6 million of the purchase price of two Properties and to repay approximately $57.2 million of indebtedness incurred under the Credit Facility and other short-term indebtedness, (iv) the October 1997 Offering and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to fund approximately $45 million of the purchase price of one Property and to repay approximately $325.1 million of short-term indebtedness and indebtedness incurred under the Credit Facility, (v) the Merrill Offering and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $199.9 million of indebtedness under the Credit Facility, (vi) Property acquisitions, other investments and related financing and share issuances during 1997 and 1998, and
(viii) the Pending Investments and related financing, including $1,054.2 million for refinancing and/or assumption of indebtedness, and associated refinancing and transaction costs, in connection with the merger with Station.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                  PRO FORMA AND HISTORICAL FINANCIAL DATA AND
          RAINWATER PROPERTY GROUP COMBINED HISTORICAL FINANCIAL DATA
            (DOLLARS IN THOUSANDS, EXCEPT PER PARTNER INTEREST DATA)

                                                        OPERATING PARTNERSHIP
                         -----------------------------------------------------------------------------------

                                                                            PRO FORMA
                                 NINE MONTHS ENDED SEPTEMBER 30,            YEAR ENDED           YEAR ENDED
                         -----------------------------------------------   DECEMBER 31,         DECEMBER 31,
                             1997                 1997          1996           1996                 1996
                         ------------         ------------   -----------   ------------         ------------
                          PRO FORMA              ACTUAL        ACTUAL      (UNAUDITED)
                         (UNAUDITED)          (UNAUDITED)    (UNAUDITED)
OPERATING DATA:
Total revenue..........  $    581,679         $    303,260   $   137,427   $    739,354         $   208,861
Operating income
 (loss)................       111,234               81,148        23,668        123,966              44,101
Income (loss) before
 minority interest and
 extraordinary item....       125,482               84,266        26,735        137,986              47,951
BALANCE SHEET DATA (AT
 PERIOD END):
Total assets...........  $  6,169,580         $  3,615,064   $ 1,216,515   $         --         $ 1,733,540
Total debt.............     3,095,754            1,776,904       664,483             --             667,808
Total partners'
 capital...............     2,982,200            1,721,534       487,213             --             988,005
OTHER DATA:
Funds from Operations
 before minority
 interests(1)(2).......  $    246,719         $    134,615   $    55,741   $    301,210         $    87,616
Distribution per
 partner interest......            --         $        .92   $       .83             --         $      1.16
Weighted average
 partner
 interests(2)..........   147,124,058          100,592,573    58,116,124    147,124,058          64,684,842
Cash flow provided by
 (used in):
 Operating
   activities..........  $         --(3)      $    134,730   $    49,590   $         --(3)      $    77,384
 Investing
   activities..........            --(3)        (1,865,984)     (221,498)            --(3)         (513,033)
 Financing
   activities..........            --(3)         1,752,410       169,336             --(3)          444,315
EBIDA(4)...............       429,133              191,950        89,000        541,369             134,224
Total Debt to Total
 Assets(5).............           49%                  47%           49%             --                 39%
Total Secured Debt to
 Total Assets(5).......           14%                  17%           35%             --                 37%
Ratio of Consolidated
 Income Available for
 Debt Service to Annual
 Debt Service
 Charge(5).............           2.5                  3.0           2.8            2.4                 3.1
Ratio of earnings to
 fixed charges(6)......           1.7                  2.4           1.8            1.6                 2.0
Ratio of Funds from
 Operations before
 fixed charges to fixed
 charges(7)............           2.4                  3.3           2.6            2.3                 2.9

                            OPERATING PARTNERSHIP          RAINWATER PROPERTY GROUP
                         ---------------------------   ---------------------------------
                                                        FOR THE
                                          FOR THE        PERIOD
                                        PERIOD FROM       FROM
                                        MAY 5, 1994    JANUARY 1,        YEAR ENDED
                          YEAR ENDED         TO         1994 TO         DECEMBER 31,
                         DECEMBER 31,   DECEMBER 31,     MAY 4,     --------------------
                             1995           1994          1994        1993       1992
                         ------------   ------------   ----------   --------   ---------

OPERATING DATA:
Total revenue..........  $   129,960     $   50,343     $ 21,185    $ 57,168   $  49,586
Operating income
 (loss)................       30,858         10,864       (1,599)    (53,024)    (36,612)
Income (loss) before
 minority interest and
 extraordinary item....       36,358         12,595       (1,599)    (53,024)    (36,612)
BALANCE SHEET DATA (AT
 PERIOD END):
Total assets...........  $   965,232     $  538,354           --    $290,869   $ 296,291
Total debt.............      444,528        194,642           --     278,060     548,517
Total partners'
 capital...............      479,517        328,448           --       2,941    (328,240)
OTHER DATA:
Funds from Operations
 before minority
 interests(1)(2).......  $    64,475     $   32,723           --          --          --
Distribution per
 partner interest......  $      1.05     $      .65           --          --          --
Weighted average
 partner
 interests(2)..........   54,182,186     44,997,716           --          --          --
Cash flow provided by
 (used in):
 Operating
   activities..........  $    64,877     $   21,614     $  2,455    $  9,313   $    (640)
 Investing
   activities..........     (421,306)      (260,666)      (2,379)    (20,572)     (8,924)
 Financing
   activities..........      343,079        265,608      (21,310)     28,861      14,837
EBIDA(4)...............       85,699         31,266       11,061      (5,717)     17,823
Total Debt to Total
 Assets(5).............          47%            37%           --          --          --
Total Secured Debt to
 Total Assets(5).......          47%            37%           --          --          --
Ratio of Consolidated
 Income Available for
 Debt Service to Annual
 Debt Service
 Charge(5).............          4.6            9.0           --          --          --
Ratio of earnings to
 fixed charges(6)......          2.6            3.9           --          --          --
Ratio of Funds from
 Operations before
 fixed charges to fixed
 charges(7)............          3.9            8.4           --          --          --


---------------
(1) Funds from Operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), and as used herein, means net income (loss) (determined in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. For a more detailed description of FFO, see "Selected Financial Data."

(2) Weighted average partner interest excludes preferred partner interests. The FFO calculation includes an adjustment for preferred dividends.


(3) Pro forma information relating to operating, investing and financing activities has not been included because management believes that the data would not be meaningful due to the number of assumptions required in order to calculate this data.


(4) EBIDA means earnings before interest expense, depreciation, amortization and minority interests. For a more detailed description of EBIDA, see "Selected Financial Data."


(5) See "Description of the Exchange Notes" for the definitions of capitalized terms.


(6) Ratio of earnings to fixed charges is computed as income from operations before minority interests and extraordinary items plus fixed charges (excluding capitalized interest) divided by fixed charges. For a more detailed description of ratio of earnings to fixed charges, see "Selected Financial Data."


(7) Ratio of FFO before fixed charges to fixed charges is computed as FFO plus fixed charges (excluding capitalized interest), divided by fixed charges. For a more detailed description of ratio of FFO before fixed charges to fixed charges, see "Selected Financial Data."

                                  RISK FACTORS

     Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before deciding whether or not to tender Private Notes in exchange for Exchange Notes pursuant to the Exchange Offer.


RESTRICTIONS ON TRANSFER CONTINUE AFTER FAILURE TO COMPLY WITH EXCHANGE
PROCEDURES



     The Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes along with a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Operating Partnership is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange.



     Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required, in the absence of an applicable exemption, to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer."



     The Private Notes are eligible for trading in the Private Initial Offerings, Resales and Trading through Automated Linkages market of the National Association of Securities Dealers, Inc. To the extent, however, that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited principal amount of the Private Notes that is expected to remain outstanding following the Exchange Offer. A small outstanding amount of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security.



NO CURRENT PUBLIC MARKET FOR EXCHANGE NOTES WHICH COULD MAKE SALE OF EXCHANGE NOTES MORE DIFFICULT



     The Operating Partnership does not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval through any automated quotation system. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc (the "Initial Purchasers") have advised the Operating Partnership that they currently intend to make a market in the Exchange Notes after the Exchange Offer as permitted by applicable laws and regulations, although they are not obligated to do so and may discontinue any market making activity at any time without notice. There can be no assurance regarding the future development of a market for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial public offering price of the Private Notes depending on many factors, including prevailing interest rates, the Operating Partnership's operating results and the market for similar securities. Further, holders of Private Notes who do not exchange those Notes will hold an investment subject to restrictions on transfer not applicable to the Exchange Notes and, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution."



NOTES SUBORDINATE TO CERTAIN OTHER OPERATING PARTNERSHIP INDEBTEDNESS



     The Operating Partnership derives the majority of its operating income from its Subsidiaries. The holders of the Notes will have no direct claim against the Subsidiaries for payment under the Notes. The Operating Partnership must rely on distributions and other payments from its Subsidiaries and the contribution of the net proceeds raised in public or private equity or debt offerings by the Company, or must raise funds in public or private equity or debt offerings or sell assets, to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. If the distributions and other payments from Subsidiaries and the contribution of the net proceeds raised in public or private equity or debt offerings by the Company are insufficient to meet such obligations, there can be no assurance that the Operating Partnership will be able to obtain such funds on acceptable terms or at all.



     The Notes will be effectively subordinated in right of payment to all existing and future liabilities of the Subsidiaries. See "-- Limited Restrictions on Increases in Debt," below. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of the Subsidiaries, the holders of any indebtedness of such Subsidiary will be entitled to payment thereof from the assets of such Subsidiary prior to the holders of any general unsecured obligations of the Operating Partnership, including the Notes.



     The Notes also will be unsecured and will be effectively subordinated to any secured indebtedness of the Operating Partnership to the extent of the value of the assets securing such indebtedness. See "-- Limited Restrictions on Increases in Debt," below. The Indenture permits the Operating Partnership and its Subsidiaries to incur additional secured indebtedness provided certain conditions are satisfied. See "Description of the Exchange Notes -- Certain Covenants." Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Operating Partnership, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures such secured indebtedness and such collateral will not be available for satisfaction of any amounts owed under the Notes.



REGIONAL CONCENTRATION OF ASSETS INCREASES EFFECTS OF ADVERSE TRENDS IN CERTAIN MARKETS



     A significant portion of the Operating Partnership's assets are, and revenues are derived from, Properties located in the metropolitan areas of Dallas/Fort Worth and Houston, Texas. Due to this geographic concentration, any deterioration in economic conditions in the Dallas/Fort Worth or Houston metropolitan areas or other geographic markets in which the Operating Partnership in the future may acquire substantial assets could have an adverse effect on the financial condition and results of operations of the Operating Partnership and on the Operating Partnership's ability to satisfy its obligations as they become due.



OPERATING PARTNERSHIP DOES NOT FULLY CONTROL CERTAIN INVESTMENTS AND CONSEQUENTLY HAS NO CONTROL OVER REVENUES FROM THE INVESTMENTS



     Revenues from Hotels Dependent on Third-Party Operators and Hospitality Industry. The Operating Partnership has leased the Hotel Properties to subsidiaries of Crescent Operating, Inc., and such subsidiaries, rather than the Operating Partnership, are entitled to exercise all rights of the owner of the respective hotel. The Operating Partnership will receive both base rent and a percentage of gross sales above a certain minimum level pursuant to the leases, which expire between the years 2004 and 2012. As a result, the Operating Partnership will participate in the economic operations of the Hotel Properties only through its indirect participation in gross sales. To the extent that operations of the Hotel Properties may affect the ability of such subsidiaries to pay rent, the Operating Partnership also may indirectly bear the risks associated with any increases in expenses. Each of the Hotel Properties is managed pursuant to a management agreement. The amount of rent payable to the Operating Partnership under the leases with respect to the Hotel Properties will depend on the ability of such subsidiaries and the managers of the Hotel Properties to maintain and increase revenues from the Hotel Properties. Accordingly, the Operating Partnership's results of operations, and ultimately its ability to meet its obligations, will be affected by such factors as changes in general economic conditions, the level of demand for rooms and related services at the Hotel Properties, the ability of such subsidiaries and the managers of the Hotel Properties to maintain and increase gross revenues at the Hotel Properties, competition in the hotel industry and other factors relating to the operation of the Hotel Properties. In addition, the Operating Partnership expects, in accordance with the terms of the Intercompany Agreement (as defined in "-- Conflicts of Interest"), to lease any hotel properties that it may acquire in the future to Crescent Operating, Inc. or any of its subsidiaries which, as lessees of any such hotel properties, will be entitled to exercise all rights of the owner.



     Lack of Control of Residential Development Corporations and Dividends. The Operating Partnership is not able to elect the boards of directors of the Residential Development Corporations and does not have the authority to control the management and operation of the Residential Development Corporations. As a result, the Operating Partnership does not have the right to control the timing or amount of dividends paid by the Residential Development Corporations and, therefore, does not have the authority to require that funds be distributed to it by any of these entities. The inability of the Operating Partnership to control its access to its dividends from the Residential Development Corporations increases the likelihood that such dividends might not be available to the Operating Partnership, which may adversely affect its results of operations and its ability to meet its obligations.



     Americold and URS Partnerships Controlled by Third Parties. The Operating Partnership owns, through two subsidiaries, a 38% interest in each of two partnerships, one of which owns Americold Corporation ("Americold") and the other of which owns URS Logistics, Inc. ("URS"). Crescent Operating, Inc. owns a 2% interest in each of the partnerships. The remaining 60% interest in the partnerships is owned by two subsidiaries of Vornado Realty Trust (collectively, "Vornado"). Under the terms of the existing partnership agreements for each of the partnerships. The Operating Partnership does not have the right to participate in the decisions with respect to the Partnerships. Vornado has the right to make all decisions relating to the management and operation of the partnerships other than certain major decisions that require the approval of both Crescent Operating, Inc. and Vornado. The partnership agreement for each of the partnerships provides for a buy-sell arrangement upon a failure of Crescent Operating, Inc. and Vornado to agree on any of the specified major decisions pursuant to which the entire interest of Crescent Operating, Inc. and the Operating Partnership or the entire interest of Vornado may be purchased by the other party. Until November 1, 2000, the buy-sell arrangement can only be exercised by Vornado. There can be no assurance that Vornado or Crescent Operating, Inc. will operate the partnerships in a way that will maximize the Operating Partnership's return on its investment. See "-- Real Estate Risks Specific to the Operating Partnership's Business -- Joint Ownership of Assets Limits Operating Partnership's Flexibility with Investments."



     Revenues from Proposed Casino/Hotel Investment Dependent on Third-Party Operators and Casino/ Hotel Industry. In connection with the proposed merger with Station (the "Merger"), the Operating Partnership intends to lease the Casino/Hotel Properties to a new limited liability company that will be owned 50% by former management of Station and 50% by Crescent Operating, Inc. or one of its affiliates (the "Station Lessee"). The Operating Partnership expects that it will receive both base rent and a percentage of gross revenues above a certain minimum level pursuant to the leases, which will expire in 2008, subject to one, five-year renewal option. Although the rental payments have not yet been finally determined, it is anticipated that base rental payments will exceed 20% of current base rental revenues on an annual basis. As a result of the percentage rent payments, the Operating Partnership will participate in the economic operations of the Casino/Hotel Properties only through its indirect participation in gross revenues. To the extent that operations of the Casino/Hotel Properties may affect the ability of the Station Lessee to pay rent, the Operating Partnership also may indirectly bear the risks associated with any increases in expenses or decreases in revenues. The amount of rent payable to the Operating Partnership under the leases with respect to the Casino/Hotel Properties will depend on the ability of the Station Lessee to maintain and increase revenues from the Casino/Hotel Properties. Accordingly, the Operating Partnership's results of operations and its ability to meet its obligations will be affected by such factors as changes in general and local economic conditions, the level of demand for the services of the Casino/Hotel Properties, competition in the casino/ hotel industry and other factors related to the operation of the Casino/Hotel Properties.



REAL ESTATE RISKS SPECIFIC TO THE OPERATING PARTNERSHIP'S BUSINESS



     The following risks, in addition to the other risks discussed herein, are the material risks relevant to an investment in the Notes.



     Risks Related to Investment Strategy. In implementing its investment strategies, the Operating Partnership has invested in a broad range of real estate assets, and in the future, it may invest in additional types of real estate assets not currently included in its portfolio. There can be no assurance, however, that the Operating Partnership will be able to implement its investment strategies successfully. As a result of its real estate investments, the Operating Partnership will be subject to risks, in addition to general real estate risks, relating to the specific assets and asset types in which it invests. The Operating Partnership is subject to the risks that, upon expiration, leases for space in the Office Properties and Retail Properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. Similarly, the Operating Partnership is subject to the risk that the success of its investment in the Hotel Properties will be highly dependent upon such Properties' ability to compete in such features as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities. In addition, the Operating Partnership is subject to risks relating to the Behavioral Healthcare Facilities, including the effect of any failure of the lessee of the Behavioral Healthcare Facilities to make the required lease payments (which equal more than 10% of the Operating Partnership's current base rental revenues); the effects of factors, such as regulation of the healthcare industry and limitations on government reimbursement programs, on the ability of the lessee to make the required lease payments; and the limited number of replacement tenants in the event of a default under, or non-renewal of, the lease. If any one or a combination of such risks were realized, the Operating Partnership could experience a material adverse change in its financial condition and results of operations, which could lead to difficulty in meeting its obligations.



     Joint Ownership of Assets Limits Operating Partnership's Flexibility with Investments. The Operating Partnership has the right to invest, and in certain cases has invested, in properties and assets jointly with other persons or entities. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present, including the possibility that the Operating Partnership's partners or co-investors might become bankrupt, that such partners or co-investors might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Operating Partnership, and that such partners or co-investors may be in a position to take action contrary to the instructions or the requests of the Operating Partnership or contrary to the Operating Partnership's policies or objectives. Because it gives a third party, which is not controlled by the Operating Partnership and which may have different goals and capabilities than the Operating Partnership, the opportunity to influence the return the Operating Partnership can achieve on some of its investments, joint ownership may adversely affect the ability of the Operating Partnership to meet its obligations. See "-- Operating Partnership Does Not Fully Control Certain Investments and Consequently Has No Control Over Revenues from the
Investments -- Americold and URS Partnerships Controlled by Third Parties."



CONFLICTS OF INTEREST



     General. As discussed in detail in "Conflicts of Interest" and "Certain Relationships and Related Transactions," the Operating Partnership will be subject to conflicts of interest arising out of the common management and ownership among the Operating Partnership, the Company and Crescent Operating, Inc., including conflicts related to allocation of management and investments with affiliated persons. See, for example, "Conflicts of Interest -- Common Management, Ownership and Investments" and "Conflicts of Interest -- Competition for Management Time."



     Relationship with Crescent Operating, Inc. The Operating Partnership has entered into an agreement (the "Intercompany Agreement") with Crescent Operating, Inc., pursuant to which each has agreed to provide the other with rights to participate in certain transactions before taking the opportunity itself or offering the opportunity to others. The certificate of incorporation of Crescent Operating, Inc., as amended and restated, generally prohibits Crescent Operating, Inc., for so long as the Intercompany Agreement remains in effect, from engaging in activities or making investments that a REIT could make, unless the Operating Partnership was first given the opportunity, but elected not to pursue such activities or investments. See "Business and Properties -- Completed Investments" and "Business and Properties -- Pending Investments" for a description of certain investment opportunities which the Operating Partnership has elected or expects to offer to Crescent Operating, Inc. In addition, subsidiaries of Crescent Operating, Inc. are the lessees of each of the Hotel Properties, and Crescent Operating, Inc. owns a 50% interest in Charter Behavioral Health Systems, LLC ("CBHS"), which is the lessee of the Behavioral Healthcare Facilities and the Operating Partnership's largest tenant in terms of base rental revenues.



     Common Management and Ownership. Richard E. Rainwater and John C. Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of both the Company and Crescent Operating,

Inc., and Gerald W. Haddock also serves as the President, Chief Executive Officer and a director of Crescent Operating, Inc., the General Partner and the Company. Messrs. Rainwater, Goff and Haddock, together with other senior management of the Company and the General Partner, beneficially own an approximately 14.3% equity interest in the Operating Partnership, both directly through their Units in the Operating Partnership and indirectly through their ownership of Common Shares of the Company, and approximately the same percentage of the outstanding common stock of Crescent Operating, Inc. The common management and ownership among these entities may lead to conflicts of interest in connection with transactions between the Operating Partnership, the Company and Crescent Operating, Inc. and there can be no assurance that, as a result of such conflicts, the Operating Partnership will not have less revenue available with which to satisfy its obligations when they become due.



     Relationship with Magellan Health Services, Inc. Mr. Rainwater, along with certain affiliates of and members of his family, owns approximately 19% of the outstanding common stock of Magellan Health Services, Inc. ("Magellan"), a subsidiary of which is a 50% owner (along with Crescent Operating, Inc.) of CBHS. Mr. Rainwater's spouse, Darla D. Moore, is a member of the board of directors of Magellan.



RISK OF INABILITY TO MANAGE RAPID GROWTH AND ACQUISITION OF SUBSTANTIAL NEW ASSETS EFFECTIVELY



     From the time it commenced operations in May 1994 through September 30, 1997, the Operating Partnership has experienced rapid growth, increasing its total assets by approximately 1,705%, after giving pro forma effect to the Pending Investments and investments completed after September 30, 1997. There can be no assurance that the Operating Partnership will be able to manage its growth effectively and the failure to do so may have an adverse effect on the financial condition and results of operations of the Operating Partnership. If such an adverse effect were great enough, the Operating Partnership could have difficulty meeting its obligations when they become due, including the obligations represented by the Notes.



GENERAL REAL ESTATE RISKS AFFECTING THE OPERATING PARTNERSHIP



     Operating Partnership's Inability to Control Certain Factors Affecting Performance and Value. The economic performance and value of the Operating Partnership's real estate assets will be subject to the risks normally associated with changes in national, regional and local economic and market conditions. The principal markets in which the Operating Partnership's Properties are located are Dallas-Fort Worth, Houston and Austin, Texas and Denver, Colorado. The economic condition of these markets is dependent on a limited number of industries, and an economic downturn in some or all these industries could adversely affect the Operating Partnership's performance in that market. Other local economic conditions that may affect the performance and value of the Operating Partnership's Properties include excess supply of office space and competition for tenants, including competition based on rental rates, attractiveness and location of the property and quality of maintenance and management services. These factors may adversely affect the ability of the tenants to pay rent. In addition, other factors may affect the performance and value of a Property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in any Residential Development Property) and the availability of financing. Any of these factors, each of which is beyond the control of the Operating Partnership, could reduce the income that the Operating Partnership receives from the Properties, thereby adversely affecting the Operating Partnership's ability to meet its obligations.



     Real Estate Investments are Illiquid. Because real estate investments are relatively illiquid, the Operating Partnership's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service (if any), real estate taxes and operating and maintenance costs, generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of the Operating Partnership to respond to adverse changes in the performance of its investments could have an adverse effect on the Operating Partnership's financial condition and results of operations and its ability to meet its obligations.

     Risk of Environmental Liability. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous or toxic substances released on or in its property, as well as certain other costs relating to hazardous or toxic substances. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. The presence of, or the failure to remediate properly, such substances, may adversely affect the owner's ability to sell the affected real estate or to borrow using such real estate as collateral. Such costs or liabilities could exceed the value of the affected real estate. The Operating Partnership has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of the Properties and the Operating Partnership is not aware of any other environmental condition with respect to any of the Properties that management believes would have a material adverse effect on the Operating Partnership's business, assets or results of operations. The application of environmental laws to a specific Property owned by the Operating Partnership will be dependent on a variety of Property-specific circumstances, including the former uses to which the Property was put, the building materials used at each Property and the presence of ground water on or near the Property. Prior to the Operating Partnership's acquisition of its Properties, independent environmental consultants conducted or updated Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) on the Properties. None of these Phase I assessments or updates revealed any materially adverse environmental condition not known to the Operating Partnership or the independent consultants preparing the assessments. There can be no assurance, however, that environmental liabilities have not developed since such environmental assessments were prepared, or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability. If the Operating Partnership were subject to environmental liability, the liability could be so great that the Operating Partnership could have difficulty meeting its obligations when they become due, including the obligations represented by the Notes.



FINANCIALLY DISTRESSED PROPERTIES ARE RISKIER INVESTMENTS THAN OTHER PROPERTIES



     Implementation of the Operating Partnership's strategy of investing in real estate assets in distressed circumstances has resulted in the acquisition of certain Properties from owners that were in poor financial condition, and such strategy is expected to result in the purchase of additional properties under similar circumstances in the future. In addition to general real estate risks, properties acquired in distressed situations present risks related to inadequate maintenance, negative market perception and continuation of circumstances which precipitated the distress originally. If a Property has been inadequately maintained, capital and maintenance expenditures may be significant. A negative market perception of a Property may make the Property more difficult to lease than originally expected, resulting in lower occupancy rates and lease revenues for a longer period of time than the Operating Partnership originally anticipated. A continuation of factors precipitating distress, such as adverse regional economic conditions, could adversely affect the Operating Partnership's return on its investment in the Property or asset and the amount of funds the Operating Partnership has available to meet its obligations.



NOTEHOLDERS CANNOT CONTROL CHANGES IN POLICIES



     The Company is the sole shareholder of the General Partner of the Operating Partnership. The Board of Trust Managers of the Company elects the sole director of the General Partner and provides guidance to the senior management of the Operating Partnership regarding operating and financial policies and strategies, including its policies and strategies with respect to acquisitions, growth, operations, indebtedness and capitalization. The holders of the Notes have no voting rights and, accordingly, no ability to approve or disapprove any policies or strategies of the Operating Partnership or the Company. These policies and strategies of the Operating Partnership and the Company may change from time to time, in a manner that could adversely affect the financial condition and results of operations of the Operating Partnership.

OPERATING PARTNERSHIP'S SUCCESS DEPENDS ON KEY PERSONNEL



     The Operating Partnership is dependent on the efforts of senior management personnel of the Company and the General Partner. These senior management personnel include Richard E. Rainwater, Chairman of the Board of Trust Managers of the Company, John C. Goff, Vice Chairman of the Board of Trust Managers of the Company, and Gerald W. Haddock, President, Chief Executive Officer and Trust Manager of the Company, and President, Chief Executive Officer and sole Director of the General Partner. While the Operating Partnership believes that it would be possible to find replacements for these key executives, the loss of their services could have an adverse effect on the operations of the Operating Partnership. Mr. Rainwater has no employment agreement with the Company and, therefore, is not obligated to remain with the Company for any specified term. Each of Messrs. Goff and Haddock has entered into employment agreements with the Company, and each of Messrs. Rainwater, Goff and Haddock has entered into a noncompetition agreement with the Company. Neither the Company nor the General Partner has obtained key-man insurance for any of its senior management personnel.



LIMITED RESTRICTIONS ON INCREASES IN DEBT



     The Operating Partnership is subject to the risks normally associated with debt financing, including the risk that the Operating Partnership's net operating income will be insufficient to meet required payments of principal and interest, risks associated with possible increases in variable interest rates, the risk that the Operating Partnership will not be able to refinance existing indebtedness or, if necessary, to obtain additional financing for necessary capital expenditures such as renovations and other improvements on favorable terms or at all. A default under secured indebtedness could result in a transfer of the secured asset to the mortgagee, with a consequent loss of income and asset value to the Operating Partnership.



     The Operating Partnership's organizational documents do not limit the level or amount of debt that it may incur. The Indenture, however, contains limitations on the Operating Partnership's ability to incur indebtedness. See "Description of the Exchange Notes." It is the Operating Partnership's current policy to pursue a strategy of conservative use of leverage, generally with a ratio of debt to total market capitalization of the Company targeted at approximately 40 percent, although this policy is subject to reevaluation and modification and could be increased above 40 percent. The debt policy is based on the relationship between the debt of the Operating Partnership and the total market capitalization of the Company, rather than the book value of its assets or other historical measures, because management believes that market capitalization more accurately reflects the ability of the Operating Partnership to borrow money and to meet its debt service requirements. Market capitalization is, however, more variable than book value of assets or other historical measures. There can be no assurance that the ratio of indebtedness to market capitalization (or any other measure of asset value) or the incurrence of debt at any particular level would not adversely affect the financial condition and results of operations of the Operating Partnership and its ability to meet its obligations as they become due.


                           THE OPERATING PARTNERSHIP


     The Operating Partnership is controlled by the Company through the Company's ownership of all of the outstanding stock of the General Partner, which is the sole general partner of the Operating Partnership and owns a 1% general partner interest in the Operating Partnership. In addition, the Company owns an approximately 89% limited partner interest in the Operating Partnership. The remaining limited partner interests are owned by senior members of management of the Company and the General Partner and certain outside investors. The Operating Partnership holds substantially all of the Company's assets, including interests in the Properties, and conducts substantially all of the Company's operations, including providing management, leasing and development services for certain of the Properties.

     The following chart indicates the relationships among the Operating Partnership, the Company, the General Partner and certain subsidiaries of these entities.


                                    [CHART]
[Chart indicating that Crescent Real Estate Equities Company owns 100% of Crescent Real Estate Equities, Ltd. and an approximately 89% limited partner interest in Crescent Real Estate Equities Limited Partnership; Crescent Real Estate Equities, Ltd. owns an approximately 1% general partner interest in Crescent Real Estate Equities Limited Partnership and 100% of certain Subsidiary Corporations; the Subsidiary Corporations own general partner interests ranging from 0.1% to 1.0% in Entities that own Real Property; Crescent Real Estate Equities Limited Partnership owns limited partner interests ranging from 41.5% to 99.9% in Entities that own Real Property and non-voting interests in unconsolidated companies generally, ranging from interests of approximately 38% to approximately 95%; and Unit Holders own an approximately 10% limited partner interest in Crescent Real Estate Equities Limited Partnership.]

---------------


(1) Represents general partner interests ranging from 0.1% to 1.0% and limited partner interests ranging from 41.5% to 99.9%.



(2) Represents non-voting interests in unconsolidated companies generally ranging from interests of approximately 38% to approximately 95%. These unconsolidated companies directly or indirectly own the Residential Development Properties and the Refrigerated Warehouse Investment.



     The Operating Partnership was organized as a Delaware limited partnership in February 1994. The Operating Partnership's executive offices are located at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, and its telephone number is (817) 878-0477.


INVESTMENT STRATEGY


     The Operating Partnership acquires premier assets and assets that have been undervalued by utilizing its extensive network of relationships, market reputation, ready access to low-cost equity and debt capital and ability to structure transactions creatively. Management believes that it will be able to identify substantial opportunities for future real estate investments from sources such as life insurance companies and pension funds seeking to reduce their direct real estate investments, public and private real estate companies, corporations divesting of nonstrategic real estate assets, public and private sellers requiring complex disposition structures and other domestic and international sources.


     The Operating Partnership's targeted investments include office properties that can be acquired at significant discounts from replacement cost and that provide both a favorable current return on invested capital and the opportunity for significant cash flow growth through future increases in rental rates. Integral to this investment strategy is the identification of specific markets and submarkets that management believes will experience significant increases in demand for office space due to the impact of factors that management expects to have a positive effect on population and employment growth, including (i) desirable market and submarket conditions, such as political environments favorable to business, the availability of skilled and competitively priced labor, favorable corporate and individual tax structures, affordable housing and a favorable quality of life (as in markets such as Albuquerque, Omaha and Austin), (ii) demographic shifts in the United States (such as the relocation of businesses and the migration of people from the Northeast and the West Coast to Texas, Colorado and Arizona) and (iii) specific regional, national and global economic developments, such as an increase in demand for natural resources and the resulting employment growth in markets that have a significant presence in the oil and gas industry (as in Houston and New Orleans) and an improvement in economic conditions as a result of growth in the technology industry and/or international trade (as in San Francisco, San Diego and Miami).

     The markets and submarkets in which the Operating Partnership concentrates its acquisitions of office properties are those in which, in addition to anticipated above-average population and employment growth, replacement cost rental rates are significantly in excess of current market rental rates. Management believes that investment in markets and submarkets in which market rental rates are below the level necessary to justify new construction of competitive properties will allow the Operating Partnership to continue to increase rental rates and cash flows as demand for available office space increases.

     Within its core office markets and submarkets, the Operating Partnership seeks to develop or acquire substantial ownership positions which provided distinct competitive operating advantages, including the ability (i) to accommodate changing tenant space needs within a particular submarket, (ii) to influence rental rates through the Operating Partnership's ownership of a significant portion of high-quality office space in these markets and submarkets and (iii) to achieve superior operating expense efficiencies through arrangements with local and regional providers of office services.


     The Operating Partnership also seeks innovative real estate investments that offer superior returns on its capital investment. For example, the lease of the Behavioral Healthcare Facilities provides the Operating Partnership, based on its investment in the Behavioral Healthcare Facilities, with an attractive lease payment that increases annually during the initial 12-year term of the lease. In addition, the Operating Partnership has completed the Refrigerated Warehouse Investment and intends to acquire the Casino/Hotel Properties. Each of these investments will provide the Operating Partnership a significant ownership position in a real estate intensive operating business that provides opportunities for further strategic investments in those industries.



     Upon completion of the Pending Investments, the Operating Partnership will have completed over $5,800 million of real estate investments since it commenced operations in May 1994. The Operating Partnership believes that its success in completing investments is the result of several competitive advantages, including (i) management's ability, due to its extensive network of relationships, to identify property acquisition opportunities, often before the property is offered for sale, (ii) the proven ability of management to identify underperforming assets that can be acquired at market prices not reflecting their potential value, (iii) management's skill and creativity in consummating unusual and complex transactions, such as acquisitions of mixed-use facilities and portfolios that include traditional real estate assets, non-traditional real estate assets and, in certain instances, other types of income-producing or operating assets, and transactions that satisfy the special needs of sellers and
(iv) the Operating Partnership's reputation for "certainty of closure" as a result of its proven ability to complete large, time-sensitive transactions based on its internal due diligence capability and expertise and its ready access to capital. The Operating Partnership also believes that these competitive advantages offer it increased opportunities to acquire attractive properties, often on terms more favorable than those available to other potential purchasers.


OPERATING STRATEGY


     The Operating Partnership maintains a well-defined leasing strategy in order to capture the potential rental growth in its portfolio of Office Properties as the submarkets in which the Operating Partnership has invested continue to recover and occupancy and rental rates increase. The Operating Partnership's strategy is based in part on identifying, and then investing in, submarkets in which weighted average full-service rental rates (representing base rent after giving effect to free rent and scheduled rent increases that would be taken into account under generally accepted accounting principles and including adjustments for expenses payable by or reimbursed from tenants) are significantly less than weighted average full-service replacement cost rental rates (the rate estimated by management to be necessary to provide a return to a developer of a comparable, multi-tenant building sufficient to justify construction of new buildings) in that submarket. In calculating replacement cost rental rates, management relies on available third party data and its own estimates of construction costs (including materials and labor in a particular market) and assumes replacement cost rental rates are achieved at a 95% occupancy level. The Operating Partnership believes that the difference between the two rates is a useful measure of the additional revenue that the Operating Partnership may be able to obtain from a property, because the difference should represent the amount by which rental rates would have to increase before construction of properties that would compete with the Operating Partnership's Properties would cause the Operating Partnership to risk losing tenants to construc-tion of new buildings. For the Office Properties and the Pending Investments in office properties as of September 30, 1997, the weighted average full-service rental rate was $16.82 per square foot, compared to an estimated weighted average full-service replacement cost rental rate of $27.90 per square foot. Many of the Operating Partnership's submarkets have experienced substantial rental rate growth during the past two years. For example, based on the third party sources identified in footnote 2 to the chart that sets forth market rental rates in the "Business and Properties -- Properties -- Office Properties" subsection, Class A office rental rates in Dallas, Houston, Denver and Austin have increased by approximately 30%, 18%, 15% and 19%, respectively, from 1995 to 1997. As a result, the Operating Partnership has been successful in renewing or re-leasing office space in these markets at rental rates significantly above expiring rental rates. For Office Properties owned during the year ended December 31, 1997, leases were signed renewing or re-leasing 1,585,769 net rentable square feet of office space at a weighted average full-service rental rate and an annual net effective rate (calculated as weighted average full-service rental rate minus operating expenses) of $19.42 and $12.43 per square foot, respectively, compared to expiring leases with a weighted average full-service rental rate and an annual net effective rate of $15.96 and $8.94 per square foot, respectively. This represents increases in the weighted average full-service rental rate and in the annual net effective rate of 22% and 39%, respectively.



     The Operating Partnership's share of the Class A Office Property markets in its core markets of Dallas, Fort Worth, Houston, Austin and Denver is 21%, 23%, 16%, 27% and 11%, respectively. The Operating Partnership expects to use this substantial market share in its core office markets and submarkets to reduce Property operating expenses. For example, in Dallas, Houston and Denver, the Operating Partnership successfully negotiated bulk contracts for such services as cleaning and elevator maintenance, resulting in discounts of approximately 5% to 10% from contracts previously in place.


     The Operating Partnership focuses its operational efforts at its Office Properties on providing quality service, individualized attention to tenants and active preventive maintenance programs, while managing Property operating expenses to ensure competitive pricing. Management believes that this focus on creating and maintaining long-term relationships with its tenants will increase tenant retention, which in turn will reduce vacancy rates and leasing costs and enhance overall operating performance.


     The Operating Partnership provides its skilled management team with substantial flexibility in conducting its operations while offering incentives that reward management based on compensation formulas linked directly with enhanced operating performance. Senior management of the Company and the General Partner and Messrs. Rainwater and Goff beneficially own an approximately 14.3% equity interest in the Operating Partnership, both directly through their Units in the Operating Partnership and indirectly through their ownership of Common Shares of the Company. This ownership percentage includes the approximately 11.0% ownership position of Richard E. Rainwater, the Chairman of the Board of Trust Managers of the Company, the approximately 2.1% ownership position of John
C. Goff, the Vice Chairman of the Board of Trust Managers of the Company, and the approximately 1.6% ownership position of Gerald W. Haddock, the President and Chief Executive Officer of the Company and the General Partner, and the sole director of the General Partner.


FINANCING STRATEGY

     The Operating Partnership intends to maintain a conservative capital structure with total debt currently targeted at approximately 40% of total market capitalization of the Company. The Operating Partnership, however, consistently seeks to optimize its use of debt and other sources of financing to create a flexible capital structure that will allow the Operating Partnership to continue its innovative investment strategy.


     The Company has contributed to the Operating Partnership approximately $2.1 billion in net proceeds derived from public offerings of its Common Shares, in exchange for an increased limited partner interest. The Operating Partnership's sources of debt financing include its Credit Facility, which the Operating Partnership converted from a secured facility to an unsecured facility in October 1996 and which was increased to $550 million in December 1997. As of September 30, 1997, after giving pro forma effect to investments completed after September 30, 1997, Pending Investments and related financing, the Operating Partnership and its Subsidiaries collectively had total indebtedness of $3,095.8 million, which consisted of $767.5 million of secured indebtedness (of which $205.6 million was secured indebtedness of the Operating Partnership and $561.9 million was secured indebtedness of its Subsidiaries) and $2,328.3 million of unsecured indebtedness (all of which was unsecured indebtedness of the Operating Partnership). After giving pro forma effect to investments completed after September 30, 1997, Pending Investments and related financing, the ratio of debt of the Operating Partnership to market capitalization of the Company (based on a closing stock price on February 9, 1998 of $35.6875 per Common Share, after full conversion of all Units and including total indebtedness and minority interests in joint ventures) was approximately 36%.

                             CONFLICTS OF INTEREST



COMMON MANAGEMENT, OWNERSHIP AND INVESTMENTS



     The Operating Partnership will be subject to various conflicts of interest arising out of the relationships between certain trust managers of the Company and members of management of the General Partner and certain lessees and operators of the Operating Partnership's assets.



     In April 1997, the Operating Partnership established Crescent Operating, Inc. All of the outstanding common stock of Crescent Operating, Inc. was distributed, effective June 12, 1997, to those persons who were limited partners of the Operating Partnership or shareholders of the Company on May 30, 1997. Crescent Operating, Inc. and the Operating Partnership have entered into the Intercompany Agreement pursuant to which each has agreed to provide the other with rights to participate in certain transactions before taking the opportunity itself or offering the opportunity to others.



     Richard E. Rainwater and John C. Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of both the Company and Crescent Operating, Inc., and Gerald W. Haddock also serves as the President, Chief Executive Officer and a director of Crescent Operating, Inc., the General Partner and the Company. In addition, Messrs. Rainwater, Goff and Haddock, together with other senior management of the Company and the General Partner, beneficially own an approximately 14.3% equity interest in the Operating Partnership, both directly through their Units in the Operating Partnership and indirectly through their ownership of Common Shares of the Company, and approximately the same percentage of the outstanding common stock of Crescent Operating, Inc. This common management and ownership among these entities may lead to conflicts of interest in connection with transactions between the Operating Partnership and Crescent Operating, Inc.



     Mr. Rainwater, along with certain affiliates and members of his family, also owns approximately 19% of the outstanding common stock of Magellan, the corporation which is a 50% owner (along with Crescent Operating, Inc.) of CBHS. In addition, Mr. Rainwater's spouse, Darla D. Moore, is a member of the board of directors of Magellan. Through these relationships, Mr. Rainwater may have the ability to influence decisions of Magellan in a manner that may benefit Magellan to the detriment of Crescent Operating, Inc., or vice versa.



     The Operating Partnership has acquired properties and made investments in which members of management of the Operating Partnership or the Company have an interest (see "Certain Relationships and Related Transactions") and may do so in the future. These acquisitions and investments may create a conflict between the interests of the members of management who may benefit from the acquisition or investment and those of the beneficial owners of the Operating Partnership and the Company. The Operating Partnership and the Company have developed certain procedures designed to reduce or eliminate any such conflicts of interest. See "-- Conflicts Resolution Procedures," below.



RELATIONSHIPS WITH CRESCENT OPERATING, INC.



     Subsidiaries of Crescent Operating, Inc. are the lessees of each of the Hotel Properties, and Crescent Operating, Inc. owns a 50% interest in CBHS, which is the lessee of the Behavioral Healthcare Facilities and the Operating Partnership's largest tenant in terms of base rental revenues. In addition, it is anticipated that Crescent Operating, Inc. will have the opportunity to own a 50% interest in the Station Lessee. The Operating Partnership expects to offer Crescent Operating, Inc. the opportunity to become a lessee and operator of other assets in accordance with the Intercompany Agreement.



     Crescent Operating, Inc. currently is the largest single lessee of the Operating Partnership in terms of revenues under its leases. As a result, and due to the common management and ownership between the Operating Partnership and Crescent Operating, Inc., management of the Operating Partnership could experience conflicts of interest in the event of a dispute relating to any of the leases of which Crescent Operating, Inc. is the lessee or if there were a default by Crescent Operating, Inc. under a lease. Conflicts of interest also could arise in connection with the renegotiation or renewal of any lease or other agreement with Crescent Operating, Inc. In any such situation, however, Messrs. Rainwater, Goff and Haddock have fiduciary obligations to the beneficial owners of the Operating Partnership, the Company and Crescent Operating, Inc. Further, the Operating Partnership has established procedures designed to reduce or eliminate any such conflicts of interest, as described in "-- Conflicts Resolution Procedures," below.



JOINT INVESTMENTS



     The Operating Partnership owns all of the non-voting stock in companies that own a 40% interest in Americold and URS, and Crescent Operating, Inc. owns all of the voting stock in these companies. It is possible that the Operating Partnership will choose to structure future investments as joint investments between itself and Crescent Operating, Inc. The Operating Partnership could experience potential conflicts of interest in connection with the negotiation of the terms of such joint investments due to its ongoing business relationship with Crescent Operating, Inc. and the common management and common ownership among the Operating Partnership, the Company and Crescent Operating, Inc.



COMPETITION FOR MANAGEMENT TIME



     Messrs. Rainwater, Goff and Haddock currently are engaged, and will in the future continue to engage, in the management of other properties and business entities, including Crescent Operating, Inc., and in other business activities. None of them is required to devote his full time to any of these activities. As a result, Messrs. Rainwater, Goff and Haddock may experience conflicts of interest in allocating management time, services and functions among the Operating Partnership and the various other business activities, including the operation of Crescent Operating, Inc., in which any of them are or may become involved.



LEGAL REPRESENTATION



     Shaw Pittman Potts & Trowbridge, which has served as securities and tax counsel to the Operating Partnership in connection with this Exchange Offer, also serves as special counsel to Crescent Operating, Inc. in connection with certain matters. In the event any controversy arise in which the interests of the Operating Partnership appear to be in conflict with those of Crescent Operating, Inc., other counsel may be retained for one or both parties.



CONFLICTS RESOLUTION PROCEDURES



     General. The Operating Partnership has adopted certain policies and entered into certain agreements designed to eliminate or minimize potential conflicts of interest. There can be no assurance, however, that these policies and statutory provisions will entirely eliminate the influence of such conflicts.



     Policies Applicable to Transactions Involving Trust Managers. Messrs. Rainwater, Goff and Haddock are all trust managers of the Company and as such owe fiduciary duties to the shareholders of the Company. Pursuant to the Texas Real Estate Investment Trust Act, the interest of any trust manager or officer of the Company in any transaction is required to be disclosed to or known to the Board of Trust Managers or, if applicable, the shareholders and generally must be approved by a majority of the disinterested trust managers or the shareholders. All transactions between the Company or the Operating Partnership and any trust manager or any entity in which such a trust manager has a material financial interest, including Crescent Operating, Inc., must be confirmed and ratified by the Board of Trust Managers, with the interested trust manager abstaining.



     Noncompetition. Each of Messrs. Rainwater, Goff and Haddock has entered into an agreement not to engage, directly or indirectly, in certain real estate related activities (a "Noncompetition Agreement") during specified periods of time. See "Management -- Agreements Not to Compete." Each also has agreed that, as long as his Noncompetition Agreement remains in effect, real estate investment opportunities that are presented to him will be offered to the Operating Partnership and that, if the Operating Partnership elects not to make an investment offered to it by any of them, neither they, nor their respective controlled affiliates, will participate in the investment unless approved by the Operating Partnership. The Noncompetition Agreements do not prohibit Messrs. Rainwater, Goff and Haddock from engaging in certain activities with respect to properties already owned or from making certain passive real estate investments. Messrs. Rainwater, Goff and

Haddock, through certain affiliates, retains ownership of the Hotel Crescent Court and the Crescent Spa, and a limited partnership in which Rainwater, Inc. and Messrs. Rainwater, Goff and Haddock are indirect investors, retains ownership of a hotel in Arlington, Texas. The Company has rights of first refusal to acquire the hotel in Arlington and the Hotel Crescent Court upon any proposed transfer to a third party.


                 NO CASH PROCEEDS TO THE OPERATING PARTNERSHIP


     The Operating Partnership will not receive any proceeds from the issuance of the Exchange Notes offered hereby and has agreed to pay the expenses of the Exchange Offer. In consideration of its issuance of 2002 Exchange Notes and 2007 Exchange Notes as contemplated in this Prospectus, the Operating Partnership will receive 2002 Private Notes and 2007 Private Notes, respectively, representing an equal aggregate principal amount. The Private Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of the Operating Partnership. The proceeds from the issuance of the Private Notes were used to fund the acquisition of Houston Center, repay amounts outstanding under the Credit Facility and to repay additional short-term indebtedness, as described in the pro forma financial statements presented in "Summary Selected Financial Data" and "Selected Financial Data."

                                 CAPITALIZATION



     The following table sets forth the capitalization of the Operating Partnership as of September 30, 1997 (i) on an historical basis and (ii) on a pro forma basis after giving effect to investments completed after September 30, 1997, Pending Investments and related investment financing. Such information should be read in conjunction with the financial statements and notes included elsewhere in this Prospectus.



                                                              AS OF SEPTEMBER 30, 1997
                                                              ------------------------
                                                              HISTORICAL    PRO FORMA
                                                              ----------    ----------
                                                               (DOLLARS IN THOUSANDS)
                                                                    (UNAUDITED)
Indebtedness
  Credit Facility, Short-Term Indebtedness and other
     Indebtedness (Unsecured)...............................  $  751,500(1) $1,928,250
  Mortgage Indebtedness (Secured)(2)........................     625,404       767,504
  The 2002 Notes............................................     150,000       150,000
  The 2007 Notes............................................     250,000       250,000
                                                              ----------    ----------
          Total Indebtedness................................  $1,776,904    $3,095,754
                                                              ----------    ----------
Partners' capital...........................................  $1,721,534    $2,982,200(3)
                                                              ----------    ----------
          Total Capitalization..............................  $3,498,438    $6,077,954
                                                              ==========    ==========


---------------


(1) Credit Facility and Short-Term Indebtedness (Unsecured) decreased to $541,900 as of December 31, 1997 as a result of the net $209,600 of capital contributions made by the Company from the October 1997 Offering and Merrill Offering and borrowings obtained in connection with the acquisition of Bank One Center, the Refrigerated Warehouse Investment, Fountain Place, Ventana Country Inn, Energy Centre and for working capital.



(2) Of these amounts, $561,904 represents total indebtedness of the Operating Partnership's Subsidiaries, all of which is secured indebtedness.



(3) The pro forma increase in partners' capital reflects the following: (i) $370,100 of capital contributions made by the Company from the October 1997 equity offering, (ii) $199,900 of capital contributions made by the Company from the Merrill Offering and (iii) $690,666 of capital contributions to be made upon the Company's issuance of common and preferred shares in conjunction with the Merger.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Exchange Offer is designed to provide holders of Private Notes the opportunity to acquire Exchange Notes which, unlike the Private Notes, will be freely transferable at all times (subject to certain exceptions relating to the nature of the holders, as described below in "-- Resale of Exchange Notes").


     The Private Notes were sold by the Operating Partnership on September 22, 1997 to the Initial Purchasers pursuant to a purchase agreement, dated as of September 19, 1997, among the Operating Partnership and the Initial Purchasers (the "Purchase Agreement"). The Initial Purchasers subsequently sold the Private Notes to (i) "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act ("Rule 144A"), in reliance on Rule 144A and (ii) a limited number of institutional "accredited investors", as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. As a condition to the sale of the Private Notes, the Operating Partnership and the Initial Purchasers entered into a registration rights agreement, dated as of September 22, 1997 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Operating Partnership agreed that (i) it would cause an exchange offer registration statement under the Securities Act with respect to the Exchange Notes to be filed with the Commission and (ii) it would use its reasonable best efforts to cause such Registration Statement to remain effective under the Securities Act until the closing of the Exchange Offer or such date as is otherwise required by law and to consummate the Exchange Offer on or before March 21, 1998. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part (the "Registration Statement"). The Exchange Offer is intended to satisfy the Operating Partnership's obligations under the Registration Rights Agreement. If
(i) prior to the consummation of the Exchange Offer, the Operating Partnership reasonably determines in good faith or holders of at least a majority in aggregate principal amount of the Private Notes notify the Operating Partnership that they have reasonably determined in good faith that (A) in the opinion of counsel to the Operating Partnership or to such holders, upon which opinion the Operating Partnership is entitled to rely, the Private Notes would not, upon receipt, be tradeable by such holders who are not affiliates of the Operating Partnership without restriction under the Securities Act and without restrictions under applicable blue sky or state securities laws or (B) in the opinion of counsel to such holders or counsel to the Operating Partnership, upon which opinion the Operating Partnership is entitled to rely, the Commission is unlikely to permit the consummation of the Exchange Offer and/or (ii) the Exchange Offer is commenced and not consummated on or before March 21, 1998 for any reason, then the Operating Partnership has agreed to file and use its reasonable best efforts to cause a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Private Notes to be declared effective and, subject to certain exceptions set forth in the Registration Rights Agreement, keep the Shelf Registration Statement effective until two years after the effectiveness date of such Shelf Registration Statement. If the Operating Partnership fails to consummate the Exchange Offer or, if applicable, fails to obtain and maintain effectiveness the Shelf Registration Statement within and during the time periods specified in the Registration Rights Agreement, the interest rate for the Private Notes required to be either exchanged or registered on the Shelf Registration Statement, as applicable, will be increased by 50 basis points.


TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Operating Partnership will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date.

     The Operating Partnership will issue 2002 Exchange Notes and 2007 Exchange Notes in exchange for an equal aggregate principal amount of outstanding 2002 Private Notes and 2007 Private Notes, respectively, validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date. Private Notes may be tendered only in integral multiples of $1,000 principal amount.

     The form and terms of the 2002 Exchange Notes and the 2007 Exchange Notes are the same as the form and terms of the 2002 Private Notes and the 2007 Private Notes, respectively, except that (i) the Exchange Notes will be registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to any of the registration rights of holders of Private Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The 2002 Exchange Notes and the 2007 Exchange Notes will evidence the same indebtedness as the 2002 Private Notes and the 2007 Private Notes (which they replace), respectively, and will be issued under, and be entitled to the benefits of the Indenture, which also authorized the issuance of the Private Notes, such that the 2002 Exchange Notes and the 2002 Private Notes and the 2007 Exchange Notes and the 2007 Private Notes will each be treated as a single series of debt securities under the Indenture. In the Letter of Transmittal, holders of Private Notes whose Private Notes are accepted for exchange will waive the right to receive any payment in respect of interest on the Private Notes accrued from the later of September 22, 1997 or the Interest Payment Date immediately preceding the date of issuance of the Exchange Notes (currently expected to be the Interest Payment Date on March 15, 1998) to the date of the issuance of the Exchange Notes.


     As of the date of this Prospectus, $150 million in aggregate principal amount of the 2002 Private Notes is outstanding, and $250 million in aggregate principal amount of the 2007 Private Notes is outstanding. Only a registered holder of the Private Notes (or such holder's legal representative or attorney-in-fact), as reflected on the records of the Trustee under the Indenture, may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Private Notes entitled to participate in the Exchange Offer.

     Holders of the Private Notes do not have any appraisal or dissenters' rights under the Delaware Uniform Limited Partnership Act or the Indenture in connection with the Exchange Offer. The Operating Partnership intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder.

     The Operating Partnership shall be deemed to have accepted validly tendered Private Notes when, and if, the Operating Partnership has given oral or written notice of acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Private Notes for the purposes of receiving the Exchange Notes from the Operating Partnership.

     Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Operating Partnership will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time on
            , 1998, unless the Operating Partnership, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Operating Partnership will notify the Exchange Agent of any extension by oral or written notice and will notify the registered holders through a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Operating Partnership reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer or (iii) if, in the opinion of counsel for the Operating Partnership, the consummation of the Exchange Offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the Exchange Offer by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice thereof to the registered holders through a press release or other public announcement. If the Exchange Offer is amended in a manner determined by the Operating Partnership to constitute a material change, the Operating Partnership will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Operating Partnership will extend the Exchange Offer for a period of at least ten business days, if the Exchange Offer would otherwise expire during such ten business day period.

     Without limiting the manner in which the Operating Partnership may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Operating Partnership shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than as required by law or by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES AND ACCRUED INTEREST ON THE PRIVATE NOTES


     The 2002 Exchange Notes will bear interest at an annual rate of 6 5/8%, payable semi-annually in arrears on each September 15 and March 15, commencing March 15, 1998. The 2007 Exchange Notes will bear interest at an annual rate of 7 1/8%, payable semi-annually in arrears on each September 15 and March 15, commencing March 15, 1998. The Exchange Notes will bear interest from their date of issuance. Interest on the Private Notes which are exchanged for the Exchange Notes will cease to accrue on the day preceding the date of issuance of the Exchange Notes. Interest payable on the first Interest Payment Date with respect to the Exchange Notes will include accrued but unpaid interest due on the Private Notes (which they replace) for the period from the later of September 22, 1997 or the Interest Payment Date immediately preceding the date of issuance of the Exchange Notes (currently expected to be the Interest Payment Date on March 15, 1998) to the date of such issuance and will be paid to those who are holders of record of the Exchange Notes as of the close of business on the date 15 days prior to such payment date.


RESALE OF THE EXCHANGE NOTES


     Based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, the Operating Partnership believes that a holder who exchanges Private Notes for Exchange Notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes, and who is not an "affiliate" of the Operating Partnership within the meaning of Rule 405 of the Securities Act, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. If, however, any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and instead must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. In addition, each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Such broker-dealer may use this Prospectus, as it may be amended or supplemented from time to time, in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer (other than Private Notes acquired directly from the Operating Partnership) as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Operating Partnership has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period not to exceed 120 days after the closing of the Exchange Offer. The Operating Partnership will undertake to update such Prospectus during such 120-day period. See "Plan of Distribution."

PROCEDURES FOR TENDERING

     Only a registered holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a holder of Private Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "-- Exchange Agent" for receipt prior to the Expiration Date. In addition, prior to the Expiration Date, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at the Depository pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent or (iii) the holder must comply with the guaranteed delivery procedures described below.

     A tender of Private Notes by a holder that is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Operating Partnership in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY PRIVATE NOTES TO THE OPERATING PARTNERSHIP. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.


     Any beneficial owner of the Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner either must make appropriate arrangements to register ownership of the Private Notes in such owner's name or must obtain a properly completed bond power from the registered holder prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes. The transfer of registered ownership may take considerable time.


     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered holder to whom Exchange Notes are to be issued directly and who has not completed the box titled "Special Delivery Instructions" nor the box titled "Special Registration Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Private Notes.

     If the Letter of Transmittal or any Private Notes are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Operating Partnership, evidence satisfactory to the Operating Partnership of their authority to so act must be submitted with the Letter of Transmittal.


     The Exchange Agent and the Depository (as defined below) have confirmed that any financial institution that is a participant in the Depository's system may utilize the Depository's Automated Tender Offer Program

("ATOP") to tender Private Notes. Accordingly, participants in the Depository's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing the Depository to transfer the Private Notes to the Exchange Agent in accordance with the Depository's ATOP procedures for transfer. The Depository will then send an Agent's Message to the Exchange Agent.


     The term "Agent's Message" means a message transmitted by the Depository, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that the Depository has received an express acknowledgement from a participant in the Depository's ATOP that is tendering Private Notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery), and that the agreement may be enforced against such participant.


     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be determined by the Operating Partnership in its sole discretion, which determination will be final and binding. The Operating Partnership reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Operating Partnership's acceptance of which would, in the opinion of counsel for the Operating Partnership, be unlawful. The Operating Partnership also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Operating Partnership's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Operating Partnership shall determine. Although the Operating Partnership intends to notify holders of defects or irregularities with respect to tenders of Private Notes, none of the Operating Partnership, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Operating Partnership has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer, the Operating Partnership reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, to purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder of Private Notes will represent to the Operating Partnership that, among other things, (i) any Exchange Notes acquired in exchange for Private Notes tendered thereby are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) the person receiving such Exchange Notes is not engaging in and does not intend to engage in a distribution of the Exchange Notes, (iii) the person receiving such Exchange Notes does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, and (iv) neither the holder nor any other person receiving the Exchange Notes is an "affiliate," as defined in Rule 405 under the Securities Act, of the Operating Partnership. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the Letter of Transmittal that such holder will deliver a prospectus in connection with any resale of such Exchange Notes. Such acknowledgement and prospectus delivery by such holder will not be deemed to constitute an admission by such holder that it is an "underwriter" within the meaning of the Securities Act. By tendering, each holder of Private Notes will be required to acknowledge that if it is participating in the Exchange Offer for the purpose of distributing the Exchange Notes (i) it cannot rely on the position of the staff of the Commission in certain no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Securities Act and (ii) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which it is not indemnified by the Operating Partnership.

RETURN OF PRIVATE NOTES

     If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn, such unaccepted, withdrawn or non-exchanged Private Notes will be returned without expense to the tendering holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with the Depository) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Private Notes with the Depository for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depository's systems may make book-entry delivery of Private Notes by causing the Depository to transfer such Private Notes into the Exchange Agent's account at the Depository in accordance with the Depository's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at the Depository, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available, (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who are unable to complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) The tender is made through an Eligible Institution;


          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery (a "Notice of Guaranteed Delivery") substantially in the form provided by the Operating Partnership (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Private Notes and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) New York Stock Exchange, Inc. ("NYSE") trading days after the Expiration Date, either (x) the Letter of Transmittal (or facsimile thereof) together with the Private Notes (or a Book-Entry Confirmation) in proper form for transfer will be deposited by the Eligible Institution with the Exchange Agent or (y) an Agent's Message will be properly transmitted to the Exchange Agent; and


          (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) for all physically tendered shares of Private Notes, in proper form for transfer, or Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, are received by the Exchange Agent within three (3) NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn, (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Operating Partnership, in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION OF CERTAIN RIGHTS


     All registration rights under the Registration Rights Agreement accorded to holders of the Private Notes eligible to participate in the Exchange Offer (and all rights to receive additional interest due to failure to consummate the Exchange Offer on a timely basis, if the Exchange Offer is not consummated on or before March 21, 1998) will terminate upon consummation of the Exchange Offer except with respect to the Operating Partnership's duty to keep the Registration Statement effective until the closing of the Exchange Offer and, for a period of 120 days after the closing of the Exchange Offer, to provide copies of the latest version of the Prospectus to any broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any resale by such broker-dealer of Exchange Notes received for its own account pursuant to the Exchange Offer in exchange for Private Notes that were acquired for its own account as a result of market-making or other trading activities.


EXCHANGE AGENT

     State Street Bank and Trust Company of Missouri, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                 By Facsimile Transmission:
                                 (For Eligible Institutions
                                           Only)
                                       (617) 664-5232
                                   Confirm by Telephone:
                                       (617) 664-5590
          By Mail:                 By Overnight Delivery:                 By Hand:
State Street Bank and Trust     State Street Bank and Trust     State Street Bank and Trust
          Company                         Company                         Company
        P.O. Box 778              Two International Place         Two International Place
   Boston, Massachusetts                 4th Floor                       4th Floor
         02102-0778             Boston, Massachusetts 02110     Boston, Massachusetts 02110
 Attention: Corporate Trust      Attention: Corporate Trust      Attention: Corporate Trust
           Window                          Window                          Window

     State Street Bank and Trust Company of Missouri, N.A. also serves as Trustee under the Indenture.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Operating Partnership. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of the Operating Partnership and their affiliates.

     The Operating Partnership has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer.

The Operating Partnership, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Operating Partnership and are estimated in the aggregate to be approximately $500,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

     The Operating Partnership will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary. Holders of the Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Private Notes may not be offered, sold, pledged or otherwise transferred except (i) to a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or to a person whom the seller reasonably believes is a qualified institutional buyer purchasing for its own account in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to institutional accredited investors in a transaction exempt from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws and the transfer restrictions set forth in the Indenture.

ACCOUNTING TREATMENT

     For accounting purposes, the Operating Partnership will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the remaining term of the Notes.


                       DESCRIPTION OF THE EXCHANGE NOTES



     The Exchange Notes will be issued under the Indenture, a copy of which is filed as an exhibit to the Registration Statement and which will be made available upon request. The terms of the Exchange Notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders (as defined below) of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture. As used in this section, the term "Operating Partnership" means Crescent Real Estate Equities Limited Partnership and does not include any of its Subsidiaries unless otherwise expressly stated or the context otherwise requires.



GENERAL



     The 2002 Exchange Notes and the 2007 Exchange Notes constitute separate series of securities under the Indenture and will be limited to aggregate principal amounts of $150,000,000 and $250,000,000, respectively. The 2002 Exchange Notes and the 2002 Private Notes will be treated as a single series of debt securities under the Indenture, and the 2007 Exchange Notes and the 2007 Private Notes will be treated as a separate series of debt securities from the 2002 Notes under the Indenture. The Exchange Notes will be direct, senior unsecured and unsubordinated obligations of the Operating Partnership and will have equal priority of security with each other and with all other unsecured and unsubordinated indebtedness of the Operating Partnership from time to time outstanding. The Exchange Notes will be effectively subordinated to mortgages and other secured indebtedness of the Operating Partnership to the extent of the value of the property securing such indebtedness. The Exchange Notes also will be effectively subordinated to all existing and future third party indebtedness and other liabilities of the Operating Partnership's Subsidiaries. As of September 30, 1997, after giving pro forma effect to investments completed after September 30, 1997, Pending Investments and related investment financing, the Operating Partnership and its Subsidiaries collectively had total indebtedness of $3,095.8 million, which consisted of $767.5 million of secured indebtedness (of which $205.6 million was secured indebtedness of the Operating Partnership and $561.9 million was secured indebtedness of its Subsidiaries) and $2,328.3 million of unsecured indebtedness (all of which was unsecured indebtedness of the Operating Partnership). See "Capitalization."



     The 2002 Exchange Notes will mature on September 15, 2002, and the 2007 Exchange Notes will mature on September 15, 2007 (each a "Maturity Date"). The Exchange Notes are not subject to any sinking fund provisions.



     Except as described under "-- Certain Covenants -- Limitations on Incurrence of Debt" and "-- Merger, Consolidation or Sale," the Indenture does not contain any other provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford Holders of the Exchange Notes protection in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership, the General Partner or the Company, or any subsidiary of any of them, (ii) a change of control of the Operating Partnership, the General Partner or the Company or (iii) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the Holders of the Exchange Notes. Such additional indebtedness may consist of obligations of the Operating Partnership, the General Partner or the Company, or any subsidiary of any of them, and is not limited to indebtedness issued under the Indenture. In addition, subject to the limitations set forth under "-- Merger, Consolidation or Sale," the Operating Partnership may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Exchange Notes. The Operating Partnership and its management have no present intention of engaging in a highly leveraged or similar transaction involving the Operating Partnership.



PRINCIPAL AND INTEREST



     The 2002 Exchange Notes will bear interest at 6 5/8% per annum, and the 2007 Exchange Notes will bear interest at 7 1/8% per annum, each from the later of September 22, 1997 or the Interest Payment Date immediately preceding the date of issuance of the Exchange Notes (currently expected to be the Interest Payment Date on March 15, 1998), payable semi-annually in arrears on each September 15 and March 15, commencing March 15, 1998 (each, an "Interest Payment Date"), through the applicable Maturity Date, to the persons (the "Holders") in whose names the applicable Exchange Notes are registered in the security register applicable to the Exchange Notes at the close of business on the date 15 calendar days prior to such payment day regardless of whether such day is a Business Day, as defined below (each, a "Regular Record Date"). In the Letter of Transmittal, holders of Private Notes whose Private Notes are accepted for exchange will waive the right to receive any payment in respect of interest on the Private Notes accrued from the later of September 22, 1997 or the Interest Payment Date immediately preceding the date of issuance of the Exchange Notes (currently expected to be the Interest Payment Date on March 15, 1998) to the date of the issuance of the Exchange Notes. Interest on the Exchange Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rate on the Exchange Notes is subject to adjustment in the event that the Exchange Notes are assigned a rating that is not an Investment Grade Rating, do not continue to be assigned a rating or are not assigned a rating by the Rating Agencies. See "-- Rating."

     The principal of each Exchange Note payable on the applicable Maturity Date will be paid against presentation and surrender of such Exchange Note at the corporate trust office of the Trustee, located initially in Boston, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.



     If any Interest Payment Date or a Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or such Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York, Boston, Massachusetts and St. Louis, Missouri are open for business.



OPTIONAL REDEMPTION



     The Exchange Notes may be redeemed at any time at the option of the Operating Partnership, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Exchange Notes (or portion thereof) being redeemed plus accrued and unpaid interest, if any, thereon to the redemption date and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Exchange Notes (or portion thereof) (collectively, the "Redemption Price").



     If notice has been given as provided in the Indenture and funds for the redemption of any Exchange Notes (or portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Exchange Notes (or portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Exchange Notes will be to receive payment of the Redemption Price.



     Notice of any optional redemption of any Exchange Notes (or portion thereof) will be given to Holders at their addresses, as shown in the security register for the Exchange Notes, not more than 60 or less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Exchange Notes held by such Holder to be redeemed.



     If less than all the Exchange Notes are to be redeemed at the option of the Operating Partnership, the Operating Partnership will notify the Trustee at least 45 days prior to giving notice of redemption to the Holders (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Exchange Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, Exchange Notes to be redeemed in whole or in part.



RATING



     The Operating Partnership intends to obtain a rating of the Private Notes and/or the Exchange Notes from the Rating Agencies. If, within the period from September 22, 1997 to September 22, 1998, (i) either Rating Agency at any time
(a) assigns a rating to a series of the Private Notes or the Exchange Notes that is not an Investment Grade Rating or (b) withdraws any rating for a series of the Private Notes or the Exchange Notes and does not promptly assign a new rating, or (ii) either Rating Agency fails to assign any rating to a series of the Private Notes or the Exchange Notes, then the interest rate for such series shall increase by the Rating Adjustment commencing on the date on which such series is rated with other than an Investment Grade Rating, the date a rating for any series is withdrawn, or September 22, 1998 if no rating is assigned, as the case may be. In the case of clause (i) above, from and after such date, if any, until September 22, 1998, if such series becomes rated by such Rating Agency with an Investment Grade Rating, then the Rating Adjustment shall be eliminated, until such time as it would otherwise again be applicable. The interest rate for each series of Private Notes or Exchange Notes, as the case may be, shall be fixed on September 22, 1998 for the remainder of the term of such series. Notwithstanding anything to the contrary contained herein, if at any time within the period from September 22, 1997 to September 22, 1998, both Rating Agencies shall have rated any series of Private Notes or Exchange Notes with an Investment Grade Rating, the Rating Adjustment shall be eliminated for the remainder of the term of such series of Private Notes or Exchange Notes.

CERTAIN COVENANTS



     Limitations on Incurrence of Debt. The Operating Partnership will not, and will not permit a Subsidiary to, incur any Debt (as defined below) other than intercompany Debt (representing Debt to which the only parties are the Operating Partnership and any of its Subsidiaries, but only so long as such Debt is held solely by any of the Operating Partnership and any Subsidiary) that is subordinate in right of payment to the Notes, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) Total Assets (as defined below) as of the end of the fiscal quarter covered in the Operating Partnership's most recent quarterly or annual financial statements, as the case may be, most recently required to be delivered to Holders pursuant to the Indenture, prior to the incurrence of such additional Debt and (ii) the increase or decrease in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase or decrease together with the Operating Partnership's Total Assets is referred to as the "Adjusted Total Assets") (Section 1004(a)).



     In addition to the foregoing limitations on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Debt (as defined below) of the Operating Partnership or any Subsidiary if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets (Section 1004(b)).



     In addition to the foregoing limitations on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt that is subordinate in right of payment to the Notes, if the ratio of the Consolidated Income Available for Debt Service to the Annual Debt Service Charge (in each case as defined below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1 on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period, which was outstanding at the end of such period, had been incurred at the beginning of such period and continued to be outstanding throughout such period, and the application of the proceeds of such Debt, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) in the case of Acquired Indebtedness or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation and (iv) in the case of any increase or decrease in Total Assets, or any other acquisition or disposition by the Operating Partnership or any Subsidiary of any asset or group of assets, since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such increase, decrease or other acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments to revenues, expenses and Debt levels with respect to such increase, decrease or other acquisition or disposition being included in such pro forma calculation (Section 1004(c)).



     Maintenance of Total Unencumbered Assets. The Operating Partnership is required at all times to maintain Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of all outstanding Unsecured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis (Section 1004(d)).



     Existence. Except as permitted under "-- Merger, Consolidation or Sale," the Operating Partnership is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if the Board of Directors of the General Partner determines that the preservation thereof is no longer desirable in the conduct of the Operating Partnership's business and that the loss thereof is not disadvantageous in any material respect to the Holders (Section 1006).



     Maintenance of Properties. The Operating Partnership is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its Subsidiaries shall not be prevented from discontinuing the operation and maintenance of any of the properties if such discontinuance is, in the judgment of the Operating Partnership, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders (Section 1007).



     Insurance. The Operating Partnership is required to, and is required to cause each of its Subsidiaries to, maintain insurance coverage by financially sound and reputable insurance companies on all of its insurable property against loss or damage with amounts and types of insurance that are commercially reasonable (Section 1008).



     Payment of Taxes and Other Claims. The Operating Partnership is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon its income, profits or property or that of any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section
1009).



     Provision of Financial Information. The Operating Partnership will deliver to each Holder of the Exchange Notes (a) quarterly unaudited consolidated financial statements (including statements of income and cash flow and a consolidated balance sheet), in comparative form, of the Operating Partnership and its Subsidiaries within 60 days of the end of each of the first three fiscal quarters, (b) annual audited consolidated financial statements of the Operating Partnership and its Subsidiaries within 105 days of the end of each fiscal year,
(c) together with the statements delivered under (a) and (b) above, certification from an officer of the Operating Partnership ranking at the level of a Senior Vice President or above and having responsibility for financial information as fairly presenting in all material respects the financial position and results of operations of the Operating Partnership and its Subsidiaries, (d) together with the statements delivered under (a) above, a certificate from an officer of the Operating Partnership ranking at the level of Senior Vice President or above and having responsibility for financial information showing compliance with the provisions of restrictive covenants and indicating whether or not the Operating Partnership is aware of any defaults, (e) together with the statements delivered under (b) above, a certificate from the Operating Partnership's accountants showing compliance with the provisions of restrictive covenants and indicating whether or not they became aware of any defaults during their audit, (f) copies of all public documents sent by the Operating Partnership to public securities holders or filed by the Operating Partnership with the Commission within 15 days after the filing of such documents and (g) notice within ten business days after an officer of the Operating Partnership ranking at the level of a Senior Vice President or above and having responsibility for financial information becomes aware of the existence of any Default or Event of Default, specifying the nature and period of existence thereof and what action the Operating Partnership is taking or proposes to take with respect thereto.



     Following the effectiveness of the Registration Statement of which this Prospectus constitutes a part, the quarterly and annual consolidated financial statements referred to above will be deemed to refer to the Operating Partnership's quarterly reports on Form 10-Q or annual reports on Form 10-K or current reports on Form 8-K, respectively (Section 1010).



     Compliance with the covenants described herein with respect to the Notes generally may not be waived by the Board of Directors of the General Partner or by the Trustee unless the Holders of at least a majority in principal amount outstanding of all Notes of each series of Notes affected by such waiver consent to such waiver; provided, however, that the defeasance and covenant defeasance provisions of the Indenture described under "-- Satisfaction and Discharge" will apply to the Notes.



MERGER, CONSOLIDATION OR SALE



     The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, limited liability company, association, partnership, real estate investment trust, company or business trust (any such entity, a "Corporation"), provided that (a) the Operating Partnership shall be the continuing Corporation or the successor Corporation or its transferees or assignees of such assets (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets by lease (subject to the continuing obligations of the Operating Partnership set forth in the Indenture) or otherwise, either directly or indirectly, shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest on all the Notes and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(b) the successor corporation formed by or resulting from any such consolidation or merger or which shall have received the transfer of assets shall be a United States Corporation (as defined in the Indenture); (c) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Operating Partnership or any Subsidiary of the Operating Partnership as a result thereof as having been incurred by the Operating Partnership or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (d) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).



GLOBAL SECURITIES



     Exchange Notes issued in exchange for the Private Notes currently represented by one or more fully registered global notes will be represented by one or more fully registered global notes (collectively, the "Global Securities"), and will be deposited upon issuance with The Depository Trust Company (the "Depository") or an agent of the Depository and registered in the name of Cede & Co. ("Cede"), as the Depository's nominee.



     Exchange Notes issued in exchange for other Private Notes will be issued in registered, certificated form without interest coupons.



     Holders may hold their interests in any Global Securities directly through the Depository, or indirectly through organizations which are participants in the Depository ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with the Depository's rules and will be settled in immediately available funds. Access to the Depository's system is also available to other entities such as banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the Depository's system ("Indirect Participants"). Persons who are not Participants or Indirect Participants may beneficially own securities held by or on behalf of the Depository only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of such persons held by or on behalf of the Depository are recorded on the records of the Participants and Indirect Participants. So long as Cede, as the nominee of the Depository, is the registered owner of any Global Security, Cede for all purposes will be considered the sole holder of such Global Security. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the Holder thereof.



     The Depository has advised the Operating Partnership as follows: the Depository is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depository was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among Participants in deposited securities through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of such Participants (or their representatives), together with other entities, own the Depository. The rules applicable to the Depository and its Participants are on file with the Commission.



     The Depository has also advised the Operating Partnership that pursuant to procedures established by it, (i) upon deposit of the Global Securities, the Depository will credit the accounts of its Participants with portions of the principal amount of the Global Securities representing the Exchange Notes issued in exchange for the Private Notes that each such Participant has instructed the Depository to surrender for exchange and (ii) ownership of such interests in the Global Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Securities).



     Under the terms of the Indenture, the Operating Partnership and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Securities, are registered as the owners thereof for the purpose of receiving payments in respect of the principal of and premium, if any, and interest on any Exchange Notes and for any and all other purposes whatsoever. Payments on any Exchange Notes registered in the name of Cede will be payable by the Trustee to Cede in its capacity as the registered holder under the Indenture. Consequently, none of the Operating Partnership, the Trustee or any agent of the Operating Partnership or the Trustee has or will have any responsibility or liability for
(i) any aspect of the Depository's records or the records of any Participant or Indirect Participant relating to or payments made on account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any of the Depository's records or records of any Participant or Indirect Participant relating to the beneficial ownership interests in the Global Securities or (ii) any other matter relating to the actions and practices of the Depository or any of its Participants or Indirect Participants. The Depository has advised the Operating Partnership that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depository unless the Depository has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the Trustee or the Operating Partnership. Neither the Operating Partnership nor the Trustee will be liable for any delay by the Depository or any of its Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the Operating Partnership and the Trustee may conclusively rely on and will be protected in relying on instructions from Cede for all purposes.



     The Depository may discontinue providing its services as securities depositary with respect to the Exchange Notes at any time by giving reasonable notice to the Operating Partnership. In the event that the Depository notifies the Operating Partnership that it is unwilling or unable to continue as depositary for any Global Security or if at any time the Depository ceases to be a clearing agency registered as such under the Exchange Act when the Depository is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days of such notification or of the Operating Partnership's becoming aware of the Depository's ceasing to be so registered, as the case may be, certificates for the relevant Exchange Notes will be printed and delivered in exchange for interests in such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchanged for the relevant Exchange Notes registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.



     The Operating Partnership may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor securities depositary). In that event, certificates representing the Exchange Notes will be printed and delivered.



     The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Operating Partnership believes to be reliable, but the Operating Partnership does not take responsibility for the accuracy thereof.



EVENTS OF DEFAULT, NOTICE AND WAIVER



     The following events are "Events of Default" with respect to any series of the Notes: (a) default for 30 days in the payment of any installment of interest on any Note of such series; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Note of such series at its maturity; (c) default in the performance, or breach, of any other covenant or warranty of the Operating Partnership contained in the Indenture, such default having continued for 60 days after written notice as provided in the Indenture;
(d) default in the payment of an aggregate principal amount exceeding $5,000,000 of any recourse indebtedness of the Operating Partnership or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled, such default having continued for a period of 10 days after written notice as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any Significant Subsidiary or any of their respective property; and (f) any other Event of Default provided in the Indenture with respect to the Note (Section 501).



     If an Event of Default under the Indenture with respect to any series of the Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes (as defined below) of such series may declare the principal amount of all of the Notes of such series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Notes of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Notes of such series may rescind and annul such declaration and its consequences if (a) the Operating Partnership shall have paid or deposited with the Trustee all payments of principal which have become due otherwise than by such declaration of acceleration of (and premium or Make-Whole Amount, if any) and required interest on the Notes of such series, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of principal of (and premium or Make-Whole Amount, if any) or interest on the Notes of such series which have become due solely by declaration of acceleration, have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Notes of any series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest payable on any Note of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected thereby (Section 513). A Note shall be deemed outstanding ("Outstanding") if it has been authenticated and delivered under the Indenture unless, among other things, such Note has been cancelled or redeemed.



     The Trustee will be required to give notice to the Holders of Notes of any series within 90 days of a default under the Indenture unless such default has been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any default (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Note of such series) if specified responsible officers of the Trustee in good faith determine such withholding to be in the best interests of the Holders of the

Notes of such series; and provided further that in the case of any default or breach of the character specified in Section 501(d) of the Indenture no such notice shall be given until at least 60 days after the occurrence thereof (Section 601).



     The Indenture provides that no Holders of Notes of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Notes, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any Holder of Notes from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Notes at the respective due dates thereof (Section 508).



     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any Outstanding Notes of any series under the Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity (Section
602). The Holders of not less than a majority in principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. The Trustee, however, may refuse to follow any direction which is in conflict with any law or with the Indenture or with the Notes of such series, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Notes of such series not joining therein (Section 512).



     Within 120 days after the close of each fiscal year, the Operating Partnership must deliver to the Trustee a certificate, signed by one of several specified officers of the General Partner ranking at the level of Senior Vice President or above, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1011).



MODIFICATION OF THE INDENTURE



     Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of each Outstanding Note affected thereby,
(a) change the stated maturity of the principal of (or premium or Make-Whole Amount, if any, on) or any installment of principal of or interest on, any such Note; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Note, (c) change the place of payment, or the coin or currency, for payment of principal of, or any premium or interest on, any such Note; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Note; (e) reduce the above-stated percentage in principal amount of Outstanding Notes of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of each Outstanding Note affected thereby (Section 902).



     The Indenture provides that the Holders of not less than a majority in principal amount of Outstanding Notes have the right to waive compliance by the Operating Partnership with certain covenants in the Indenture (Section 1013).



     Modifications and amendments of the Indenture will be permitted to be made by the Operating Partnership and the Trustee without the consent of any Holder of Notes for any of the following purposes: (i) to evidence the succession or addition of another person to the Operating Partnership as obligor under the Indenture; (ii) to add to the covenants of the Operating Partnership for the benefit of the Holders of all or any series of Notes or to surrender any right or power conferred upon the Operating Partnership in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Notes;
(iv) to permit or
facilitate the issuance of Notes in uncertificated form, provided, that such action shall not adversely affect the interests of the Holders of Notes of any series in any material respect; (v) to secure the Notes; (vi) to establish the form or terms of additional notes of any series; (vii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
(viii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act or in connection with the registration of the Private Notes or the Exchange Notes pursuant to the requirements of the Securities Act; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of Notes of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Notes or additional notes under the Indenture, provided that such action shall not adversely affect the interests of the Holders of the notes of such series in any material respect (Section 901).



     The Indenture contains provisions for convening meetings of the Holders of Notes (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request to the Trustee, by the Operating Partnership or the Holders of at least 10% in principal amount of the Outstanding Notes of any series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Note affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes of such series. Any resolution passed or decision taken at any meeting of Holders of Notes of any series duly held in accordance with the Indenture will be binding on all Holders of Notes of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Notes of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Notes of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Notes of such series will constitute a quorum (Section 1504).



     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Notes of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Notes affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Notes of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).



SATISFACTION AND DISCHARGE



     The Operating Partnership may discharge certain obligations to Holders of Notes of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the Notes of such series are payable in an amount sufficient to pay the entire indebtedness on such Notes in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Notes have become due and payable) or to the stated maturity or Redemption Date, as the case may be (Section 401(a)(2)).

NO CONVERSION RIGHTS



     The Notes will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.



PAYMENT



     All payments of principal and interest in respect of the Exchange Notes in the form of Global Securities will be made by the Operating Partnership in immediately available funds.



GOVERNING LAW



     The Indenture is governed by and shall be construed in accordance with the laws of the State of New York.

                            SELECTED FINANCIAL DATA



     The following table sets forth certain summary financial information for the Operating Partnership on a pro forma and historical basis and for the Rainwater Property Group (the Operating Partnership's predecessor) on a combined historical basis, which consists of the combined financial statements of the entities that contributed Properties in exchange for Units or Common Shares of the Company in connection with the formation of the Company and the Operating Partnership. Such information should be read in conjunction with "Selected Financial Data."



     The pro forma information for the year ended December 31, 1996 assumes completion, in each case as of January 1, 1996 in determining operating and other data, of (i) the Company's public offering of its Common Shares that closed on October 2, 1996 (the "October 1996 Offering") and the additional public offering of 450,000 Common Shares that closed on October 9, 1996 and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $168 million of indebtedness and to fund approximately $289 million of Property acquisitions in the fourth quarter of 1996 and the first quarter of 1997, (ii) the Company's public offering of its Common Shares in April 1997 (the "April 1997 Offering") and the additional public offering of 500,000 Common Shares that closed on May 14, 1997 and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to fund approximately $593.5 million of Property acquisitions and other investments in the second quarter of 1997, (iii) the Company's offering of 4,700,000 Common Shares to an affiliate of Union Bank of Switzerland (the "UBS Offering") and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $145 million of indebtedness under the Credit Facility, (iv) the Operating Partnership's offering of the Private Notes in an aggregate principal amount of $400 million (the "September Note Offering") and the use of the net proceeds therefrom to fund approximately $337.6 million of the purchase price of two Properties and to repay approximately $57.2 million of indebtedness incurred under the Credit Facility and other short-term indebtedness, (v) the Company's public offering of its Common Shares in October 1997 (the "October 1997 Offering") and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to fund approximately $45 million of the purchase price of one Property and to repay approximately $325.1 million of short-term indebtedness and indebtedness incurred under the Credit Facility, (vi) the Company's offering of 5,375,000 Common Shares to Merrill Lynch International (the "Merrill Offering") and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $199.9 million of indebtedness under the Credit Facility, (vii) Property acquisitions, other investments and related financing and share issuances during 1996, 1997 and 1998, and (viii) the Pending Investments and related financing, including $1,054.2 million for refinancing and/or assumption of indebtedness, and associated financing and transaction costs, in connection with the Merger.



     The pro forma information for the nine months ended September 30, 1997 assumes completion, in each case as of January 1, 1997 in determining operating and other data, and, in each case as of September 30, 1997 in determining balance sheet data, of (i) the April 1997 Offering and the additional public offering of 500,000 Common Shares that closed on May 14, 1997 and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to fund approximately $593.5 million of Property acquisitions and other investments in the second quarter of 1997, (ii) the UBS Offering and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $145 million of indebtedness under the Credit Facility, (iii) the September Note Offering and the use of the net proceeds therefrom to fund approximately $337.6 million of the purchase price of two Properties and to repay approximately $57.2 million of indebtedness incurred under the Credit Facility and other short-term indebtedness, (iv) the October 1997 Offering and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to fund approximately $45 million of the purchase price of one Property and to repay approximately $325.1 million of short-term indebtedness and indebtedness incurred under the Credit Facility, (v) the Merrill Offering and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $199.9 million of indebtedness under the Credit Facility, (vi) Property acquisitions, other investments and related financing and share issuances during 1997 and 1998, and
(vii) the Pending Investments and related financing, including $1,054.2 million for refinancing and/or assumption of indebtedness, and associated financing and transaction costs, in connection with the Merger.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                  PRO FORMA AND HISTORICAL FINANCIAL DATA AND
          RAINWATER PROPERTY GROUP COMBINED HISTORICAL FINANCIAL DATA
            (DOLLARS IN THOUSANDS, EXCEPT PER PARTNER INTEREST DATA)

                                                            OPERATING PARTNERSHIP
                                  -------------------------------------------------------------------------

                                                                                PRO FORMA
                                       NINE MONTHS ENDED SEPTEMBER 30,          YEAR ENDED      YEAR ENDED
                                  ------------------------------------------   DECEMBER 31,    DECEMBER 31,
                                      1997            1997          1996           1996            1996
                                  ------------    ------------   -----------   ------------    ------------
                                   PRO FORMA         ACTUAL        ACTUAL
                                  (UNAUDITED)     (UNAUDITED)    (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Revenue --
 Rental property................  $    561,380    $    233,825   $   133,855   $    717,212    $   202,003
 Interest and other income......        20,299          13,508         3,572         22,142          6,858
 Residential developments(1)....            --              --            --             --             --
Operating expenses --
 Rental property operating(2)...       156,939         104,573        47,996        202,005         73,813
 Corporate general and
   administrative...............         9,855           9,855         3,498         10,000          4,674
 Residential developments(1)....            --              --            --             --             --
Interest expense................       167,959          54,687        30,861        224,645         42,926
Depreciation and amortization...       132,996          50,840        29,339        175,207         40,535
Amortization of deferred
 financing costs................         2,696           2,157         2,065          3,531          2,812
Writedown of investment
 property.......................            --              --            --             --             --
                                  ------------    ------------   -----------   ------------    -----------
Operating income (loss).........       111,234          81,148        23,668        123,966         44,101
Reorganization costs............            --              --            --             --             --
Equity in net income of
 unconsolidated companies(1)....        14,248           3,118         3,067         14,020          3,850
                                  ------------    ------------   -----------   ------------    -----------
Income (loss) before minority
 interests and extraordinary
 item...........................  $    125,482    $     84,266   $    26,735   $    137,986    $    47,951
                                  ============    ============   ===========   ============    ===========
BALANCE SHEET DATA (AT PERIOD END):
Real estate, before accumulated
 depreciation...................  $  5,374,759    $  3,113,743   $ 1,238,417   $         --    $ 1,732,626
Total assets....................     6,169,580       3,615,064     1,216,515             --      1,733,540
Mortgages and other secured
 notes
 payable........................       767,504         625,505       491,983             --        627,808
Credit Facility and other
 unsecured obligations(3).......     2,328,250         751,500       172,500             --         40,000
Total liabilities...............     3,158,984       1,865,134       694,781             --        716,270
Partners' capital...............     2,982,200       1,721,534       487,213             --        988,005
OTHER DATA:
Funds from Operations before
 minority interests(4)(5).......  $    246,719    $    134,615   $    55,741   $    301,210    $    87,616
Distribution per partner
 interest.......................            --    $        .92   $       .83             --    $      1.16
Weighted average partner
 interests(5)...................   147,124,058     100,592,573    58,116,124    147,124,058     64,684,842
Cash flow provided by (used in):
 Operating activities...........  $         --(10) $    134,730  $    49,590   $         --(10) $    77,384
 Investing activities...........            --(10)   (1,865,984)    (221,498)            --(10)    (513,033)
 Financing activities...........            --(10)    1,752,410      169,336             --(10)     444,315
EBIDA(6)........................       429,133         191,950        89,000        541,369        134,224
Total Debt to Total Assets(7)...            49%             47%           49%            --             39%
Total Secured Debt to Total
 Assets(7)......................            14%             17%           35%            --             37%
Ratio of Consolidated Income
 Available for Debt Service to
 Annual Debt Service
 Charge(7)......................           2.5             3.0           2.8            2.4            3.1
Ratio of earnings to fixed
 charges(8).....................           1.7             2.4           1.8            1.6            2.0
Ratio of FFO before fixed
 charges to fixed charges(9)....           2.4             3.3           2.6            2.3            2.9
Number of Properties (at period
 end):
 Office Properties..............            84              76            37             84             53
 Hotel Properties...............             9               7             4              9              6
 Behavioral Healthcare
   Facilities...................            90              91             0             90              0
 Retail Properties..............             7               7             2              7              6
 Residential Development
   Properties...................            12              12             9             12              9

                                      OPERATING PARTNERSHIP            RAINWATER PROPERTY GROUP
                                  ------------------------------   ---------------------------------
                                                                    FOR THE
                                                                     PERIOD
                                                     FOR THE          FROM
                                                   PERIOD FROM     JANUARY 1,        YEAR ENDED
                                   YEAR ENDED      MAY 5, 1994      1994 TO         DECEMBER 31,
                                  DECEMBER 31,   TO DECEMBER 31,     MAY 4,     --------------------
                                      1995            1994            1994        1993       1992
                                  ------------   ---------------   ----------   --------   ---------

OPERATING DATA:
Revenue --
 Rental property................  $   123,489      $    49,075      $ 18,550    $ 48,232   $  41,946
 Interest and other income......        6,471            1,268            42         605         425
 Residential developments(1)....           --               --         2,593       8,331       7,215
Operating expenses --
 Rental property operating(2)...       45,949           18,993         8,696      21,230      20,104
 Corporate general and
   administrative...............        3,812            1,815            --          --          --
 Residential developments(1)....           --               --         1,428       4,077       5,714
Interest expense................       18,781            3,493         4,867      29,226      36,245
Depreciation and amortization...       28,060           14,255         7,793      18,081      18,190
Amortization of deferred
 financing costs................        2,500              923            --          --          --
Writedown of investment
 property.......................           --               --            --      37,578       5,945
                                  -----------      -----------      --------    --------   ---------
Operating income (loss).........       30,858           10,864        (1,599)    (53,024)    (36,612)
Reorganization costs............           --            1,900            --          --          --
Equity in net income of
 unconsolidated companies(1)....        5,500            3,631            --          --          --
                                  -----------      -----------      --------    --------   ---------
Income (loss) before minority
 interests and extraordinary
 item...........................  $    36,358      $    12,595      $ (1,599)   $(53,024)  $ (36,612)
                                  ===========      ===========      ========    ========   =========
BALANCE SHEET DATA (AT PERIOD EN
Real estate, before accumulated
 depreciation...................  $ 1,006,706      $   557,675            --    $358,400   $ 336,923
Total assets....................      965,232          538,354            --     290,869     296,291
Mortgages and other secured
 notes
 payable........................      424,528               --            --     278,060     548,517
Credit Facility and other
 unsecured obligations(3).......       20,000          194,642            --          --          --
Total liabilities...............      476,234          209,900
Partners' capital...............      479,517          328,448            --       2,941    (328,240)
OTHER DATA:
Funds from Operations before
 minority interests(4)(5).......  $    64,475      $    32,723            --          --          --
Distribution per partner
 interest.......................  $      1.05      $       .65            --          --          --
Weighted average partner
 interests(5)...................   54,182,006       44,997,716            --          --          --
Cash flow provided by (used in):
 Operating activities...........  $    64,877      $    21,614      $  2,455    $  9,313   $    (640)
 Investing activities...........     (421,306)        (260,666)       (2,379)    (20,572)     (8,924)
 Financing activities...........      343,079          265,608       (21,310)     28,861      14,837
EBIDA(6)........................       85,699           31,266            --          --          --
Total Debt to Total Assets(7)...           47%              37%           --          --          --
Total Secured Debt to Total
 Assets(7)......................           47%              37%           --          --          --
Ratio of Consolidated Income
 Available for Debt Service to
 Annual Debt Service
 Charge(7)......................          4.6              9.0            --          --          --
Ratio of earnings to fixed
 charges(8).....................          2.6              3.9            --          --          --
Ratio of FFO before fixed
 charges to fixed charges(9)....          3.9              8.4            --          --          --
Number of Properties (at period
 end):
 Office Properties..............           30               10             4           4           3
 Hotel Properties...............            3                0             0           0           0
 Behavioral Healthcare
   Facilities...................            0                0             0           0           0
 Retail Properties..............            2                2             2           2           2
 Residential Development
   Properties...................            9                3             3           2           1

---------------

 (1) The Operating Partnership accounts for its investments in the Residential Development Property Mortgages and non-voting common stock of the Residential Development Corporations under the equity method of accounting as a result of the noncontrolling interests held. The Operating Partnership also accounts for its investment in Woodlands Commercial Properties Company, L.P. and the Refrigerated Warehouse Investment under the equity method of accounting.
 (2) Includes real estate taxes, repairs and maintenance and other rental property operating expenses, including property-level general and administrative expenses.
 (3) The Credit Facility was converted from a secured facility to an unsecured facility in October 1996.

 (4) FFO, based on the revised definition adopted by the Board of Governors of NAREIT and as used herein, means net income (loss), determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. The Operating Partnership considers FFO an appropriate measure of performance of a limited partnership through which an equity REIT conducts its operations due to the fact that income-producing real estate such as that owned by the Operating Partnership has not historically depreciated in the manner reflected by GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Operating Partnership's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Operating Partnership's ability to make distributions. The Operating Partnership has historically distributed an amount less than FFO, primarily due to reserves required for capital expenditures, including leasing costs. An increase in FFO does not necessarily result in an increase in aggregate distributions because the Board of Trust Managers of the Company is not required to increase distributions unless necessary in order to enable the Company to maintain REIT status. Because the Company must distribute 95% of its real estate investment trust taxable income (as defined in the Code), however, a significant increase in FFO will generally require an increase in distributions to shareholders and unitholders although not necessarily on a proportionate basis. Accordingly, the Operating Partnership believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Operating Partnership, FFO should be considered in conjunction with the Operating Partnership's net income (loss) and cash flows as reported in the consolidated financial statements and notes included elsewhere in this Prospectus. However, the Operating Partnership's measure of FFO may not be comparable to similarly titled measures for other REITs because these REITs may not apply the modified definition of FFO in the same manner as the Operating Partnership.


 (5) Weighted average partner interest excludes preferred partner interests. The FFO calculation includes an adjustment for preferred dividends.


 (6) EBIDA means earnings before interest expense, depreciation, amortization and minority interests. EBIDA is computed as income from operations before extraordinary items plus interest expense, depreciation and amortization. The Operating Partnership believes that in addition to cash flows and net income, EBIDA is a useful financial performance measurement for assessing the operating performance of a limited partnership through which an equity REIT conducts its operations because, together with net income and cash flows, EBIDA provides investors with an additional basis to evaluate the ability of a limited partnership such as the Operating Partnership to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBIDA and the trends it depicts, the components of EBIDA, such as rental revenues, rental expenses, real estate taxes and general and administrative expenses, should be considered. Excluded from EBIDA are financing costs such as interest as well as depreciation and amortization, each of which can significantly affect the Operating Partnership's results of operations and liquidity and should be considered in evaluating the Operating Partnership's operating performance. Further, EBIDA does not represent net income or cash flows from operating, financing and investing activities as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or to cash flows as a measure of liquidity.


 (7) See "Description of the Exchange Notes" for the definitions of capitalized terms.


 (8) The ratio of earnings to fixed charges is computed as income from operations before minority interests and extraordinary items plus fixed charges (excluding capitalized interest), divided by fixed charges. Fixed charges consist of interest costs, including amortization of debt discount and deferred financing fees, whether capitalized or expensed.


 (9) The ratio of FFO before fixed charges to fixed charges is calculated as FFO plus fixed charges (excluding capitalized interest), divided by fixed charges (as defined in Note (7)). The Operating Partnership believes that in addition to the ratio of earnings to fixed charges, this ratio provides a useful measure of the ability of the Operating Partnership to service its debt because of the exclusion of non-cash items such as depreciation and amortization from the definition of FFO. This ratio differs from a GAAP-based ratio of earnings to fixed charges and should not be considered as an alternative to that ratio. Further, funds from operations statistics as disclosed by other limited partnerships may not be comparable to the Operating Partnership's calculation of FFO.


(10) Pro forma information relating to operating, investing and financing activities has not been included because management believes that the data would not be meaningful due to the number of assumptions required in order to calculate this data.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
               RESULTS OF OPERATIONS OF THE OPERATING PARTNERSHIP

     The following discussion and analysis of the financial condition and historical results of operations of the Operating Partnership for the three and nine months ended September 30, 1997 and each of the years ended December 31, 1996, 1995 and 1994 should be read in conjunction with the financial statements and notes included herein.

     The changes in operating results from period to period are primarily the result of increases in the total square feet of Office and Retail Properties and number of hotel/resort rooms/guest nights contained in the portfolio due to acquisitions made by the Operating Partnership. The weighted average square feet of consolidated office and retail properties for the three and nine months ended September 30, 1997, were approximately 21.6 and 19.8 million, respectively, compared to 10.3 and 9.4 million for the same periods in 1996. These increases represent an 120.4% and 110.6% increase in square feet for the three and nine months ended September 30, 1997, respectively, compared to the same periods in 1996. The weighted average number of rooms/guest nights for consolidated hotel properties for the three months and nine months ended September 30, 1997, were approximately 1,939 and 1,922 compared to 1,463 and 1,356, for the same periods in 1996. These increases represent a 32.5% and 41.7% increase in rooms/guest nights for the three and nine months ended September 30, 1997.

RESULTS OF OPERATIONS


   COMPARISON OF THREE MONTHS ENDED SEPTEMBER 30, 1997 TO THREE MONTHS ENDED
                               SEPTEMBER 30, 1996



     Total revenues increased approximately $70.7 million, or 143.1%, to $120.1 million for the three months ended September 30, 1997, as compared to $49.4 million for the three months ended September 30, 1996. An increase in Office and Retail Property revenues of $48.8 million is primarily attributable to the acquisition of: a) 23 Office Properties in 1997 which resulted in $19.7 million of incremental revenues; b) 16 Office Properties and four Retail Properties in the fourth quarter of 1996 which resulted in $24.0 million of incremental revenues; and c) four Office Properties in the third quarter of 1996 which resulted in $2.2 million of incremental revenues. An increase in Hotel Property revenues of $4.0 million is primarily attributable to the acquisition of two destination health and fitness resorts and one full-service hotel property in the third and fourth quarters of 1996. The increase in Behavioral Healthcare Facilities revenues of $13.8 million is attributable to the acquisition of the facilities in June 1997. The increase in interest and other income of $4.1 million is primarily attributable to the $134.3 million increase in notes receivable as a result of the acquisition of certain notes in the Carter-Crowley transaction, loans to Crescent Operating, Inc., loans to Desert Mountain Properties Limited Partnership ("DMPLP") and the acquisition of a note receivable secured by a hotel property.


     Total expenses increased $44.6 million, or 107.0%, to $86.3 million for the three months ended September 30, 1997, as compared to $41.7 million for the three months ended September 30, 1996. The increase in rental property operating expenses of $22.5 million is primarily attributable to the acquisition of: a) 23 Office Properties in 1997 which resulted in $9.7 million of incremental expenses; b) 16 Office Properties and four Retail Properties in the fourth quarter of 1996 which resulted in $9.8 million of incremental expenses; and c) four Office Properties in the third quarter of 1996 which resulted in $1.0 million of incremental expenses during the period. Depreciation and amortization increased $9.5 million due primarily to the acquisition of Office Properties and Behavioral Healthcare Facilities. The increase in interest expense of $11.2 million is primarily attributable to: (i) $.5 million of interest payable under the financing arrangement with Northwestern Mutual Life Insurance Company, which was in place as of December 1996; (ii) $2.3 million payable under LaSalle Note III, which was assumed in the acquisition of the Greenway Plaza Portfolio in October 1996; (iii) $5.1 million of interest payable under the $200 million and $235 million short-term notes with BankBoston, N.A. ("BankBoston") which were obtained in June and August of 1997, respectively; (iv) $2.6 million of incremental interest payable due to draws under the Credit Facility (average balance outstanding for the third quarter 1997 and 1996 was $294.1 million and $115.4 million, respectively); and (v) $.7 million of interest payable under the senior unsecured notes aggregating $400 million ("Notes"). All of the financing arrangements, except for LaSalle Note III, were used to fund acquisitions. The increase in corporate general and administrative expense of $1.2 million was attributable to incremental costs associated with the corporate operations of the Operating Partnership as a direct result of recent property additions to the Operating Partnership's portfolio.


    COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO NINE MONTHS ENDED
                               SEPTEMBER 30, 1996


     Total revenues increased approximately $165.9 million, or 120.7%, to $303.3 million for the nine months ended September 30, 1997, as compared to $137.4 million for the nine months ended September 30, 1996. An increase in Office and Retail Property revenues of $127.3 million is primarily attributable to the acquisition of: a) 23 Office Properties in 1997 which resulted in $38.4 million of incremental revenues; b) six Office Properties during the nine months ended September 30, 1996, which resulted in $14.8 million of incremental revenues; and
c) 16 Office Property and four Retail Properties in the fourth quarter of 1996, which resulted in $68.9 million of incremental revenues. In addition, Office Property revenues increased due to The Crescent's increase in rental rates and occupancy which resulted in $1.7 million of incremental revenues. An increase in Hotel Property revenues of $12.7 million is primarily attributable to the acquisition of two destination health and fitness resorts and one full-service hotel property in the third and fourth quarters of 1996, which resulted in $11.9 million of incremental revenues. The increase in Behavioral Healthcare Facilities revenues of $16.0 million is attributable to the acquisition of the facilities in June 1997. The increase in interest and other income of $9.9 million for the nine months ended September 30, 1997, is primarily attributable to: a) the $3.1 million profit distribution related to the Operating Partnership's investment in HBCLP, Inc., the primary asset of which is the investment in Hudson Bay Partners, L.P., an investment partnership in which the Operating Partnership holds an effective 95% economic interest; b) the $134.3 million increase in notes receivable as a result of the acquisition of certain notes in the Carter-Crowley transaction, loans to Crescent Operating, loans to DMPLP and the acquisition of a note receivable secured by a hotel property; and
c) interest earned on available cash from the Offerings (as defined below).

     Total expenses increased $108.3 million, or 95.2%, to $222.1 million for the nine months ended September 30, 1997, as compared to $113.8 million for the nine months ended September 30, 1996. An increase in rental property operating expenses of $56.6 million is primarily attributable to the acquisition of: a) 23 Office Properties in 1997 which resulted in $17.2 million of incremental expenses; b) six Office Properties during the nine months ended September 30, 1996, which resulted in $5.7 million of incremental expenses; and c) 16 Office Properties and four Retail Properties in the fourth quarter of 1996, which resulted in $30.0 million of incremental expenses during the period. Depreciation and amortization increased $21.5 million primarily due to the acquisitions of Office Properties and Behavioral Healthcare Facilities. An increase in interest expense of $23.8 million is primarily attributable to: (i) $1.5 million of interest payable under the financing arrangement with Northwestern Mutual Life Insurance Company, which was in place as of December 1996; (ii) $6.7 million of interest payable under LaSalle Note III, which was assumed in the acquisition of the Greenway Plaza Portfolio transaction in October 1996; (iii) $5.6 million of interest payable under the $200 million and $235 million short-term notes with BankBoston, which were obtained in June and August of 1997, respectively; (iv) $7.2 million of incremental interest payable due to draws under the Credit Facility (average balance outstanding for nine months ended September 30, 1997 and 1996 was $236.3 and $47.1, respectively); and (v) $.7 million of interest payable under the Notes. All of the financing arrangements, except for LaSalle Note III, were used to fund acquisitions. An increase in corporate general and administrative expense of $6.4 million was primarily attributable to incentive compensation awarded to the Operating Partnership's executive officers and also to incremental costs associated with the corporate operations of the Operating Partnership as a direct result of recent property additions to the Operating Partnership's portfolio.


   COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995


     The changes in operating results from year to year are primarily the result of increases in the total square feet and number of rooms/guest nights of the portfolio due to significant acquisitions made by the Operating Partnership. The weighted average square feet of consolidated Office and Retail Properties for the years ended December 31, 1996 and 1995, were approximately 9.5 and 6.5 million, respectively, which represents a 46.2% increase in net rentable square feet. The weighted average number of rooms/guest nights for consolidated

Hotel Properties for the years ended December 31, 1996 and 1995, were approximately 1,397 and 615, respectively, which represents a 127.2% increase in rooms/guest nights.

     The consolidated statement of operations for the year ended December 31, 1996 includes the results of operations of 53 Office Properties, six Retail Properties, four Hotel Properties and interests in three Residential Development Corporations for all or a portion of the year. The consolidated statement of operations for the year ended December 31, 1995 includes the results of operations of 30 Office Properties, two Retail Properties, three Hotel Properties and interests in three Residential Development Corporations for all or a portion of the year.

     Revenues from rental properties increased approximately $78.5 million, or 63.6%, to $202.0 million for the year ended December 31, 1996, as compared to $123.5 million for the year ended December 31, 1995. This increase is primarily attributable to the acquisition of: (i) 23 Office Properties, one full-service hotel property, and two destination health and fitness resorts during the year ended December 31, 1996 which resulted in $35.5 million of incremental revenues; and (ii) 20 Office Properties and three full-service hotel properties during 1995 which resulted in $43.9 million of incremental revenues; which was offset by a $.9 million decrease in revenues from the Office Properties owned in 1994.

     Total expenses increased $65.7 million, or 66.3%, to $164.8 million for the year ended December 31, 1996, as compared to $99.1 million for the year ended December 31, 1995. An increase in rental property operating expenses of $27.9 million, is primarily attributable to the acquisition of: (i) 23 Office Properties, one full-service hotel, and two destination health and fitness resorts during the year ended December 31, 1996 which resulted in $14.0 million of incremental expenses; and (ii) 20 Office Properties and three full-service hotel properties during 1995 which resulted in $14.1 million of incremental expenses; which was offset by a $.2 million decrease in expense from the Office Properties owned in 1994. Depreciation and amortization increased $12.8 million primarily due to the property acquisitions during 1996 and 1995. An increase in interest expense of $24.1 million is primarily attributable to $27.1 million of interest payable under the terms of the three new long-term financing arrangements entered into between August 1995 and March 1996, proceeds of which were used to repay the Credit Facility and to fund property acquisitions in 1995 and 1996 and $2.1 million of interest payable under LaSalle Note III, which was assumed in the Greenway Plaza Portfolio transaction. This increase was offset by a $5.1 million decrease in interest expense on the Credit Facility, primarily due to a lower average outstanding balance throughout the year. An increase in corporate general and administrative expenses of $.9 million was attributable to incremental costs associated with the corporate operations of the Operating Partnership as a direct result of recent property additions to the Operating Partnership's portfolio.

     Income before minority interest and extraordinary item increased from $36.4 million for the year ended December 31, 1995 to $48.0 million for the year ended December 31, 1996, an increase of $11.6 million, for the reasons discussed above.


   COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994


     The changes in operating results from year end December 31, 1995 to 1994 are primarily the result of increases in the total square feet of the Operating Partnership's real estate portfolio due to significant acquisitions made subsequent to May 5, 1994. The weighted average square feet of consolidated properties for the year ended December 31, 1995 and 1994 were approximately 6.5 and 3.6 million, respectively, which represents an 80.6% increase.

     The consolidated statement of operations for the year ended December 31, 1995 includes the results of operations of 30 Office Properties, two Retail Properties, three Hotel Properties and interests in three Residential Development Corporations for all or a portion of the year. The combined statement of operations for the year ended December 31, 1994 includes the results of operations of ten Office Properties, two Retail Properties and interests in two Residential Development Corporations for all or a portion of the year.

     Revenues from rental properties increased approximately $55.9 million, or 82.7%, to $123.5 million for the year ended December 31, 1995, as compared to $67.6 million for the year ended December 31, 1994. This increase is attributable to: (i) an increase in revenue of $.8 million from the Office and Retail Properties owned as of May 5, 1994, which is offset by a $.7 million lease termination fee received in July 1994 at Continental Plaza; (ii) the acquisition of six Office Properties between May 5, 1994 and December 31, 1994 which resulted in $25.5 million of incremental revenue; and (iii) the acquisition of 20 Office Properties and three Hotel Properties in 1995 which resulted in $30.3 million of incremental revenue.

     The increase in interest and other income of $5.2 million for the year ended December 31, 1995, is primarily attributable to the $2.3 million net profit from the sale of co-investment rights in the Ritz-Carlton Hotel Company, interest income of $1.2 million and $.4 million due to the acquisition of the Biltmore Note and Spectrum Center mortgage note, respectively, and interest earned on a greater amount of short-term cash investments outstanding during 1995.

     The decrease in lot sale revenue and corresponding increase in income from investments in real estate mortgages and common stock of Residential Development Corporations for the year ended December 31, 1995, is a result of a change in accounting treatment resulting from the non-controlling interest held after the Company's formation transactions. On a comparative basis, residential development lot sale revenue increased approximately $1.0 million, or 10.4%, to $10.6 million for the year ended December 31, 1995, compared to $9.6 million for the year ended December 31, 1994. The increase was attributable to 150 lot closings (Mira Vista -- 131 and Falcon Point -- 19) for the year ended December 31, 1995, as compared to 117 lot closings (Mira Vista -- 73 and Falcon
Point -- 44) for the year ended December 31, 1994. Residential development expenses increased approximately $.7 million, or 13.2%, to $6.0 million for the year ended December 31, 1995, as compared to $5.3 million for the year ended December 31, 1994. The increase was attributable to the increased lot closings discussed above and a $.5 million income tax provision incurred for the year ended December 31, 1995, which was not required in 1994.

     Total expenses increased $36.8 million, or 59.1%, to $99.1 million for the year ended December 31, 1995, as compared to $62.3 million for the year ended December 31, 1994. The increase in rental property operating expenses of $18.3 million is attributable to: (i) the acquisition of six Office Properties between May 5, 1994 and December 31, 1994 which resulted in $9.6 million of incremental expenses; (ii) the acquisition of 20 Office Properties and three Hotel Properties in 1995 which resulted in $9.7 million of incremental expenses; and
(iii) offset by a $1.0 million decrease in expenses from the Office and Retail Properties owned as of May 5, 1994. Depreciation and amortization increased $6.0 million due to the acquisitions in 1994 and 1995. The increase in interest expense and amortization of deferred financing costs of $10.4 million and $1.5 million, respectively, is primarily attributable to an increase in borrowings under the Operating Partnership's $150 million Credit Facility and the addition of long-term debt pursuant to a financing arrangement with Nomura Asset Capital Corporation ("Nomura"). The borrowings were used primarily to fund property acquisitions. The increase in corporate general and administrative expenses of $2.0 million was attributable to a complete year of Operating Partnership operations in 1995 versus a partial year in 1994 and also, to incremental costs associated with the corporate operations of the Operating Partnership as a direct result of property additions to the Operating Partnership's portfolio. These increases were offset by an aggregate decrease in cost of lot sales and residential development operating expenses of $1.4 million as a result of the non-controlling interest held after the Company's formation transactions.

     Income before minority interest and extraordinary item increased from $11.0 million for the year ended December 31, 1994 to $36.4 million for the year ended December 31, 1995, an increase of $25.4 million, for the reasons discussed above.

LIQUIDITY AND CAPITAL RESOURCES


     Cash and cash equivalents were $46.7 million and $25.5 million at September 30, 1997 and December 31, 1996, respectively. The increase is attributable to $1,752.4 million and $134.7 million of cash provided by financing and operating activities, respectively, offset by $1,865.9 million used in investing activities. The Operating Partnership's inflow of cash provided by financing activities is primarily attributable to proceeds received from the Company's offerings ($761.8 million), the net borrowings under the Credit Facility and borrowings under the short-term BankBoston notes ($711.5 million), and proceeds from the Notes offering ($400.0 million). These sources were partially offset by the distributions paid to partners ($93.2 million) and the distribution of Crescent Operating shares to partners of the Operating Partnership ($11.9 million). The cash inflow from operating activities is primarily attributable to: (i) property operations; (ii) a decrease in restricted cash reserves for payment of real estate taxes; and (iii) an increase in accounts payable which is primarily attributable to 1997 acquisitions. The inflows from operating activities were partially offset by an increase in other assets which is primarily attributable to the purchase of the Magellan warrants ($12.5 million). The Operating Partnership utilized $1,865.9 million of cash flow primarily in the following investing activities: (i) the acquisition of 23 Office Properties and 91 Behavioral Healthcare Facilities ($1,356.3 million); (ii) notes receivable ($134.9 million) primarily attributable to the acquisition of a note receivable secured by a hotel property ($6.3 million), the acquisition as a part of the Carter-Crowley transaction of certain secured and unsecured promissory notes relating primarily to the Dallas Mavericks ($56.1 million), loans to Crescent Operating ($37.0 million), loans to DMPLP ($26.2 million) and loans to Houston Area Development Corporation ($3.5 million); (iii) investments in unconsolidated companies ($328.5 million) primarily attributable to DBL Holdings, Inc. ($12.6 million), Desert Mountain Development Corporation ($210.9 million), Woodland Commercial Properties Company, L.P. ($38.6 million), and Woodlands Land Development Company, L.P. ($41.2 million); and (iv) capital expenditures for rental properties ($14.5 million) primarily attributable to non-recoverable building improvements for the Office and Retail Properties, and replacement of furniture, fixtures and equipment for the Hotel Properties; and (v) recurring and non-recurring tenant improvement and leasing costs for the Office and Retail Properties ($27.1 million).


     Capital Activities: On February 14, 1997, the Company filed a shelf registration with the Commission for an aggregate of $1.2 billion of common shares, preferred shares and warrants exercisable for common shares. Securities issued under the registration statement (an aggregate of $1,184 million to date) were offered from time to time in amounts, at prices, and on terms that were determined at the time of the offering. Net proceeds from the offerings of these securities were used as described in the notes to the Financial Statements for the Operating Partnership for the nine months ended September 30, 1997, included herein, for general business purposes, including the acquisition and development of additional properties and other acquisition transactions, the payment of certain outstanding debt, and improvements to certain properties.


     On April 28, 1997, the Company completed an offering (the "April 1997 Offering") of 24,150,000 common shares (including the underwriters' overallotment option) at $25.375 per share. Net proceeds from the April 1997 Offering to the Company after underwriting discount of $29.2 million and other offering costs of $3.0 million were approximately $580.6 million. On May 14, 1997, the Company completed an additional offering of 500,000 common shares to several underwriters who participated in the April 1997 Offering. The common shares were sold at $25.875 per share, with gross proceeds of $12.9 million (collectively, the "Offerings"). Net proceeds from the Offerings were contributed to the Operating Partnership in exchange for an increased limited partner interest.

     In the second quarter of 1997, the Operating Partnership used net proceeds of $593.5 million from the Offerings and approximately $314.7 million from borrowings under the Credit Facility and $160.0 million of short-term borrowings from BankBoston (i) to fund approximately $30.0 million in connection with the formation and capitalization of Crescent Operating; (ii) to repay the $150.0 million BankBoston short-term note payable; (iii) to reduce by $131.0 million borrowings under the Credit Facility; (iv) to fund approximately $306.3 million of the purchase price of the Carter-Crowley Portfolio acquired by the Operating Partnership and (v) to fund the commitments of the Operating Partnership and Crescent Operating related to the Magellan transaction totaling approximately $419.7 million. The remaining $31.2 million has been used for working capital purposes.

     On August 12, 1997, the Company entered into two transactions with affiliates of Union Bank of Switzerland ("UBS"). In one transaction, the Company sold 4,700,000 common shares at $31.5625 per share to UBS Securities, LLC for approximately $148 million (approximately $145 million of net proceeds) ("UBS Offering"). In the other transaction, the Company entered into a forward share purchase agreement with Union Bank of Switzerland, London Branch ("UBS-LB") which provides that the Company will purchase 4,700,000 common shares from UBS-LB within one year. The purchase price will be determined on the date the Company settles the agreement and will include a forward accretion component, minus an adjustment for the Company's distribution rate. The Company may complete the settlement for cash or common shares at its option. The net proceeds, which were contributed to the Operating Partnership, were used to repay borrowings under the Credit Facility.

     In September 1997, the Notes along with the Company's cumulative preferred stock and non-cumulative and junior preferred stock issuable under the Company's shelf registration were assigned investment grade ratings from Moody's Investors Service.


     On October 8, 1997, the Company completed an offering ("October 1997 Offering") of 10,000,000 common shares at $39.00 per share. Net proceeds from the October 1997 Offering to the Company after underwriting discount of $19.9 million were approximately $371.1 million (with other estimated offering costs of $1.5 million). The net proceeds of $370.1 million, which were contributed to the Operating Partnership, were used to partially repay approximately $325.1 million of borrowings under the Credit Facility and to fund approximately $45.0 million of the purchase price of the U.S. Home Building.

     On October 29, 1997, the Company filed a shelf registration with the Commission for an aggregate of $1.5 billion of common shares, preferred shares and warrants exercisable for common shares. Any securities issued under the registration statement may be offered from time to time in amounts, at prices, and on terms to be determined at the time of the offering. Management believes this shelf registration will provide the Company with more efficient and immediate access to the capital markets at such time as it is considered appropriate. Net proceeds from any offering of these securities are expected to be contributed to the Operating Partnership to be used for general business purposes, including the acquisition and development of additional properties and other acquisition transactions, the payment of certain outstanding debt, and improvements to certain properties.


     On December 12, 1997, the Company entered into two transactions with Merrill Lynch International. In one transaction, the Company sold 5,375,000 Common Shares to Merrill Lynch International for approximately $205 million and received approximately $199.9 million in net proceeds. In the other transaction, the Company entered into a swap agreement (the "Swap Agreement") with Merrill Lynch International relating to 5,375,000 Common Shares (the "Settlement Shares"), pursuant to which the Selling Shareholder will sell, as directed by the Company on or before December 12, 1998, a sufficient number of Common Shares to achieve net sales proceeds equal to the market value of the Settlement Shares on December 12, 1997, plus a forward accretion component, minus an adjustment for the Company's distribution rate. The precise number of Common Shares that will be required to be sold pursuant to the Swap Agreement will depend primarily on the market price of the Common Shares at the time of settlement. If such number of Common Shares is greater than the number of Settlement Shares as a result of a decrease in the market price of the Common Shares, the Company will deliver additional Common Shares to Merrill Lynch International. If such number of Common Shares is less than the number of Settlement Shares as a result of an increase in the market price of the Common Shares, Merrill Lynch International will deliver Common Shares or, at the option of the Company, cash to the Company.



     In August 1997, the Operating Partnership completed the construction of a Class A office building in Austin, Texas for approximately $9.6 million. The project was financed through a construction loan, which was repaid in September 1997 from proceeds of the September 1997 Notes Offering.



     Additional development commitments of the Operating Partnership consist of two parking garages, with construction costs in total estimated at $19.1 million. Currently, the Operating Partnership has incurred approximately $5.4 million for the development of the two garages which has been funded through cash flow provided by operating activities.



     Indebtedness. The existing indebtedness of the Operating Partnership as of December 31, 1997, is set forth in the table below:

                                                                                                  BALANCE
                                                       INTEREST RATE AT                         OUTSTANDING
                                         MAXIMUM         DECEMBER 31,       EXPIRATION        AT DECEMBER 31,
            DESCRIPTION                 BORROWINGS           1997              DATE                1997
            -----------                 ----------     ----------------     ----------      -------------------
SECURED FIXED RATE DEBT:
  LaSalle Note I(1).................  $  239,000,000         7.83%          August 2027       $  239,000,000
  LaSalle Note II(2)................     161,000,000         7.79%          March 2028           161,000,000
  CIGNA Note(3).....................      63,500,000         7.47%         December 2002          63,500,000
  Northwestern Life Note(4).........      26,000,000         7.66%         January 2004           26,000,000
  Metropolitan Life Note I(5)(6)....      12,136,000         8.88%        September 2001          12,109,000
  Nomura Funding VI Note(6)(7)......       8,700,000        10.07%           July 2020             8,691,000
  Metropolitan Life Note II(8)......      45,000,000         6.93%         January 2003           45,000,000
  Rigney Promissory Note(9).........         800,000         8.50%           June 2012               800,000
                                      --------------       ------                             --------------
          Subtotal/Weighted
            Average.................  $  556,136,000         7.75%                            $  556,100,000
                                      --------------       ------                             --------------
SECURED VARIABLE RATE DEBT:
  LaSalle Note III(6)(10)...........  $  115,000,000         8.07%           July 1999        $  115,000,000
  Chase Manhattan Note(11)..........      97,123,000         7.69%        September 2001          97,123,000
                                      --------------       ------                             --------------
          Subtotal/Weighted
            Average.................  $  212,123,000         7.90%                            $  212,123,000
                                      --------------       ------                             --------------
UNSECURED FIXED RATE DEBT:
  September Notes due 2002(12)......  $  150,000,000         6.63%        September 2002      $  150,000,000
  September Notes due 2007(12)......     250,000,000         7.13%        September 2007         250,000,000
                                      --------------       ------                             --------------
          Subtotal/Weighted
            Average.................  $  400,000,000         6.94%                            $  400,000,000
                                      --------------       ------                             --------------
UNSECURED VARIABLE RATE DEBT:
  Line of Credit(13)................  $  550,000,000         7.14%           June 2000        $  350,000,000
  BankBoston Bridge Loan(14)........     150,000,000         7.14%          March 1998            91,900,000
  BankBoston Note(14)...............     100,000,000         7.14%          August 1998          100,000,000
                                      --------------       ------                             --------------
          Subtotal/Weighted
            Average.................  $  800,000,000         7.14%                            $  541,900,000
                                      --------------       ------                             --------------
          TOTAL/WEIGHTED AVERAGE....  $1,968,259,000         7.38%                            $1,710,123,000
                                      ==============       ======                             ==============


---------------


 (1) The note provides for the payment of interest only through August 2002, followed by principal amortization based on a 25-year amortization schedule through maturity. In August 2007, the interest rate increases, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (August 2007) by making a final payment of approximately $220 million. The LaSalle Note I is secured by the Properties owned by Funding I. See "Structure of the Operating Partnership." The note or loan agreement prohibits Funding I from engaging in certain activities, including incurring liens on the Properties securing the note, pledging the Properties securing the note, incurring other indebtedness (except as specifically permitted in the note or loan agreement), canceling a material claim or debt owed to it, entering into an affiliate transaction (except as specifically permitted in the note or loan agreement), distributing funds derived from operation of the Properties securing the note (except as specifically permitted in the note or loan agreement), or creating easements with respect to the Properties securing the note.


 (2) The note provides for the payment of interest only through March 2003, followed by principal amortization based on a 25-year amortization schedule through maturity. In March 2006, the interest rate increases, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (March 2006) by making a final payment of approximately $154 million. The LaSalle Note II is secured by the Properties owned by Funding II. See "Structure of the Operating Partnership." The note or loan agreement prohibits Funding II from engaging in certain activities, including incurring liens on the Properties securing the note, pledging the Properties securing the note, incurring other indebtedness (except as specifically permitted in the note or loan agreement), canceling a material claim or debt owed to it, entering into an affiliate transaction (except as specifically permitted in the note or loan agreement), distributing funds derived from operation of the Properties securing the note (except as specifically permitted in the note or loan agreement), or creating easements with respect to the Properties securing the note.


 (3) The note requires payments of interest only during its term. The CIGNA Note is secured by MCI Tower and Denver Marriott City Center. The note or loan agreement has no negative covenants.


 (4) The note requires payments of interest only during its term. The Northwestern Life Note is secured by 301 Congress Avenue. The note or loan agreement requires a subsidiary of the Operating Partnership to maintain compliance with a number of customary covenants, including maintaining the Property that secures the note in compliance with applicable laws and not creating any other liens against such Property.


 (5) The note requires monthly payments of principal and interest and is secured by five of The Woodlands Office Properties. The note or loan agreement has no negative covenants.


 (6) The note was assumed in connection with an acquisition and was not subsequently retired by the Operating Partnership because of prepayment penalties.


 (7) Under the terms of the note, principal and interest are payable based on a 25-year amortization schedule. In July 1998, the Operating Partnership may defease the note by purchasing Treasury obligations to pay the note without penalty. The Nomura Funding VI Note is secured by Canyon Ranch-Lenox, the Property owned by Funding VI. See "Structure of the Operating Partnership." In July 2010, the interest rate due under the note will change to a 10-year Treasury yield plus 500 basis points or, if the Operating Partnership so elects, it may repay the note without penalty. The note or loan agreement requires Funding VI to maintain compliance with a number of customary covenants, including a debt service coverage ratio for the Property that secures the note, a restriction on the ability to transfer or encumber the Property that secures the note, and covenants related to maintaining its single purpose nature, including restrictions on ownership by Funding VI of assets other than the Property that secures the note, restrictions on the ability to incur indebtedness and make loans and restrictions on operations.


 (8) The note requires principal and interest to be payable based on a 25-year amortization schedule through maturity, at which time the outstanding principal balance is due and payable. The Met Life note is secured by Energy Centre. The note or loan agreement requires the Operating Partnership to maintain compliance with a number of customary covenants, including maintaining the Property that secures the note and not creating any lien with respect to or otherwise encumbering such Property.


 (9) The note requires quarterly payments of principal and interest based on a 15-year amortization schedule through maturity. The note is secured by a parcel of land located across from an Office Property. The note or loan agreement has no negative covenants.


(10) The note bears interest at the rate for 30-day LIBOR plus a weighted average rate of 2.135% (subject to a rate cap of 10%), and requires payments of interest only during its term. The LaSalle Note III is secured by the Properties owned by Funding III, IV and V. See "Structure of the Operating Partnership." The note or loan agreement prohibits Fundings III, IV and V from engaging in certain activities, including using the Properties securing the note in certain ways, imposing any restrictions, agreements or covenants that run with the land upon the Properties securing the note, incurring additional indebtedness (except as specifically permitted in the note or loan agreement), canceling or releasing a material claim or debt owed to it, or distributing funds derived from operation of the Properties securing the note (except as specifically permitted in the note or loan agreement).


(11) The note bears interest at the rate for 30-day LIBOR plus 1.75 basis points and requires payment of interest only during its term. The Chase Manhattan Bank note is secured by Fountain Place. The note or loan agreement has no negative covenants.


(12) The September Notes are unsecured and require payments of interest only during their terms. The interest rate on the September Notes is subject to temporary increase by 50 basis points in the event that the Exchange Offer is not consummated or a shelf registration statement with respect to the resale of the September Notes declared effective by the Commission on or before March 21, 1998. The interest rate on the September Notes also is subject to temporary or permanent increase by 37.5 basis points in the event that, within the period from September 22, 1997 to September 22, 1998, such notes are not assigned do not continue to be assigned an Investment Grade Rating by specified rating agencies. These adjustments may apply simultaneously.


(13) The Credit Facility is unsecured with an interest rate of the Eurodollar rate plus 120 basis points. The Credit Facility requires the Operating Partnership to maintain compliance with a number of customary financial and other covenants on an ongoing basis, including leverage ratios based on book value and debt service coverage ratios, limitations on additional secured and total indebtedness and distributions, limitations on additional investments and the incurrence of additional liens, restrictions on real estate development activity and a minimum net worth requirement.


(14) The note is unsecured with an interest rate of the Eurodollar rate plus 120 basis points. The note requires payments of interest only during its term. The note or loan agreement has no negative covenants.



     The combined aggregate principal amounts either at maturity or in the form of scheduled principal installments due pursuant to borrowings under the Credit Facility and other indebtedness of the Operating Partnership are as follows:



                                                              (IN THOUSANDS)
1998........................................................     $193,038
1999........................................................      116,223
2000........................................................      351,322
2001........................................................      109,149
2002........................................................      215,619
Thereafter..................................................      724,772



     Based on the Company's total market capitalization of $6.4 billion at September 30, 1997 (at a $40.00 share price, which was the closing price of the common shares on the NYSE on September 30, 1997, and including the full conversion of all units of minority interest in the Operating Partnership plus total indebtedness), the Operating Partnership's debt represented 28% of its total market capitalization. The Operating Partnership currently intends to maintain a conservative capital structure with total debt targeted at 40% of total market capitalization.


     The Operating Partnership expects to meet its short-term liquidity requirements primarily through cash flow provided by operating activities, which the Operating Partnership believes will be adequate to fund normal recurring operating expenses, debt service requirements, recurring capital expenditures, and distributions to shareholders and unitholders. To the extent the Operating Partnership's cash flow from operating activities is not sufficient to finance non-recurring capital expenditures, such as investment property acquisition costs or tenant improvement and leasing costs related to previously unoccupied space, the Operating Partnership expects to finance such activities with proceeds available under the Credit Facility, available cash reserves and other debt and equity financing.

     The Operating Partnership expects to meet its long-term liquidity requirements, consisting primarily of maturities under the Operating Partnership's fixed and variable rate debt, through long-term secured and unsecured borrowings and the issuance of debt securities and/or additional equity securities of the Company or Operating Partnership.

     The Company intends to maintain its qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, the Company will generally not be subject to corporate federal income taxes as long as it satisfies certain technical requirements of the Code, including the requirement to distribute 95% of its taxable income to its shareholders.

FUNDS FROM OPERATIONS


     Funds from Operations ("FFO"), based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net income (loss) (determined in accordance with generally accepted accounting principles or "GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. The Operating Partnership considers FFO an appropriate measure of performance of an equity REIT due to the fact that income-producing real estate such as that owned by the Operating Partnership has not historically depreciated in the manner reflected by GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs, and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Operating Partnership's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Operating Partnership's ability to make distributions. The Operating Partnership has historically distributed an amount less than FFO, primarily due to reserves required for capital expenditures, including leasing costs. The aggregate cash distributions paid to partners for the nine months ended September 30, 1997 and 1996 were $93.2 and $47.6 million, respectively. An increase in FFO does not necessarily result in an increase in aggregate distributions because the General Partner is not required to increase distributions on a quarterly basis unless necessary in order to enable the Company to maintain REIT status. However, the Company must distribute 95% of its real estate investment trust taxable income (as defined in the Code). A significant increase in FFO will generally require an increase in distributions to partners although not necessarily on a proportionate basis. Accordingly, the Operating Partnership believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Operating Partnership, FFO should be considered in conjunction with the Operating Partnership's net income (loss) and cash flows as reported in the consolidated financial statements and notes thereto. However, the Operating Partnership's measure of FFO may not be comparable to similarly titled measures of other REIT's because these REIT's may not apply the definition of FFO in the same manner as the Operating Partnership.


                      STATEMENTS OF FUNDS FROM OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                   NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                              ---------------------------
                                                                  1997           1996
                                                              ------------    -----------
Income before minority interests............................  $     84,266    $    26,735
Adjustments:
  Depreciation and amortization of real estate assets.......        49,434         28,488
  Adjustment for investments in real estate mortgages and
     common stock of unconsolidated companies...............         2,107          1,473
  Minority interest in joint ventures.......................        (1,192)          (955)
                                                              ------------    -----------
Funds from operations.......................................  $    134,615    $    55,741
                                                              ============    ===========
Weighted average common shares outstanding and issuable in
  exchange for units........................................   100,592,573     58,116,124

          RECONCILIATION OF FUNDS FROM OPERATIONS TO NET CASH PROVIDED
                            BY OPERATING ACTIVITIES
                             (DOLLARS IN THOUSANDS)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1997       1996
                                                              --------    -------
Funds from operations.......................................  $134,615    $55,741
Adjustments:
  Depreciation and amortization of non-real estate assets...       905        578
  Amortization of deferred financing costs..................     2,157      2,065
  Minority interest in joint ventures profit and
     depreciation and amortization of real estate assets....     1,693      1,228
  Adjustment in investments in real estate mortgages and
     common stock of unconsolidated companies...............    (2,107)    (1,473)
  Change in deferred rent receivable........................   (14,432)    (2,932)
  Change in current assets and liabilities..................    11,994     (5,345)
  Other.....................................................       (95)      (272)
                                                              --------    -------
Net cash provided by operating activities...................  $134,730    $49,590
                                                              ========    =======

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The Operating Partnership's ratio of earnings to fixed charges for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995 and the period from May 4, 1994 to December 31, 1994 were 2.42, 2.01, 2.60 and 3.85, respectively.

     Prior to the Operating Partnership's commencement of operations in May 1994, the Operating Partnership's predecessors, which consisted of a group of affiliated entities owned and controlled by Mr. Rainwater, utilized traditional single asset mortgage loans and construction loans as their principal source of outside capital. In connection with completion of the initial public offering of the Company's Common Shares in May 1994, the predecessor entities were reorganized into a single consolidated entity and substantially deleveraged their asset base. As a result of these factors, the Operating Partnership does not consider information relating to the ratio of earnings to fixed charges for the periods prior to the completion of the initial public offering to be meaningful.

     For the purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before taxes and extraordinary items. Fixed charges consist of interest costs, including amortization of debt discount and deferred financing fees, whether capitalized or expensed.

                            BUSINESS AND PROPERTIES

     The Company is a fully integrated real estate company operating as a REIT for federal income tax purposes. The Operating Partnership holds substantially all of the Company's assets, including interests in the Properties, and conducts substantially all of the Company's operations, including providing management, leasing and development services for certain of the Properties.

PROPERTIES


     Appendix A contains information concerning each Property the book value of which amounted to 10 percent or more of the total assets of the Operating Partnership and its Subsidiaries as of the date hereof or the gross revenue from which for the last fiscal year amounted to 10 percent or more of the aggregate gross revenues of the Operating Partnership and its Subsidiaries for the year ended December 31, 1996.


                               OFFICE PROPERTIES


     The Office Properties are located primarily in Dallas/Fort Worth and Houston, Texas. The Operating Partnership's office properties in Dallas/Fort Worth and Houston will represent, after giving effect to the Pending Investments in office properties and the investments in Office Properties completed after January 1, 1997, an aggregate of approximately 74% of its office portfolio based on total net rentable square feet (41% and 33% for Dallas/Fort Worth and Houston, respectively) and, on a pro forma basis, after giving effect to the Pending Investments in office properties and the investments in Office Properties completed after January 1, 1997, as if they had occurred on January 1, 1997, would have accounted for approximately 75% of Office Property rental revenues (44% and 31%, respectively) for the nine months ended September 30, 1997.



     The following table sets forth certain information about the Office Properties as of September 30, 1997, assuming completion of the Pending Investments in office properties and including the investments in Office Properties completed after September 30, 1997. Based on annualized base rental revenues from office leases in place as of September 30, 1997 and assuming completion of the Pending Investments in Office Properties and including the investments in Office Properties completed after September 30, 1997, no single tenant would account for more than 4% of the Operating Partnership's total annualized office property rental revenues for 1997.



                                                                                        Weighted
                                                                                        Average
                                                                  Net                 Full-Service
                                                               Rentable               Rental Rate
                                                     Year        Area       Percent    Per Leased
    State, City, Property          Submarket       Completed   (Sq. Ft.)    Leased     Sq. Ft.(1)       Significant Tenants(2)
-----------------------------  ------------------  ---------  -----------   -------   ------------   ----------------------------
TEXAS
 DALLAS
   The Crescent Office
     Towers..................  Uptown/Turtle         1985       1,210,899      98%      $ 25.86                   --
                               Creek
   Fountain Place(3).........  CBD                   1986       1,200,266      94         14.90      Hunt Consolidated
   Trammell Crow Center(4)...  CBD                   1984       1,128,331      83(5)      23.25      Jones, Day, Reavis and Pogue
   Bank One Center(3)(6).....  CBD                   1987       1,530,957      70         19.52      Bank One Texas, N.A.; Vial,
                                                                                                      Hamilton, Koch & Knox, LLP
   Stemmons Place............  Stemmons Freeway      1983         634,381      89         13.45      Aetna Life Insurance Company
   Spectrum Center(7)........  Far North Dallas      1983         598,250      93         16.84      Federal Deposit Insurance
                                                                                                      Corp.; Frito-Lay, Inc.
   Waterside Commons.........  Las Colinas           1986         458,739     100         13.72      Sprint Communications
                                                                                                      Company L.P.
   Caltex House..............  Las Colinas           1982         445,993      96         23.43      Caltex Petroleum Corporation
   Reverchon Plaza...........  Uptown/Turtle         1985         374,165      92(5)      14.75      BloomFCA!, Inc.; Pusker
                               Creek                                                                  Gibbon Chapin, Inc.
   The Aberdeen..............  Far North Dallas      1986         320,629     100         17.31      Tricon Restaurant Services
                                                                                                      Group, Inc.
   MacArthur Center I & II...  Las Colinas         1982/1986      294,069      99         17.02      Federal Home Loan Bank of
                                                                                                      Dallas
   Stanford Corporate
     Centre..................  Far North Dallas      1985         265,507     100         14.74      TENET Healthcare, Inc.
   The Amberton..............  Central Expressway    1982         255,052      79         10.58      Pacific Southwest Bank,
                                                                                                      F.S.B.
   Concourse Office Park.....  LBJ Freeway         1972-1986      244,879      90         11.61                   --
   12404 Park Central........  LBJ Freeway           1987         239,103      63(5)      15.59      Steak & Ale Restaurant
                                                                                                      Corporation

                                                                                        Weighted
                                                                                        Average
                                                                  Net                 Full-Service
                                                               Rentable               Rental Rate
                                                     Year        Area       Percent    Per Leased
    State, City, Property          Submarket       Completed   (Sq. Ft.)    Leased     Sq. Ft.(1)       Significant Tenants(2)
-----------------------------  ------------------  ---------  -----------   -------   ------------   ----------------------------
   Palisades Central II......  Richardson/Plano      1985         237,731     100         15.05      United States Data
                                                                                                      Corporation; Northern
                                                                                                      Telecom, Inc.; Lyons
                                                                                                      Partnership, L.P.
   3333 Lee Parkway..........  Uptown/Turtle         1983         233,484      39(5)      17.38      PageMart Wireless, Inc.
                               Creek
   Liberty Plaza I & II......  Far North Dallas    1981/1986      218,813     100         12.82      Intecom, Inc.; Anthem Group
                                                                                                      Services Corporation
   The Addison...............  Far North Dallas      1981         215,016     100         14.95      Comp USA, Inc.
   The Meridian..............  LBJ Freeway           1984         213,915      97         12.89      OpenConnect Systems
                                                                                                      Incorporated
   Palisades Central I.......  Richardson/Plano      1980         180,503     100         13.40      ITEX Corporation
   Walnut Green..............  Central Expressway    1986         158,669      97         13.05      Cinemark USA, Inc.
   Greenway II...............  Richardson/Plano      1985         154,329     100         19.02      Northern Telecom, Inc.
   Addison Tower.............  Far North Dallas      1987         145,886      97         12.84                   --
   5050 Quorum...............  Far North Dallas      1981         133,594      96(5)      14.10                   --
   Cedar Springs Plaza.......  Uptown/Turtle         1982         110,923      89         15.00      Larkin, Meeder & Scheiwdel,
                               Creek                                                                  Inc.
   Greenway IA...............  Richardson/Plano      1983          94,784     100         14.31      Northern Telecom, Inc.
   Valley Centre.............  Las Colinas           1985          74,861      99         13.18                   --
   Greenway I................  Richardson/Plano      1983          51,920     100         14.31      Northern Telecom, Inc.
   One Preston Park..........  Far North Dallas      1980          40,525      87         13.37                   --
                                                              -----------    ----       -------
     Subtotal/Weighted
       Average...............                                  11,466,173      89%      $ 17.69
                                                              -----------    ----       -------
 FORT WORTH
   Continental Plaza.........  CBD                   1982         954,895      54%(5)   $ 15.99      Burlington Northern Santa Fe
                                                              -----------    ----       -------
                                                                                                     Railroad
 HOUSTON
   Greenway Plaza Office
     Portfolio(8)............  Richmond/Buffalo    1969-1982    4,286,277      82%(5)   $ 13.63      The Coastal Corporation
                                Speedway
   Houston Center(9).........  CBD                 1974-1983    2,764,418      92         14.14                   --
   Post Oak Central(9)(10)...  West Loop/Galleria  1974-1981    1,277,516      95         13.93      Apache Corporation
   The Woodlands Office
     Properties(11)..........  The Woodlands       1980-1996      812,227      94         14.48                   --
   Three Westlake Park(12)...  Katy Freeway          1983         414,251     100         13.58      Amoco Production Company
   U.S. Home Building(3).....  West Loop/Galleria    1982         399,777      87         16.84                   --
                                                              -----------    ----       -------
     Subtotal/Weighted
       Average...............                                   9,954,466      88%      $ 14.01
                                                              -----------    ----       -------
 AUSTIN
   Frost Bank Plaza..........  CBD                   1984         433,024      74%      $ 16.79                   --
   301 Congress Avenue(13)...  CBD                   1986         418,338      95         22.90      IBM Corporation; Lumberman's
                                                                                                      Investment Corporation
   Bank One Tower............  CBD                   1974         389,503      95         15.68      Texas Workers' Compensation
                                                                                                      Insurance Fund
   Austin Centre(3)..........  CBD                   1986         343,664      85         17.99      Investors Life Insurance
                                                                                                     Company of North America
   The Avallon...............  Northwest           1993/1997      232,301(14)    79(5)     17.04     BMC Software, Inc.
   Barton Oaks Plaza One.....  Southwest             1986          99,792      94         19.30      Iguana Entertainment, Inc.
                                                              -----------    ----       -------
       Subtotal/Weighted
        Average..............                                   1,916,622      86%      $ 18.29
                                                              -----------    ----       -------
COLORADO
 DENVER
   MCI Tower.................  CBD                   1982         550,807      98%      $ 17.10      Atlantic Richfield Company
   Ptarmigan Place...........  Cherry Creek          1984         418,565      82(5)      15.58      Janus Capital Corporation
   Regency Plaza One.........  DTC                   1985         309,862      86         20.40      Nextel Communications
   AT&T Building.............  CBD                   1982         169,610      92         13.65      AT&T Corp.
   The Citadel...............  Cherry Creek          1987         130,652      98         19.03                   --
   55 Madison................  Cherry Creek          1982         125,690      87         15.47                   --
   44 Cook...................  Cherry Creek          1984         119,366      79(5)      17.82      Allmerica Financial
                                                              -----------    ----       -------
       Subtotal/Weighted
        Average..............                                   1,824,552      90%      $ 17.06
                                                              -----------    ----       -------
 COLORADO SPRINGS
   Briargate Office and
     Research Center.........  Colorado Springs      1988         252,857     100%      $ 15.23      The Principal Mutual Life
                                                              -----------    ----       -------
                                                                                                      Insurance Company
FLORIDA
 MIAMI
   Miami Center..............  Downtown/CBD          1983         782,686      78%      $ 23.50                   --
                                                              -----------    ----       -------

                                                                                        Weighted
                                                                                        Average
                                                                  Net                 Full-Service
                                                               Rentable               Rental Rate
                                                     Year        Area       Percent    Per Leased
    State, City, Property          Submarket       Completed   (Sq. Ft.)    Leased     Sq. Ft.(1)       Significant Tenants(2)
-----------------------------  ------------------  ---------  -----------   -------   ------------   ----------------------------
ARIZONA
 PHOENIX
   Two Renaissance Square....  Downtown/CBD          1990         476,373      89%      $ 23.31      Lewis & Roca
   6225 North 24th Street....  Camelback Corridor    1981          86,451      67         21.24      Employee Solutions, Inc.
                                                              -----------    ----       -------
       Subtotal/Weighted
        Average..............                                     562,824      85%      $ 22.99
                                                              -----------    ----       -------
LOUISIANA
 NEW ORLEANS
   1615 Poydras..............  CBD                   1984         508,741      75%      $ 14.62      FM Service Company
   Energy Centre(3)..........  CBD                   1984         761,500      77         14.63                   --
                                                              -----------    ----       -------
       Subtotal/Weighted
        Average..............                                   1,270,241      76%      $ 14.63
                                                              -----------    ----       -------
NEBRASKA
 OMAHA
   Central Park Plaza........  CBD                   1982         409,850     100%      $ 13.21      Acceptance Insurance
                                                              -----------    ----       -------
                                                                                                      Company; First National
                                                                                                      Bank of Omaha
NEW MEXICO
 ALBUQUERQUE
   Albuquerque Plaza.........  CBD                   1990         366,236      94%      $ 18.26      U.S. West Communications;
                                                              -----------    ----       -------
                                                                                                     Rodey, Dickason, Sloan,
                                                                                                      Akin & Robb, P.A.
CALIFORNIA
 SAN FRANCISCO
   160 Spear Street..........  South of              1984         276,420      83%      $ 22.66      Providian National
                               Market/CBD
                                                              -----------    ----       -------
                                                                                                     Bancorp; Sedwick
                                                                                                      James of California, Inc.
 SAN DIEGO
   Chancellor Park(15).......  UTC                   1988         195,733      86%(5)   $ 20.64      Van Camp Seafood
                                                              -----------    ----       -------
                                                                                                     Company
       TOTAL WEIGHTED
        AVERAGE..............                                  30,233,555      87%(5)   $ 16.54
                                                              ===========    ====       =======


---------------


 (1) Calculated based on base rent payable as of September 30, 1997, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles and including adjustments for expenses payable by or reimbursable from tenants.


 (2) Identifies tenants with leases that contributed 20% or more of total rental revenue paid at the Property as of September 30, 1997, on an annualized basis. These tenants have been separately identified because of the Operating Partnership's dependence on these tenants for a significant portion of its revenues from the identified Property. In addition to the listed tenants, tenants at the Office Properties include numerous tenants that do not, on an individual basis, contribute significantly to revenues from the Office Properties and that operate in a variety of industries. Many of those tenants may be substantially less well-capitalized than the listed tenants.


 (3) Acquired after September 30, 1997.


 (4) The Operating Partnership owns the principal economic interest in Trammell Crow Center through its ownership of fee simple title to the Property (subject to a ground lease and a leasehold estate regarding the building) and two mortgage notes encumbering the leasehold interests in the land and building.


 (5) Leases have been executed at certain Office Properties but had not commenced as of September 30, 1997. If such leases had commenced as of September 30, 1997, the percent leased for Office Properties would have been 91%. The total percent leased for such Properties would have been as follows: Trammell Crow Center -- 87%; Reverchon Plaza -- 99%; 12404 Park Central -- 100%; 3333 Lee Parkway -- 99%; 5050 Quorum -- 99%; Continental Plaza -- 100%; Greenway Plaza Office Portfolio -- 85%; The Avallon -- 100%; Ptarmigan Place -- 95%; 44 Cook -- 95%; and Chancellor Park -- 91%.


 (6) The Operating Partnership has a 50% general partner interest in the partnership that owns Bank One Center.


 (7) The Operating Partnership owns the principal economic interest in Spectrum Center through an interest in Spectrum Mortgage Associates L.P., which owns both a mortgage note secured by Spectrum Center and the ground lessor's interest in the land underlying the office building.


 (8) Consists of 10 Office Properties.


 (9) Consists of three Office Properties.


(10) Represents a Pending Investment.


(11) The Operating Partnership has a 75% limited partner interest and an indirect approximately 10% general partner interest in the partnership that owns the 12 Office Properties that comprise The Woodlands Office Properties.


(12) The Operating Partnership owns the principal economic interest in Three Westlake Park through its ownership of a mortgage note secured by Three Westlake Park.


(13) The Operating Partnership has a 1% general partner and a 49% limited partner interest in the partnership that owns 301 Congress Avenue.


(14) In August 1997, construction was completed on a 106,342 square foot office property. The entire building is leased to BMC Software, Inc., which is expected to occupy in stages over the next 19 months.


(15) The Operating Partnership owns Chancellor Park through its ownership of a mortgage note secured by the building and through its direct and indirect interests in the partnership which owns the building.

     The following table provides information for the Office Properties by state, city and submarket as of September 30, 1997, assuming completion of the Pending Investments in office properties and including the investments in Office Properties completed after September 30, 1997.



                                                                              PERCENT
                                                              PERCENT OF     LEASED AT      OFFICE
                                                   TOTAL         TOTAL       OPERATING     SUBMARKET
                                                 OPERATING     OPERATING    PARTNERSHIP     PERCENT      OPERATING      OFFICE
                                   NUMBER OF    PARTNERSHIP   PARTNERSHIP     OFFICE        LEASED/     PARTNERSHIP    SUBMARKET
     STATE, CITY, SUBMARKET        PROPERTIES     NRA(1)        NRA(1)      PROPERTIES    OCCUPIED(2)    SHARE OF      NRA(1)(2)
---------------------------------  ----------   -----------   -----------   -----------   -----------   -----------   -----------
CLASS A OFFICE PROPERTIES
TEXAS
 DALLAS
   CBD(6)........................        3        3,859,554        14%           81%(7)         80%          21%        $ 19.86
   Uptown/Turtle Creek...........        4        1,929,471         7            89(7)          90           34           25.23
   Far North Dallas..............        7        1,897,695         7            97(7)          98           31           24.20
   Las Colinas...................        4        1,273,662         5            98             96           19           25.67
   Richardson/Plano..............        5          719,267         3           100             99           21           21.07
   Stemmons Freeway..............        1          634,381         2            89             81           31           17.71
   LBJ Freeway...................        2          453,018         2            79(7)          94            5           23.46
                                        --      -----------        --            --             --           --         -------
     Subtotal/Weighted Average...       26       10,767,048        36%           89%            89%          21%        $ 22.39
                                        --      -----------        --            --             --           --         -------
 FORT WORTH
   CBD...........................        1          954,895         3%           54%(7)         83%          23%        $ 17.24
                                        --      -----------        --            --             --           --         -------
 HOUSTON
   CBD...........................        3        2,764,418        10%           92%            98%          11%        $ 15.63
   Richmond/Buffalo Speedway.....        4        1,994,274         7            95             93           51           16.39
   The Woodlands.................        7          486,140         2            95            100          100           15.01
   Katy Freeway..................        1          414,251         1           100             99           15           18.55
   West Loop/Galleria(6).........        4        1,677,293         1            93             94           13           18.18
                                        --      -----------        --            --             --           --         -------
     Subtotal/Weighted Average...       19        7,336,376        24%           94%            94%          16%        $ 16.54
                                        --      -----------        --            --             --           --         -------
 AUSTIN
   CBD(6)........................        4        1,584,529         5%           87%            90%          44%        $ 20.89
   Northwest.....................        1          232,301         1            79(7)         100           10           22.47
   Southwest.....................        1           99,792         0            94             95            9           23.76
                                        --      -----------        --            --             --           --         -------
     Subtotal/Weighted Average...        6        1,916,622         6%           86%            92%          27%        $ 21.23
                                        --      -----------        --            --             --           --         -------
COLORADO
 DENVER
   Cherry Creek..................        4          794,273         3%           85%(7)         93%          37%        $ 19.34
   CBD...........................        2          720,417         2            97             92            7           17.77
   DTC...........................        1          309,862         1            86             88            7           23.20
                                        --      -----------        --            --             --           --         -------
     Subtotal/Weighted Average...        7        1,824,552         6%           90%            91%          11%        $ 19.38
                                        --      -----------        --            --             --           --         -------
 COLORADO SPRINGS................        1          252,857         1%          100%            95%           7%        $ 17.30(8)
                                        --      -----------        --            --             --           --         -------
FLORIDA
 MIAMI
   Downtown/CBD..................        1          782,686         3%           78%            91%          23%        $ 26.27
                                        --      -----------        --            --             --           --         -------
ARIZONA
 PHOENIX
   Downtown/CBD..................        1          476,373         2%           89%            90%          27%        $ 21.21
   Camelback Corridor............        1           86,451         0            67             94            3           24.34
                                        --      -----------        --            --             --           --         -------
     Subtotal/Weighted Average...        2          562,824         2%           85%            92%          12%        $ 23.18
                                        --      -----------        --            --             --           --         -------
LOUISIANA
 NEW ORLEANS
   CBD(6)........................        2        1,270,241         4%           76%            87%          14%        $ 15.52
                                        --      -----------        --            --             --           --         -------
NEBRASKA
 OMAHA
   CBD...........................        1          409,850         1%          100%            94%          32%        $ 18.29
                                        --      -----------        --            --             --           --         -------
NEW MEXICO
 ALBUQUERQUE
   CBD...........................        1          366,236         1%           94%            93%          31%        $ 18.40
                                        --      -----------        --            --             --           --         -------

                                    WEIGHTED
                                     AVERAGE      OPERATING
                                     QUOTED      PARTNERSHIP
                                     MARKET        QUOTED
                                     RENTAL        RENTAL
                                    RATE PER      RATE PER
                                     SQUARE        SQUARE
     STATE, CITY, SUBMARKET        FOOT(2)(3)      FOOT(4)
---------------------------------  -----------   -----------
CLASS A OFFICE PROPERTIES
TEXAS
 DALLAS
   CBD(6)........................    $ 22.54       $ 19.17
   Uptown/Turtle Creek...........      29.22         22.06
   Far North Dallas..............      23.21         15.45
   Las Colinas...................      23.18         17.85
   Richardson/Plano..............      21.01         15.34
   Stemmons Freeway..............      16.00         13.45
   LBJ Freeway...................      21.24         14.32
                                     -------       -------
     Subtotal/Weighted Average...    $ 23.42       $ 18.08
                                     -------       -------
 FORT WORTH
   CBD...........................    $ 17.00       $ 15.99
                                     -------       -------
 HOUSTON
   CBD...........................    $ 15.31       $ 14.14
   Richmond/Buffalo Speedway.....      16.50         15.49
   The Woodlands.................      15.01         14.88
   Katy Freeway..................      18.55         13.58
   West Loop/Galleria(6).........      18.00         14.58
                                     -------       -------
     Subtotal/Weighted Average...    $ 16.41       $ 14.63
                                     -------       -------
 AUSTIN
   CBD(6)........................    $ 20.47       $ 18.38
   Northwest.....................      21.00         17.04
   Southwest.....................      22.00         19.30
                                     -------       -------
     Subtotal/Weighted Average...    $ 20.61       $ 18.29
                                     -------       -------
COLORADO
 DENVER
   Cherry Creek..................    $ 19.81       $ 16.42
   CBD...........................      16.87         16.29
   DTC...........................      25.00         20.40
                                     -------       -------
     Subtotal/Weighted Average...    $ 19.51       $ 17.06
                                     -------       -------
 COLORADO SPRINGS................    $ 17.50       $ 15.23
                                     -------       -------
FLORIDA
 MIAMI
   Downtown/CBD..................    $ 26.00       $ 23.50
                                     -------       -------
ARIZONA
 PHOENIX
   Downtown/CBD..................    $ 21.50       $ 23.31
   Camelback Corridor............      21.97         21.24
                                     -------       -------
     Subtotal/Weighted Average...    $ 21.57       $ 22.99
                                     -------       -------
LOUISIANA
 NEW ORLEANS
   CBD(6)........................    $ 15.50       $ 14.63
                                     -------       -------
NEBRASKA
 OMAHA
   CBD...........................    $ 18.50       $ 13.21
                                     -------       -------
NEW MEXICO
 ALBUQUERQUE
   CBD...........................    $ 18.50       $ 18.26
                                     -------       -------


                                                                              PERCENT
                                                              PERCENT OF     LEASED AT      OFFICE
                                                   TOTAL         TOTAL       OPERATING     SUBMARKET
                                                 OPERATING     OPERATING    PARTNERSHIP     PERCENT      OPERATING      OFFICE
                                   NUMBER OF    PARTNERSHIP   PARTNERSHIP     OFFICE        LEASED/     PARTNERSHIP    SUBMARKET
     STATE, CITY, SUBMARKET        PROPERTIES     NRA(1)        NRA(1)      PROPERTIES    OCCUPIED(2)    SHARE OF      NRA(1)(2)
---------------------------------  ----------   -----------   -----------   -----------   -----------   -----------   -----------
CALIFORNIA
 SAN FRANCISCO
   South of Market/CBD...........        1          276,420         1%           83%            98%           3%        $ 31.04
                                        --      -----------        --            --             --           --         -------
 SAN DIEGO
   UTC...........................        1          195,733         1%           86%(7)         94%           7%        $ 24.90
                                        --      -----------        --            --             --           --         -------
     CLASS A OFFICE PROPERTIES
       SUBTOTAL/WEIGHTED
       AVERAGE...................       69       26,916,340        89%           88%            92%          17%        $ 20.36
                                        ==      ===========        ==            ==             ==           ==         =======
CLASS B OFFICE PROPERTIES
TEXAS
 DALLAS
   Central Expressway............        2          413,721         1%           85%            82%          11%        $ 15.37
   LBJ Freeway...................        1          244,879         1            90             93            2           16.94
   Far North Dallas..............        1           40,525         0            87             90            1           18.97
                                        --      -----------        --            --             --           --         -------
     Subtotal/Weighted Average...        4          699,125         2%           87%            90%           3%        $ 17.37
                                        --      -----------        --            --             --           --         -------
 HOUSTON
   Richmond/Buffalo Speedway.....        6        2,262,611         8%           71%(7)         73%          54%        $ 15.29
   The Woodlands.................        5          326,087         1            92             94          100           14.29
                                        --      -----------        --            --             --           --         -------
     Subtotal/Weighted Average...       11        2,618,090         9%           73%            74%          58%        $ 15.22
                                        --      -----------        --            --             --           --         -------
     CLASS B OFFICE PROPERTIES
       SUBTOTAL/WEIGHTED
       AVERAGE...................       15        3,317,215        11%           76%            87%          13%        $ 16.99
                                        ==      ===========        ==            ==             ==           ==         =======
     CLASS A AND CLASS B OFFICE
       PROPERTIES TOTAL/WEIGHTED
       AVERAGE...................       84       30,233,555       100%           87%(7)         91%          17%        $ 19.99
                                        ==      ===========        ==            ==             ==           ==         =======

                                    WEIGHTED
                                     AVERAGE      OPERATING
                                     QUOTED      PARTNERSHIP
                                     MARKET        QUOTED
                                     RENTAL        RENTAL
                                    RATE PER      RATE PER
                                     SQUARE        SQUARE
     STATE, CITY, SUBMARKET        FOOT(2)(3)      FOOT(4)
---------------------------------  -----------   -----------
CALIFORNIA
 SAN FRANCISCO
   South of Market/CBD...........    $ 29.30       $ 22.66
                                     -------       -------
 SAN DIEGO
   UTC...........................    $ 24.36       $ 20.64
                                     -------       -------
     CLASS A OFFICE PROPERTIES
       SUBTOTAL/WEIGHTED
       AVERAGE...................    $ 20.31       $ 17.01
                                     =======       =======
CLASS B OFFICE PROPERTIES
TEXAS
 DALLAS
   Central Expressway............    $ 17.12       $ 11.53
   LBJ Freeway...................      17.00         11.61
   Far North Dallas..............      17.00         13.37
                                     -------       -------
     Subtotal/Weighted Average...    $ 17.07       $ 11.66
                                     -------       -------
 HOUSTON
   Richmond/Buffalo Speedway.....    $ 14.00       $ 12.01
   The Woodlands.................      14.29         13.89
                                     -------       -------
     Subtotal/Weighted Average...    $ 14.04       $ 12.24
                                     -------       -------
     CLASS B OFFICE PROPERTIES
       SUBTOTAL/WEIGHTED
       AVERAGE...................    $ 14.68       $ 12.12
                                     =======       =======
     CLASS A AND CLASS B OFFICE
       PROPERTIES TOTAL/WEIGHTED
       AVERAGE...................    $ 20.16       $ 16.54
                                     =======       =======


---------------


(1) NRA means net rentable area in square feet assuming completion of the Pending Investment in the West Loop/Galleria submarket and including the investments in Office Properties completed after September 30, 1997.


(2) Market information is for Class A office space under the caption "Class A Office Properties" and market information is for Class B office space under the caption "Class B Office Properties." Sources are Jamison Research, Inc. (for the Dallas-CBD, Uptown/Turtle Creek, Far North Dallas, Las Colinas, Richardson/Plano, Stemmons Freeway, LBJ Freeway and Central Expressway; Fort Worth-CBD and the New Orleans-CBD submarkets), Baca Landata, Inc. (for the Houston-Richmond/Buffalo Speedway, CBD and West Loop/Galleria submarkets), The Woodlands Corporation (for the Houston-The Woodlands submarket), Cushman & Wakefield of Texas, Inc. (for the Houston-Katy Freeway submarket), CB Commercial (for the Austin-CBD, Northwest and Southwest submarkets), Cushman & Wakefield of Colorado, Inc. (for the Denver-Cherry Creek, CBD and DTC submarkets), Turner Commercial Research (for the Colorado Springs market), Grubb and Ellis Company (for the Miami-Downtown/CBD; Phoenix-Downtown/CBD and Camelback Corridor and San Francisco-South of Market/CBD submarkets), Pacific Realty Group, Inc. (for the Omaha-CBD submarket), Koll Market Research (for the Albuquerque-CBD submarket) and John Burnham & Co. (for the San Diego-UTC submarket).


(3) Represents full-service rental rates. These rates do not necessarily represent the amounts at which available space at the Office Properties will be leased. The weighted average subtotals and total are based on total net rentable square feet of Office Properties in the submarket.


(4) For Office Properties, represents weighted average rental rates per square foot quoted by the Operating Partnership as of September 30, 1997, based on total net rentable square feet of Office Properties in the submarket, adjusted based on management estimates, to equivalent full-service quoted rental rates to facilitate comparison to weighted average Class A or Class B, as the case may be, quoted submarket rental rates per square foot. For Office Properties acquired after September 30, 1997, represents weighted average full-service market rental rates per square foot quoted in the market. These rates do not necessarily represent the amounts at which available space at the Office Properties will be leased.


(5) Calculated based on base rent payable for Office Properties, including Office Properties acquired after September 30, 1997, in the submarket as of September 30, 1997, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles and including adjustments for expenses payable by tenants, divided by total net rentable square feet of Office Properties in the submarket.


(6) Includes two properties acquired in the Dallas CBD submarket, one property acquired in the Houston West Loop/Galleria submarket, one property acquired in the Austin CBD submarket and one property acquired in the New Orleans CBD submarket after September 30, 1997. Includes the Pending Investment in the Houston West Loop/Galleria submarket.


(7) Leases have been executed at certain Office Properties in these submarkets but had not commenced as of September 30, 1997. If such leases had commenced as of September 30, 1997, the percent leased for all Office Properties in the Operating Partnership's submarkets would have been 91%. The total percent leased at the Office Properties would have been as follows: Dallas CBD -- 83%; Dallas Uptown/Turtle Creek -- 98%; Far North Dallas -- 98%; Dallas LBJ Freeway -- 96%; Fort Worth CBD -- 100%; Austin Northwest -- 100%; Denver Cherry Creek -- 94%; San Diego UTC -- 91%; and Houston Richmond/Buffalo Speedway(Class B) -- 75%.


(8) Represents weighted average quoted triple-net rental rates per square foot, adjusted based on management estimates, to equivalent full-service quoted rental rates.

LEASE EXPIRATIONS OF OFFICE PROPERTIES



     The following table sets forth a schedule of lease expirations for leases in place at the Office Properties owned as of September 30, 1997(1), for each of the 10 years beginning with the remainder of 1997, assuming that none of the tenants exercises renewal options and excluding an aggregate of 3,960,206 square feet of unleased space.



                                                                                               PERCENTAGE
                                                                                                OF TOTAL     ANNUAL FULL
                                             NET RENTABLE                                        ANNUAL        SERVICE
                                                 AREA         PERCENTAGE OF     ANNUAL FULL   FULL SERVICE    RENT PER
                               NUMBER OF      REPRESENTED       LEASED NET        SERVICE         RENT           NET
                              TENANTS WITH    BY EXPIRING     RENTABLE AREA     RENT UNDER    REPRESENTED     RENTABLE
       YEAR OF LEASE            EXPIRING        LEASES        REPRESENTED BY     EXPIRING     BY EXPIRING       AREA
         EXPIRATION              LEASES      (SQUARE FEET)   EXPIRING LEASES     LEASES(2)       LEASES      EXPIRING(2)
       -------------          ------------   -------------   ----------------   -----------   ------------   -----------
1997........................      198            794,414            3.0%        $13,668,966        2.9%        $17.21
1998........................      488          2,399,903            9.2         36,387,774         7.8          15.16
1999........................      412          3,306,030           12.6         55,623,836        11.9          16.82
2000........................      346          3,395,199           13.0         57,026,417        12.2          16.80
2001........................      276          3,417,705           13.1         60,541,060        12.9          17.71
2002........................      224          3,055,446           11.7         57,022,230        12.2          18.66
2003........................       68          1,440,218            5.5         24,755,137         5.3          17.19
2004........................       58          2,609,729           10.0         50,455,688        10.8          19.33
2005........................       39          1,924,163            7.3         34,788,957         7.4          18.08
2006........................       18            425,933            1.6          8,704,203         1.9          20.44
2007 and thereafter.........       38          3,407,070           13.0         68,655,290        14.7          20.15


---------------


(1) Includes five Office Properties acquired after September 30, 1997 and the Pending Investment in the West Loop/Galleria submarket.



(2) Calculated based on base rent payable as of the expiration date of the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles and including adjustments for expenses payable by or reimbursable from tenants based on current levels.

OFFICE PROPERTY MARKET INFORMATION


     The following graph provides information regarding vacancy levels and weighted average quoted market rental rates at year end for each of the years from 1992 through 1996, and at September 30, 1997, for Class A office properties in all submarkets in which the Operating Partnership has invested or has Pending Investments in Class A office properties.


                                 CLASS A OFFICE
                         VACANCY AND QUOTED MARKET RENT
                    FOR ALL OPERATING PARTNERSHIP SUBMARKETS

                                    [CHART]

                     MEASUREMENT PERIOD                       AVG. RENT(1)    VACANCY
                   (FISCAL YEAR COVERED)

1992........................................................     $16.10        16.9%
1993........................................................      15.72        16.1
1994........................................................      16.14        12.6
1995........................................................      16.94        11.4
1996........................................................      18.47        10.5
9/30/97.....................................................      20.31         8.5

---------------

(1) Weighted average based on total net rentable square feet of Class A office properties in all Operating Partnership submarkets.

Source: Compiled from third-party sources.

                        BEHAVIORAL HEALTHCARE FACILITIES



     On June 17, 1997, the Operating Partnership acquired substantially all of the real estate assets of the domestic hospital provider business of Magellan, as previously owned and operated by a wholly owned subsidiary of Magellan. The transaction involved various components, the principal component of which was the acquisition of the 90 Behavioral Healthcare Facilities (and two additional behavioral healthcare facilities which subsequently were sold) for approximately $387.2 million. The Behavioral Healthcare Facilities, which are located in 27 states, are leased to CBHS and its subsidiaries. CBHS is a Delaware limited liability company formed to operate the Behavioral Healthcare Facilities and owned 50% by a subsidiary of Magellan and 50% by Crescent Operating, Inc. The lease requires the payment of annual minimum rent in the amount of approximately $41.7 million for the period ending June 16, 1998, increasing in each subsequent year during the 12-year term at a 5% compounded annual rate. All maintenance and capital improvement costs are the responsibility of CBHS during the term of the lease. In addition, the obligation of CBHS to pay an approximately $78.3 million franchise fee to Magellan and one of its subsidiaries, as franchisor, pursuant to a franchise agreement, is subordinated to the obligation of CBHS to pay annual minimum rent to the Operating Partnership. The franchisor does not have the right to terminate the franchise agreement due to any nonpayment of the franchise fee as a result of the subordination of the franchise fee to the annual minimum rent.



     The Behavioral Healthcare Facilities are located in well-populated urban and suburban locations. Most of the Behavioral Healthcare Facilities offer a full continuum of behavioral care in their service area, including inpatient hospitalization, partial hospitalization, intensive outpatient services and, in some markets, residential treatment services. The Behavioral Healthcare Facilities provide structured and intensive treatment programs for mental health and alcohol and drug dependency disorders in children, adolescents and adults. A significant portion of admissions are provided by referrals from former patients, local marketplace advertising, managed care organizations and physicians. The Behavioral Healthcare Facilities work closely with mental health professionals, non-psychiatric physicians, emergency rooms and community agencies that come in contact with individuals who may need treatment for mental illness or substance abuse.



     The Behavioral Healthcare Facilities have been in the past and in the future may be adversely affected by factors influencing the entire psychiatric hospital industry. The industry is subject to governmental regulation in various respects. Factors which may affect the operations and successful results of operations of the Behavioral Healthcare Facilities include (i) the imposition of more stringent length of stay and admission criteria by payers; (ii) the failure of reimbursement rates received from certain payers that reimburse on a per diem or other discounted basis to offset increases in the cost of providing services;
(iii) an increase in the percentage of business that the Behavioral Healthcare Facilities derive from payers that reimburse on a per diem or other discounted basis; (iv) a trend toward higher deductibles and co-insurance for individual patients; (v) a trend toward limiting employee mental health benefits, such as reductions in annual and lifetime limits on mental health coverage and (vi) pricing pressure related to an increasing rate of claims denials by third party payers.



     The following chart sets forth the locations of the 90 Behavioral Healthcare Facilities by state:



                       NUMBER OF
        STATE          FACILITIES
        -----          ----------
Alabama                     2
Arkansas                    2
Arizona                     2
California                  9
Delaware                    1
Florida                    10
Georgia                    12
Indiana                     8
Kansas                      2
Kentucky                    4
Louisiana                   2
Maryland                    1
Minnesota                   1
Missouri                    1



                       NUMBER OF
        STATE          FACILITIES
        -----          ----------
Mississippi                 2
North Carolina              4
New Hampshire               2
New Jersey                  1
Nevada                      1
Ohio                        1
Pennsylvania                2
South Carolina              3
Tennessee                   1
Texas                       9
Utah                        1
Virginia                    4
Wisconsin                   2

                                HOTEL PROPERTIES


     The following table sets forth certain information about the Hotel Properties, including investments in Hotel Properties completed after September 30, 1997, for the nine months ended September 30, 1997 and 1996. The information for the Hotel Properties is based on available rooms, except for Canyon Ranch-Tucson and Canyon Ranch-Lenox, which are destination health and fitness resorts that measure their performance based on available guest nights.



                                                                            AVERAGE           AVERAGE        REVENUE PER
                                                                           OCCUPANCY           DAILY          AVAILABLE
                                                                              RATE              RATE             ROOM
                                                                         --------------    --------------   --------------
                                                                          NINE MONTHS       NINE MONTHS      NINE MONTHS
                                                                             ENDED             ENDED            ENDED
                                                    YEAR                 SEPTEMBER 30,     SEPTEMBER 30,    SEPTEMBER 30,
                                                 COMPLETED/              --------------    --------------   --------------
     HOTEL PROPERTY(1)          LOCATION         RENOVATED      ROOMS    1997     1996     1997     1996    1997     1996
     -----------------          --------      ----------------  -----    -----    -----    -----    -----   -----    -----
FULL-SERVICE/LUXURY HOTELS
Denver Marriott City Center  Denver, CO          1982/1994       613       84%      83%     $117     $107    $ 98     $ 89
Four Seasons Hotel --
  Houston                    Houston, TX            1982         399       68       65       159      144     108       93
Hyatt Regency Albuquerque    Albuquerque, NM        1990         395       75       79        99       92      74       72
Hyatt Regency Beaver
  Creek()                    Avon, CO               1989         295       70       72       231      212     162      151
Sonoma Mission Inn & Spa(2)  Sonoma, CA        1927/1987/1997    198       90       93       205      177     185      165
Ventana Country Inn(3)       Big Sur, CA       1975/1982/1988     62       87       86       332      310     288      268
Omni Austin Hotel(3)         Austin, TX             1986         314       78       76       103      102      81       77
                                                                -----      --      ---      ----     ----    ----     ----
        TOTAL/WEIGHTED AVERAGE                                  2,276      77%      77%     $147     $134    $113     $104
                                                                =====      ==      ===      ====     ====    ====     ====
DESTINATION HEALTH AND FITNESS RESORTS
Canyon Ranch-Tucson          Tucson, AZ             1980         250(4)    84%(5)   80%(5)  $486(6)  $467(6)  $385(7)  $354(7)
Canyon Ranch-Lenox           Lenox, MA              1989         202(4)    81(5)    83(5)    446(6)   401(6)   353(7)   322(7)
                                                                -----      --      ---      ----     ----    ----     ----
        TOTAL/WEIGHTED AVERAGE                                   452       83%      81%     $468     $436    $370     $339
                                                                =====      ==      ===      ====     ====    ====     ====


---------------


(1) Because of the Company's status as a REIT for federal income tax purposes, the Operating Partnership does not operate the Hotel Properties and has leased the Hotel Properties to subsidiaries of Crescent Operating, Inc. pursuant to long-term leases.



(2) Includes, for the period from July 1, 1997 through September 30, 1997, 30 additional rooms completed in July 1997.



(3) Acquired after September 30, 1997.



(4) Represents available guest nights, which is the maximum number of guests that the resort can accommodate per night.



(5) Represents the number of paying and complimentary guests for the period, divided by the maximum number of available guest nights for the period.



(6) Represents the average daily "all-inclusive" guest package charges for the period, divided by the average daily number of paying guests for the period.



(7) Represents the total "all-inclusive" guest package charges for the period, divided by the maximum number of available guest nights for the period.


                       RESIDENTIAL DEVELOPMENT PROPERTIES


     The Operating Partnership owns economic interests in five Residential Development Corporations through the real estate mortgages (the "Residential Development Property Mortgages") relating to and the non-voting common stock in these Residential Development Corporations. In addition, the Operating Partnership currently owns the non-voting common stock of The Woodlands Land Company, Inc. ("WLC") and Desert Mountain Development Corporation ("DMDC"), two Residential Development Corporations formed to make investments in The Woodlands and Desert Mountain, respectively. Crescent Operating, Inc. owns all of the voting common stock, representing a 5% economic interest, in each of WLC and DMDC. The Residential Development Corporations in turn, through joint ventures or partnership arrangements, own interests in the 12 Residential Development Properties. The Residential Development Corporations are responsible for the continued development and the day-to-day operations of the Residential Development Properties. The Residential Development Properties include the following properties under development: The Highlands, The Reserve at Frisco, One Beaver Creek, Market Square, Villas at Beaver Creek, Villa Montane Townhouses and Villa Montane Club, which are located in Colorado; The Woodlands, Mira Vista, Falcon Point and Spring Lakes, which are located in Texas; and Desert Mountain, which is located in Arizona.


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

                               RETAIL PROPERTIES


     The Operating Partnership owns seven Retail Properties, which in the aggregate contain approximately 771,000 net rentable square feet. Four of the Retail Properties, The Woodlands Retail Properties, with an aggregate of approximately 356,000 net rentable square feet, are located in The Woodlands, a master-planned development located 27 miles north of downtown Houston, Texas. The Company has a 75% limited partner interest and an indirect approximately 10% general partner interest in the partnership that owns The Woodlands Retail Properties. Two of the Retail Properties, Las Colinas Plaza, with approximately 135,000 net rentable square feet, and The Crescent Atrium, with approximately 89,000 net rentable square feet, are located in submarkets of Dallas, Texas. The remaining Retail Property, The Park Shops at Houston Center, with an aggregate of approximately 191,000 net rentable square feet, is located in the CBD submarket of Houston, Texas. As of September 30, 1997, the Retail Properties were 93% leased.



RECENT ACQUISITIONS



     Since January 1, 1997, the Operating Partnership has completed approximately $2,616.5 million in Property acquisitions and other investments. The Property acquisitions include 28 Office Properties and one Retail Property for approximately $1,149.7 million, 90 Behavioral Healthcare Facilities (and two additional behavioral healthcare facilities which subsequently were sold) for approximately $387.2 million, three Hotel Properties for approximately $125 million, approximately 40.375% and approximately 88.35% interests in two Residential Development Corporations that own two Residential Development Properties for approximately $346.6 million, the Refrigerated Warehouse Investment for approximately $401.6 million and a 42.5% partnership interest in The Woodlands Commercial Properties Company, L.P. for approximately $97.8 million.



     The following briefly describes the Operating Partnership's investments since September 30, 1997.


     U.S. Home Building. On October 15, 1997, the Operating Partnership acquired the U.S. Home Building, a 21-story Class A office building located in the West Loop/Galleria suburban office submarket of Houston, Texas, for approximately $45 million. The U.S. Home Building is located approximately five miles west of downtown Houston and approximately 2.5 miles west of the Operating Partnership's Greenway Plaza properties. Built in 1982, the building is located on approximately 1.9 acres and contains approximately 400,000 net rentable square feet. Major tenants of the U.S. Home Building include U.S. Home Corporation and Nextel Communications, Inc.


     Bank One Center. On October 22, 1997, the Operating Partnership, together with affiliates of TrizecHahn Corporation ("Trizec"), acquired Bank One Center, a 60-story Class A office building located in the CBD of Dallas, Texas, from two unaffiliated entities. The acquisition was made through a newly formed limited partnership in which the Operating Partnership and Trizec each own a 50% interest, for an aggregate purchase price of approximately $238 million. Of the approximately $238 million purchase price, approximately $83 million was funded through capital contributions of $41.5 million from each of the Operating Partnership and Trizec, and the remaining approximately $155 million was funded through two loans provided by The Travelers Insurance Company. Construction of the office property was completed in 1987. Situated on a 2.88-acre site, Bank One Center contains approximately 1.5 million net rentable square feet.



     Americold Corporation and URS Logistics, Inc. On October 31, 1997, the Operating Partnership, through two newly formed subsidiaries (the "Crescent Subsidiaries"), acquired a 40% interest in each of two partnerships, one of which owns Americold and one of which owns URS. The remaining 60% interest in the partnerships is owned by Vornado. Americold and URS are the two largest suppliers of refrigerated warehouse space in the United States.



     One of the partnerships acquired all of the common stock of Americold through the merger of a subsidiary of Vornado into Americold, and the other partnership acquired all of the common stock of URS through the merger of a separate subsidiary of Vornado into URS. As a result of the acquisition, the Americold partnership and the URS partnership became the owners and operators of approximately 79 refrigerated warehouses, with an aggregate of approximately 368 million cubic feet, that are operated pursuant to arrangements with national food suppliers such as Tyson Foods, Kraft Foods, ConAgra and Pillsbury.

     The aggregate purchase price for the acquisition of Americold and URS was approximately $1,004 million (including transaction costs associated with the acquisition). Of this amount, the purchase price for the acquisition of Americold was approximately $632 million (consisting of approximately $112 million in cash for the purchase of the equity, approximately $151 million in cash for the repayment of certain outstanding bonds issued by Americold, approximately $367 million in retention of debt and approximately $2 million in transaction costs), and the purchase price for the acquisition of URS was approximately $372 million (consisting of approximately $173 million in cash for the purchase of the equity, approximately $192 million in retention of debt and approximately $7 million in transaction costs).


     The Operating Partnership currently owns all of the non-voting common stock, representing an approximately 95% economic interest, in each of the Crescent Subsidiaries. On December 30, 1997 and effective October 31, 1997, the Operating Partnership sold all of its voting stock, representing an approximately 5% economic interest, in each of the Crescent Subsidiaries to Crescent Operating, Inc.



     Under the terms of the existing partnership agreements for each of the partnerships, Vornado has the right to make all decisions relating to the management and operation of the partnerships other than certain major decisions that require the approval of both the Operating Partnership and Vornado. The partnership agreement for each of the partnerships provides for a buy-sell arrangement upon a failure of the Operating Partnership and Vornado to agree on any of the specified major decisions which, until November 1, 2000, can only be exercised by Vornado.


     The parties have not yet determined certain matters relating to the future ownership structure and operations of Americold and URS, including the identification and division of the assets that will continue to be owned by one of the partnerships and those that may be owned by one or more other entities formed to conduct the business operations currently conducted by Americold and URS, and the nature and terms of any lease that may be entered into between the operating entity and the owner of the warehouses.

     Fountain Place. On November 7, 1997, the Operating Partnership acquired Fountain Place, a 60-story Class A office building located in the CBD submarket of Dallas, Texas, approximately three blocks west of the Operating Partnership's Trammell Crow Center Office Property, for approximately $114 million. Built in 1986 and designed by renowned architect, I.M. Pei, the building, located on approximately 1.8 acres, contains approximately 1.2 million net rentable square feet. Major tenants of Fountain Place include Hunt Consolidated, the United States Environmental Protection Agency, Jenkens & Gilchrist and Principal Financial Securities, Inc.


     Ventana Country Inn. On December 19, 1997, the Operating Partnership acquired for approximately $30 million the Ventana Country Inn, a 62-room resort hotel located in Big Sur, California. The Ventana Country Inn is located on a 243-acre wooded site in the foothills of the Santa Lucia Mountains overlooking the Pacific Ocean. The purchase also includes an adjacent 72-acre undeveloped land parcel offering the potential for single-family residential development. Crescent Operating, Inc., pursuant to a lease with the Operating Partnership, will market and operate the resort hotel jointly with the Operating Partnership's Sonoma Mission Inn & Spa.



     Energy Centre. On December 22, 1997, the Operating Partnership acquired Energy Centre, a 39-story Class A office building located in the central business district of New Orleans, Louisiana. Built in 1984, the building, located on approximately 1.28 acres, contains approximately 761,500 net rentable square feet. Energy Centre was acquired for approximately $75 million. Major tenants of Energy Centre include Chaffe, McCall, Phillips, Toler & Sarpy, L.L.P., Louisiana's oldest law firm, Legg Mason and Montgomery, Barnett, Brown, Reed, Hammond & Mintz.



     Austin Centre. On January 23, 1998, the Operating Partnership acquired Austin Centre, a mixed-use property including a 343,664 square foot Class A office building, a 314-room, four-star Omni Austin Hotel and 61 apartments located on approximately 1.75 acres. The property is located in the central business district of Austin, four blocks from the state capitol building and was acquired for approximately $96.9 million. Austin Centre was developed in 1986, and its major tenants include Investors Life Insurance of North America, HCD

Austin Corporation and Texas Monthly, Inc. Crescent Operating, Inc., pursuant to a lease with the Operating Partnership, will market and operate the hotel.



PENDING INVESTMENTS



     Station Casinos, Inc. On January 16, 1998, the Company entered into an agreement and plan of merger (the "Merger Agreement") pursuant to which Station will merge with and into the Company. Station is an established multi-jurisdictional casino/hotel company that owns and operates, through wholly owned subsidiaries, six distinctly themed casino/hotel properties, four of which are located in Las Vegas, Nevada, one of which is located in Kansas City, Missouri and one of which is located in St. Charles, Missouri. The Merger Agreement also provides for certain alternative structures to facilitate the combinations of the businesses of the Company and Station. As a result of the Merger, the Operating Partnership will acquire the real estate and other assets of Station, except to the extent operating assets are transferred immediately prior to the Merger, as described below.



     It is presently anticipated that, as part of the transactions associated with the Merger, but immediately prior to the Merger, certain operating assets and the employees of Station will be transferred to the Station Lessee. The Station Lessee will be owned 50% by Crescent Operating, Inc. or another affiliate established by the Company, 24.9% by a newly formed entity (the "Management Entity") owned by three of the existing directors of Station (including its Chairman, President and Chief Executive Officer) and 25.1% by a separate newly formed entity owned by other members of Station management (the "Secondary Management Entity"). It is anticipated that the Station Lessee will operate the Casino/Hotel Properties currently operated by Station pursuant to a lease with the Operating Partnership. The lease will have a 10-year term, with one five-year renewal option. The lease will provide that the Station Lessee is required to maintain the properties in good condition at its expense. The Operating Partnership will establish and maintain a reserve account to be used under certain circumstances for the purchase of furniture, fixtures and equipment with respect to the properties, to be used from time to time to replace furniture, fixtures and equipment. The lease will provide for base and percentage rent but the amount of the rent has not yet been determined. Under the lease, the Operating Partnership will have a right of first refusal to acquire, and thereafter to include under the lease, any additional casino and/or hotel properties which the Station Lessee desires to acquire.



     In order to effect the Merger, the Company will issue .466 Common Shares for each share of common stock of Station (including each restricted share) that is issued and outstanding immediately prior to the Merger. In addition, the Company will create a new class of preferred shares which will be exchanged, upon consummation of the Merger, for the shares of $3.50 Convertible Preferred Stock of Station outstanding immediately prior to the Merger.



     The total value of the Merger transaction, including the Company's issuance of Common Shares and Preferred Shares in connection with consummation of the Merger and the Company's assumption and/or refinancing of approximately $919 million in existing indebtedness of Station and its subsidiaries, is currently valued at approximately $1,745 million.



     Consummation of the Merger is subject to various conditions, including Station's receipt of the approval of two-thirds of the holders of both its common stock and its preferred stock, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, and the receipt by the Company and certain of its officers, directors and affiliates of the approvals required under applicable gaming laws. It is anticipated that the Merger and the associated transactions will be consummated in the third quarter of 1998. Certain individuals who own in the aggregate approximately 41% of the outstanding capital stock of Station have agreed to vote in favor of the Merger.



     The Company will be entitled to receive a break-up fee of $54 million if the Merger Agreement is terminated (i) by either the Company or the Board of Directors of Station if any required approval of the Merger by the holders of each class of capital stock of Station shall not have been obtained by reason of the failure to obtain the required vote of stockholders, (ii) by the Company if the Board of Directors of Station shall not recommend the Merger or shall recommend a superior proposal or (iii) by the Board of Directors of Station if it receives a superior proposal that the Company does not match or exceed.

     In connection with the transaction, the Operating Partnership will enter into a Right of First Refusal and Noncompetition Agreement with the Station Lessee. Under the agreement, the Operating Partnership will grant the Station Lessee a right of first refusal as to any lease arrangement (a "master lease") for a casino/ hotel property (defined as real estate on which hotel and casino or other gaming-related operations are conducted) in which the operators of the business conducted at the property prior to the date the property is owned or acquired by the Operating Partnership will cease to operate the business. The Station Lessee will grant the Operating Partnership a right of first refusal to invest, directly or indirectly, (i) in casino/hotel properties (including the opportunity to provide services related to real estate or to invest in a hotel property), real estate mortgages, real estate derivatives, or entities that invest primarily in or have a substantial portion of their assets in such types of real estate assets or (ii) any other casino/hotel-related investments that can be structured as REIT-suitable investments. In addition, without the prior written consent of the Management Entity, the Company, Crescent Operating, Inc. and their affiliates may not own, operate or otherwise engage in activities related to any casino/hotel properties other than casino/hotel properties operated and leased by the Station Lessee or an entity under its control, provided that the Company may own a casino/hotel property if a master lease arrangement already exists at the property, if casino/hotel activities conducted at the property are incidental to the primary business operations at the property or if the sellers or operators desire to enter into a master lease arrangement with the Company. Under the agreement, without the prior written consent of the Operating Partnership, neither the Management Entity, the Secondary Management Entity, nor any of the affiliates of either, may own, operate or otherwise engage in any activities related to casino/hotel properties that are not operated and leased by the Station Lessee an entity under its control.



     Post Oak Central. The Operating Partnership has entered into an agreement to acquire Post Oak Central, a three-building Class A office complex located in the West Loop/Galleria submarket of Houston, Texas. Built between 1974 and 1981 and designed by renowned architects Philip Johnson and John Burgee, the buildings are located on approximately 17.3 acres and contain approximately 1.3 million net rentable square feet. Major tenants of Post Oak Central include Apache Corporation and Stewart Information Services Corporation.


COMPETITION


     The Operating Partnership believes that it does not have a direct competitor with its Office Properties considered as a group. In all of the Operating Partnership's markets, however, the Office Properties compete against a wide range of property owners and developers, including property management companies and other REITs, that offer space in similar types of office properties (for example, Class A and Class B properties). Many of these owners and developers may own more than one property. In each of its core markets of Dallas-Fort Worth, Houston and Austin, Texas and Denver, Colorado, the Operating Partnership believes it owns office properties with a higher number of square feet than most of its competitors. The number and type of properties in a particular market or submarket could have a material effect on the Operating Partnership's ability to lease space or maintain or increase occupancy at its Office Properties or at any newly acquired properties.



     Each of the Behavioral Healthcare Facilities competes with other hospitals, some of which are larger and have greater financial resources. The Behavioral Healthcare Facilities frequently draw patients from areas outside their immediate area and therefore may, in certain markets, compete with both local and distant hospitals. The Behavioral Healthcare Facilities compete not only with other psychiatric hospitals, but also with psychiatric units in general hospitals, and outpatient services provided by the Behavioral Healthcare Facilities may compete with private practicing mental health professionals. The Operating Partnership believes that its primary competitors are other operators that operate a large number of psychiatric beds in multiple states, such as Behavioral Healthcare Corp., Columbia/HCA Healthcare Corp., Universal Health Services, Ramsey Health Care and Healthcare America.



     The competitive position of a Behavioral Healthcare Facility is, to a significant degree, dependent upon the number and quality of physicians who practice at the hospital and who are members of its medical staff. In recent years, an increasing percentage of the Behavioral Healthcare Facilities' revenues have come from contracts with preferred provider organizations ("PPOs"), health maintenance organizations ("HMOs") and other managed care programs. Such contracts normally involve a discount from the hospital's established charges, but provide a base of patient referrals. As a result of the increasing importance of PPOs, HMOs and other managed care programs, the competitive position of the Behavioral Healthcare Facilities is increasingly affected by their ability to win contracts from these organizations. The importance of obtaining contracts with PPOs, HMOs and other managed care companies varies from market to market, depending on the individual market strength of the managed care companies.



     Certificate of need laws in certain states regulate the Behavioral Healthcare Facilities, and their competitors' ability to build new hospitals and to expand existing hospital facilities and services. These laws provide some protection from competition, as their intent is to prevent duplication of services. In most cases, these state laws do not restrict the ability of the Behavioral Healthcare Facilities or their competitors to offer new outpatient services.



     The Operating Partnership's Denver Marriott City Center and Hyatt Regency Albuquerque Hotel Properties are convention centers that compete against other convention center hotels in Denver and Albuquerque, respectively, which are owned by a variety of owners, including national hotel chains and local owners. The Operating Partnership believes, however, that its destination health and fitness resorts are unique properties that do not have direct competitors. In addition, the Operating Partnership believes that each of the remaining Hotel Properties experiences little or no direct competition due to its high replacement cost and unique concept or location. The Hotel Properties do compete, although to a limited extent, against business class hotels or middle-market resorts in their geographic areas as well as against luxury resorts nationwide and around the world.



     When the Operating Partnership made the Refrigerated Warehouse Investment, Americold and URS were the two largest operators of refrigerated warehouses in the country. As a result, the Operating Partnership believes that the combined companies do not have any competitors of comparable size.



     The Operating Partnership's Residential Development Properties compete against a variety of other housing alternatives in each of their respective areas. These alternatives include other planned developments, pre-existing single family detached housing, condominiums, townhouses and non-owner occupied housing, such as luxury apartments.



     The Retail Properties compete against other commercial properties in each of their respective areas, including shopping malls, free-standing retail operations and convenience stores.



INTEREST RATES



     A portion of the Operating Partnership's acquisition activities are funded at least initially through secured and unsecured and fixed and variable rate debt. As a result, the Operating Partnership's ability to continue building its portfolio of properties depends in part on its ability to obtain financing at rates that management considers acceptable in light of investment returns expected to be derived from the Properties. If interest rates increase and the Operating Partnership is unable to increase net income (whether through increases in rents or otherwise) in an amount sufficient to offset its increased financing costs, its acquisition activity might be curtailed.



     In addition, certain of the Operating Partnership's outstanding credit facilities have variable interest rate components. As of December 31, 1997, the Operating Partnership had approximately $754 million of variable rate debt outstanding, only $115 million of which was subject to an interest rate cap. As a result, increases in interest rates will result in an increase in the interest payments due under these facilities, which in turn may decrease the Operating Partnership's net income. The Operating Partnership endeavors to balance its exposure to changes in interest rates by maintaining a mix of variable rate and fixed rate debt. As of December 31, 1997, the Operating Partnership had outstanding approximately $956.1 million in fixed rate debt.



YEAR 2000 COMPLIANCE



     The Operating Partnership has reviewed its in-house computer software programs and operating systems, which consist primarily of the accounting and property management systems, to assess the impact of the Year 2000 on these systems. These programs and systems are Year 2000 compliant.

     Based on present information, the Operating Partnership believes that it will be able to achieve Year 2000 compliance for its property-specific computer systems, such as energy management and security access systems, through a combination of the modification and replacement of systems within its office property portfolio. The Operating Partnership anticipates that the costs associated with achieving Year 2000 compliance will not have a material impact on the Operating Partnership's financial results. The implementation will take place over the next 12 to 18 months with the assistance of full-time employees and independent contractors.


EMPLOYEES

     The Operating Partnership has approximately 365 employees. None of the employees are covered by collective bargaining agreements. The Operating Partnership believes that its relationships with its employees are satisfactory.

INSURANCE

     The Operating Partnership and each of its Subsidiaries maintains insurance coverage by financially sound and reputable insurance companies on all of its insurable property against loss or damage with amounts and types of insurance that are commercially reasonable.

LEGAL PROCEEDINGS

     Neither the Operating Partnership nor any of its Subsidiaries nor any of the Properties currently is the subject of any material litigation nor, to the knowledge of the Operating Partnership, is any material litigation currently threatened against the Operating Partnership, any of its Subsidiaries or any of the Properties.

ENVIRONMENTAL MATTERS


     The Operating Partnership and its Properties are subject to a variety of federal and state environmental laws and regulations, including The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act and the Toxic Substances Control Act. The application of these laws to a specific Property owned by the Operating Partnership will be dependent on a variety of Property-specific circumstances, including the former uses to which the Property was put, and the building materials used at each Property. The Operating Partnership believes that any environmental liability that may be associated with the Properties does not present a material risk to its financial condition or results of operations.



     Under the environmental laws set forth above, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. Such costs or liabilities could exceed the value of the affected real estate. The Operating Partnership has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of the Properties, and the Operating Partnership is not aware of any other environmental condition with respect to any of the Properties that management believes would have a material adverse effect on the Operating Partnership's business, assets or results of operations. Prior to the Operating Partnership's acquisition of its Properties, independent environmental consultants conducted or updated Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) on the Properties. None of these Phase I assessments or updates revealed any materially adverse environmental condition not known to the Operating Partnership or the independent consultants preparing the assessments. There can be no assurance, however, that environmental liabilities have not developed since such environmental assessments were prepared, or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability.

                                CERTAIN POLICIES


     The following is a discussion of the Operating Partnership's investment and financing policies, as well as its policies regarding certain other activities. The Company is the sole shareholder of the General Partner of the Operating Partnership. The Board of Trust Managers of the Company elects the sole director of the General Partner and provides guidance to the senior management of the General Partner of the Operating Partnership regarding operating and financial policies and strategies, including its policies and strategies with respect to acquisitions, growth, operations, indebtedness and capitalization. These policies and strategies of the Operating Partnership and the Company may change from time to time, except that (i) changes in conflicts of interest policies must be consistent with applicable legal requirements and (ii) neither the Company (without the approval of the holders of a majority of the shares of equity securities outstanding and entitled to vote on the matter) nor the Operating Partnership may act in a manner that could adversely affect the ability of the Company to maintain its qualification as a REIT for federal income tax purposes. In addition, the Operating Partnership may not act in a manner that could subject the Company to certain taxes on REITs or result in a violation of any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities.


INVESTMENT POLICIES

     General. The Operating Partnership's investment objectives are to provide stable cash flow available for quarterly distributions and to increase funds from operations, and the underlying value, of the Operating Partnership and, thereby, of the Company over time through the Operating Partnership's operational and investment activities. The Operating Partnership intends to accomplish these objectives by pursuing its operating, investment and financing strategies. See "The Operating Partnership." There can be no assurance, however, that the Operating Partnership will successfully implement its strategies, that its investment objectives will be attained or that the value of the Operating Partnership will not decline.

     The Operating Partnership intends at all times to invest in a manner consistent with the requirements under the Code for the Company to qualify as a REIT for federal income tax purposes. This policy of maintaining the Company's REIT qualification will not be changed unless, due to changes in the tax laws, changes in economic conditions or other fundamental changes in the Company's business environment, the Company's Board of Trust Managers, with the consent of the holders of a majority of the Common Shares outstanding, determines that it is no longer in the best interest of the Company to qualify as a REIT for federal income tax purposes.

     Investment in Real Estate or Interests in Real Estate. The Operating Partnership pursues its investment objectives primarily through the direct ownership of real estate assets and, indirectly, through ownership of interests in entities that, in turn, own real estate assets. Future investments will not be limited to any specified geographic area or areas, but will be made in markets meeting the Operating Partnership's selection criteria as described at "The Operating Partnership -- Investment Strategies," and may include any type of asset, property or interest the ownership of which is consistent with the Company's qualification as a REIT for federal income tax purposes. The Operating Partnership generally purchases existing properties meeting its selection criteria, as described at "The Operating Partnership -- Investment Strategies," and currently does not intend to engage in development activities, except with respect to the Residential Development Properties and any undeveloped properties that it may acquire in the future. In the future, however, the Operating Partnership may elect to develop properties alone or in concert with others.

     The Operating Partnership has no limit on the amount or percentage of its assets represented by one property or property type. Subject to the percentage ownership limitations and gross income tests which must be satisfied to maintain the Company's qualification as a REIT for federal income tax purposes, the Operating Partnership may invest in the securities of entities engaged in real estate activities, or securities of other issuers, including investments made for the purpose of exercising control over such issuers. The Operating Partnership may acquire some, all or substantially all of the securities or assets of other REITs or similar real estate investment entities, where such investment would be consistent with the Operating Partnership's investment objectives and policies and the Company's continued qualification as a REIT for federal income tax purposes.

     The Operating Partnership may purchase or lease income-producing properties for long-term investment, expand or improve the properties that it controls, or sell such properties, in whole or in part, as the circumstances may warrant. The Operating Partnership may participate with other entities or individuals in the ownership of properties, through joint ventures or other co-ownership arrangements consistent with qualification as a REIT for federal income tax purposes. Equity investments may be subject to existing or future mortgage financing and other indebtedness which may have priority over the Operating Partnership's equity interest in any such investment.

     Investment in Real Estate Mortgages. While the Operating Partnership emphasizes equity real estate investments, it has in the past and in the future may, in its discretion, elect to invest in conventional or convertible mortgages if it concludes that it would benefit from the cash flow from, or appreciation of, such an investment. Such mortgages may be similar in character to the Residential Development Property Mortgages, or may be in such other form and have such terms as the Operating Partnership determines is advantageous to it. In addition, if the Operating Partnership concludes that such action is favorable to it, from time to time the Operating Partnership may elect to exchange mortgage interests for equity interests in the properties secured thereby. See "The Operating Partnership -- Investment Strategies."

FINANCING POLICIES


     Although the Operating Partnership's organizational documents contain no limitation on the level or amount of debt that it may incur, the Operating Partnership intends to maintain a ratio of indebtedness to total market capitalization of the Company (the aggregate of the market value of all issued and outstanding Common Shares and Units plus total debt) of approximately 40%, although this policy is subject to reevaluation and modification and could be increased above 40%. The debt policy is based on the relationship between the debt of the Operating Partnership and the total market capitalization of the Company, rather than the book value of its assets or other historical measures, because management believes that market capitalization more accurately reflects the ability of the Operating Partnership to borrow money and meet its debt service requirements. Market capitalization is, however, more variable than book value of assets or other historical measures. There can be no assurance that the ratio of indebtedness to market capitalization (or any other measure of asset value) or the incurrence of debt at any particular level would not adversely affect the financial condition and results of operations of the Operating Partnership. See "Risk Factors -- Limited Restrictions on Increases in Debt," and "The Operating Partnership -- Financing Strategies." Total market capitalization may not, however, be reflective of the value of the Operating Partnership's underlying assets. Management will endeavor to retain the Operating Partnership's ability and flexibility to raise additional capital through the issuance of debt as well as equity securities, to pursue attractive opportunities as they arise and otherwise to act in a manner that it believes is consistent with the best interests of the Operating Partnership. From time to time the Operating Partnership may reevaluate its borrowing and debt policies in light of then-current market conditions, relative costs of debt and equity capital, market values of properties, growth and investment opportunities and such other factors as management deems relevant, and may increase or decrease its borrowings and its ratio of debt to total capitalization in light of such reevaluation.



     To the extent that the Company's Board of Trust Managers determines to seek additional capital, such capital may be raised through (i) additional equity offerings by either the Company or the Operating Partnership, (ii) debt financings by the Operating Partnership, (iii) operating cash flow, subject to the distribution requirements which must be satisfied in order to maintain qualification as a REIT for federal income tax purposes, or (iv) a combination of these financing methods, depending on then-current market conditions and the Operating Partnership's then-current level of indebtedness. It is the Company's policy that it shall not incur indebtedness other than short-term trade debt, employee compensation, distribution payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by the Operating Partnership to the extent necessary to fund the business activities conducted by the Operating Partnership and its Subsidiaries. The Company is required by the Operating Partnership's limited partnership agreement to contribute the proceeds of its equity offerings to the Operating Partnership in exchange for an increased interest in the Operating Partnership. The proceeds from equity offerings or debt financings may be used to finance the acquisition or development of additional properties or interests therein or for working capital purposes. To the extent that the costs of any such debt financings are greater than the increased income derived from new or improved properties, the Operating Partnership's results of operations could be adversely affected.


WORKING CAPITAL RESERVES

     The Operating Partnership will maintain working capital reserves and, when not sufficient, access to borrowings, in such amounts as the Operating Partnership determines to be adequate to meet normal contingencies in connection with the operation of the Operating Partnership's business and investments. In addition, the Operating Partnership has the ability to borrow under its existing credit facility for working capital purposes.


OTHER POLICIES


     The Operating Partnership intends to invest and operate in a manner consistent with the Company's ability to comply with the requirements of the Code for qualification of the Company as a REIT for federal income tax purposes, unless, due to changes in the tax laws, changes in economic conditions or other fundamental changes in the Company's business environment, the Board of Trust Managers of the Company, with the consent of the holders of a majority of the shares of equity securities outstanding and entitled to vote on the question, determines that it is no longer in the best interest of the Company to qualify as a REIT.

     The Operating Partnership intends to operate in a manner that will not subject it or the Company to regulation under the Investment Company Act of 1940, as amended.

     The Operating Partnership has from time to time made loans to its officers or the officers or director of its General Partner, and the Company has made loans to certain of its trust managers to permit them to acquire Common Shares of the Company. See "Certain Relationships and Related Transactions." In the future, the Operating Partnership may make loans similar to the Residential Development Property Mortgages. The Operating Partnership does not intend to engage in trading, underwriting or agency distribution or sale of securities of other issuers.

                                   MANAGEMENT


     The Operating Partnership is controlled by the Company through the Company's ownership of all of the outstanding stock of the General Partner, which is the sole general partner of the Operating Partnership and owns a 1% general partner interest in the Operating Partnership. In addition, the Company owns an approximately 89% limited partner interest in the Operating Partnership. The remaining limited partner interests are owned by senior members of management of the Company and the General Partner and certain outside investors. Set forth below is information with respect to the sole director and the executive officers of the General Partner and certain trust managers and the executive officers of the Company.



                  NAME                    TERM EXPIRES   AGE(1)                         POSITION
                  ----                    ------------   ------                         --------
Richard E. Rainwater                        2000            53    Chairman of the Board of Trust Managers of the
                                                                    Company and Member of the Strategic Planning
                                                                    Committee of the General Partner
John C. Goff                                1999            42    Vice Chairman of the Board of Trust Managers of the
                                                                    Company and Member of the Strategic Planning
                                                                    Committee of the General Partner
Gerald W. Haddock                           1998            50    President, Chief Executive Officer and Sole Director
                                                                    of the General Partner, and President, Chief
                                                                    Executive Officer and Trust Manager of the Company
                                                                    and Member of the Strategic Planning Committee of
                                                                    the General Partner
Dallas E. Lucas                             N/A             35    Senior Vice President and Chief Financial and
                                                                    Accounting Officer of the Company and the General
                                                                    Partner
David M. Dean                               N/A             37    Senior Vice President, Law and Secretary of the
                                                                    General Partner and the Company
James M. Eidson, Jr.                        N/A             43    Senior Vice President, Acquisitions of the General
                                                                    Partner
William D. Miller                           N/A             39    Senior Vice President, Administration of the General
                                                                    Partner and the Company
Bruce A. Picker                             N/A             33    Vice President and Treasurer of the General Partner
                                                                    and the Company
Joseph D. Ambrose III                       N/A             47    Vice President, Administration of the General
                                                                    Partner
Jerry R. Crenshaw, Jr.                      N/A             34    Vice President and Controller of the General Partner
Barry L. Gruebbel                           N/A             43    Vice President, Property Management of the General
                                                                    Partner
Howard W. Lovett                            N/A             40    Vice President, Corporate Leasing of the General
                                                                    Partner
John M. Walker, Jr.                         N/A             47    Vice President, Acquisitions of the General Partner
John L. Zogg, Jr.                           N/A             34    Vice President, Leasing and Marketing of the General
                                                                    Partner
Murphy C. Yates                             N/A             51    Director of Leasing and Operations of the General
                                                                    Partner


---------------


(1) At January 31, 1998.


MANAGEMENT OF THE OPERATING PARTNERSHIP

     The following is a summary of the experience of management of the Operating Partnership.


     Richard E. Rainwater has been an independent investor since 1986. From 1970 to 1986, he served as the chief investment advisor to the Bass family, whose overall wealth increased dramatically during his tenure. During that time he was principally responsible for numerous major corporate and real estate acquisitions and dispositions. Immediately after beginning his independent investment activities, he founded ENSCO International Incorporated, an oil field service and offshore drilling company, in 1986. Additionally, in 1990 he co-founded Columbia Hospital Corporation, and in 1989 participated in a management-led buyout of HCA-Hospital Corporation of America; both of these companies owned and operated "for profit" hospitals. In 1992, Mr. Rainwater was one of the founders of Mid Ocean Limited, a provider of casualty re-insurance. In February 1994, he assisted in the merger of Columbia Hospital Corporation and HCA-Hospital Corporation of America that created Columbia/HCA Healthcare Corporation, the world's largest hospital company. Mr. Rainwater serves as a director of Pioneer Natural Resources ("Pioneer"), one of the largest oil and gas companies in the United States. In 1996, Mr. Rainwater led a recapitalization of Mesa, Inc. (Pioneer's predecessor), and a partnership wholly owned by Mr. Rainwater became the controlling shareholder in July 1996. Mr. Rainwater is also Chairman of the Board and director of Crescent Operating, Inc. Mr. Rainwater is a graduate of the University of Texas at Austin and the Graduate School of Business at Stanford University. Mr. Rainwater has served as the Chairman of the Board of Trust Managers since the Company's inception in 1994.



     John C. Goff, prior to joining the Company in 1997, served as a senior investment advisor to, and investor with, Mr. Rainwater, as well as a vice president of Rainwater, Inc., a management operating company wholly owned by Mr. Rainwater. In those capacities, he has been involved in, and principally responsible for, numerous acquisitions and financings involving corporate, debt and real estate interests. Mr. Goff currently is a member of the boards of directors of The Staubach Company and Gainsco, Inc. In 1997, Mr. Goff was appointed Chairman of the Board of Charter Behavioral Health Systems, Inc. Mr. Goff is also Vice Chairman of the Board and director of Crescent Operating, Inc. Prior to joining Rainwater, Inc. in 1987, Mr. Goff was employed by the accounting firm of KPMG Peat Marwick LLP from 1981 to 1987. Before joining KPMG Peat Marwick LLP, Mr. Goff was employed by Century Development Corporation, a major Houston-based office developer and property management company. Mr. Goff is a graduate of the University of Texas at Austin and is a Certified Public Accountant. From the Company's inception in 1994 through December 19, 1996, Mr. Goff served as Chief Executive Officer. Since December 19, 1996, Mr. Goff has served as Vice Chairman of the Board of Trust Managers.



     Gerald W. Haddock, prior to joining the Company, was a vice president of Rainwater, Inc. from 1990 to 1994 and was the lead transactional attorney for Mr. Rainwater from 1986 to 1994. During this period, he was in the private practice of law, pursuant to which, among other things, he served as primary outside legal counsel to, and investor with, Mr. Rainwater and primary outside legal counsel to Rainwater, Inc. Mr. Haddock currently is a member of the board of directors of AmeriCredit Corporation, a company engaged in the financing of automobile dealer paper, and ENSCO International Incorporated, of which he was one of the three founding directors. Mr. Haddock is also the President, Chief Executive Officer and Director of Crescent Operating, Inc. In addition, Mr. Haddock serves as general counsel for the Texas Rangers baseball club. Mr. Haddock earned both Bachelor of Business Administration (B.B.A.) and Juris Doctor (J.D.) degrees from Baylor University. He also holds a Master of Laws (L.L.M.) degree in taxation from New York University and has served as the Chairman of the Tax Section of the State Bar of Texas. From the Company's inception in 1994 through December 19, 1996, Mr. Haddock served as President and Chief Operating Officer. Since December 19, 1996, Mr. Haddock has served as President and Chief Executive Officer.



     Dallas E. Lucas, prior to joining the Company, was a financial consulting and audit manager in the real estate services group of Arthur Andersen LLP in Dallas. Mr. Lucas was employed by Arthur Andersen LLP for nine years, until December 1993. Mr. Lucas holds a Bachelor of Business Administration (B.B.A.) degree in accounting from the University of Oklahoma and is a Certified Public Accountant. Mr. Lucas has served as the Senior Vice President and Chief Financial and Accounting Officer since the Company's inception in 1994.



     David M. Dean, prior to joining the Company, was an attorney for Burlington Northern Railroad Company from 1992 to 1994, and served as Assistant General Counsel in 1994. At Burlington Northern, he was responsible for the majority of that company's transactional and general corporate legal work. Mr. Dean was previously engaged in the private practice of law from 1986 to 1990 with Kelly, Hart & Hallman and from 1990 to 1992 with Jackson & Walker, L.L.P. where he worked primarily with Mr. Haddock on acquisition, financing and venture capital transactions for Mr. Rainwater and related investor groups. Mr. Dean graduated with honors from Texas A & M University with Bachelor of Arts (B.A.) degrees in English and Philosophy in 1983. He also holds a Juris Doctor (J.D.) degree and a Master of Laws (L.L.M.) degree in taxation from Southern Methodist University School of Law. Mr. Dean has served as the Senior Vice President, Law and Secretary since August 1994.



     James M. Eidson, Jr. has eighteen years of experience in the commercial real estate business. Prior to joining the Company, he owned an investment company, specializing in investment grade commercial properties, from 1992 to 1994. From 1989 to 1992, he was associated with CB Commercial Real Estate Group,

Inc., where he was a Senior Investment Specialist in their investment grade commercial property group, and from 1982 to 1989 he owned a real estate company through which he provided brokerage and investment services for individuals and large corporate investors and made investments in commercial properties for his own account. He gained his early experience in real estate acquisitions, dispositions, leasing, marketing and consulting while a broker and investment specialist for three years with Hank Dickerson & Company. Mr. Eidson is a former professional football player who played with the Dallas Cowboys from 1976 through 1978. Mr. Eidson holds a Master of Business Administration (M.B.A.) degree from Southern Methodist University and a Bachelor of Science (B.S.) degree from Mississippi State University. Mr. Eidson has served as the Senior Vice President, Acquisitions since May 1995.


     William D. Miller, prior to joining the Company, served as Vice President, Legal Affairs of the Texas Rangers major league baseball club beginning in March 1994. While with the Rangers, Mr. Miller managed all legal matters concerning the senior management of the baseball club and the partnerships that own or are affiliated with the owners of the club. Mr. Miller was also a member of the senior management of the Rangers and certain partnerships affiliated with the Rangers. In addition, Mr. Miller functioned as the primary lawyer responsible for the Rangers' interest in the development of The Ballpark project in Arlington. Prior to joining the Rangers, Mr. Miller practiced law at Jackson & Walker, L.L.P. from September 1986, was the lead real estate lawyer for Mr. Rainwater, Rainwater, Inc. and Mr. Haddock, and was instrumental in the formation transactions of the Company. Mr. Miller received his Juris Doctor (J.D.) degree with honors from the University of Texas, School of Law, and his Bachelor of Science (B.S.) degree with first honors in Commerce and Engineering Sciences from Drexel University. Mr. Miller has served as Senior Vice President, Administration since joining the Company in May 1997.



     Bruce A. Picker, prior to joining the Company, worked for Rainwater, Inc., from 1990 to 1994 as the partnership controller of its first major real estate acquisition. Previously, Mr. Picker was a senior accountant for the accounting firm of Arthur Andersen LLP in their audit department from 1986 to 1989. Mr. Picker holds a Bachelor of Business Administration (B.B.A.) degree in accounting from Harding University and is a Certified Public Accountant. Mr. Picker has served as the Treasurer of the Company and the General Partner since their inception in 1994 and has been a Vice President since June 1996.



     Joseph D. Ambrose III, prior to joining the Company, served as Vice President of CRC Environmental Risk Management, Inc., an environmental and risk management consulting firm, from 1993 to 1994. He was responsible for major client interface, development of new risk management initiatives and human resources. For two and one-half years prior to joining CRC, Mr. Ambrose was a Vice President of American Real Estate Group ("AREG"), a liquidating real estate company, where he managed the environmental, insurance and other risks associated with the disposition of a nationwide real estate portfolio. Prior to joining AREG, he was President of Ambrose Properties, Inc., which acquired and developed oil and gas and real estate properties. Mr. Ambrose graduated from Texas Christian University with a Bachelor of Business Administration (B.B.A.) degree in management and received his Juris Doctor (J.D.) and Master of Business Administration (M.B.A.) degrees from Southern Methodist University. Mr. Ambrose joined the Company in 1994 and in June 1995 was appointed Vice President, Administration and has served since that time.



     Jerry R. Crenshaw, Jr. was the controller of Carrington Laboratories, Inc., a pharmaceutical and medical device company, from 1991 until February 1994. From 1986 until 1991, Mr. Crenshaw was an experienced audit senior in the real estate services group of Arthur Andersen LLP. Mr. Crenshaw holds a Bachelor of Business Administration (B.B.A.) degree in accounting from Baylor University and is a Certified Public Accountant. Mr. Crenshaw has served as Controller since the Company's inception in 1994 and has been a Vice President since March 1997.



     Barry L. Gruebbel, CPM, prior to joining the Company, was involved with the property/asset management of more than 10 million square feet of Class A office, retail, industrial and multi-family real estate in Texas and New Mexico as the Vice President of Property Management with Hines Industrial from 1982 to 1986, the Vice President of Property Management with Southland Investment Properties from 1986 to 1990 and most recently the Director of Property Management with Rosewood Property Company at The

Crescent. Active in the real estate organizations of the Institute of Real Estate Management ("IREM") and Building Owners and Managers, Mr. Gruebbel received a Bachelor of Business Administration (B.B.A.) in Real Estate from the University of Texas at Arlington in 1977 and earned the Certified Property Manager designation from IREM in 1985. Mr. Gruebbel has been with the Company since its inception and became Vice President, Property Management in February 1997.



     Howard W. Lovett, prior to joining the Company, was president of The Gaineswood Company, a private investment company specializing in real estate and venture capital investments, from January 1989 to August 1995. Previously, Mr. Lovett was vice president of Morgan & Company, a Houston-based real estate development company, where he was responsible for income property acquisitions and management and the acquisition and development of Wildcat Ranch, an exclusive residential development outside Aspen, Colorado. Mr. Lovett graduated from Carleton College with a Bachelor of Arts (B.A.) degree in English in 1980. He also holds a Master of Business Administration (M.B.A.) from Harvard University. Mr. Lovett has served as Vice President, Corporate Leasing since June 1996.



     John M. Walker, Jr., prior to joining the Company in 1995, practiced law privately from 1976 to 1992. During 1993, he served as the Executive Vice President and Chief Operating Officer of a corporate subsidiary of NHP, Inc., a real estate asset and property management company, and was involved in several personal business projects during 1994 and 1995. Mr. Walker currently serves as a director of Walden Special Corp., a special purpose affiliate of Walden Residential Properties, Inc. Mr. Walker earned a Bachelor of Arts (B.A.) degree from Vanderbilt University. He also holds Juris Doctor (J.D.) and Master of Business Administration (M.B.A.) degrees from Southern Methodist University. Mr. Walker has served as Vice President, Acquisitions since June 1996.



     John L. Zogg, Jr., served as vice president of the commercial real estate group of Rosewood Property Company, responsible for marketing and leasing office space in the Dallas and Denver areas from January 1989 to May 1994. For three years prior to joining Rosewood Property Company, Mr. Zogg worked as marketing manager of Gerald D. Hines Interests, responsible for office leasing in the Dallas metropolitan area. He graduated from the University of Texas at Austin with a Bachelor of Arts (B.A.) degree in Economics and holds a Master of Business Administration (M.B.A.) degree from the University of Dallas. Mr. Zogg has served as Vice President, Leasing and Marketing since May 1994.



     Murphy C. Yates has more than 22 years of experience in the commercial real estate Business. His emphasis has always been in the managing and/or leasing of Class A office projects. Prior to joining the Company, Mr. Yates was employed in the real estate business by Metro Inns Management Company from 1973 to 1978, Carrozza Investment Company from 1980 to 1983, Rosewood Property Company from 1983 to 1990 and Trisept Inc. from 1990 to 1994. Mr. Yates holds a Texas Real Estate License, is an active member and former President of the Fort Worth Chapter of Building Owners and Managers and is involved with the Institute of Real Estate Management. He received his Bachelor of Business Administration (B.B.A.) from Texas Tech University in 1969. Mr. Yates has been with the Company since May 1994 and has held the position of Director of Leasing and Operations since April 1997.


EXECUTIVE COMPENSATION


     The following table sets forth the annual and long-term compensation paid or awarded to the chief executive officer and the four most highly compensated executive officers of the General Partner for the years ended December 31, 1996 and 1995, respectively. The Company was organized in February 1994, and, accordingly, did not pay any compensation to its executive officers for the years prior to 1994. As a result of the Company's UPREIT structure, no employees are compensated by the Company, but are compensated by the General Partner. Neither the Operating Partnership nor the Company has granted any stock appreciation rights. The Operating Partnership has issued units of ownership interest (the "Units"). Unless otherwise indicated, each Unit is exchangeable (the "Exchange Rights") for Common Shares on a one-for-two basis or, at the election of the Company, cash equal to the then-current fair market value of the Common Shares for which each Unit is exchangeable.

                           SUMMARY COMPENSATION TABLE

                                                                OTHER                                           ALL OTHER
                                                               ANNUAL      RESTRICTED   SECURITIES               COMPEN-
         NAME AND                                              COMPEN-       STOCK      UNDERLYING     LTIP      SATION
   PRINCIPAL POSITION(1)     YEAR    SALARY($)    BONUS($)    SATION($)    AWARDS($)    OPTIONS(#)    PAYOUTS    ($)(2)
---------------------------  ----    ---------   ----------   ---------    ----------   -----------   -------   ---------
Gerald W. Haddock            1996     286,165     1,500,000         --           --      2,000,000(3)    --          960
  President and Chief        1995     200,000       125,000         --           --        250,000       --        1,005
  Executive Officer(4)       1994(5)  104,500        90,000         --                     402,472       --          800
John C. Goff                 1996     286,165     1,500,000         --           --      2,000,000(3)    --          960
  Vice Chairman of the       1995     200,000       125,000         --           --        250,000       --        1,005
  Board of Trust             1994(5)  104,500        90,000         --                     641,904       --          800
  Managers(6)
Dallas E. Lucas              1996     141,300        81,000         --           --        120,000       --          960
  Senior Vice President      1995     131,250        52,500         --      250,007(7)      60,000(8)    --        1,005
    and Chief Financial      1994(5)   81,587        50,000         --                      58,000(9)    --          625
    and Accounting
    Officer
David M. Dean                1996     141,300        81,000         --           --        120,000       --          960
  Senior Vice President,     1995     131,250        52,500         --      100,015(7)      60,000(8)    --        1,005
  Law and Secretary          1994(5)   52,083        15,000         --                      48,000(9)    --          521
James M. Eidson, Jr.         1996     138,740       331,000         --           --        210,000       --          960
  Senior Vice President,     1995     117,949       392,442    273,758(10)       --         60,000(8)    --           --
  Acquisitions               1994(5)   53,125            --         --           --             --       --           --

---------------

 (1) Excludes James S. Wassel, who resigned from his position as an executive officer and employee of the General Partner in April 1997. For 1996, 1995 and 1994, Mr. Wassel's salary was $200,000, $200,000 and $143,950, respectively, and his bonus for each of such years was $110,000, $55,000 and $39,000, respectively. Had the Company been in existence during the entire period of 1994, Mr. Wassel's base salary would have been $200,000. In addition, the Company issued 1,196 Units valued at $16.75 (a total of $20,033) to Mr. Wassel in 1995 as non-cash bonus compensation. In 1995 and 1996, the Company granted Mr. Wassel options to purchase 10,000 and 60,000 Common Shares, respectively. The 10,000 options were granted in 1995 based on Mr. Wassel's performance in 1994.

 (2) All amounts in this column represent matching contributions to the Crescent Real Estate Equities, Ltd. 401(k) Plan.

 (3) The number of securities underlying options granted represent the number of Common Shares issuable following (i) exercise of Plan Options for Plan Units on a one-for-one basis and (ii) the exchange of Plan Units for Common Shares on a one-for-two basis.

 (4) Mr. Haddock served as President and Chief Operating Officer of the Company from the Company's inception in 1994 to December 19, 1996.

 (5) Had the Company been in existence during the entire period of 1994, base salaries would have been $160,000, $160,000, $125,000, $125,000 and $85,000 for Messrs. Haddock, Goff, Lucas, Dean and Eidson, respectively.

 (6) Mr. Goff served as Chief Executive Officer of the Company from the Company's inception in 1994 to December 19, 1996.

 (7) The Company issued 16,598 and 6,640 Restricted Shares on June 12, 1995 at a market price of $15.0625 with annual vesting in equal one-fifth installments to Mr. Lucas and Mr. Dean, respectively. Dividends are paid on the Restricted Shares to the holder of the Restricted Shares.

 (8) Represents shares underlying options granted in March 1996 based on individual's performance in 1995.

 (9) Includes 8,000 shares underlying options granted in 1995 based on individual's performance in 1994.

(10) The Company issued 19,044 Units valued at $14.375 to Mr. Eidson as non-cash bonus compensation.

OPTION GRANTS IN 1996

     The following table provides certain information regarding options granted to the named executive officers for the year ended December 31, 1996.

                                                                                                    POTENTIAL
                                                                                               REALIZABLE VALUE AT
                                                                                                 ASSUMED ANNUAL
                             NUMBER OF      % OF TOTAL                                           RATES OF STOCK
                             SECURITIES      OPTIONS                                           PRICE APPRECIATION
                             UNDERLYING     GRANTED TO      EXERCISE                            FOR OPTION TERM*
                              OPTIONS      EMPLOYEES IN     OR BASE          EXPIRATION        -------------------
                             GRANTED(#)    FISCAL YEAR    PRICE($/SH.)          DATE              5%         10%
         NAME(1)            ------------   ------------   ------------   ------------------    --------    -------
                                                                                                 (IN THOUSANDS)
Gerald W. Haddock.........     2,000,000(2)     41.2%          $17.5625           July 2006    $ 22,090    $55,980
John C. Goff..............     2,000,000(2)     41.2%          $17.5625           July 2006    $ 22,090    $55,980
Dallas E. Lucas...........       120,000(3)      2.5%          $21.8125       November 2006    $  1,646    $ 4,172
David M. Dean.............       120,000(3)      2.5%          $21.8125       November 2006    $  1,646    $ 4,172
James M. Eidson, Jr.......       210,000(4)      4.3%          $20.5982  July/November 2006(4) $  2,720(4) $ 6,894(4)

---------------

 * Potential Realizable Value is the change in share price of securities underlying options granted, based on the assumed annual growth rates shown over their 10-year option term. For example, a 5% growth rate, compounded annually, for Mr. Haddock's grant results in a share price of $28.61 per share and a 10% growth rate, compounded annually, results in a share price of $45.55 per share. These potential realizable values are listed to comply with the regulations of the Commission, and the Company cannot predict whether these values will be achieved. Actual gains, if any, on share option exercise are dependent on the future performance of the shares.

(1) Excludes James S. Wassel, who resigned from his position as an executive officer and employee of the General Partner in April 1997. For 1996, the Company granted options to purchase 60,000 Common Shares to Mr. Wassel, representing 1.2% of the total options granted to employees for 1996. The options had an exercise price of $21.8125 per Common Share and, due to Mr. Wassel's resignation, expired in April 1997. The "potential realizable value" of such options (see above note explaining the calculation thereof) at a 5% and 10% assumed annual rate of stock price appreciation for the option term was $823,000 and $2,086,000 respectively.

(2) The number of securities underlying options granted represent the number of Common Shares issuable following (i) exercise of Plan Options for Plan Units on a one-for-one basis and (ii) the exchange of Plan Units for Common Shares on a one-for-two basis. Plan Options relating to 1,500,000 Common Shares vest in equal one-seventh installments on July 16, 1997, 1998, 1999, 2000, 2001, 2002 and 2003; Plan Options relating to 500,000 Common Shares vested on January 8, 1997.

(3) Vest in equal one-fifth installments on November 19, 1997, 1998, 1999, 2000 and 2001.

(4) Options relating to 150,000 Common Shares (i) vest in equal one-fifth installments on November 19, 1997, 1998, 1999, 2000 and 2001, (ii) have an expiration date of November 2006 and (iii) have a potential realizable value of $2,058,000 and $5,215,000 based on 5% and 10%, respectively, assumed annual rates of stock price appreciation for the option term. Options relating to the remaining 60,000 Common Shares (i) vest in equal one-fifth installments on July 16, 1997, 1998, 1999, 2000 and 2001, (ii) have an expiration date of July 2006 and (iii) have a potential realizable value of $662,000 and $1,679,000 based on 5% and 10%, respectively, assumed annual rates of stock price appreciation for the option term.

OPTION EXERCISES AND VALUES AT DECEMBER 31, 1996

     The following table provides information about option exercises by the named executive officers in the last fiscal year and options held by each of them at December 31, 1996.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                               OPTIONS AT                IN-THE-MONEY OPTIONS
                            SHARES                         FISCAL YEAR END(#)          AT FISCAL YEAR END($)(4)
                          ACQUIRED ON      VALUE      ----------------------------    ---------------------------
        NAME(1)           EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
        -------           -----------   -----------   -----------    -------------    -----------   -------------
                                                                                            (IN THOUSANDS)
Gerald W. Haddock.......        --            --         893,314(2)    1,759,158(3)     $ 9,543        $16,494
John C. Goff............        --            --       1,052,936(2)    1,838,968(3)     $11,758        $17,602
Dallas E. Lucas.........        --            --          34,933         203,067        $   484        $ 1,477
David M. Dean...........        --            --          21,600         206,400        $   289        $ 1,513
James M. Eidson, Jr.....        --            --              --         270,000             --        $ 1,824

---------------

(1) Excludes James S. Wassel, who resigned from his position as an executive officer and employee of the General Partner in April 1997. At December 31, 1996, Mr. Wassel held exercisable options to acquire 2,000 Common Shares and unexercisable options to acquire 128,000 Common Shares. The value of the unexercised in-the-money options held by Mr. Wassel at December 31, 1996 was $27,000 for exercisable options and $683,000 for unexercisable options. As a result of Mr. Wassel's resignation, all exercisable options must be exercised by April 1998, and all unexercisable options lapsed.

(2) The number of securities underlying exercisable but unexercised options includes 500,000 Common Shares. Such Common Shares may be issued following exercise of Plan Options for Plan Units on a one-for-one basis and, assuming shareholder approval of Exchange Rights for such Plan Units, the exchange of Plan Units for Common Shares on a one-for-two basis.

(3) The number of securities underlying unexercisable and unexercised options includes 1,500,000 Common Shares. Such Common Shares may be issued following vesting and exercise of Plan Options for Plan Units on a one-for-one basis and, assuming shareholder approval of Exchange Rights for such Plan Units, the exchange of Plan Units for Common Shares on a one-for-two basis.

(4) Market value of securities underlying in-the-money options based on the closing price of the Company's Common Shares on December 31, 1996 (the last trading day of the fiscal year) on the New York Stock Exchange of $26.375, minus exercise price.

EMPLOYMENT AGREEMENTS


     As part of the transactions in connection with the formation of the Company, the Operating Partnership assumed Employment Agreements between Rainwater, Inc. and each of John C. Goff and Gerald W. Haddock. Such Employment Agreements also require that Messrs. Goff and Haddock enter into the Noncompetition Agreements described below. See " -- Agreements Not to Compete," below. The Employment Agreements for Messrs. Goff and Haddock provide that each of them shall receive minimum base compensation of $160,000 per annum. On July 1, 1995, the General Partner's Board of Directors increased the salary for each of Messrs. Goff and Haddock to $240,000 per annum. On March 5, 1996, the General Partner's Board of Directors increased the salary for each of Messrs. Goff and Haddock to $300,000 per annum and, on March 3, 1997, to $400,000 per annum. On June 23, 1997, Mr. Goff agreed to a reduction in his salary from the Operating Partnership to $100,000 per annum to reflect his agreement to devote a significant amount of his time to his duties as Chairman of CBHS. The term of each of the Employment Agreements expires on April 14, 1998, subject to automatic renewal for one-year terms unless terminated by the Operating Partnership or Messrs. Goff or Haddock, as the case may be. The salaries under the Employment Agreements, which are not subject to a cap, may be increased at the discretion of the Operating Partnership, although it is the Operating Partnership's practice to have increases in such salaries reviewed by the compensation committee of the Board of Trust Managers of the Company (the "Compensation Committee"). Bonuses under the Employment Agreements are similarly determined by the Operating Partnership. See " -- Compensation Policies," below.

AGREEMENTS NOT TO COMPETE


     The Operating Partnership is dependent on the services of Richard E. Rainwater, John C. Goff and Gerald W. Haddock. Messrs. Goff and Haddock are employees of the Operating Partnership. Mr. Rainwater serves as Chairman of the Board of Trust Managers of the Company, but has no employment agreement with the Company and, therefore, is not obligated to remain with the Company for any specified term. In connection with the initial public offering of the Company's Common Shares in May 1994 (the "Initial Offering"), each of Messrs. Rainwater, Goff and Haddock entered into a Noncompetition Agreement with the Company that restricts him from engaging in certain real estate related activities during specified periods of time. The restrictions imposed by Mr. Rainwater's Noncompetition Agreement will terminate one year after the later to occur of (i) the date on which Mr. Rainwater ceases to serve as a trust manager of the Company and (ii) the date on which Mr. Rainwater's beneficial ownership of the Company (including Common Shares and Units) first represents less than a 2.5% ownership interest in the Company. The Noncompetition Agreements do not prohibit Messrs. Rainwater, Goff and Haddock from engaging in certain activities with respect to properties already owned or from making certain passive real estate investments. The restrictions imposed by Mr. Goff's and Mr. Haddock's Noncompetition Agreements will terminate one year after the subject individual first ceases to be a trust manager or an executive officer of the Company.



     In addition, each of Messrs. Rainwater, Goff and Haddock has agreed that, as long as his Noncompetition Agreement remains in effect, real estate investment opportunities that are presented to him will be offered to the Operating Partnership and that, if the Operating Partnership elects not to make any investment offered to it by any of them, neither the party who offered such investment opportunity to the Operating Partnership nor his controlled affiliates will participate in the investment without the consent of a majority of the independent trust managers.



COMPENSATION POLICIES



     The Operating Partnership determines salary, bonus, option and other long-term incentive compensation awards based on a variety of factors, including overall performance of the Operating Partnership (as measured by Company stock price performance as well as the achievement of defined short-term and long-term goals and objectives), the compensation levels of executives of the Company's industry peers and the individual contributions of the executive. The Operating Partnership does not have a compensation committee, but it is the Operating Partnership's practice to have its compensation decisions reviewed by the Compensation Committee and with respect to certain salary and option grants to executive officer of the General Partner and the Operating Partnership, ratified by the Compensation Committee. All compensation decisions involving Common Shares of the Company and Exchange Rights are made by the Compensation Committee. The Compensation Committee is composed of two trust managers, each of whom is an outside trust manager.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of Common Shares and Units for (i) each shareholder of the Company who beneficially owns more than 5% of the Common Shares or Units; (ii) the sole director of the General Partner and each named executive officer of the Company or General Partner; and
(iii) the sole director of the General Partner and the executive officers of the Company or General Partner as a group. Unless otherwise indicated in the footnotes, all Common Shares and all Units are owned directly by the listed beneficial owner.


                                                                                                              PERCENT OF
                                   NUMBER               PERCENT     NUMBER            PERCENT    NUMBER OF      SHARES
      NAME AND ADDRESS OF            OF                   OF          OF                 OF      SHARES AND      AND
      BENEFICIAL OWNER(1)         SHARES(2)            SHARES(3)   UNITS(2)           UNITS(3)    UNITS(2)     UNITS(3)
      -------------------         ---------            ---------   ---------          --------   ----------   ----------
Richard E. Rainwater............  7,065,912 (4)(5)        5.9%     6,822,962(5)         54.2%    13,888,874      11.0%
John C. Goff....................  1,006,997 (4)(6)        0.8%     1,484,400(7)          6.1%    2,491,397        2.1%
Gerald W. Haddock...............    652,472 (4)(6)        0.6%     1,227,124(8)          4.1%    1,881,302        1.6%
Dallas E. Lucas.................    106,284 (4)(6)(9)       *             --               *       106,284          *
David M. Dean...................     83,741 (4)(6)(9)       *             --                        83,741          *
James M. Eidson, Jr.............     87,052 (4)(6)          *             --                        87,052          *
FMR Corp........................  7,837,800 (10)          6.6%            --               *     7,837,800        6.0%
  82 Devonshire Street
  Boston, Massachusetts 02109
Cohen & Steers Capital..........  6,154,800 (11)          5.2%            --               *     6,154,800        4.7%
  Management, Inc.
  757 Third Avenue
  New York, New York 10017
Director and Executive Officers
  as a Group (14 persons(12))...  9,180,148 (4)(5)(6)     7.6%     9,537,070(5)(7)(8)   68.1%    18,717,218      14.3%
                                            (9)(13)


---------------

  *  Less than 1%.

 (1) Unless otherwise indicated, the address of each beneficial owner is 777 Main Street, Suite 2100, Fort Worth, Texas 76102.


 (2) All information is as of February 9, 1998 unless otherwise indicated. All information as to number of Units reflects the number of Common Shares issuable (on a one-for-two basis) upon exchange of Units, assuming the availability of Exchange Rights of all Units. As of such date, 118,190,005 Common Shares and 12,582,974 Units were outstanding. For purposes of this table, a person is deemed to have "beneficial ownership" of the number of Common Shares that such person has the right to acquire within 60 days of February 9, 1998 upon exercise of options to purchase Common Shares ("Options") granted pursuant to the Company's 1994 Stock Incentive Plan and the Amended 1995 Plan or, for Units, upon the exchange of Units for Common Shares on a one-for-two basis (assuming the Company elects to issue Common Shares rather than pay cash upon such exchange). The total number of Units outstanding represents approximately 9.6% of the total partnership interests in the Operating Partnership.



 (3) For purposes of computing the percentage of outstanding Shares held by each person, all Common Shares that such person has the right to acquire within 60 days pursuant to the exercise of Options or upon the exchange of Units (assuming the availability of Exchange Rights for all Units) for Common Shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. For purposes of computing the percentage of outstanding Units and the percentage of outstanding Common Shares and Units held by each person, all Units that such person has the right to acquire within 60 days upon the exchange of Units (assuming the availability of Exchange Rights for all Units) for Common Shares on a one-for-two basis are deemed to be outstanding.



 (4) The number of Common Shares beneficially owned by the following persons includes the number of Common Shares indicated due to the vesting of
     Options: Richard E. Rainwater -- 1,165,624; John C.

     Goff -- 891,904; Gerald W. Haddock -- 652,472; Dallas E. Lucas -- 87,200;
     David M. Dean -- 77,600; James M. Eidson, Jr. -- 66,000; and Director and Executive Officers as a Group -- 3,089,150.



 (5) The number of Common Shares and Units beneficially owned by Richard E. Rainwater includes 1,200,000 Common Shares and 126,588 Units owned by trusts established for the benefit of Mr. Rainwater's children, and 460,000 Common Shares and 1,780 Units owned by Darla Moore, who is Mr. Rainwater's spouse. Mr. Rainwater disclaims beneficial ownership as to all such 1,660,000 Common Shares and 128,368 Units. In addition, the number of Common Shares and Units beneficially owned by Mr. Rainwater includes 2,206,374 Common Shares and 6,335,126 Units owned indirectly by Mr. Rainwater, including (i) 12,346 Common Shares and 49,506 Units owned by Rainwater, Inc., a Texas corporation, of which Mr. Rainwater is the sole director and owner, (ii) 10,070 Units owned by Tower Holdings, Inc., a Texas corporation, of which Mr. Rainwater is the sole director and owner,
     (iii) 33,296 Units owned by 777 Main Street Corporation, a Texas corporation, of which Mr. Rainwater is the sole director and owner, (iv) 2,425,836 Units owned by Rainwater Investor Partners, Ltd., a Texas limited partnership, of which Rainwater Inc. is the sole general partner, (v) 555,424 Units owned by Rainwater RainAm Investors, L.P., a Texas limited partnership, of which Rainwater, Inc. is the sole general partner, (vi) 3,260,994 Units owned by Office Towers LLC, a Nevada limited liability company, of which Mr. Rainwater and Rainwater, Inc. own an aggregate 100% interest, and (vii) 2,194,028 Common Shares owned by the Richard E. Rainwater 1995 Charitable Remainder Unitrust No. 1, of which Mr. Rainwater is the sole trustee.



 (6) The number of Common Shares beneficially owned by the following persons includes the number of Common Shares indirectly owned through participation in the Company's 401(k) Plan as of September 30, 1997 as follows: John C. Goff -- 1,563; Gerald W. Haddock -- 1,706; Dallas E. Lucas -- 886; David M. Dean -- 1,029; James M. Eidson, Jr. -- 604; and Director and Executive Officers as a Group -- 12,772.


 (7) The number of Units beneficially owned by John C. Goff includes 152,560 Units owned by Goff Family, L.P., a Delaware limited partnership, of which Mr. Goff is a general partner, and includes 714,286 Units due to the vesting of Plan Options.

 (8) The number of Units beneficially owned by Gerald W. Haddock includes 101,706 Units owned by Haddock Family, L.P., a Delaware limited partnership, of which Mr. Haddock is a general partner, and includes 714,286 Units due to the vesting of Plan Options.


 (9) The number of Common Shares beneficially owned by Dallas E. Lucas and David
     M. Dean includes 9,959 and 3,984 restricted shares, respectively, that vest in equal amounts during the next four years. Mr. Lucas and Mr. Dean each has sole voting power with respect to all such restricted shares owned by him.



(10) As reported in the Form 13F-E filed November 14, 1997, filed by FMR Corp., Fidelity Management & Research Company ("Fidelity"), a registered investment advisor and wholly owned subsidiary of FMR Corp. is the beneficial owner of 7,476,300 Common Shares, none of which it has the power to vote. In addition to such 7,476,300 Common Shares, Fidelity Management Trust Company ("Fidelity Management"), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 361,500 Common Shares, each of which it has the sole power to vote. As reported in the Schedule 13G dated February 14, 1997, filed by FMR Corp., Fidelity is the beneficial owner of 6,648,800 Common Shares as a result of its serving as investment adviser to various registered investment companies (the "Funds"). Each of Edward C. Johnson III, Chairman of FMR Corp., Abigail Johnson, a director of FMR Corp., FMR Corp., through its control of Fidelity, and the Funds has sole power to dispose of such Common Shares owned by the Funds. Neither FMR Corp., nor Edward C. Johnson III nor Abigail Johnson has the sole power to vote or direct the voting of the Common Shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the Common Shares under written guidelines established by the Funds' Boards of Trustees. In addition to such 6,648,800 Common Shares, Fidelity Management is the beneficial owner of 271,000 Common Shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson III, Abigail Johnson and FMR Corp., through its control of Fidelity Management Trust Company, have sole voting and dispositive power over such 271,000 Common Shares owned by the institutional account(s) as reported above. All information presented herein relating to FMR Corp. and Fidelity is based solely on the
     Schedule 13G and Form 13F-E filed by FMR Corp.



(11) As reported in the Form 13-F for the quarter ended September 30, 1997 filed by Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), Cohen & Steers has sole power to vote or to direct the vote of 5,441,000 Common Shares. As reported in the Schedule 13G dated March 7, 1996, filed by Cohen & Steers, Cohen & Steers has sole power to vote or direct the vote of 4,555,600 Common Shares and sole power to dispose of or direct the disposition of 5,321,200 Common Shares. All information presented herein relating to Cohen & Steers is based on the Schedule 13G and Form 13-F filed by Cohen & Steers.


(12) Excludes James S. Wassel, who resigned from his position as an executive officer and employee of the General Partner in April 1997. As of May 9, 1997, Mr. Wassel was the beneficial owner of 2,908 Common Shares, including 2,000 Common Shares attributable to the vesting of options and 1,196 Units. In addition, this amount includes 908 Common Shares owned by Mr. Wassel at December 31, 1996 through participation in the Company's 401(k) Plan.


(13) The number of Common Shares beneficially owned by the trust managers and executive officers as a group includes an aggregate of 4,183 restricted shares held by two executive officers other than Messrs. Lucas and Dean. Such restricted shares will vest in equal amounts during the next four years. Each such executive officer has sole voting power with respect to all restricted shares owned by him.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the formation of the Company in 1994, operating businesses affiliated with Richard E. Rainwater (the "Rainwater Group") and Rosewood Property Company ("Rosewood") received, in the aggregate, 6,474,288 Units, 617,392 shares of the Company's Common Stock (the "Common Stock") and cash payments in the amount of $7,500,000. Based on their respective ownership interests in various members of the Rainwater Group, the portion of such consideration allocable at that time to Richard E. Rainwater, John C. Goff and Gerald W. Haddock, each of whom was a director and executive officer of the Company, was: (i) 3,425,270, 385,058 and 270,318 Units, respectively, and (ii) 253,131, 55,565 and 6,174 shares of Common Stock, respectively. Rosewood and RRCC Limited Partnership, a member of the Rainwater Group that owned in 1994 and 1995 in excess of 5% of the outstanding Common Shares and Units, received in the formation of the Company 1,384,299 and 2,475,342 Units, respectively.


     In 1994, Rosewood, which contributed (directly or indirectly) two properties to the Operating Partnership in connection with the formation transactions, and its affiliates leased approximately 164,120 square feet of space in the Crescent Facilities representing approximately 12.6% of the rentable area of the Company's properties and 3.2% of the aggregate rentable area of the Company's portfolio of 12 Class A office properties and two retail centers.) Total rental payments with respect to this space were approximately $3,300,000 for the year ended December 31, 1994.



     In 1994, RRCC Limited Partnership leased 22,281 square feet of space in the Company's properties (representing approximately 2.0% of the rentable area of the properties and 4% of the aggregate rentable area of the Company's 12 Class A office properties and two retail centers). Total rental payments with respect to this space were approximately $800,000 for the year ended December 31, 1994.



     In connection with the formation transactions, the Company assumed the lease by Rainwater, Inc., a corporation wholly-owned by Mr. Rainwater, of approximately 23,000 square feet of space in Continental Plaza (representing approximately 2.4% of the rentable area of Continental Plaza and 0.4% of the aggregate rentable area of the Company's 12 Class A office properties and two retail centers). Total rental payments with respect to this space were approximately $412,000 for the year ended December 31, 1994. The Company also assumed the lessor's obligation to sublease a portion of Continental Plaza to affiliates of Mr. Rainwater and received total rental payments with respect to the subleased space of approximately $83,988 for the year ended December 31, 1994.


     Certain of the Company's properties were managed by affiliates of the Rainwater Group until May 1994. Management, security, leasing and other fees earned by these affiliates in connection with the management of these properties was $900,000 for the year ended December 31, 1994. In addition, the Rainwater Group reimbursed affiliates for various operating expenses paid to third parties on its behalf.

     During the period August 5, 1994 through November 7, 1994, the Operating Partnership made a loan totaling approximately $390,000 to Houston Area Development Corp., bearing interest at 14.5% per annum and repayable following the receipt of certain proceeds related to the creation of certain municipal utility districts covering parts of the Houston Area Development Corp.'s land developments. This loan has been repaid in full.

     In 1994, John C. Goff, a director and executive officer of the Company, purchased a lot in the Mira Vista Residential Development Property for a price of $80,000, equal to approximately 50% of its list price.

     In 1994, James S. Wassel, an executive officer of the Company, received a short-term bridge loan from the Company in the amount of $135,000. The loan was part of Mr. Wassel's relocation allowance, and was used to purchase a personal residence in Dallas before the sale of his personal residence in New Jersey closed. The loan was funded on July 11, 1994, did not bear interest, and was repaid in full on August 10, 1994.

     In connection with the second public offering of the Company's Common Shares in April 1995 (the "April 1995 Offering"), Mr. Rainwater purchased, indirectly through a charitable remainder trust, a partnership interest consisting of 1,097,014 Units for approximately $31,000,000. Mr. Rainwater's $31,000,000 investment was based on the public offering price of the shares of Common Stock in the April 1995 Offering multiplied by the number of Units received. Following approval by the Company's stockholders of conversion rights relating to such Units, Mr. Rainwater converted such Units to 1,097,014 shares of the Common Stock.

     At the end of 1996, the Operating Partnership owned four hotel properties, Hyatt Regency Beaver Creek, Denver Marriott City Center, Hyatt Regency Albuquerque and Sonoma Mission Inn & Spa, and two destination health and fitness resorts, Canyon Ranch-Tucson and Canyon Ranch-Lenox (collectively, the "1996 Hotel Properties"). Through July 30, 1997, the Operating Partnership leased each of the Hotel Properties to independent companies pursuant to six separate leases. These companies were owned 4.5% by each of John C. Goff and Gerald W. Haddock, each of whom is an officer and trust manager of the Company, and 91% by the asset managers of these companies and other persons. Effective July 31, 1997, subsidiaries of Crescent Operating, Inc. (the "Hotel Lessees") acquired each of these companies. The terms of the leases of the Hotel Properties were not modified in connection with the acquisition. Under the leases, each having a term of 10 years, the Hotel Lessees have assumed the rights and obligations of the property owner under the management agreement with the hotel operators, as well as the obligation to pay all property taxes and other charges against the property. As part of each of the lease agreements for five of the Hotel Properties, the Operating Partnership has agreed to fund all capital expenditures relating to furniture, fixtures and equipment reserves required under the applicable management agreements. The only exception is Canyon Ranch-Tucson, in which the Hotel Lessee of such property owns all furniture, fixtures and equipment associated with the property and will fund all related capital expenditures. Each of the leases provides for the payment by the respective Hotel Lessee of (i) base rent, with periodic rent increases, (ii) percentage rent based on a percentage of gross room revenues above a specified amount and (iii) a percentage of gross food and beverage revenues above a specified amount. Under the leases, the former hotel lessees paid an aggregate of $15,881,117 in rent to the Operating Partnership during 1996. The former hotel lessees of the three Hotel Properties owned as of December 31, 1995 paid an aggregate of $6,021,112 in rent to the Operating Partnership during 1995.



     In July 1996, the Operating Partnership acquired Canyon Ranch-Tucson and in December 1996, the Operating Partnership acquired Canyon Ranch-Lenox for purchase prices of approximately $57,000,000 and $30,000,000, respectively. Melvin Zuckerman, who became a trust manager of the Company in November 1996, was the principal shareholder of the corporation which owned Canyon Ranch-Tucson and of the corporation which was one of the general partners of the general partner of the partnership that owned Canyon Ranch-Lenox prior to the sale to the Operating Partnership. Of the approximately $57,000,000 paid by the Operating Partnership for Canyon Ranch-Tucson, approximately $27,000,000 was paid through the issuance of Units to Mr. Zuckerman.



     In July 1996, the Operating Partnership also obtained from Mr. Zuckerman and Jerrold Cohen an option to acquire up to 30% of a management company to be formed by Messrs. Zuckerman and Cohen. The management company will have all rights to develop and manage new Canyon Ranch resorts, both within the United States and internationally, and to use and sublicense the Canyon Ranch name and trademarks. The Operating Partnership must exercise the option on or before July 26, 1998, either in full or in three increments, for an aggregate maximum of $6,000,000.


     Effective March 14, 1996, July 17, 1996 and June 10, 1997, the Operating Partnership loaned to Morton H. Meyerson, Anthony M. Frank and Paul E. Rowsey III, respectively, independent trust managers of the Company, $187,425, $187,425 and $419,997, respectively, on a recourse basis, pursuant to a plan approved by the Board of Trust Managers for all holders of options under the 1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan (the "1994 Plan") and the Amended 1995 Plan. Each of Messrs. Meyerson and Frank used the proceeds of the loan, together with $75.00 in cash, to acquire 15,000 Common Shares pursuant to the exercise of 15,000 options that were granted to Messrs. Meyerson and Frank on May 5, 1994 under the 1994 Plan. Mr. Rowsey used the proceeds, of his loan, together with $300.00 in cash, to acquire 30,000 Common Shares pursuant to the exercise of 30,000 options granted to him on May 5, 1994 under the 1994 Plan and $28.00 in cash to acquire 2,800 Common Shares pursuant to the exercise of 2,800 options granted to him on March 14, 1996 under the Amended 1995 Plan. Each of the loans bears interest at a fixed annual rate equal to the dividend yield on the Common Shares as of March 14, 1996 (for Mr. Meyerson's loan), July 17, 1996 (for Mr. Frank's loan) and June 10, 1997 (for Mr. Rowsey's loan), the effective date of the applicable loan. Each loan is payable, interest only, on a quarterly basis from dividends paid with respect to such Common Shares, with a final payment of all accrued and unpaid interest plus the entire original principal balance due on March 14, 2001 (for Mr. Meyerson's loan), July 17, 2001 (for Mr. Frank's loan) and June 10, 2002 (for

Mr. Rowsey's loan). Mr. Meyerson's loan is secured by 7,500 Units owned by Mr. Meyerson, Mr. Frank's loan is secured by 15,000 Common Shares owned by Mr. Frank and Mr. Rowsey's loan is secured by 32,800 Common Shares owned by Mr. Rowsey. In addition, effective March 14, 1997, the Operating Partnership loaned Mr. Meyerson $45,311 on a recourse basis, and Mr. Meyerson used the proceeds of the loan, together with $14.00 in cash, to acquire 2,800 Common Shares pursuant to the exercise of 2,800 options that were granted to Mr. Meyerson on March 14, 1996 under the Amended 1995 Plan. The loan bears interest at a fixed annual rate equal to the dividend yield on the Common Shares as of March 14, 1997, is secured by the 2,800 Common Shares, and is payable, interest only, on a quarterly basis from distributions paid with respect to such 2,800 Common Shares, with a final payment of all accrued and unpaid interest plus the entire original principal balance due on March 14, 2002.


     On September 13, 1996, the Operating Partnership purchased 1,187,906 shares of the Series B Non-Voting Participating Convertible Preferred Stock of Fresh Choice, Inc. ("Fresh Choice"), a chain of upscale casual restaurants, for a total of approximately $5,500,000 ($4.63 per share). Mr. Rainwater is currently the holder of approximately 8.8% of the voting common stock of Fresh Choice. The Operating Partnership also acquired an immediately exercisable option to purchase up to an additional 593,953 shares of the Series C Participating Non-Voting Convertible Preferred Stock at a price of $6.00 per share for a period of three years following the closing of the initial purchase of preferred stock (the "Series C Stock Option"). The Series C preferred stock is senior to the common stock of Fresh Choice and all other preferred stock of Fresh Choice and is convertible into shares of the common stock of Fresh Choice on a one-for-one basis. The Series B preferred stock is senior to the common stock of Fresh Choice and the Series A preferred stock of Fresh Choice. The Series B preferred stock also is convertible into shares of the common stock or Series A Voting Participating Convertible Stock of Fresh Choice on a one-for-one basis (and, under certain conditions relating to the earnings of Fresh Choice, may elect a majority of the directors of Fresh Choice), provided that, in order to preserve the Company's REIT status, conversion is not permitted if it would cause the Company to be treated as the owner of more than 10% of the outstanding voting securities of Fresh Choice for federal income tax purposes. Outstanding Series A preferred stock may be converted into Common Stock at Fresh Choice's election if the common stock trades at $15.00 per share. On August 11, 1997, the Operating Partnership entered into a Call Option Agreement (the "Option Agreement") with Mr. Rainwater whereby Mr. Rainwater granted to the Operating Partnership an option (the "Fresh Choice Option"), exercisable at any time through September 12, 2006, to purchase all, but not less than all, of the 496,400 shares of common stock of Fresh Choice owned by Mr. Rainwater (the "Fresh Choice Shares") at Mr. Rainwater's investment cost in the Fresh Choice Shares ($3,645,191, plus incidental expenses, plus Mr. Rainwater's cost of funds at the rate of LIBOR plus 50 basis points, with interest compounded quarterly). During the pendency of the Fresh Choice Option, Mr. Rainwater retains sole beneficial ownership of the Fresh Choice Shares unless and until the Fresh Choice Shares are sold. Prior to selling any of the Fresh Choice Shares, Mr. Rainwater must give the Operating Partnership notice of his intention to sell so that the Operating Partnership may exercise the Fresh Choice Option; if the Operating Partnership fails to exercise the Fresh Choice Option within two business days, Mr. Rainwater may sell the Fresh Choice Shares but must remit to the Operating Partnership the cash proceeds from the sale, net of his investment cost in the Fresh Choice Shares sold. Also on August 11, as compensation for services rendered in connection with the Fresh Choice investment, the Operating Partnership entered into an Agreement of Assignment with Mr. Rainwater's wholly owned corporation, Rainwater, Inc., whereby Crescent assigned to Rainwater, Inc. the Series C Stock Option with respect to 80,000 shares of Series C preferred stock covered by that option.



     On June 17, 1997, the Operating Partnership acquired, for an aggregate purchase price of approximately $399.7 million, the 90 Behavioral Healthcare Facilities (and two additional behavioral healthcare facilities that subsequently were sold) that were previously owned and operated by a subsidiary of Magellan and warrants to purchase shares of Magellan's common stock. The purchase price was determined as the result of negotiations between the Vice Chairman and the Chief Executive Officer of the Company and Magellan. The warrants permit the Operating Partnership to purchase up to 1,283,311 shares of common stock of Magellan, at an exercise price of $30.00 per share, with such warrants exercisable, in increments, during the period from May 1998 through May 2009. In connection with the transaction, Crescent Operating, Inc. was formed by the Operating Partnership (through a spin-off of shares of Crescent Affiliate to all shareholders of the Company and limited partners of the Operating Partnership at the time of the spin-off). Messrs. Rainwater, Goff and Haddock are directors of Crescent Operating, Inc. and serve as executive officers of Crescent Operating, Inc. (in the same capacities as for the Company). Crescent Operating, Inc. and Magellan formed CBHS to operate the Behavioral Healthcare Facilities. Crescent Operating, Inc. and Magellan each have a 50% interest in CBHS, subject to dilution of up to 5% each in connection with future incentive compensation of management of CBHS. CBHS leases the Behavioral Healthcare Facilities from the Operating Partnership pursuant to a lease with an initial 12-year term (subject to four, five-year renewal options) for annual minimum rent of approximately $41.7 million, increasing annually at a 5% compounded annual rate.


     A limited partnership, the sole general partner of which is Rainwater, Inc., owns 3,885,832 shares of Magellan common stock and warrants to acquire an additional 1,942,996 shares of Magellan common stock. Mr. Rainwater, either directly or indirectly, owns interests in that partnership equivalent to approximately 2,475,000 of those shares, and warrants to acquire approximately 1,237,200 shares, of Magellan common stock. Mr. Rainwater's children, either directly or indirectly, own interests in that partnership equivalent to approximately 320,000 of those shares, and warrants to acquire approximately 160,000 shares, of Magellan common stock. Messrs. Goff and Haddock each own, directly or indirectly, approximately 57,000 shares, and warrants to acquire approximately 28,500 shares, of Magellan common stock. These warrants entitle the warrant holders to purchase, at any time until the January 25, 2000 expiration date, shares of Magellan common stock at a purchase price of $26.15 per share.

     Darla D. Moore is married to Mr. Rainwater and is a director of Magellan. As part of the arrangements pursuant to which Mr. Rainwater acquired securities of Magellan, an affiliate of Mr. Rainwater has the right to designate a nominee acceptable to Magellan for election as a director of Magellan for so long as Mr. Rainwater and his affiliates continue to own beneficially a specified minimum number of shares of Magellan common stock. Mr. Rainwater's affiliate proposed Ms. Moore as its nominee for director, and Ms. Moore was elected a director by the Magellan Board on February 22, 1996.


     On June 11, 1997, DBL Holdings, Inc. ("DBL"), a wholly owned subsidiary of the Operating Partnership was formed. In connection with the formation of DBL, the Operating Partnership acquired all of the voting and non-voting common stock of DBL for an aggregate purchase price of approximately $2,500,000 and loaned DBL approximately $10,100,000. The voting common stock, which represents a 5% economic interest in DBL, was subsequently sold to Gerald W. Haddock and John C. Goff for $12,600. On June 11, 1997, DBL acquired the limited partner interest in the partnership that owns the Dallas Mavericks for $12,500,000.


     Management believes that the foregoing transactions are on terms no less favorable than those that could have been obtained in comparable transactions with unaffiliated parties.

                     STRUCTURE OF THE OPERATING PARTNERSHIP


     The Company is a fully integrated real estate company operating as a REIT for federal income tax purposes. The Operating Partnership provides management, leasing and development services with respect to certain of its properties. The Operating Partnership is controlled by the Company through the Company's ownership of all of the outstanding stock of the General Partner, which owns a 1% general partner interest in the Operating Partnership. In addition, the Company owns an approximately 89% limited partner interest in the Operating Partnership. The direct and indirect subsidiaries of the Operating Partnership include seven single purpose limited partnerships in which the Operating Partnership owns substantially all of the economic interests directly, through its approximately 99% limited partner interest in such seven limited partnerships, with the remaining interests owned indirectly by the Company through seven separate corporations, each of which is a wholly owned subsidiary of the General Partner and is the approximately 1% general partner of one of the seven limited partnerships. The Operating Partnership also owns the real estate mortgages and non-voting common stock representing interests ranging from approximately 40% to 95% in the Residential Development Corporations. In addition, the Company owns an indirect 38% interest in each of two corporations that currently own and operate approximately 79 refrigerated warehouses with an aggregate of approximately 368 million cubic feet. The Operating Partnership also has a 42.5% partnership interest in a partnership whose primary holdings consist of a 364-room executive conference center and general partner interests ranging from one to 50% in additional office, retail, multi-family and industrial properties.


     The following table sets forth certain of the Properties owned by the Operating Partnership and its Subsidiaries:

                                            (13)

Operating Partnership:     The Addison, Addison Tower, The Amberton, AT&T Building,
                           Austin Centre, Bank One Center(1), Bank One Tower, Canyon
                           Ranch-Tucson, Cedar Springs Plaza, Central Park Plaza,
                           Chancellor Park(2), Concourse Office Park, Denver Marriott
                           City Center, Energy Centre, Fountain Place, Four Seasons
                           Hotel- Houston, Frost Bank Plaza, Greenway I, Greenway IA,
                           Greenway II, Houston Center Office Properties, MCI Tower,
                           The Meridian, Miami Center, Omni Austin Hotel, One Preston
                           Park, Palisades Central I, Palisades Central II, Park Shops
                           at Houston Center, Reverchon Plaza, Sonoma Mission Inn &
                           Spa, Spectrum Center(3), Stemmons Place, Three Westlake
                           Park(4), Trammell Crow Center(5), U.S. Home Building, The
                           Woodlands Office Properties(6), The Woodlands Retail
                           Properties(6), Valley Centre, Ventana Country Inn, Walnut
                           Green, 44 Cook, 55 Madison, 160 Spear Street, 301 Congress
                           Avenue(7), 1615 Poydras, 3333 Lee Parkway, 5050 Quorum and
                           6225 North 24th Street
Crescent Real Estate       The Aberdeen, The Avallon, Caltex House, The Citadel,
Funding I, L.P. ("Funding  Continental Plaza, The Crescent Atrium, The Crescent Office
I"):                       Towers, Regency Plaza One and Waterside Commons
Crescent Real Estate       Albuquerque Plaza, Barton Oaks Plaza One, Briargate Office
Funding II, L.P.           and Research Center, Hyatt Regency Albuquerque, Hyatt
("Funding II")             Regency Beaver Creek, Las Colinas Plaza, Liberty Plaza I &
                           II, MacArthur Center I & II, Ptarmigan Place, Stanford
                           Corporate Centre, Two Renaissance Square and 12404 Park
                           Central
Crescent Real Estate       Greenway Plaza Portfolio(8)
Funding III, IV and
V, L.P. ("Funding III,
IV and V"):
Crescent Real Estate       Canyon Ranch-Lenox
Funding VI, L.P.
("Funding VI"):
Crescent Real Estate       Behavioral Healthcare Facilities
Funding VII, L.P.
("Funding VII"):

---------------

 (1) The Operating Partnership owns a 50% interest in the limited partnership that owns the Bank One Center.
 (2) The Operating Partnership owns Chancellor Park through its ownership of a mortgage note secured by the building and through its direct and indirect interests in the partnership which owns the building.
 (3) The Operating Partnership owns the principal economic interest in Spectrum Center through an interest in the partnership which owns both a mortgage note secured by the building and the ground lessor's interest in the land underlying the building.
 (4) The Operating Partnership owns the principal economic interest in Three Westlake Park through its ownership of a mortgage note secured by the building.
 (5) The Operating Partnership owns the principal economic interest in Trammell Crow Center through its ownership of fee simple title to the Property (subject to a ground lease and a leasehold estate regarding the building) and two mortgage notes encumbering the leasehold interests in the land and building.
 (6) The Operating Partnership owns a 75% limited partner interest and an indirect approximately 10% general partner interest in the partnerships that own The Woodlands Office and Retail Properties.
 (7) The Operating Partnership owns a 49% limited partner interest and Crescent/301, L.L.C., a wholly owned subsidiary of the General Partner and the Operating Partnership, owns a 1% general partner interest in 301 Congress Avenue, L.P., the partnership that owns 301 Congress Avenue.
 (8) Funding III owns the Greenway Plaza Portfolio, except for the central heated and chilled water plant building and Coastal Tower office building, both located within Greenway Plaza, which are owned by Funding IV and Funding V, respectively.


                      U.S. FEDERAL INCOME TAX CONSEQUENCES



     The following discussion, which was prepared by Shaw Pittman Potts & Trowbridge, special tax counsel to the Operating Partnership ("Tax Counsel"), summarizes the material U.S. federal income tax consequences of the exchange of the Private Notes for the Exchange Notes pursuant to the Exchange Offer. Tax Counsel's opinion is included as an exhibit to the Registration Statement of which this Prospectus is a part. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, its legislative history, judicial authority, current administrative rulings and practice and existing and proposed Treasury Regulations, all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations after the date hereof could alter or modify the validity of this discussion and the conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a Holder of the Private Notes or the Exchange Notes.


     This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their personal investment or tax circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of Holders subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, foreign corporations or non-resident alien individuals, or persons holding Private Notes or Exchange Notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the effect of any state, local or foreign tax laws is not discussed.

     THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH HOLDER OF A PRIVATE NOTE THAT IS PARTICIPATING IN THE EXCHANGE OFFER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH HOLDER'S PARTICULAR TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE EXCHANGE OF THE PRIVATE NOTES FOR THE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER.

EXCHANGE OFFER


     The exchange of the Private Notes by any Holder for the Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Private Notes. Rather, the Exchange Notes received by any Holder will be treated as a continuation of the Private Notes in the hands of such Holder. As a result, there will be no federal income tax consequences to Holders exchanging the Private Notes for the Exchange Notes pursuant to the Exchange Offer, and the federal income tax consequences of holding and disposing of the Exchange Notes will be the same as the federal income tax consequences of holding and disposing of the Private Notes. Accordingly, a Holder's adjusted tax basis in the Exchange Notes will be the same as its adjusted tax basis in the Private Notes exchanged therefor and its holding period for the Private Notes will be included in its holding period for the Exchange Notes. Thus, the determination of gain on a sale or other disposition of the Exchange Notes will be the same as for the Private Notes. In addition, the Holders, among other things, must continue to include original issue discount in income as if the exchange had not occurred. There will be no federal income tax consequences of the Exchange Offer to the Operating Partnership.


                              PLAN OF DISTRIBUTION

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer for its own account as a result of market-making or other trading activities. Each broker-dealer that receives Exchange Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Operating Partnership has agreed that for a period of up to 120 days after the closing of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale.

     The Operating Partnership will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer that receives Exchange Notes in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Operating Partnership has agreed to pay all expenses incident to the Operating Partnership's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                             AVAILABLE INFORMATION

     The Operating Partnership has filed with the Commission a Registration Statement, of which this Prospectus constitutes a part, under the Securities Act with respect to the Exchange Offer. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits thereto for further information with respect to the Operating Partnership and the Exchange Offer. Statements contained herein concerning the provisions of any documents are not necessarily an exhaustive description of such documents, and reference is made to the copy of each such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits filed therewith, may be inspected at the Public Reference Section maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the following regional offices of the Commission: Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Operating Partnership and the Company. In addition, the Company's Common Shares are listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company and the Operating Partnership can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                    EXPERTS

     The consolidated financial statements of the Operating Partnership as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.


     The financial statements of (i) Carter-Crowley Operating Real Estate Portfolio for the year ended December 31, 1996, (ii) Trammell Crow Center for the year ended December 31, 1996, (iii) Fountain Place for the year ended December 31, 1996 and the five month period ended May 31, 1997, (iv) Houston Center for the year ended December 31, 1996 and the six month period ended June 30, 1997, (v) Miami Center for the year ended December 31, 1996 and the six month period ended June 30, 1997, (vi) Bank One Center for the year ended December 31, 1996 and the eight month period ended August 31, 1997 and (vii) Energy Centre for the year ended December 15, 1996 and the nine month period ended September 15, 1997, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm in giving said reports.


     The financial statements of the Provider Segment of Magellan Health Services, Inc. as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.


     The financial statements of Station Casinos, Inc. as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.


                                 LEGAL MATTERS

     The validity of the Exchange Notes offered hereby will be passed upon for the Operating Partnership by Shaw Pittman Potts & Trowbridge, Washington, D.C.

                                    GLOSSARY



     "Acquired Indebtedness" means Debt of a person (i) existing at the time the person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a Subsidiary or that acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.



     "Adjusted Total Assets" means the increase or decrease of the Total Assets, together with the Total Assets, of the Operating Partnership and its Subsidiaries.



     "Agent's Message" means a message transmitted by the Depository, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that the Depository has received an express acknowledgment from a Participant that is tendering Private Notes which are the subject of such book-entry confirmation, that such Participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such Participant has received and agrees to be bound by the Notice of Guaranteed Delivery).



     "Americold" means Americold Corporation.



     "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period for Consolidated Interest Expense of the Operating Partnership and its Subsidiaries.



     "April 1995 Offering" means the second public offering of the Company's Common Shares in April 1995.



     "April 1997 Offering" means the Company's public offering of its Common Shares in April 1997.



     "AREG" means the American Real Estate Group.



     "ATOP" means the Depository's Automated Tender Offer Program.



     "BankBoston" means BankBoston, N.A.



     "Behavioral Healthcare Facilities" means the 90 behavioral healthcare facilities owned by the Operating Partnership and leased by CBHS.



     "Book-Entry Confirmation" means a timely confirmation of a book-entry transfer.



     "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York, Boston, Massachusetts and St. Louis, Missouri are open for business.



     "Casino/Hotel Properties" means one of the Pending Investments that includes four full-service casino/ hotels and two riverboat casinos owned by a corporation that may be acquired by the Operating Partnership.



     "CBHS" means Charter Behavioral Health Systems, LLC, which is 50% owned by Crescent Operating, Inc. and 50% owned by a subsidiary of Magellan.



     "Cede" means Cede & Co.



     "Code" means the Internal Revenue Code of 1986, as amended.



     "Cohen & Steers" means Cohen & Steers Capital Management.



     "Commission" means the United States Securities and Exchange Commission.



     "Common Shares" means the common shares of beneficial interest, $0.01 par value, of the Company.



     "Common Stock" means the common stock of Crescent Real Estate Equities, Inc., the predecessor of the Company.



     "Company" means Crescent Real Estate Equities Company, a Texas real estate investment trust, unless the context requires otherwise.

     "Compensation Committee" means the compensation committee of the Board of Trust Managers of the Company.



     "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus amounts which have been deducted in determining Consolidated Net Income during such period for (i) Consolidated Interest Expense, (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (iii) amortization (other than amortization of debt discount) and depreciation, (iv) provisions for losses from sales or joint ventures, (v) increases in deferred taxes and other non-cash items, (vi) charges resulting from a change in accounting principles and (vii) charges for early extinguishment of debt, and less amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures and (b) decreases in deferred taxes and other non-cash items.



     "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rentals on leases reflected in accordance with GAAP as capitalized leases on the Operating Partnership's consolidated balance sheet, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other securities) of the Operating Partnership and its Subsidiaries, but excluding legal fees, title insurance charges and other out-of-pocket fees and expenses incurred in connection with the issuance of Debt, all determined in accordance with GAAP.



     "Consolidated Net Income" for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.



     "Corporation" means any of the entities with which the Operating Partnership may consolidate or to which it may sell, lease or convey all or substantially all of its assets or with or into which it may merge, including any other corporation, limited liability company, association, partnership, real estate investment trust, company or business trust.



     "Credit Facility" means the Operating Partnership's unsecured credit facility in the amount of up to $550 million.



     "Crescent Subsidiaries" means the two subsidiaries formed by the Operating Partnership in connection with the Refrigerated Warehouse Investment.



     "DBL" means DBL Holdings, Inc.



     "Debt" of the Operating Partnership or any Subsidiary means, without duplication, any indebtedness of the Operating Partnership or its Subsidiaries, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or its Subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Operating Partnership or its Subsidiaries as lessee which is reflected in the Operating Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP (but, in the case of items of indebtedness under (i) through (iii) above, only to the extent that any such items (other than letters of credit) would appear as a liability on the Operating Partnership's consolidated balance sheet in accordance with GAAP), and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or any Subsidiary) (it being understood that "Debt" of the Operating Partnership and its Subsidiaries on a consolidated basis shall be deemed to be incurred whenever the Operating Partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof, and Debt of a Subsidiary of the Operating Partnership existing prior to the time it became a Subsidiary of the Operating Partnership shall be deemed to be incurred upon such Subsidiary's becoming a Subsidiary of the Operating Partnership, and Debt of a person existing prior to a merger or consolidation of such person with the Operating Partnership or any Subsidiary of the Operating Partnership in which such person is the successor to the Operating Partnership or such Subsidiary shall be deemed to be incurred upon the consummation of such merger or consolidation); provided, however, that the term Debt shall not include any such indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP.



     "Depository" means The Depository Trust Company.



     "DMDC" means Desert Mountain Development Corporation.



     "DMPLP" means Desert Mountain Properties Limited Partnership.



     "EBIDA" means earnings before interest expense, depreciation, amortization and minority interest.



     "Eligible Institution" means a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act.



     "Exchange Act" means the Securities Exchange Act of 1934, as amended.



     "Exchange Agent" means State Street Bank and Trust Company of Missouri,
N.A.



     "2002 Exchange Notes" means the 6 5/8% notes due 2002 offered by the Operating Partnership.



     "2007 Exchange Notes" means the 7 1/8% notes due 2007 offered by the Operating Partnership.



     "Exchange Notes" means the 2002 Exchange Notes and the 2007 Exchange Notes.



     "Exchange Offer" means the offer by the Operating Partnership to exchange the Exchange Notes for the Private Notes.



     "Exchange Rights" means the rights granted by the Company to exchange Units for Common Shares or, at the election of the Company, for cash equal to the then-current fair market value of the number of Common Shares for which such Units are exchangeable.



     "Expiration Date" means 5:00 p.m., New York City time, on             ,
1998, unless the Exchange Offer is extended by the Operating Partnership in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.



     "FFO" means Funds From Operations.



     "Fidelity" means Fidelity Management & Research Company, a registered investment adviser and wholly owned subsidiary of FMR Corp.



     "Fidelity Management" means Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp.



     "Fresh Choice" means Fresh Choice, Inc., a chain of upscale casual restaurants.



     "Fresh Choice Option" means the option Richard E. Rainwater granted to the Operating Partnership with respect to shares of Fresh Choice owned by Mr. Rainwater.



     "Fresh Choice Shares" means the 496,400 shares of common stock of Fresh Choice owned by Mr. Rainwater.



     "Funds" means the registered investment companies for which Fidelity serves as investment adviser.



     "GAAP" means generally accepted accounting principles.



     "General Partner" means Crescent Real Estate Equities, Ltd., a Delaware corporation, which is the sole general partner of the Operating Partnership.



     "HMOs" means health maintenance organizations.



     "Holders" means persons in whose names the applicable Exchange Notes are registered.

     "Hotel Lessees" means the lessees of the Hotel Properties.



     "1996 Hotel Properties" means the four hotel properties, Hyatt Regency Beaver Creek, Denver Marriott City Center, Hyatt Regency Albuquerque and Sonoma Mission Inn & Spa, and two destination health and fitness resorts, Canyon Ranch-Tuscson and Canyon Ranch-Lenox, owned by the Operating Partnership at the end of 1996.



     "Hotel Properties" means, collectively, Hyatt Regency Beaver Creek, Denver Marriott City Center, Hyatt Regency Albuquerque, Sonoma Mission Inn & Spa, Ventana Country Inn, Austin Centre Omni Hotel, Canyon Ranch-Tucson and Canyon Ranch-Lenox.



     "Indenture" means the indenture, dated as of September 22, 1997, by and between the Operating Partnership and the Trustee.



     "Indirect Participants" means entities such as banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, and have indirect access to the Depository's system.



     "Initial Offering" means the initial public offering of the Company's Common Shares in May 1994.



     "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc.



     "Intercompany Agreement" means the agreement by and between Crescent Operating, Inc. and Operating Partnership, pursuant to which each has agreed to provide the other with rights to participate in certain transactions.



     "Interest Payment Date" means each September 15 and March 15, commencing March 15, 1998, through the applicable Maturity Date.



     "Investment Grade Rating" means a rating in one of a Rating Agency's generic rating categories that signifies investment grade, which are generally accepted to be the four highest rating categories for corporate debt.



     "Letter of Transmittal" means the letter of transmittal accompanying this Prospectus, which sets forth certain terms of the Exchange Offer and pursuant to which a Holder of Private Notes may elect to participate in the Exchange Offer.



     "Magellan" means Magellan Health Services, Inc., a subsidiary of which owns 50% of CBHS.



     "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Exchange Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, to the date of redemption or accelerated payment, over (ii) the aggregate principal amount of the Exchange Notes being redeemed or paid.



     "Management Entity" means the newly formed entity owned by three existing directors of Station (including its Chairman, President and Chief Executive Officer) which will own 24.9% of the Station Lessee.



     "Maturity Date" means, with respect to the 2002 Exchange Notes and the 2002 Private Notes, September 15, 2002, and, with respect to the 2007 Exchange Notes and the 2007 Private Notes, September 15, 2007.



     "Merger" means the merger of Station with and into the Company, pursuant to the Merger Agreement.

     "Merger Agreement" means the agreement and plan of merger, dated as of January 16, 1998, by and between the Company and Station.



     "Merrill Offering" means the Company's offering of 5,375,000 Common Shares to Merrill Lynch International.



     "NAREIT" means the National Association of Real Estate Investment Trusts.



     "Nomura" means Nomura Asset Capital Corporation.



     "Noncompetition Agreements" means the agreements not to compete between the Company and each of Richard E. Rainwater, John C. Goff and Gerald W. Haddock.



     "Notes" means the Exchange Notes and the Private Notes.



     "Notice of Guaranteed Delivery" means a notice from an Eligible Institution setting forth the name and address of the holder, the certificate number(s) and the principal amount of Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) NYSE trading days after the Expiration date, either (x) the Letter of Transmittal (or facsimile thereof) together with the Private Notes (or a Book-Entry Confirmation) in proper form for transfer will be deposited by the Eligible Institution with the Exchange Agent or (y) an Agent's Message will be properly transmitted to the Exchange Agent.



     "NYSE" means New York Stock Exchange, Inc.



     "October 1996 Offering" means the Company's public offering of its Common Shares that closed on October 2, 1996.



     "October 1997 Offering" means the Company's public offering of its Common Shares in October 1997.



     "Offerings" means the additional offering of 500,000 Common Shares at $25.875 per share to several underwriters who participated in the April 1997 offering completed by the Company on May 14, 1997.



     "Office Properties" means the 81 office properties owned by the Operating Partnership located in 27 metropolitan submarkets in Texas, Colorado, Arizona, Louisiana, Nebraska, New Mexico, California and Florida.



     "Operating Partnership" means Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, and those entities in which Crescent Real Estate Equities Limited Partnership has a substantial ownership interest or control, unless the context indicates otherwise.



     "Option Agreement" means the Call Option Agreement, dated August 11, 1997, by and between the Operating Partnership and Richard E. Rainwater with respect to shares of Fresh Choice owned by Mr. Rainwater.



     "Options" means options to purchase Common Shares, and any of them.



     "Outstanding" means, with respect to a Note, that the Note has been authenticated and delivered under the Indenture unless, among other things, such Note has been canceled or redeemed.



     "Participants" means participants in the Depository.



     "Pending Investment" means the proposed investments in the Casino/Hotel Properties and Post Oak Central.



     "Pioneer" means Pioneer Natural Resources.



     "1994 Plan" means the 1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan.



     "PPO" means preferred provider organizations.



     "Preferred Shares" means the new class of preferred shares that the Company will create that will be exchanged, upon consummation of the Merger, for the shares of $3.50 Convertible Preferred Stock of Station outstanding immediately prior to the Merger.

     "2002 Private Notes" means the outstanding 6 5/8% notes due 2002 of the Operating Partnership.



     "2007 Private Notes" means the outstanding 7 1/8% notes due 2007 of the Operating Partnership.



     "Private Notes" means the 2002 Private Notes and the 2007 Private Notes.



     "Properties" means the Office Properties, the Hotel Properties, real estate mortgages relating to and non-voting common stock in the Residential Development Corporations, interests in the Residential Development Properties, the Retail Properties and the Refrigerated Warehouse Investment, and any of them.



     "Prospectus" means this prospectus, as the same may be amended.



     "Purchase Agreement" means the agreement, dated as of September 19, 1997, by and between the Operating Partnership and the Initial Purchasers.



     "QIBs" means qualified institutional buyers, as defined in Rule 144A under the Securities Act.



     "Rainwater Group" means businesses associated with Richard E. Rainwater.



     "Rating Adjustment" means an increase in the interest rate of the applicable Notes of 37.5 basis points.



     "Rating Agency/ies" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, and Moody's Investors Services, Inc., and either of them.



     "Redemption Price" means the price at which the Exchange Notes may be redeemed at any time at the option of the Operating Partnership, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Exchange Notes (or portion thereof) being redeemed plus accrued and unpaid interest, if any, thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Exchange Notes (or portion thereof).



     "Refrigerated Warehouse Investment" means the Operating Partnership's ownership of an indirect 38% interest in each of two corporations that currently own and operate approximately 79 refrigerated warehouses with an aggregate of approximately 368 million cubic feet.



     "Registration Rights Agreement" means the agreement, dated as of September 22, 1997, by and between the Operating Partnership and the Initial Purchasers, granting the holders of Private Notes certain exchange and registration rights.



     "Registration Statement" means the registration statement on Form S-4 (File No. 333-42293), of which this Prospectus constitutes a part.



     "Regular Record Date" means the date 15 days prior to the Interest Payment Date, regardless of whether such day is a Business Day.



     "Reinvestment Rate" means .25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Operating Partnership.



     "REIT" means a real estate investment trust.



     "Residential Development Corporations" means the five residential development corporations with respect to which the Operating Partnership owns non-voting common stock and real estate mortgages.

     "Residential Development Property Mortgages" means the Operating Partnership's economic interests in the Residential Development Corporations.



     "Retail Properties" means the seven retail properties owned by the Operating Partnership, with an aggregate of 771,000 square feet.



     "Rosewood" means Rosewood Property Company.



     "Rule 144A" means Rule 144A under the Securities Act which, subject to certain conditions, permits the sale of securities not registered under the Securities Act.



     "Secondary Management Entity" means the newly formed entity owned by certain members of Station management who do not own the Management Entity and which will own 25.1% of the Station Lessee.



     "Secured Debt" means, without duplication, Debt secured by any mortgage, trust deed, deed of trust, deed to secure Debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets. Secured Debt shall be deemed to be incurred (i) on the date the Operating Partnership or any Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof if it is secured in the manner described in the preceding sentence on such date or (ii) on the date the Operating Partnership or any Subsidiary first secures such Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.



     "Securities Act" means the Securities Act of 1933, as amended.



     "Selling Shareholder" means Merrill Lynch International, which has entered into two transactions with the Company as of December 12, 1997.



     "September Note Offering" means the Operating Partnership's offering of an aggregate principal amount of $400 million of Private Notes.



     "Series C Stock Option" means the Operating Partnership's option, which expires September 1999, to purchase additional shares of Series C Participating Non-Voting Convertible Preferred Stock of Fresh Choice at $6.00 per share.



     "Settlement Shares" means the 5,375,000 Common Shares owned by the Selling Shareholder.



     "Shelf Registration Statement" means the registration statement the Operating Partnership has agreed to file under certain circumstances to cover resales of the Private Notes by the holders thereof.



     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Operating Partnership.



     "Station" means Station Casinos, Inc.



     "Station Lessee" means the entity that will lease and operate the properties that the Company intends to acquire in conjunction with the Merger.



     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Operating Partnership.



     "Stock Incentive Plan" means the 1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan.



     "Subsidiary" means (i) a corporation, partnership, limited liability company, trust, real estate investment trust or other entity 50% or more of the voting power of the voting equity securities of which are owned, directly or indirectly, by the Operating Partnership or by one or more Subsidiaries of the Operating Partnership, (ii) a partnership, limited liability company trust, real estate investment trust or other entity not treated as a corporation for federal income tax purposes 50% or more of the value of the equity interests of which are owned, directly or indirectly, by the Operating Partnership or by one or more other Subsidiaries of the Operating Partnership and (iii) one or more corporations which, either individually or in the aggregate, would be Significant Subsidiaries (as defined above, except that the investment, asset and equity thresholds for purposes of this definition shall be 5%), 50% or more of the value of the equity interests of which are owned, directly or indirectly, by the Operating Partnership or by one or more Subsidiaries.



     "Swap Agreement" means the agreement by and between the Company and the Selling Shareholder, pursuant to which the Selling Shareholder will sell, as directed by the Company, on or before December 12, 1998, a sufficient number of the Common Shares to achieve net sales proceeds equal to the market value of the Settlement Shares on December 12, 1997, plus a forward accretion component, minus an adjustment for the Company's distribution rate.



     "Tax Counsel" means Shaw Pittman Potts & Trowbridge, special tax counsel to the Operating Partnership.



     "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).



     "Total Unencumbered Assets" as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and
(ii) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis not securing any portion of Secured Debt determined in accordance with GAAP (but excluding intangibles and accounts receivable).



     "Trizec" means the TrizecHahn Corporation.



     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.



     "Trustee" means the State Street Bank and Trust Company of Missouri, N.A.



     "UBS" means Union Bank of Switzerland.



     "UBS-LB" means Union Bank of Switzerland, London Branch.



     "UBS Offering" means the Company's offering of 4,700,000 Common Shares to an affiliate of Union Bank of Switzerland.



     "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.



     "Units" means units of ownership interest in the Operating Partnership.



     "URS" means URS Logistics, Inc.



     "Unsecured Debt" means Debt of the Operating Partnership or any Subsidiary that is not Secured Debt.



     "Vornado" means collectively, two subsidiaries of Vornado Realty Trust.



     "WLC" means The Woodlands Land Company, Inc.

                         INDEX TO FINANCIAL STATEMENTS


FINANCIAL STATEMENTS FOR CRESCENT REAL ESTATE EQUITIES
  LIMITED PARTNERSHIP
  AS OF SEPTEMBER 30, 1997 (UNAUDITED)

Consolidated Balance Sheets as of September 30, 1997 and
  December 31, 1996.........................................    F-4

Consolidated Statements of Operations for the three and nine months ended September 30,
  1997 and 1996.............................................    F-5

Consolidated Statements of Cash Flows for the nine months
  ended September 30, 1997
  and 1996..................................................    F-6

Notes to Financial Statements...............................    F-7

FINANCIAL STATEMENTS FOR CRESCENT REAL ESTATE EQUITIES
  LIMITED PARTNERSHIP
  AS OF DECEMBER 31, 1996 (AUDITED)

Report of Independent Public Accountants....................   F-19

Consolidated Balance Sheets of Crescent Real Estate Equities
  Limited Partnership as of December 31, 1996 and 1995......   F-20

Consolidated Statements of Operations of Crescent Real
  Estate Equities Limited Partnership (successor to the
  Rainwater Property Group) for the years ended December 31,
  1996 and 1995, and for the period from May 5, 1994 to
  December 31, 1994 and Combined Statement of Operations of
  the Rainwater Property Group for the period from January
  1, 1994 to
  May 4, 1994...............................................   F-21

Consolidated Statements of Partners' Capital of Crescent
  Real Estate Equities Limited Partnership (successor to the
  Rainwater Property Group) for the years ended December 31,
  1996 and 1995, and for the period from May 5, 1994 to
  December 31, 1994 and Combined Statement of Partners'
  Deficit of the Rainwater Property Group for the period
  from January 1, 1994 to May 4, 1994.......................   F-22

Consolidated Statements of Cash Flows of Crescent Real
  Estate Equities Limited Partnership (successor to the
  Rainwater Property Group) for the years ended December 31,
  1996 and 1995, and for the period from May 5, 1994 to
  December 31, 1994 and Combined Statement of Cash Flows of
  the Rainwater Property Group for the period from January
  1, 1994 to May 4, 1994....................................   F-23

Notes to Financial Statements...............................   F-24

PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

Report of Independent Public Accountants....................   F-38

Combined Balance Sheets as of September 30, 1995 and 1996
  (audited) and March 31, 1997 (unaudited)..................   F-39

Combined Statements of Operations for the years ended
  September 30, 1994, 1995 and 1996 (audited) and the six
  months ended March 31, 1996 and 1997 (unaudited)..........   F-40

Combined Statements of Changes in Stockholder's Deficit for
  the years ended September 30, 1994, 1995 and 1996
  (audited) and the six months ended March 31, 1996 and 1997
  (unaudited)...............................................   F-41

Combined Statements of Cash Flows for the years ended
  September 30, 1994, 1995 and 1996 (audited) and the six
  months ended March 31, 1996 and 1997 (unaudited)..........   F-42

Notes to Combined Financial Statements......................   F-43

CARTER-CROWLEY OPERATING REAL ESTATE PORTFOLIO

Report of Independent Public Accountants....................   F-55

Statement of Excess of Revenues Over Specific Operating
  Expenses for the Year Ended December 31, 1996 and the
  Three Month Period Ended March 31, 1997(unaudited)........   F-56

Notes to Statement..........................................   F-57

TRAMMELL CROW CENTER

Report of Independent Public Accountants....................   F-60

Statement of Excess of Revenues Over Specific Operating
  Expenses for the Year Ended December 31, 1996.............   F-61

Notes to Statement..........................................   F-62

FOUNTAIN PLACE

Report of Independent Public Accountants....................   F-65

Statements of Excess of Revenues Over Specific Operating
  Expenses for the Year Ended December 31, 1996, the Five
  Month Period Ended May 31, 1997 and the Nine Month Period
  Ended September 30, 1997 (unaudited)......................   F-66

Notes to Statements.........................................   F-67

HOUSTON CENTER

Report of Independent Public Accountants....................   F-70

Statements of Excess of Revenues Over Specific Operating
  Expenses for the Year Ended December 31, 1996 and the Six
  Month Period Ended June 30, 1997..........................   F-71

Notes to Statements.........................................   F-72

Schedules...................................................   F-74

MIAMI CENTER

Report of Independent Public Accountants....................   F-77

Statements of Excess of Revenues Over Specific Operating
  Expenses for the Year Ended December 31, 1996 and the Six
  Month Period Ended June 30, 1997..........................   F-78

Notes to Statements.........................................   F-79

BANK ONE CENTER

Report of Independent Public Accountants....................   F-81

Statements of Excess of Revenues Over Specific Operating
  Expenses for the Year Ended December 31, 1996 and the
  Eight Month Period Ended August 31, 1997..................   F-82

Notes to Statements.........................................   F-83

ENERGY CENTRE

Report of Independent Public Accounts.......................   F-85

Statement of Excess of Revenues Over Specific Operating
  Expenses for Year Ended December 15, 1996 and the Nine
  Month Period Ended September 15, 1997.....................   F-86

Notes to Statements.........................................   F-87

STATION CASINOS, INC.

Report of Independent Public Accountants....................   F-89

Consolidated Balance Sheets as of March 31, 1997 and 1996...   F-90

Consolidated Statements of Operations for the years ended
  March 31, 1997, 1996 and 1995.............................   F-91

Consolidated Statements of Stockholders' Equity for the
  years ended March 31, 1997, 1996 and 1995.................   F-92

Consolidated Statements of Cash Flows for the years ended
  March 31, 1997, 1996 and 1995.............................   F-93

Notes to the Consolidated Financial Statements..............   F-94

PRO FORMA FINANCIAL STATEMENTS FOR CRESCENT REAL ESTATE
  EQUITIES LIMITED PARTNERSHIP (UNAUDITED)

Pro Forma Consolidated Balance Sheet as of September 30,
  1997 and Notes Thereto....................................  F-112

Pro Forma Consolidated Statement of Operations for the Nine
  Months Ended September 30, 1997 and Notes Thereto.........  F-116

Pro Forma Consolidated Statement of Operations for the Year
  Ended December 31, 1996 and Notes Thereto.................  F-120

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  1997             1996
                                                              -------------    ------------
                                                               (UNAUDITED)      (AUDITED)
ASSETS:
  Investments in real estate:
     Land...................................................   $  418,625       $  146,036
     Building and improvements..............................    2,647,981        1,561,639
     Furniture, fixtures and equipment......................       47,137           24,951
     Less -- accumulated depreciation.......................     (256,204)        (208,808)
                                                               ----------       ----------
          Net investment in real estate.....................    2,857,539        1,523,818
  Cash and cash equivalents.................................       46,691           25,535
  Restricted cash and cash equivalents......................       32,462           36,882
  Accounts receivable, net..................................       23,980           15,330
  Deferred rent receivable..................................       30,649           16,217
  Investments in real estate mortgages and common stock of
     unconsolidated companies...............................      369,779           37,069
  Notes receivable, net.....................................      166,323           31,405
  Other assets, net.........................................       87,641           47,284
                                                               ----------       ----------
          Total assets......................................   $3,615,064       $1,733,540
                                                               ==========       ==========
LIABILITIES:
  Borrowings under Credit Facility..........................   $  316,500       $   40,000
  Notes payable.............................................    1,460,404          627,808
  Accounts payable, accrued expenses and other
     liabilities............................................       88,230           48,462
                                                               ----------       ----------
          Total liabilities.................................    1,865,134          716,270
                                                               ----------       ----------
MINORITY INTERESTS..........................................       28,396           29,265
PARTNERS' CAPITAL
  General partner...........................................        4,295            4,515
  Limited partners..........................................    1,717,239          983,490
                                                               ----------       ----------
          Total partners' capital...........................    1,721,534          988,005
                                                               ----------       ----------
          Total liabilities and partners' capital...........   $3,615,064       $1,733,540
                                                               ==========       ==========

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                   FOR THE THREE MONTHS     FOR THE NINE MONTHS
                                                    ENDED SEPTEMBER 30,     ENDED SEPTEMBER 30,
                                                   ---------------------    --------------------
                                                     1997         1996        1997        1996
                                                   ---------    --------    --------    --------
                                                        (UNAUDITED)             (UNAUDITED)
REVENUES:
  Office and retail properties...................   $ 92,014     $43,255    $247,333    $120,080
  Hotel properties...............................      9,032       5,051      26,453      13,775
  Behavioral healthcare properties...............     13,824          --      15,966          --
  Interest and other income......................      5,187       1,062      13,508       3,572
                                                    --------     -------    --------    --------
          Total revenues.........................    120,057      49,368     303,260     137,427
                                                    --------     -------    --------    --------
EXPENSES:
  Real estate taxes..............................     10,607       5,077      28,229      13,454
  Repairs and maintenance........................      6,301       2,369      17,244       7,248
  Other rental property operating................     22,500       9,452      59,100      27,294
  Corporate general and administrative...........      2,372       1,199       9,855       3,498
  Interest expense...............................     23,075      11,843      54,687      30,861
  Amortization of deferred financing costs.......        937         745       2,157       2,065
  Depreciation and amortization..................     20,549      11,058      50,840      29,339
                                                    --------     -------    --------    --------
          Total expenses.........................     86,341      41,743     222,112     113,759
                                                    --------     -------    --------    --------
          Operating income.......................     33,716       7,625      81,148      23,668
OTHER INCOME:
  Equity in net income of unconsolidated
     companies...................................      1,119         892       3,118       3,067
                                                    --------     -------    --------    --------
INCOME BEFORE MINORITY INTERESTS AND
  EXTRAORDINARY ITEM.............................     34,835       8,517      84,266      26,735
  Minority interests.............................       (390)       (635)     (1,192)       (955)
                                                    --------     -------    --------    --------
INCOME BEFORE EXTRAORDINARY ITEM.................     34,445       7,882      83,074      25,780
  Extraordinary item.............................         --      (1,599)         --      (1,599)
                                                    --------     -------    --------    --------
NET INCOME.......................................   $ 34,445     $ 6,283    $ 83,074    $ 24,181
                                                    ========     =======    ========    ========

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                (NOTES 1 AND 2)

                                                                FOR THE NINE MONTHS
                                                                ENDED SEPTEMBER 30,
                                                              ------------------------
                                                                 1997          1996
                                                              -----------    ---------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $    83,074    $  24,181
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................       52,997       31,404
     Minority interest......................................        1,192          955
     Extraordinary item.....................................           --        1,599
     Non-cash compensation..................................          157           91
     Equity in earnings in excess of distributions received
      from unconsolidated subsidiaries......................         (252)        (363)
     Increase in accounts receivable........................       (8,650)      (3,997)
     Increase in deferred rent receivable...................      (14,432)      (2,932)
     Increase in other assets...............................      (24,068)      (1,405)
     Decrease in restricted cash and cash equivalents.......        4,944        1,451
     Increase (decrease) in accounts payable, accrued
      expenses and other liabilities........................       39,768       (1,394)
                                                              -----------    ---------
          Net cash provided by operating activities.........      134,730       49,590
                                                              -----------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of investment properties......................   (1,356,266)    (173,091)
  Capital expenditures -- rental properties.................      (14,497)      (4,504)
  Tenant improvement and leasing costs -- rental
     properties.............................................      (27,121)      (8,738)
  (Increase) decrease in restricted cash and cash
     equivalents............................................         (524)       1,682
  Investment in unconsolidated subsidiaries.................     (328,468)     (18,924)
  Escrow deposits -- acquisition of investment properties...       (4,190)      (6,350)
  Increase in notes receivable..............................     (134,918)     (11,573)
                                                              -----------    ---------
          Net cash used in investing activities.............   (1,865,984)    (221,498)
                                                              -----------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Debt financing costs......................................      (11,329)      (4,317)
  Borrowings under Credit Facility..........................      612,500      172,500
  Payments under Credit Facility............................     (336,000)     (20,000)
  Debt proceeds.............................................      990,696      124,638
  Debt payments.............................................     (158,100)     (57,184)
  Capital contributions -- joint venture....................           --          750
  Capital distributions -- joint venture....................       (2,061)        (988)
  Capital contributions to the Operating Partnership........      761,826        1,574
  Distribution of Crescent Operating, Inc. shares to limited
     partners of Operating Partnership......................      (11,907)          --
  Distributions from the Operating Partnership..............      (93,215)     (47,637)
                                                              -----------    ---------
          Net cash provided by financing activities.........    1,752,410      169,336
                                                              -----------    ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............       21,156       (2,572)
CASH AND CASH EQUIVALENTS,
  Beginning of period.......................................       25,535       16,869
                                                              -----------    ---------
CASH AND CASH EQUIVALENTS,
  End of period.............................................  $    46,691    $  14,297
                                                              ===========    =========

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  Formation of the Operating Partnership and Organization

     Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("CREELP", together with its direct and indirect interests in limited partnerships, the "Operating Partnership") was formed under the terms of the Limited Partnership Agreement dated May 5, 1994. The Operating Partnership is controlled by Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent Equities"), through Crescent Equities' ownership of all of the outstanding stock of Crescent Real Estate Equities, Ltd., a Delaware corporation which owns an approximate 1% general partner interests in the Operating Partnership ("CREE, Ltd."). In addition, Crescent Equities owns an approximate 89% limited partner interest in the Operating Partnership, with the remaining approximate 10% held by other partners. The Operating Partnership provides management, leasing, and development services with respect to certain of its properties. The Operating Partnership owns substantially all of the economic interest directly or indirectly of seven single purpose limited partnerships (formed for the purpose of obtaining securitized debt). The term "Operating Partnership" includes, unless context otherwise requires, CREELP and other limited partnerships ("subsidiaries") of the Operating Partnership.

     As of September 30, 1997, the Operating Partnership directly or indirectly owned a portfolio of real estate assets (the "Properties") located primarily in 20 metropolitan submarkets in Texas and Colorado. The Properties include 76 office properties (the "Office Properties") with an aggregate of approximately
24.7 million net rentable square feet, 91 behavioral healthcare facilities ("Behavioral Healthcare Facilities"), five full-service hotels with a total of 1,900 rooms and two destination health and fitness resorts (the "Hotel Properties"), seven retail properties (the "Retail Properties") with an aggregate of approximately .8 million net rentable square feet, and real estate mortgages and non-voting common stock representing economic interests ranging from approximately 40% to 98% in five unconsolidated residential development corporations (the "Residential Development Corporations"). The Operating Partnership also, has a 42.5% partnership interest in an unconsolidated entity whose primary holdings consist of a 364-room executive conference center and general partner interests ranging from one to 50%, in additional office, retail, multi-family and industrial properties.

     The following table sets forth, by subsidiary, the Properties owned by such subsidiary as of September 30, 1997:

CREELP: The Addison, Addison Tower, The Amberton, AT&T Building, Bank One Tower, Canyon Ranch-Tucson, Cedar Springs Plaza, Central Park Plaza, Chancellor Park(1), Concourse Office Park, Denver Marriott City Center, Four Seasons Hotel-Houston, Frost Bank Plaza, Greenway I and IA, Greenway II, Houston Center Office Properties, MCI Tower, The Meridian, Miami Center, One Preston Park, Palisades Central I, Palisades Central II, The Park Shops in Houston Center, Reverchon Plaza, Sonoma Mission Inn & Spa, Spectrum Center(2), Stemmons Place, Three Westlake Park(3), Trammell Crow Center(4), The Woodlands Office Properties(5), The Woodlands Retail Properties(5), Valley Centre, Walnut Green, 44 Cook, 55 Madison, 160 Spear Street, 301 Congress Avenue(6), 1615 Poydras, 3333 Lee Parkway, 5050 Quorum, and 6225 North 24th Street

Crescent Real Estate
Funding I, L.P.: ("Funding
I") The Aberdeen, The Avallon, Caltex House, The Citadel, Continental Plaza, The Crescent Atrium, The Crescent Office Towers, Regency Plaza One, and Waterside Commons

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

Crescent Real Estate
Funding II, L.P.: ("Funding
II") Albuquerque Plaza, Barton Oaks Plaza One, Briargate Office and Research Center, Hyatt Regency Albuquerque, Hyatt Regency Beaver Creek, Las Colinas Plaza, Liberty Plaza I & II, MacArthur Center I & II, Ptarmigan Place, Stanford Corporate Centre, Two Renaissance Square, and 12404 Park Central

Crescent Real Estate         Greenway Plaza Portfolio(7)
Funding III, IV, and V, L.P.:
("Funding III, IV and V")

Crescent Real Estate
Funding VI, L.P.:
("Funding VI")               Canyon Ranch-Lenox

Crescent Real Estate
Funding VII, L.P.:
("Funding VII")              Behavioral Healthcare Facilities

---------------

(1) CREELP owns Chancellor Park through its ownership of a mortgage note secured by the building and through its direct and indirect interests in the partnership which owns the building.

(2) CREELP owns the principal economic interest in Spectrum Center through an interest in the limited partnership which owns both a mortgage note secured by Spectrum Center and the ground lessor's interest in the land underlying the building.

(3) CREELP owns the principal economic interest in Three Westlake Park through its ownership of a mortgage note secured by Three Westlake Park.

(4) CREELP owns the principal economic interest in Trammell Crow Center through its ownership of fee simple title to the property (subject to a ground lease and a leasehold estate regarding the building) and two mortgage notes encumbering the leasehold interests in the land and building.

(5) CREELP owns a 75% limited partner interest and an indirect approximately 10% general partner interest in the partnerships that own The Woodlands Office and Retail Properties.

(6) CREELP owns a 49% limited partner interest and Crescent/301, L.L.C., a wholly owned subsidiary of the CREE, Ltd. and CREELP, owns a 1% general partner interest in 301 Congress Avenue, L.P., the partnership that owns 301 Congress Avenue.

(7) Funding III owns the Greenway Plaza Portfolio, except for the central heated and chilled water plant building and Coastal Tower Office property, both located within Greenway Plaza, which are owned by Funding IV and Funding V, respectively.

  Basis of Presentation

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In management's opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the unaudited interim financial statements have been included. Operating results for interim periods reflected are not necessarily indicative of the results that may be expected for a full fiscal year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of the Operating Partnership as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

2. SUPPLEMENTAL DISCLOSURES TO STATEMENTS OF CASH FLOWS:

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
Supplemental disclosures of cash flow information:
  Interest paid.............................................  $52,594    $30,930
Supplemental schedule of noncash investing and financing
  activities:
  Minority interest -- joint venture capital................  $    --    $21,635
  Issuance of limited partnership interests in conjunction
     with property acquisition..............................  $    --    $27,056

3. INVESTMENTS IN REAL ESTATE MORTGAGES AND COMMON STOCK OF UNCONSOLIDATED
   COMPANIES:

     The Operating Partnership reports its share of income and losses based on its ownership interest in the respective equity investments. The following summarized information for all unconsolidated companies (see Note 1) has been presented on an aggregated basis as of September 30, 1997.

                                                                FOR THE THREE         FOR THE NINE
                                                                 MONTHS ENDED         MONTHS ENDED
                                                              SEPTEMBER 30, 1997   SEPTEMBER 30, 1997
                                                              ------------------   ------------------
Total revenues..............................................       $27,685              $34,105
Total expenses..............................................        26,247               30,853
                                                                   -------              -------
Net income..................................................       $ 1,438              $ 3,252
                                                                   =======              =======
Operating Partnership equity in net income of unconsolidated
  companies.................................................       $ 1,119              $ 3,118
                                                                   =======              =======

4. NOTES PAYABLE AND BORROWINGS UNDER CREDIT FACILITY:

     Following is a summary of the Company's Operating Partnership financing:

                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
Note payable to LaSalle National Bank, as Trustee for
  Commercial Mortgage Pass-Through Certificates, Series
  1995-MD IV ("LaSalle Note I") bears interest at 7.83% with an initial seven-year interest-only term (through August
  2002), followed by principal amortization based on a
  25-year amortization schedule through maturity in August
  2027(1), secured by the Funding I properties..............   $  239,000
Note payable to LaSalle National Bank, as Trustee for
  Commercial Mortgage Pass-Through Certificates, Series
  1996-MD V ("LaSalle Note II") bears interest at 7.79% with an initial seven-year interest-only term (through March
  2003), followed by principal amortization based on a
  25-year amortization schedule through maturity in March
  2028(2), secured by the Funding II properties.............      161,000
Note payable to LaSalle National Bank, as Trustee for
  Commercial Mortgage Pass-Through Certificates, Series
  1994-MD II ("LaSalle Note III") due July 1999, bears
  interest at 30-day LIBOR plus a weighted average rate of
  2.135% (at September 30, 1997 the rate was 7.82% subject
  to a rate cap of 10%) with a five-year interest-only term,
  secured by the Funding III, IV and V properties...........      115,000
Note payable to Connecticut General Life Insurance Company
  ("CIGNA") due December 2002, bears interest at 7.47% with
  a seven-year interest-only term, secured by the MCI Tower
  and Denver Marriott City Center properties................       63,500

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
Note payable to Northwestern Mutual Life Insurance Company
  due January 2004, bears interest at 7.66% with a
  seven-year interest-only term, secured by the 301 Congress
  Avenue property...........................................       26,000
Note payable to Metropolitan Life Insurance Company due
  September 2001, bears interest at 8.88% with monthly
  principal and interest payments, secured by five of The
  Woodlands Office Properties...............................       12,188
Note payable to Nomura Asset Capital Corporation ("Nomura
  Funding VI Note") bears interest at 10.07% with monthly
  principal and interest payments based on a 25-year
  amortization schedule through July 2020(3), secured by the
  Funding VI property.......................................        8,716
Short-term unsecured note payable to BankBoston, N.A.
  ("BankBoston") due October 1997, bears interest at
  Eurodollar rate plus 137.5 basis points (at September 30,
  1997, the rate was 7.03%..................................      235,000(4)
Short-term unsecured note payable to BankBoston due August
  1998, bears interest at Eurodollar rate plus 120 basis
  points (at September 30, 1997, the rate was 6.86%)........      200,000
Senior unsecured notes to State Street Bank & Trust Company
  of Missouri, N.A., as Trustee, bear interest at a fixed
  rate of 6.63% with a five-year interest-only term, due
  September 2002 (see description of Notes offering
  below)....................................................      150,000
Senior unsecured notes to State Street Bank & Trust Company
  of Missouri, N.A., as Trustee, bear interest at a fixed
  rate of 7.13% with a ten-year interest-only term, due
  September 2007 (see description of Notes offering
  below)....................................................      250,000
                                                               ----------
Total Notes Payable.........................................   $1,460,404
                                                               ==========

---------------

(1) In August 2007, the interest rate increases, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (August 2007) by making a final payment of approximately $220,000.

(2) In March 2006, the interest rate increases, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (March 2006) by making a final payment of approximately $154,000.

(3) In July 1998, the Operating Partnership may defease the note by purchasing Treasury obligations to pay the note without penalty. In July 2010, the interest rate due under the note will change to a 10-year Treasury yield plus 500 basis points or, if the Company so elects, it may repay the note without penalty.

(4) On October 15, 1997, the note was repaid in full through a draw under the Operating Partnership's Credit Facility (see Note 9 -- October 1997 Offering).

     On September 22, 1997, the Operating Partnership's line of credit from a consortium of banks led by BankBoston (the "Credit Facility") was increased to $450,000 to enhance the Operating Partnership's financial flexibility in making new real estate investments. Concurrently with such increase, the interest rate on advances under the Credit Facility was decreased from the Eurodollar rate plus 137.5 basis points to the Eurodollar rate plus 120 basis points. The Credit Facility is unsecured and expires in June 2000. The Credit Facility requires the Operating Partnership to maintain compliance with a number of customary financial and other covenants on an ongoing basis, including leverage ratios based on book value and debt service coverage ratios, limitations on additional secured and total indebtedness and distributions, and a minimum net worth requirement. As of September 30, 1997, the Operating Partnership was in compliance with all covenants. As of September 30, 1997, the interest rate was 6.86% and the outstanding balance was $316,500, with availability of $133,500.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

     On September 22, 1997, the Operating Partnership completed a private note offering of senior unsecured notes in an aggregate principal amount of $400,000 (the "Notes"). The Notes were issued in two series, the 6 5/8%, $150,000 notes with maturity on September 15, 2002, yielding a 6.73% effective rate (the "2002 Notes") and the 7 1/8%, $250,000 notes with maturity on September 15, 2007, yielding a 7.151% effective rate (the "2007 Notes"). The Notes pay interest semi-annually in arrears. The interest rate on the Notes is subject to temporary increase by 50 basis points in the event that a registered offer to exchange the Notes for notes of the Operating Partnership with terms identical in all material respects to the Notes is not consummated or a shelf registration statement with respect to the resale of the Notes is not declared effective by the Securities and Exchange Commission (the "SEC") on or before the 180th day following the date of original issuance of the Notes. The interest rate on the Notes also is subject to temporary or permanent increase by 37.5 basis points in the event that, within the period from the date of original issuance of the Notes to the first anniversary of original issuance, the Notes are assigned a rating that is not an investment grade rating (as defined in the Notes) or are not assigned or do not retain, a rating by specified rating agencies. These adjustments may apply simultaneously.

     The Notes are redeemable, in whole or in part, at the option of the Operating Partnership upon payment of principal, accrued and unpaid interest, and the premium specified in the Notes. The Notes also contain certain covenants, including limitations on the ability of the Operating Partnership and its subsidiaries to incur additional debt, other than certain intercompany debt that is subordinate to payment of the Notes, unless certain asset and income tests are satisfied.

     The net proceeds of the Notes offering were used to fund the approximately $327,600 purchase price of Houston Center, to repay approximately $50,000 of borrowings under the Credit Facility, to fund approximately $10,000 of the purchase price of Miami Center, and to repay approximately $7,200 of short term indebtedness.

5. PARTNERS' CAPITAL:

     On February 4, 1997, the Operating Partnership paid a distribution of $26,100.

     On April 28, 1997, Crescent Equities completed an offering (the "April 1997 Offering") of 24,150,000 common shares (including the underwriters' overallotment option) at $25.375 per share. Net proceeds from the April 1997 Offering to Crescent Equities after underwriting discount of $29,222 and other offering costs of $3,000 were approximately $580,584. On May 14, 1997, Crescent Equities completed an additional offering of 500,000 common shares to several underwriters who participated in the April 1997 Offering. The common shares were sold at $25.875 per share, totaling gross proceeds of approximately $12,938 (collectively, the "Offerings"). Net proceeds from the Offerings were contributed to the Operating Partnership in exchange for an increased limited partner interest.

     In the second quarter of 1997, the Operating Partnership used net proceeds of $593,522 from the Offerings and approximately $314,700 from borrowings under the Credit Facility and $160,000 of short-term borrowings from BankBoston (i) to fund approximately $30,000 in connection with the formation and capitalization of Crescent Operating, Inc. ("Crescent Operating"); (ii) to repay the $150,000 BankBoston short-term note payable; (iii) to reduce by $131,000 borrowings under the Credit Facility; (iv) to fund approximately $306,300 of the purchase price of the Carter-Crowley Portfolio (as defined in Note 7) acquired by the Company; and (v) to fund the commitments of the Company and Crescent Operating related to the Magellan transaction totaling approximately $419,700. The remaining $31,222 has been used for working capital purposes.

     On May 14, 1997, the Operating Partnership paid a distribution of $33,476.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

     On July 23, 1997, the Crescent Equities sold to Merrill Lynch & Co. 351,185 common shares at $28.475 per share (the "Merrill Offering"). The proceeds were contributed to the Operating Partnership, which used these funds to repay approximately $10,000 of borrowings incurred under the Credit Facility.

     On August 5, 1997, the Company paid a distribution of $33,639.

     On September 22, 1997, in connection with the acquisition of Houston Center, Crescent Equities sold to the seller of Houston Center 307,831 common shares at $32.485 per share (the "HC Offering"). The proceeds were contributed to the Operating Partnership, which used these funds to repay approximately $10,000 of borrowings under the Credit Facility.

6. FORMATION AND CAPITALIZATION OF CRESCENT OPERATING, INC.

     In April 1997, the Operating Partnership established a new Delaware Corporation, Crescent Operating. All of the outstanding common stock of Crescent Operating was distributed, effective June 12, 1997, to those persons who were limited partners of the Operating Partnership or shareholders of Crescent Equities on May 30, 1997, in a spin-off.

     Crescent Operating was formed to become a lessee and operator of various assets and to perform the Intercompany Agreement between Crescent Operating and the Operating Partnership, pursuant to which each has agreed to provide the other with rights to participate in certain transactions. As a result of the formation of Crescent Operating and the execution of the Intercompany Agreement, persons who own equity interests in both Crescent Operating and the Operating Partnership have the opportunity to participate in the benefits of both the real estate investments of the Operating Partnership (including ownership of real state assets) and the lease of certain of such assets and the ownership of other non-real estate assets by Crescent Operating. The certificate of incorporation, as amended and restated, of Crescent Operating generally prohibits Crescent Operating for so long as the Intercompany Agreement remains in effect, from engaging in activities or making investments that a REIT could make, unless the Operating Partnership was first given the opportunity but elected not to pursue such activities or investments.

     In connection with the formation and capitalization of Crescent Operating, the Operating Partnership provided to Crescent Operating approximately $50,000 in the form of cash contributions and loans to be used by Crescent Operating to acquire certain assets described in Note 7. The Operating Partnership also made available to Crescent Operating a line of credit in the amount of $20,400 to be used by Crescent Operating to fulfill certain ongoing obligations associated with these assets.

7. ACQUISITIONS:

     Greenway II. On January 17, 1997, the Operating Partnership acquired Greenway II, a seven-story Class A office building containing approximately 154,000 net rentable square feet and located in the Richardson/Plano submarket of Dallas, Texas. The purchase price was approximately $18,200, which was funded through a draw under the Credit Facility.

     Trammell Crow Center. On February 28, 1997, the Operating Partnership acquired substantially all of the economic interest in Trammell Crow Center, a 50-story Class A office building, which contains approximately 1,128,000 net rentable square feet. The property is located in the cultural and financial district of the Central Business District ("CBD") submarket of Dallas, Texas. The Operating Partnership acquired its interest in Trammell Crow Center through the purchase of fee simple title to the property (subject to a ground lease and a leasehold estate regarding the building) and two mortgage notes encumbering the leasehold interests in the land and building. The purchase price was approximately $162,000, of which $150,000 was funded through proceeds from an unsecured, short-term loan with BankBoston and the remaining balance of $12,000 through a draw under the Credit Facility.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

     Denver Properties. On February 28, 1997, the Operating Partnership acquired three office buildings in Denver, Colorado, in a single transaction: 44 Cook, 55 Madison and the AT&T Building. 44 Cook, a 10-story Class A office building containing approximately 119,000 net rentable square feet, and 55 Madison, an eight-story Class A office building containing approximately 125,000 net rentable square feet, are both located in the Cherry Creek submarket of Denver, Colorado. The AT&T Building, a 15-story office building, contains approximately 170,000 net rentable square feet and is located in the Denver CBD submarket. The three office properties were acquired for an aggregate purchase price of approximately $42,675, which was funded through a draw under the Credit Facility.

     Carter-Crowley Portfolio. On February 10, 1997, the Operating Partnership entered into a contract to acquire for approximately $383,300, substantially all of the assets (the "Carter-Crowley Portfolio") of Carter-Crowley Properties, Inc. ("Carter-Crowley"), an unaffiliated company controlled by the family of Donald J. Carter. At the time the contract was executed, the Carter-Crowley Portfolio included 14 office properties (the "Carter-Crowley Office Portfolio"), with an aggregate of approximately 3.0 million net rentable square feet, approximately 1,216 acres of commercially zoned, undeveloped land located in the Dallas/Fort Worth metropolitan area, two multifamily residential properties located in the Dallas/Fort Worth metropolitan area, marketable securities, an approximately 12% limited partner interest in the limited partnership that owns the Dallas Mavericks NBA basketball franchise, secured and unsecured promissory notes, certain direct nonoperating working interests in various oil and gas wells, an approximately 35% limited partner interest in two oil and gas limited partnerships, and certain other assets (including operating businesses). Pursuant to an agreement between Carter-Crowley and the Operating Partnership, Carter-Crowley liquidated approximately $51,000 of such assets originally included in the Carter-Crowley Portfolio, consisting primarily of the marketable securities and the oil and gas investments, resulting in a reduction in the total purchase price by a corresponding amount to approximately $332,300. On May 9, 1997, the Operating Partnership and Crescent Operating acquired the Carter-Crowley Portfolio.

     The Operating Partnership acquired certain assets from the Carter-Crowley Portfolio, with an aggregate purchase price of approximately $306,300, consisting primarily of the Carter-Crowley Office Portfolio, the two multifamily residential properties, the approximately 1,216 acres of undeveloped land and the secured and unsecured promissory notes relating primarily to the Dallas Mavericks. In addition to the promissory notes relating to the Dallas Mavericks, the Operating Partnership obtained rights from the current holders of the majority interest in the Dallas Mavericks to a contingent $10,000 payment after a new arena is constructed within a 75-mile radius of Dallas.

     Crescent Operating purchased the remainder of the Carter-Crowley Portfolio utilizing cash contributions and loan proceeds provided to Crescent Operating by the Operating Partnership. These assets, which have an allocated cost of approximately $26,000, consisted primarily of the approximately 12% limited partner interest in the limited partnership that owns the Dallas Mavericks, an approximately 1% interest in a private venture capital fund, and a 100% interest in a construction equipment sale, leasing and services company.

     Dallas Mavericks Interest. On June 11, 1997, DBL Holdings, Inc. ("DBL"), a wholly owned subsidiary of the Operating Partnership was formed. In connection with the formation of DBL, the Operating Partnership acquired all the voting and non-voting common stock of DBL, for an aggregate purchase price of approximately $2,500 and loaned to DBL approximately $10,100. The voting common stock, which represented a 5% effective interest in DBL, was subsequently sold to Gerald W. Haddock , the President and Chief Executive Officer and Sole Director of CREE, Ltd. and Crescent Equities and Crescent Operating, and John C. Goff, the Vice Chairman of Crescent Equities and Crescent Operating, for $126. On June 11, 1997, DBL acquired from Crescent Operating, for approximately $12,550, the limited partner interest in the partnership that owns the Dallas Mavericks.

     Magellan Transaction. On June 17, 1997, the Operating Partnership acquired substantially all of the real estate assets of the domestic hospital provider business of Magellan Health Services, Inc. ("Magellan"), as

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP previously owned and operated by a wholly owned subsidiary of Magellan. The Magellan transaction involved various components, certain of which related to the Operating Partnership and certain of which related to Crescent Operating.

     The total purchase price of the assets acquired in the Magellan transaction was approximately $419,700. Of this amount, the Operating Partnership paid approximately $387,200 for the acquisition of the 91 Behavioral Healthcare Facilities (and one additional behavioral healthcare facility, which subsequently was sold) and $12,500 for the acquisition of warrants to purchase 1,283,311 shares of common stock of Magellan. Crescent Operating paid $5,000 for its interest in Charter Behavioral Health Systems, LLC, a limited liability company ("CBHS"), $12,500 for the acquisition of warrants to purchase 1,283,311 shares of common stock of Magellan and $2,500 to CBHS after the closing. CBHS is owned 50% by Crescent Operating and 50% by a wholly owned subsidiary of Magellan, subject to potential dilution of each by up to 5% in connection with future incentive compensation of management of CBHS.

     The principal component of the transaction was the Operating Partnership's acquisition of the Behavioral Healthcare Facilities, which are leased to CBHS, and the subsidiaries of CBHS, under a triple-net lease. The lease requires the payment of annual minimum rent in the amount of $41,700, increasing in each subsequent year during the 12-year term at a 5% compounded annual rate. The lease provides for four, five-year renewal options. All maintenance and capital improvement costs are the responsibility of CBHS during the term of the lease. In addition, CBHS is required to pay annually an additional $20,000 under the lease, at least $10,000 of which must be used, as directed by CBHS, for capital expenditures each year and up to $10,000 of which may be used, if requested by CBHS, to cover capital expenditures, property taxes, insurance premiums, and franchise fees.

     Woodlands Transaction. On July 31, 1997, the Operating Partnership and certain Morgan Stanley funds (the "Morgan Stanley Group") acquired The Woodlands Corporation, a subsidiary of Mitchell Energy Corporation, for approximately $543,000. In connection with the acquisition, the Operating Partnership and the Morgan Stanley Group made equity investments of approximately $80,000 and $109,000, respectively. The Operating Partnership's contribution was funded through the $235,000 BankBoston loan. The remaining approximately $354,000 and associated acquisition and financing costs of approximately $15,000 were financed by the two limited partnerships, described below, through which the investment was made. The Woodlands Corporation was the principal owner, developer and operator of The Woodlands, an approximately 27,000-acre, master-planned residential and commercial community located 27 miles north of downtown Houston, Texas. The Woodlands which is approximately 50% developed, includes a shopping mall, retail centers, office buildings, a hospital, club facilities, a community college, a performance pavilion, and numerous other amenities.

     The acquisition was made through The Woodlands Commercial Properties Company, L.P. ("Woodlands-CPC"), a limited partnership in which the Morgan Stanley Group holds a 57.5% interest and the Company holds a 42.5% interest, and the Woodlands Land Development Company, L.P. ("Woodlands-LDC"), a limited partnership in which the Morgan Stanley Group holds a 57.5% interest and a newly formed Residential Development Corporation, The Woodlands Land Company, Inc. ("WLC"), holds a 42.5% interest. The Operating Partnership currently owns all of the non-voting common stock, representing a 95% economic interest in WLC and, effective September 29, 1997, Crescent Operating owns all of the voting common stock, representing a 5% economic interest, in WLC. The Operating Partnership is the managing general partner of Woodlands-CPC and WLC is the managing general partner of Woodlands-LDC.

     In connection with the acquisition, Woodlands-CPC acquired The Woodlands Corporation's 25% general partner interest in the partnerships that own approximately 1.2 million square feet of The Woodlands Office and Retail Properties. The Operating Partnership previously held a 75% limited partner interest in each of these partnerships and, as a result of the acquisition, the Operating Partnership's indirect economic ownership interest in these Properties increased to approximately 85%. The other assets acquired by Woodlands-CPC

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP include a 364-room executive conference center, a private golf and tennis club serving approximately 1,600 members and offering 81 holes of golf, and approximately 400 acres of land that will support commercial development of more than 3.5 million square feet of office, multi-family, industrial, retail and lodging properties. In addition, Woodlands-CPC acquired The Woodlands Corporation's general partner interests, ranging from one to 50%, in additional office and retail properties and in multi-family and light industrial properties. Woodlands-LDC acquired approximately 6,400 acres of land that will support development of more than 20,000 lots for single-family homes and approximately 2,500 acres of land that will support more than 21.5 million net rentable square feet of commercial development. The executive conference center, including the golf and tennis club and golf courses, is operated and leased by a wholly owned subsidiary of a partnership owned 42.5% by a subsidiary of Crescent Operating and 57.5% by the Morgan Stanley Group.

     Desert Mountain. On August 29, 1997, the Operating Partnership acquired, through a newly formed Residential Development Corporation, Desert Mountain Development Corporation ("DMDC"), the majority economic interest in Desert Mountain Properties Limited Partnership ("DMPLP"), the partnership that owns Desert Mountain, a master-planned, luxury residential and recreational community in northern Scottsdale, Arizona. Desert Mountain is an 8,300-acre property that is zoned for the development of approximately 4,500 lots, approximately 1,500 of which have been sold. Desert Mountain also includes The Desert Mountain Club, a private golf, tennis and fitness club serving over 1,600 members. The partnership interest was acquired from a subsidiary of Mobil Land Development Corporation for approximately $214,000, which was funded through the $200,000 BankBoston loan and a draw under the Credit Facility. The sole limited partner of DMPLP is Sonora Partners Limited Partnership ("Sonora") whose principal owner is Lyle Anderson, the original developer of Desert Mountain. A portion of Sonora's interest in DMPLP is exchangeable for common shares of Crescent Equities. Sonora currently owns a 7% economic interest in DMPLP, and DMDC, which is the sole general partner of DMPLP, owns the remaining 93% economic interest. The Operating Partnership owns all of the non-voting common stock, representing a 95% economic interest, and, effective September 29, 1997, Crescent Operating owns all of the voting common stock, representing a 5% economic interest, in DMDC. The Operating Partnership also holds a residential development property mortgage on Desert Mountain.

     Houston Center. On September 22, 1997, the Operating Partnership acquired Houston Center, an approximately 3.0 million square foot, mixed-use property located in the CBD submarket of Houston, Texas. Houston Center consists of three high-rise Class A office buildings aggregating approximately 2.8 million net rentable square feet ("Houston Center Office Properties"), a 399-room Four Seasons Hotel-Houston, 114 luxury apartments, The Park Shops in Houston Center (a retail property containing approximately 191,000 net rentable square feet), and approximately 20 acres of contiguous undeveloped commercial land. The aggregate purchase price for Houston Center was approximately $327,600 which was funded from the proceeds of the Notes offering (described in Note 4).

     Miami Center. On September 30, 1997, the Operating Partnership acquired Miami Center, a 34-story Class A office building containing approximately 783,000 net rentable square feet located in the Downtown-CBD submarket of Miami, Florida. The Operating Partnership acquired fee simple title, subject to a Condominium Declaration, to Miami Center for approximately $131,500. The purchase price was funded through an approximately $121,500 draw under the Credit Facility and $10,000 from proceeds of the Notes offering. The Operating Partnership owns the single condominium unit that comprises the Miami Center office building and an unaffiliated party owns the hotel unit. The Condominium Declaration grants each unit a 50% interest in common areas, as well as in the common operating expenses of the condominium.

8. PRO FORMA FINANCIAL INFORMATION

     The pro forma financial information for the nine months ended September 30, 1997 and 1996 assumes the completion, in each case as of January 1, 1996, of (i) the 11,500,000 common share offering on October 2,

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

1996 and the additional 450,000 common share offering on October 9, 1996; (ii) the Offerings; (iii) the Merrill Offering; (iv) the UBS Offering; (v) the Notes offering; (vi) the HC Offering; (vii) the 1996 and 1997 completed acquisitions inclusive of subsequent events (see Note 9), except for the Refrigerated Warehouses transaction (collectively referred to as the, "Acquisitions"); and
(viii) the October 1997 Offering (as defined in Note 9). Proforma information assumes as of January 1, 1996, all offering proceeds were used for repayment of indebtedness for Acquisitions.

                                                    NINE MONTHS ENDED     NINE MONTHS ENDED
                                                    SEPTEMBER 30, 1997    SEPTEMBER 30, 1996
                                                    ------------------    ------------------
Total revenue.....................................       $437,619              $408,865
Operating income..................................       $100,440              $ 79,165
Income before minority interests and extraordinary
  item............................................       $120,339              $ 95,185
Net income........................................       $120,706              $ 94,136

     The pro forma operating results combine the Operating Partnership's historical operating results with the historical incremental rental income and operating expenses including an adjustment for depreciation based on the acquisition price associated with the Office and Retail Property acquisitions. Pro forma adjustments primarily represent the following: (i) rental income to the Operating Partnership from the hotels acquired during 1996 and 1997, based on the lease payments from the hotel lessees and calculated on a pro forma basis by applying the rent provisions (as set forth in the lease agreements); (ii) rental income based on the lease payment from CBHS to the Operating Partnership by applying the rent provisions (as set forth in the lease agreement); (iii) adjustment for depreciation expense for Hotel Properties and Magellan Facilities; (iv) adjustment for equity in net income for the Woodlands and Desert Mountain transactions; (v) interest income for the notes acquired in the Carter-Crowley transaction, the loans to Crescent Operating and the loans to DMPLP; and (vi) interest costs assuming the borrowings to finance acquisitions and assumption of debt for property acquisitions.

     These pro forma amounts are not necessarily indicative of what the actual financial position of the Operating Partnership would have been assuming the above investments had been consummated as of the beginning of the period, nor do they purport to represent the future financial position of the Operating Partnership.

9. SUBSEQUENT EVENTS

     Distribution. On November 4, 1997, the Operating Partnership paid a distribution of $47,584.

     October 1997 Offering. On October 8, 1997, Crescent Equities completed an offering (the "October 1997 Offering") of 10,000,000 common shares at $39.00 per share. Net proceeds from the October 1997 Offering to Crescent Equities after underwriting discount of $19,900 were approximately $370,100 (with other estimated offering costs of $1,500). The net proceeds of $370,100 were contributed to the Operating Partnership, which used these funds to partially repay approximately $325,100 of borrowings under the Credit Facility and to fund approximately $45,000 of the purchase price of the U.S. Home Building.

     U.S. Home Building. On October 15, 1997, the Operating Partnership acquired U.S. Home Building, a 21-story Class A office building located in the West Loop/Galleria submarket of Houston, Texas, containing approximately 400,000 net rentable square feet. The purchase price was approximately $45,000, which was funded from proceeds of the October 1997 Offering.

     Bank One Center. On October 22, 1997, the Operating Partnership, together with affiliates of TrizecHahn Corporation ("Trizec") acquired Bank One Center, a 60-story Class A office building located in the CBD submarket of Dallas, Texas. Bank One Center contains approximately 1.5 million net rentable square feet. The acquisition was made by Main Street Partners, L.P. (the "Partnership"), a Texas limited

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP partnership in which the Operating Partnership and Trizec each own a 50% interest. Crescent 1717 Main, L.L.C., a Texas limited liability company that is wholly owned by the Operating Partnership and TrizecHahn 1717 Main St., Inc., a Delaware corporation, serve as the general partners of the Partnership. The Partnership acquired Bank One Center for approximately $238,000 from two unaffiliated entities. The purchase price was funded through (i) proceeds from two secured loans aggregating $155,000 provided by The Travelers Insurance Company and (ii) capital contributions of $41,500 from each of Operating Partnership and Trizec partner groups. The Operating Partnership's capital contribution of $41,500 was funded through a draw under the Credit Facility.

     Registration Statement. On October 29, 1997, Crescent Equities filed a shelf registration with the SEC for an aggregate of $1.5 billion of common shares, preferred shares, and warrants exercisable for common shares. Any securities issued under the registration statement may be offered from time to time in amounts, at prices, and on terms to be determined at the time of the offering. Management believes this shelf registration will provide Crescent Equities with more efficient and immediate access to the capital markets at such time as it is considered appropriate. Net proceeds from any offering of these securities are expected to be contributed to the Operating Partnership to be used for general business purposes, including the acquisition and development of additional properties and other acquisition transactions, the payment of certain outstanding debt, and improvements to certain properties.

     Refrigerated Warehouses Transaction. Effective September 28, 1997, the Operating Partnership entered into a partnership with Vornado Realty Trust ("Vornado" and, collectively with its affiliates, "VNO") to participate in the acquisition of Americold Corporation ("Americold") and URS Logistics, Inc. ("URS"), two suppliers of refrigerated warehouse space in the United States. On October 30, 1997, the Operating Partnership and VNO agreed to the termination of that partnership and the formation of two new partnerships, one of which was formed to consummate the acquisition of Americold (the "Americold Partnership") and the other to consummate the acquisition of URS (the "URS Partnership"). The Operating Partnership, through two newly formed subsidiaries ("Crescent Subsidiaries"), will own 40% of these partnerships, and Vornado, through two newly formed subsidiaries ("Vornado Subsidiaries"), will own 60%.

     On October 31, 1997, the Americold Partnership acquired all of the common stock of Americold through the merger of a subsidiary of Vornado into Americold, and the URS Partnership acquired all of the common stock of URS through the merger of a separate subsidiary of Vornado into URS. As a result, the Americold Partnership and the URS Partnership became the owners and operators of approximately 79 refrigerated warehouses with an aggregate of approximately 368 million cubic feet.

     The aggregate purchase price for the acquisition of Americold and URS was approximately $1.0 billion (including transaction costs associated with the acquisition). Of this amount, the purchase price for the acquisition of Americold was approximately $632 million (consisting of approximately $112 million in cash for the purchase of the equity, approximately $151 million in cash for the repayment of certain outstanding bonds issued by Americold, approximately $367 million in retention of debt and approximately $2 million in transaction costs), and the purchase price for the acquisition of URS was approximately $372 million (consisting of approximately $173 million in cash for the purchase of the equity, approximately $192 million in retention of debt and approximately $7 million in transaction costs).

     The Operating Partnership currently owns all of the voting common stock, representing an approximately 5% economic interest, and all of the nonvoting common stock, representing an approximately 95% economic interest, of the Crescent Subsidiaries. The Operating Partnership has offered and expects Crescent Operating to accept the opportunities to acquire all of the voting common stock in the subsidiaries. It is intended that the transfer of the voting common stock to Crescent Operating (or, if Crescent Operating does not accept such offer, to another entity) will take place in the near future and in no event later than December 31, 1997.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

     The parties have not yet determined certain matters relating to the future ownership and operations of Americold and URS, including the identification and division of the assets that will continue to be owned by one of the partnerships and those that will be owned by one or more other entities formed to conduct the business operations currently conducted by Americold and URS, and the nature and terms of any lease that will be entered into between the operating entity and the owner of the warehouses.

     Term Loan. On November 3, 1997, the Operating Partnership negotiated a term loan with BankBoston in the amount of $50,000 (the "BankBoston Term Loan"). The loan bears interest at Eurodollar plus 120 basis points and matures on March 31, 1998. The BankBoston Term Loan can be increased to $150,000 subject to certain conditions.

     Fountain Place. On November 7, 1997, the Operating Partnership acquired Fountain Place, a 60-story Class A office building located in the CBD submarket of Dallas, Texas containing approximately 1.2 million net rentable square feet. The purchase price was approximately $114,000 of which the Operating Partnership funded $16,900 through the BankBoston Term Loan and $97,100 through the assumption of nonrecourse indebtedness.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Crescent Real Estate Equities Limited Partnership:

     We have audited the accompanying consolidated balance sheets of Crescent Real Estate Equities Limited Partnership as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital, and cash flows for the years ended December 31, 1996 and 1995, and for the period from May 5, 1994, to December 31, 1994, and the combined statements of operations, partners' deficit, and cash flows of the Rainwater Property Group (see Note 1) for the period from January 1, 1994, to May 4, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crescent Real Estate Equities Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, and for the period from May 5, 1994, to December 31, 1994, and the results of operations and cash flows of the Rainwater Property Group for the period from January 1, 1994, to May 4, 1994, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  January 17, 1997

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                (NOTES 1 AND 2)

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------    ---------
Assets:
  Investments in Real Estate:
     Land...................................................  $  146,036    $  57,566
     Building and improvements..............................   1,561,639      932,340
     Furniture, fixtures and equipment......................      24,951       16,800
     Less -- Accumulated depreciation.......................    (208,808)    (172,267)
                                                              ----------    ---------
          Net Investment in Real Estate.....................   1,523,818      834,439
  Cash and cash equivalents.................................      25,535       16,869
  Restricted cash and cash equivalents......................      36,882       22,187
  Accounts receivable, net of allowance for doubtful
     accounts of $904 and $715, respectively................      15,330        7,005
  Deferred rent receivable..................................      16,217       10,007
  Investments in real estate mortgages and common stock of
     residential development corporations...................      37,069       20,090
  Notes receivable..........................................      31,405       18,933
  Other assets, net.........................................      47,284       35,702
                                                              ----------    ---------
          Total assets......................................  $1,733,540    $ 965,232
                                                              ==========    =========
Liabilities:
  Borrowings under Credit Facility..........................  $   40,000    $  20,000
  Notes payable.............................................     627,808      424,528
  Accounts payable, accrued expenses and other
     liabilities............................................      48,462       31,706
                                                              ----------    ---------
          Total liabilities.................................     716,270      476,234
                                                              ----------    ---------
Minority interests..........................................      29,265        9,481
Partners' capital:
  General partner...........................................       4,515        4,800
  Limited partners..........................................     983,490      474,717
                                                              ----------    ---------
          Total partners' capital...........................     988,005      479,517
                                                              ----------    ---------
          Total liabilities and partners' capital...........  $1,733,540    $ 965,232
                                                              ==========    =========

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                   CONSOLIDATED STATEMENTS OF OPERATIONS AND

                            RAINWATER PROPERTY GROUP

                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                                (NOTES 1 AND 2)

                                                                                                RAINWATER
                                         CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP    PROPERTY GROUP
                                         -------------------------------------------------    --------------
                                                                           FOR THE PERIOD        FOR THE
                                            FOR THE          FOR THE         FROM MAY 5,       PERIOD FROM
                                          YEAR ENDED       YEAR ENDED          1994 TO          JANUARY 1,
                                         DECEMBER 31,     DECEMBER 31,      DECEMBER 31,         1994 TO
                                             1996             1995              1994           MAY 4, 1994
                                         -------------    -------------    ---------------    --------------
Revenues:
  Rental property......................   $   202,003      $   123,489       $    49,075        $   18,550
  Interest and other income............         6,858            6,471             1,268                42
  Lot sales............................            --               --                --             2,593
                                          -----------      -----------       -----------        ----------
          Total revenues...............       208,861          129,960            50,343            21,185
                                          -----------      -----------       -----------        ----------
Expenses:
  Real estate taxes....................        20,606           12,494             5,426             2,270
  Repairs and maintenance..............        12,292            7,787             2,651             1,279
  Other rental property operating......        40,915           25,668            10,916             5,147
  Corporate general and
     administrative....................         4,674            3,812             1,815                --
  Interest expense.....................        42,926           18,781             3,493             4,867
  Amortization of deferred financing
     costs.............................         2,812            2,500               923                --
  Depreciation and amortization........        40,535           28,060            14,255             7,793
  Cost of lot sales....................            --               --                --               867
  Residential development operating....            --               --                --               561
                                          -----------      -----------       -----------        ----------
          Total expenses...............       164,760           99,102            39,479            22,784
                                          -----------      -----------       -----------        ----------
          Operating income (loss)......        44,101           30,858            10,864            (1,599)
Other income (expense):
  Reorganization costs.................            --               --            (1,900)               --
  Equity in net income of residential
     development corporations..........         3,850            5,500             3,631                --
                                          -----------      -----------       -----------        ----------
Income (loss) before minority interests
  and extraordinary items..............        47,951           36,358            12,595            (1,599)
  Minority interests...................        (1,482)            (815)               --                --
                                          -----------      -----------       -----------        ----------
Income (loss) before extraordinary
  items................................        46,469           35,543            12,595            (1,599)
  Extraordinary items..................        (1,599)              --              (949)               --
                                          -----------      -----------       -----------        ----------
Net income (loss)......................   $    44,870      $    35,543       $    11,646        $   (1,599)
                                          ===========      ===========       ===========        ==========

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL AND

                            RAINWATER PROPERTY GROUP

                    COMBINED STATEMENT OF PARTNERS' DEFICIT
                             (DOLLARS IN THOUSANDS)
                               (NOTES 1, 2 AND 8)

                                                               LIMITED      GENERAL       TOTAL
                                                              PARTNERS'    PARTNER'S    PARTNERS'
                                                               CAPITAL      CAPITAL      CAPITAL
                                                              ---------    ---------    ---------
Partners' capital, December 31, 1993........................  $  2,941      $   --      $  2,941
  Contributions.............................................     5,660          --         5,660
  Distributions.............................................   (16,675)         --       (16,675)
  Net Loss..................................................    (1,599)         --        (1,599)
                                                              --------      ------      --------
Partners' deficit, May 4, 1994..............................    (9,673)         --        (9,673)
  Contributions.............................................   339,232       5,035       344,267
  Distributions.............................................   (17,614)       (178)      (17,792)
  Net Income................................................    11,530         116        11,646
                                                              --------      ------      --------
Partners' capital, December 31, 1994........................   323,475       4,973       328,448
  Contributions.............................................   167,249          --       167,249
  Contribution of notes receivable..........................     1,061          --         1,061
  Distributions.............................................   (52,256)       (528)      (52,784)
  Net Income................................................    35,188         355        35,543
                                                              --------      ------      --------
Partners' capital, December 31, 1995........................   474,717       4,800       479,517
  Contributions.............................................   535,428          --       535,428
  Contribution of notes receivable..........................     1,557          --         1,557
  Distributions.............................................   (72,633)       (734)      (73,367)
  Net Income................................................    44,421         449        44,870
                                                              --------      ------      --------
Partners' capital, December 31, 1996........................  $983,490      $4,515      $988,005
                                                              ========      ======      ========

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                   CONSOLIDATED STATEMENTS OF CASH FLOWS AND

                            RAINWATER PROPERTY GROUP

                        COMBINED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                (NOTES 1 AND 2)

                                                                                                                     RAINWATER
                                                             CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP     PROPERTY GROUP
                                                            ---------------------------------------------------    --------------
                                                                                                FOR THE PERIOD        FOR THE
                                                               FOR THE           FOR THE          FROM MAY 5,       PERIOD FROM
                                                             YEAR ENDED        YEAR ENDED           1994 TO          JANUARY 1,
                                                            DECEMBER 31,      DECEMBER 31,       DECEMBER 31,         1994 TO
                                                                1996              1995               1994           MAY 4, 1994
                                                            -------------     -------------     ---------------    --------------
Cash flows from operating activities:
  Net income (loss).......................................    $  44,870         $  35,543          $  11,646          $(1,599)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization.........................       43,347            30,560             15,178            7,793
    Reorganization costs..................................           --                --              1,900               --
    Minority interests....................................        1,482               815                 --               --
    Extraordinary items...................................        1,599                --                949               --
    Non-cash compensation.................................          111                --                 --               --
    Equity in earnings in excess of distributions received
      from residential development corporations...........         (322)               --                 --               --
    (Increase) decrease in accounts receivable............       (8,325)           (5,043)              (608)             534
    Increase in deferred rent receivable..................       (6,210)             (875)                --               --
    Increase in other assets..............................         (387)           (7,871)            (1,797)          (2,520)
    Increase in lots held for development and sale........           --                --                 --           (1,670)
    Increase in restricted cash and cash equivalents......      (15,537)           (4,700)           (12,074)              --
    Increase (decrease) in accounts payable, accrued
      expenses and other liabilities......................       16,756            16,448              6,420             (293)
    Increase in accrued interest payable -- affiliate.....           --                --                 --              210
                                                              ---------         ---------          ---------          -------
        Net cash provided by operating activities.........       77,384            64,877             21,614            2,455
                                                              ---------         ---------          ---------          -------
Cash flows from investing activities:
  Acquisition of investment properties....................     (460,113)         (420,284)          (192,200)              --
  Capital expenditures -- rental properties...............       (2,380)           (1,148)            (2,100)          (1,354)
  Tenant improvement and leasing costs -- rental
    properties............................................      (20,052)          (13,911)                --               --
  Decrease (increase) in restricted cash and cash
    equivalents...........................................          842            (5,413)                --               --
  Purchase of non-continuing partner's interest...........           --                --            (14,000)          (1,025)
  Payments to continuing partners in connection with
    formation transactions................................           --                --             (7,496)              --
  Decrease in cash and cash equivalents resulting from
    non-controlling interest held in residential
    development corporations after formation
    transactions..........................................           --                --               (744)              --
  Investment in residential development corporations......      (16,657)           (8,654)                --               --
  Investment in unconsolidated companies..................       (3,900)               --                 --               --
  Escrow deposits -- acquisition of investment
    properties............................................          140            40,836            (41,186)              --
  Increase in notes receivable............................      (10,913)          (12,732)            (2,940)              --
                                                              ---------         ---------          ---------          -------
        Net cash used in investing activities.............     (513,033)         (421,306)          (260,666)          (2,379)
                                                              ---------         ---------          ---------          -------
Cash flows from financing activities:
  Debt financing costs....................................       (7,081)           (8,342)            (4,227)              --
  Borrowings under Credit Facility........................      191,500           217,450            194,642               --
  Payments under Credit Facility..........................     (171,500)         (392,092)                --               --
  Debt proceeds...........................................      152,755           411,862                 --            3,411
  Debt payments...........................................      (92,254)              (66)          (266,334)         (15,137)
  Capital contributions -- Joint Venture..................          750               125                 --            5,660
  Capital distributions -- Joint Venture..................      (14,505)               --                 --               --
  Capital distributions...................................           --                --                 --          (16,675)
  Capital contributions to the Operating Partnership......      458,017           166,926            359,133               --
  Reorganization costs....................................           --                --             (1,900)              --
  Distributions from the Operating Partnership............      (73,367)          (52,784)           (17,792)              --
  Decrease in due from affiliates.........................           --                --              3,439              815
  (Decrease) increase in due to affiliates................           --                --             (1,353)             616
                                                              ---------         ---------          ---------          -------
        Net cash provided by (used in) financing
          activities......................................      444,315           343,079            265,608          (21,310)
                                                              ---------         ---------          ---------          -------
Increase (decrease) in cash and cash equivalents..........        8,666           (13,350)            26,556          (21,234)
Cash and cash equivalents, Beginning of period............       16,869            30,219              3,663           24,897
                                                              ---------         ---------          ---------          -------
Cash and cash equivalents, End of period..................    $  25,535         $  16,869          $  30,219          $ 3,663
                                                              =========         =========          =========          =======

   The accompanying notes are an integral part of these financial statements.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION:

Formation of the Operating Partnership and Organization

     Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("CREELP," together with its direct and indirect interests in limited partnerships, the "Operating Partnership") was formed under the terms of the Limited Partnership Agreement dated February 9, 1994. The Operating Partnership is controlled by Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent Equities"), through Crescent Equities' ownership of all of the outstanding stock of Crescent Real Estate Equities, Ltd., a Delaware corporation which owns an approximate 1% general partner interest in the Operating Partnership ("CREE, Ltd."). In addition, Crescent Equities owns an approximate 84% limited partner interest in the Operating Partnership, with the remaining approximate 15% held by other partners. The Operating Partnership provides management, leasing, and development services with respect to certain of its properties. The Operating Partnership owns substantially all of the economic interest directly or indirectly of six single purpose limited partnerships (formed for the purpose of obtaining securitized debt). The term "Operating Partnership" includes, unless the context otherwise requires, CREELP and other limited partnerships ("subsidiaries") of the Operating Partnership.

     As of December 31, 1996, the Operating Partnership directly or indirectly owned a portfolio of real estate assets (the "Properties") located primarily in 16 metropolitan submarkets in Texas and Colorado. The Properties include 53 office properties (the "Office Properties") with an aggregate of approximately
16.3 million net rentable square feet, four full-service hotels with a total of 1,471 rooms and two destination health and fitness resorts (the "Hotel Properties"), six retail properties (the "Retail Properties") with an aggregate of approximately .6 million net rentable square feet and real estate mortgages and nonvoting common stock in three residential development corporations (the "Residential Development Corporations") that own all or a portion of six single-family residential land developments and three condominium/townhome developments. In addition, the Operating Partnership owns one mortgage note secured by a Class A office property.

     The following table sets forth, by subsidiary, the Properties owned by such subsidiary:

CREELP:                                Bank One Tower, Canyon Ranch-Tucson, Chancellor Park(1),
                                       Central Park Plaza, Denver Marriott City Center, Frost Bank
                                       Plaza, Greenway I and IA, MCI Tower, Sonoma Mission Inn &
                                       Spa, Spectrum Center(2), Three Westlake Park(3), The
                                       Woodlands Office Properties(4), The Woodlands Retail
                                       Properties(4), 160 Spear Street, 1615 Poydras, 301 Congress
                                       Avenue(5), 3333 Lee Parkway, and 6225 North 24th Street
Crescent Real Estate Funding I, L.P.:  The Aberdeen, The Avallon, Caltex House, The Citadel,
  ("Funding I")                        Continental Plaza, The Crescent Atrium, The Crescent Office
                                       Towers, Regency Plaza One, and Waterside Commons
Crescent Real Estate Funding II,       Albuquerque Plaza, Barton Oaks Plaza One, Briargate Office
  L.P.: ("Funding II")                 and Research Center, Hyatt Regency Albuquerque, Hyatt
                                       Regency Beaver Creek, Las Colinas Plaza, Liberty Plaza I &
                                       II, MacArthur Center I & II, Ptarmigan Place, Stanford
                                       Corporate Centre, Two Renaissance Square, and 12404 Park
                                       Central
Crescent Real Estate Funding III, IV,  Greenway Plaza Portfolio(6)
  and V L.P.: ("Funding III, IV and
  V")

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
Crescent Real Estate Funding VI,       Canyon Ranch-Lenox
  L.P.: ("Funding VI")

---------------

(1) CREELP owns Chancellor Park through its ownership of a mortgage note secured by the building and through its direct and indirect interests in the partnership which owns the building.

(2) CREELP owns the principal economic interest in Spectrum Center through an interest in the partnership which owns both a mortgage note secured by the building and the ground lessor's interest in the land underlying the building.

(3) CREELP owns the principal economic interest in Three Westlake Park through its ownership of a mortgage note secured by the building.

(4) CREELP owns a 75% limited partner interest in the partnerships that own The Woodlands Office and Retail Properties.

(5) CREELP owns a 49% limited partner interest and Crescent/301, L.L.C., a wholly owned subsidiary of CREE, Ltd. and CREELP, owns a 1% general partner interest in 301 Congress Avenue, L.P., the partnership that owns 301 Congress Avenue.

(6) Funding III owns the Greenway Plaza Portfolio, except for the central heated and chilled water plant building and Coastal Tower Office property, both located within Greenway Plaza, which are owned by Funding IV and Funding V, respectively (see Note 11).

Basis of Presentation

     The accompanying consolidated financial statements of the Operating Partnership include all direct and indirect subsidiary entities. The equity interests in those direct and indirect subsidiaries not owned by the Operating Partnership are reflected as minority interests. All significant intercompany balances and transactions have been eliminated.

     The accompanying combined statements of operations, partners' deficit, and cash flows of the Rainwater Property Group ("RPG") consist of the accounts of prior entity partnerships and owner which had ownership interest in the properties of The Crescent Office Towers, The Crescent Atrium, Continental Plaza, MacArthur Center I & II, Mira Vista, Falcon Point, Spring Lakes, The Citadel and Las Colinas Plaza (collectively, the "RPG Properties").

     The business combination, in 1994, was structured as an exchange of properties or partnership interests by RPG for limited partnership interests in the Operating Partnership or shares of Crescent Equities. Therefore, the combination was accounted for as a reorganization of entities under common control (except for investments in real estate mortgages and common stock of Residential Development Corporations, which were accounted for under the equity method of accounting) and, accordingly, all assets and liabilities of the predecessor partnerships were recorded at predecessor historical cost in a manner similar to that in pooling of interests accounting. Purchase accounting was applied to those properties for which monetary consideration was given to acquire certain partnership interests previously held by partners who did not participate in the reorganization, in which case the value of the property reflects the amount of the consideration paid in addition to predecessor historical cost.

     The accompanying combined statements of operations, partners' deficit, and cash flows of RPG have been presented on a combined historical cost basis because of the affiliated ownership and management, and because the assets and liabilities were subject to a business combination with the Operating Partnership, both newly formed entities with no prior operations. All significant intercompany balances and transactions have been eliminated.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In accordance with the terms of the Limited Partnership Agreement, Crescent Equities is reimbursed for all expenses incurred relating to the ownership and operation of, or for the benefit of, the Operating Partnership. Therefore, all expenses of Crescent Equities are included herein as expenses of the Operating Partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Investments in Real Estate


     Real Estate is carried at cost, net of accumulated depreciation. Betterments, major renovations and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows:


Buildings and Improvements................................    5 to 49 years
Tenant Improvements.......................................    Terms of leases
Furniture, Fixtures and Equipment.........................    3 to 10 years

     Expenditures for maintenance and repairs are charged to operations as incurred. Significant renovations are capitalized.

Concentration of Real Estate Investments

     The majority of the Operating Partnership's office and retail properties are in the Houston, Texas and Dallas/Fort Worth, Texas metropolitan areas. As of December 31, 1996, these office and retail properties together represented approximately 35% and 33%, respectively, of the Operating Partnership's total net rentable square feet and accounted for approximately 27% and 34%, respectively, of the Operating Partnership's total pro forma rental revenues for 1996 (see Note 11). As a result of the geographic concentration, the operations of these properties could be adversely affected by a recession or general economic downturn in the areas where these properties are located.

Restricted Cash and Cash Equivalents

     Restricted cash includes escrows established pursuant to certain mortgage financing arrangements for real estate taxes, insurance, security deposits, ground lease expenditures, capital expenditures, and monthly interest carrying costs paid in arrears.

Other Assets

     Other assets consist principally of leasing costs and deferred financing costs. Leasing costs are amortized on a straight-line basis over the terms of the respective leases and unamortized lease costs are written off upon early termination of lease agreements. Deferred financing costs are amortized on a straight-line basis over the term of the respective loans.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Fair Value of Financial Instruments

     The carrying values of cash and cash equivalents, and short-term investments are reasonable estimates of their fair values because of the short maturities of these instruments. The fair value of notes receivable, which approximates carrying value, is estimated based on year-end interest rates for receivables of comparable maturity. Notes payable and borrowings under Credit Facility have aggregate carrying values which approximate their estimated fair values based upon the current interest rates for debt with similar terms and remaining maturities, without considering the adequacy of the underlying collateral. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1996 and 1995.

     During 1996 and 1995, the Operating Partnership did not invest in any asset backed or off balance sheet derivative financial instruments as defined pursuant to Statement of Financial Accounting Standards No. 119 "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments".

Revenue Recognition

  Office/Retail

     The Operating Partnership, as a lessor, has retained substantially all of the risks and benefits of ownership of the investment properties and accounts for its leases as operating leases. Income on leases which include scheduled increases in rental rates over the lease term and/or abated rent payments for various periods following the tenant's lease commencement date is recognized on a straight-line basis. Deferred rent receivable represents the excess of rental revenue recognized on a straight-line basis over cash received under the applicable lease provisions.

  Residential Lots

     Prior to the business combination of the Operating Partnership, revenue from residential lot sales was recognized at the time of the closing of a sale, when title to or possession of the property transferred to the buyer. In 1995, the Operating Partnership adopted the accounting prescribed in EITF 95-6, "Accounting by Real Estate Investment Trust for an Investment in Service Corporation" and utilized the equity method with regard to the Operating Partnership's investment in the Residential Development Corporations. The effect of this change on the period from May 5, 1994, to December 31, 1994, was not material and such amounts have been reclassified to conform to the current presentation.

  Hotels

     The Operating Partnership does not operate the Hotel Properties directly. It has leased these hotel properties to independent companies affiliated with the Operating Partnership (see Note 6). The leases provide for the payment by the lessee of the Hotel Property of (i) base rent, with periodic rent increases,
(ii) percentage rent based on a percentage of gross room revenues above a specified amount, and (iii) a percentage of gross food and beverage revenues above a specified amount. Base rental income under these leases is recognized on a straight-line basis over the terms of the respective leases.

Income Taxes

     Prior to May 5, 1994, all of the RPG Properties were owned by partnerships and joint ventures whose partners were required to include their respective share of profits and losses in their individual tax returns.

     No provision has been made for federal or state income taxes because each partner's proportionate share of income or loss from the Operating Partnership will be passed through on each partner's separate tax return.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Statements of Cash Flows

     For purposes of the statements of cash flows, all highly liquid investments purchased with an original maturity of 90 days or less are included in cash and cash equivalents.

Supplemental Disclosure to Statements of Cash Flows

                                                            1996      1995      1994
                                                          --------   -------   ------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid.........................................  $ 42,488   $18,224   $7,100(1)
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Mortgage notes assumed in property acquisitions.......  $142,799   $12,732   $   --
  Minority interest -- joint venture capital............    31,985     8,994       --
  Issuance of limited partner interests in the Operating
     Partnership in conjunction with property
     acquisitions.......................................    77,236        --       --
  Issuance of restricted limited partner interests in
     the Operating Partnership..........................        --       455       --

---------------

(1) Represents for the periods January 1, 1994 to May 4, 1994 and May 5, 1994 to December 31, 1994, $4,657 and $2,443, respectively.

Adoption of New Accounting Pronouncements

     In March 1995, the Operating Partnership adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles, to be held and used by an entity, be reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable. An impairment loss is recognized, on a property by property basis, when expected undiscounted cash flows are less than the carrying value of the asset. In cases where the Operating Partnership does not expect to recover its carrying costs, the Operating Partnership reduces its carrying costs to fair value. No such reductions have occurred to date.

3. OTHER ASSETS:

     Other assets consist of the following:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
Leasing costs...............................................  $ 39,483    $ 30,858
Deferred financing costs....................................    13,956      12,569
Other.......................................................    15,237      10,986
                                                              --------    --------
                                                                68,676      54,413
Less -- Accumulated amortization............................   (21,392)    (18,711)
                                                              --------    --------
                                                              $ 47,284    $ 35,702
                                                              ========    ========

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4. NOTES PAYABLE AND BORROWINGS UNDER CREDIT FACILITY:

     Following is a summary of the Operating Partnership's debt financing:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
Note payable to LaSalle National Bank, as Trustee for
  Commercial Mortgage Pass-Through Certificates, Series
  1995-MD IV ("LaSalle Note I") bears interest at 7.83% with an initial seven-year interest-only period (through August
  2002), followed by principal amortization based on a
  25-year amortization schedule through maturity in August
  2027(1), secured by the Funding I properties with a
  combined book value of $311,339...........................  $239,000    $239,000
Note payable to LaSalle National Bank, as Trustee for
  Commercial Mortgage Pass-Through Certificates, Series
  1996-MD V ("LaSalle Note II") bears interest at 7.79% with an initial seven-year interest-only period (through March
  2003), followed by principal amortization based on a
  25-year amortization schedule through maturity in March
  2028(2), secured by the Funding II properties with a
  combined book value of $296,600...........................   161,000      67,362
Note payable to LaSalle National Bank, Trustee of Commercial
  Mortgage Pass-Through Certificates, Series 1994-MD II
  ("LaSalle Note III") due July 1999, bears interest at
  30-day LIBOR plus a weighted average rate of 2.135% (at
  December 31, 1996 the rate was 7.51% subject to a rate cap of 10%) with a five-year interest-only term, secured by
  the Funding III, IV and V properties with a book value of
  $213,243..................................................   115,000          --
Note payable to Connecticut General Life Insurance Company
  ("CIGNA") due December 2002, bears interest at 7.47% with
  a seven-year interest-only term, secured by the MCI Tower
  and Denver Marriott City Center properties with a combined
  book value of $102,990....................................    63,500      51,500
Note payable to Northwestern Mutual Life Insurance Company
  due January 2004, bears interest at 7.66% with a
  seven-year interest-only term, secured by the 301 Congress
  Avenue property with a book value of $44,501..............    26,000          --
Note payable to Metropolitan Life Insurance Company due
  September 2001, bears interest at 8.875% with monthly
  principal and interest payments, secured by five of The
  Woodlands Office Properties with a combined book value of
  $16,058...................................................    12,411      12,666
Note payable to Nomura Asset Capital Corporation ("Nomura
  Funding VI Note") bears interest at 10.07% with monthly
  principal and interest payments based on a 25-year
  amortization schedule through July 2020(3), secured by the
  Funding VI property with a book value of $29,332..........     8,780          --

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
Short-term note payable to The First National Bank of Boston
  ("FNBB") due March 1996, bears interest at 7.9%, secured
  by six CREELP properties..................................  $     --    $ 54,000
Short-term construction loan payable to Texas Commerce Bank
  due September 1997, bears interest at LIBOR plus 1.7%, (at
  December 31, 1996 the rate was 7.39%) secured by land and
  improvements that relate to the construction of The
  Avallon Phase II (Building 5).............................     2,117          --
                                                              --------    --------
          Total Notes Payable...............................  $627,808    $424,528
                                                              ========    ========

---------------

(1) In August 2007, the interest rate increases, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (August 2007) by making a final payment of approximately $220,000.

(2) In March 2006, the interest rate increases, and the Operating Partnership is required to remit, in addition to the monthly debt service payment, excess property cash flow, as defined, to be applied first against principal until the note is paid in full and thereafter, against accrued excess interest, as defined. It is the Operating Partnership's intention to repay the note in full at such time (March 2006) by making a final payment of approximately $154,000.

(3) In July 1998, the Operating Partnership may defease the loan by purchasing treasuries to pay out the obligation without penalty. In July 2010, the loan's interest rate will change to a 10 year treasury yield plus 500 basis points or if elected, the loan can be prepaid without defeasance.

     In June 1996, the Operating Partnership executed a new $150,000 credit facility (the "Credit Facility") led by FNBB, which was increased to $175,000 in August 1996, to enhance the Operating Partnership's financial flexibility in making new real estate investments. The Credit Facility initially had a term that expired in March 1997, with advances under the Credit Facility bearing interest at the Eurodollar rate plus 240 basis points for advances of $2,000 or more, or at the lender's prime rate plus 50 basis points for advances of less than $2,000. In October 1996, Crescent Equities completed a public offering of its common shares and contributed proceeds to the Operating Partnership, as a result, the Credit Facility became unsecured, the annual interest rate was reduced to the Eurodollar rate plus 185 basis points or, as applicable, the lender's prime rate, and the term was extended until March 1999. As of December 31, 1996, the interest rate was 7.41% and the outstanding balance was $40,000 with availability of $135,000. The Credit Facility requires the Operating Partnership to maintain compliance with a number of customary financial and other covenants on an ongoing basis, including loan-to-value, fixed charge and debt service coverage ratios, limitations on additional indebtedness and distributions, and a minimum net worth requirement. As of December 31, 1996, the Operating Partnership was in compliance with all covenants, except for one financial covenant for which the Operating Partnership had obtained a bank waiver.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Combined aggregate principal maturities of notes payable and borrowings under the Credit Facility are as follows:

                           YEAR
                           ----
1997......................................................  $  2,515
1998......................................................       435
1999......................................................   155,477
2000......................................................       523
2001......................................................    11,170
Thereafter................................................   497,688
                                                            --------
                                                            $667,808
                                                            ========

5. RENTALS UNDER OPERATING LEASES:

     The Operating Partnership receives rental income from the leasing of office, retail and hotel property space under operating leases. Future minimum rentals (base rents) under noncancelable operating leases over the next five years (excluding tenant reimbursements of operating expenses) as of December 31, 1996, are as follows:

                                                                      COMBINED
                                                                       OFFICE,
                                                       LEASES        RETAIL AND
                                                        WITH            HOTEL
                                                     AFFILIATES    BUILDING SPACE
                                                     ----------    ---------------
1997.............................................     $ 24,879       $  227,195
1998.............................................       25,530          209,590
1999.............................................       25,174          189,068
2000.............................................       25,380          173,015
2001.............................................       24,777          152,007
Thereafter.......................................      105,866          589,445
                                                      --------       ----------
                                                      $231,606       $1,540,320
                                                      ========       ==========

     Generally, the office and retail leases also require that tenants reimburse the Operating Partnership for increases in operating expenses above operating expenses during the base year of the tenants lease. These amounts totaled $16,719, $8,267, and $3,952 for the years ended December 31, 1996, 1995 and
1994, respectively. These increases are generally payable in equal installments throughout the year, based on estimated increases, with any differences being adjusted at year end based upon actual expenses.

     The Operating Partnership recognized percentage lease revenue from the Hotel Properties of approximately $4,493, $1,797 and $0 for the years ended December 31, 1996, 1995, and 1994, respectively.

6. RELATED PARTY TRANSACTIONS:

     Certain of the RPG Properties were managed by affiliates of certain partners of RPG prior to the business combination. Management, security, leasing and other fees earned by these affiliates in connection with the management of these properties were $864 for the period from January 1, 1994, to May 4, 1994. In addition, the RPG Properties reimbursed affiliates for various operating expenses paid to third parties on its behalf. No related party fees have been paid subsequent to May 4, 1994.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Operating Partnership has leased the Hotel Properties to independent companies (collectively, the "Hotel Lessees") pursuant to six separate leases, each for a term of approximately 10 years. These independent companies are owned 4.5% by each of John C. Goff, who is an officer and trust manager of Crescent Equities, and Gerald W. Haddock, who is an officer and trust manager of Crescent Equities and an officer and the sole director of CREE, Ltd., and 91% by the Hotel Lessees' asset manager. Under the leases, the Hotel Lessees have assumed the rights and obligations of the property owner under the respective management agreement with the hotel operators, as well as the obligation to pay all property taxes and other charges against the property. As part of the lease agreements for five of the Hotel Properties, the Operating Partnership has agreed to fund all capital expenditures relating to furniture, fixtures and equipment reserves required under the applicable management agreements. The only exception is Canyon Ranch-Tucson, in which the hotel lessee owns all furniture, fixtures, and equipment associated with the property and will fund all related capital expenditures.

7. COMMITMENTS AND CONTINGENCIES:

Lease Commitments

     The Operating Partnership has twelve properties located on land that is subject to long-term ground leases which expire between 2001 and 2057. Ground lease expense during each of the three years ended December 31, 1996, 1995 and 1994 was $681, $442, and $83, respectively. Future minimum lease payments due under such ground leases as of December 31, 1996, are as follows:

                                                             GROUND
                                                             LEASES
                                                          ------------
1997..................................................      $ 1,259
1998..................................................        1,212
1999..................................................        1,215
2000..................................................        1,228
2001..................................................        1,244
Thereafter............................................       79,456
                                                            -------
                                                            $85,614
                                                            =======

Contingencies

     The Operating Partnership currently is not subject to any material legal proceedings or claims nor, to management's knowledge, are any material legal proceedings or claims currently threatened.

Environmental Matters

     All of the Properties have been subjected to Phase I environmental audits. Such audits have not revealed, nor is management aware of, any environmental liability that management believes would have a material adverse impact on the financial position or results of operations.

8. PARTNERS' CAPITAL AND PARTNERS' DEFICIT:

     The distributions paid during the period from May 5, 1994 to December 31, 1994, were $17,792.

     On April 11, 1995, Crescent Equities completed a public offering of 5,175,000 common shares (including the underwriters' overallotment option) at $28.125 per share. Net proceeds of approximately $136,400 from the offering were contributed to the Operating Partnership, all of which were used to reduce amounts outstanding under the Credit Facility. In connection with the Crescent Equities offering, Richard E.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Rainwater, Chairman of the Board for Crescent Equities, contributed approximately $30,500 to the Operating Partnership, all of which were used to reduce amounts outstanding under the Credit Facility.

     The distributions paid during the year ended December 31, 1995, were $52,784.

     On October 2, 1996, Crescent Equities completed a public offering (the "Offering") of 11,500,000 common shares (including the underwriters' overallotment option) at $40.375 per share. Net proceeds from the Offering contributed to the Operating Partnership were approximately $437,433. The Operating Partnership used a portion of these net proceeds to repay $16,000 on FNBB short term note and $151,500 of the Credit Facility. The remaining net proceeds of $269,933 were used to fund subsequent acquisitions. On October 9, 1996, Crescent Equities completed an additional offering of 450,000 common shares to several underwriters who participated in the Offering. The common shares were sold at $42 per share. The gross proceeds of $18,900 from the additional offering were contributed to the Operating Partnership. The Operating Partnership used these cash contributions to fund subsequent acquisitions.

     The distributions paid during the year ended December 31, 1996, was $73,367.

     On February 4, 1997, the Operating Partnership paid a distribution of $26,100.

9. REORGANIZATION COSTS:

     In 1994, non-recurring reorganization costs, which represent costs incurred in the formation of the Operating Partnership and in connection with the transfer of the properties by the predecessor partnerships, are comprised of the following:

Professional fees...........................................  $  955
Title insurance premiums....................................     920
Other.......................................................      25
                                                              ------
                                                              $1,900
                                                              ======

10. EXTRAORDINARY ITEMS:

     In April 1996, the Operating Partnership canceled its $150,000 credit facility led by FNBB. At that time the Operating Partnership had no outstanding borrowings under the credit facility. In connection with the cancellation of the credit facility, the Operating Partnership recognized an extraordinary loss of $1,599, resulting from the write-off of unamortized deferred financing costs.

     During the period from May 5, 1994, to December 31, 1994, the Operating Partnership recognized an extraordinary loss of $949 resulting from the write-off of deferred financing costs on notes payable which were repaid early and the write-off of predecessor partnership organization costs.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11. ACQUISITIONS:

     During 1996, the Operating Partnership acquired the following properties from unrelated third parties (certain of the properties are owned in fee simple or pursuant to a lessee's interest under a ground lease). The Operating Partnership funded these acquisitions through cash contributions from Crescent Equities, debt proceeds from Nomura Asset Capital Corporation and CIGNA Note, borrowings under the Credit Facility, debt assumption, and issuance of limited partnership interests in the Operating Partnership.

                                                            OPERATING
                                                          PARTNERSHIP'S              ROOMS/      NET
                               ACQ.                         EFFECTIVE       ACQ.     GUEST    RENTABLE
          PROPERTY             DATE       CITY, STATE      OWNERSHIP%      PRICE     NIGHTS     AREA
          --------             -----      -----------     -------------   --------   ------   ---------
3333 Lee Parkway               1/96       Dallas, TX           100%       $ 14,500     --       233,484
301 Congress Avenue            4/96       Austin, TX            50          21,635     --       418,338
Central Park Plaza             6/96        Omaha, NE           100          25,486     --       409,850
Canyon Ranch-Tucson            7/96       Tucson, AZ           100          57,000    240            --
The Woodlands Office
  Properties                   7/96       Houston, TX           75           8,186     --       109,400
Three Westlake Park            8/96       Houston, TX          100          28,980     --       414,251
1615 Poydras                   8/96     New Orleans, LA        100          36,450     --       508,741
Greenway Plaza Office
  Portfolio                    10/96      Houston, TX          100         206,000     --     4,256,885
Chancellor Park                10/96     San Diego, CA         100          31,058     --       195,733
The Woodlands Retail
  Properties                   10/96      Houston, TX           75          22,500     --       356,104
Sonoma Mission Inn & Spa       11/96      Sonoma, CA           100          53,400    168            --
Canyon Ranch-Lenox             12/96       Lenox, MA           100          30,000    202            --
160 Spear Street               12/96   San Francisco, CA       100          35,450     --       276,420
Greenway I & IA                12/96      Dallas, TX           100          17,000     --       146,704
Bank One Tower                 12/96      Austin, TX           100          39,220     --       389,503
Frost Bank Plaza               12/96      Austin, TX           100          36,000     --       433,024

     The following represents additional information for properties which the CREELP either owns a limited partnership interest in the partnership that owns the property or has the principal economic interest in the property through its ownership of a mortgage note secured by the property.

     On April 18, 1996, CREELP together with Aetna Life Insurance Company ("Aetna") formed 301 Congress Avenue, L.P., a Delaware limited partnership in which CREELP and Aetna, each own a 50% interest. Crescent/301, L.L.C., a Delaware limited liability company that is wholly owned by the CREELP and CREE, Ltd., serves as the general partner of 301 Congress Avenue, L.P. On April 18, 1996, 301 Congress Avenue, L.P. acquired from Aetna the 301 Congress Avenue property. CREELP contributed to the 301 Congress Avenue, L.P. approximately $21,635. Beginning in April 1996, the operations of 301 Congress Avenue, L.P. were consolidated into the operations of CREELP.

     On July 31, 1996, the Woodland Office Equities -- '95 Limited ("WOE"), in which CREELP owns a 75% limited partnership interest, acquired two office properties developed by The Woodlands Corporation. The purchase price for the two office properties was approximately $10,915, of which CREELP contributed $8,186 to WOE.

     On August 16, 1996, CREELP acquired for approximately $29,000, the principal economic interest in Three Westlake Park through its acquisition from the lender of a mortgage note (the "Three Westlake Note"), in the principal amount of approximately $46,300. Under the terms of the Three Westlake Note, as

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

modified, CREELP will receive all net cash flow from Three Westlake Park through February 2004. The Three Westlake Note is secured by a first priority deed of trust on Three Westlake Park. The operations of the property were consolidated into the operations of CREELP.

     On October 31, 1996, the Company formed the Woodland Retail Equities -- '96 Limited ("WRE") partnership with The Woodlands Corporation ("TWC"), a subsidiary of Mitchell Energy & Development Corp., in which CREELP owns a 75% limited partner interest. WRE owns four retail properties located in The Woodlands. CREELP's investment was approximately $22,500, with a minimum preferential return of 9.75% that escalates in January 1999 to 10.5%.

Significant Transaction

     On October 7, 1996, the Operating Partnership through three newly formed single purpose limited partnerships, Fundings III, IV and V, L.P., acquired a property portfolio located in Houston, Texas (the "Greenway Plaza Portfolio"). The Greenway Plaza Portfolio consists primarily of 10 suburban office properties with an aggregate of approximately 4.3 million net rentable square feet, a central plant which provides heated and chilled water to both the 10 office properties and third parties, and a 389-room full-service hotel and a private health and dining club, which are both subject to triple-net leases. The aggregate cost of the Greenway Plaza Portfolio was $206,000, which was funded through the issuance to the sellers of equity shares in the Operating Partnership of $25,000, the assumption of $115,000 of nonrecourse indebtedness and $66,000 of cash from contributions received from Crescent Equities.

Pro Forma Operating Results

     Assuming completion of (i) the 1996 and 1995 property acquisitions and Biltmore Note and (ii) the capital contributions received on October 2, 1996, October 9, 1996, and April 11, 1995, in each case as of January 1, 1996 and 1995, pro forma operating results are presented as follows:

                                                                 FOR THE YEAR ENDED
                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1996        1995
                                                                --------    --------
                                                                    (UNAUDITED)
Total Revenue...............................................    $298,046    $288,536
Operating Income............................................      74,802      72,481
Income before minority interest and extraordinary item......      78,653      77,981
Net Income..................................................      76,035      75,921

     The pro forma operating results combine the Operating Partnership's historical operating results with the historical incremental rental income and operating expenses including an adjustment for depreciation based on the acquisition price associated with the property acquisitions and pro forma adjustments. The historical operations of the destination resorts and full-service hotel properties were adjusted to reflect the lease payments from the hotel lessee to the Operating Partnership calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreements). Pro forma adjustments primarily represent the increase in interest costs assuming the borrowings to finance property acquisitions had occurred at the beginning of the period.

     These pro forma amounts are not necessarily indicative of what the actual financial position of the Operating Partnership would have been assuming the above property acquisitions had been consummated as of the beginning of the period, nor do they purport to represent the future financial position of the Operating Partnership.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


12. SUBSEQUENT EVENTS (THROUGH MARCH 1, 1997, UNAUDITED):


     Greenway II. On January 17, 1997, the Operating Partnership acquired Greenway II, a seven-story Class A office property containing approximately 154,000 square feet of net rentable space located in the Richardson/Plano submarket of Dallas, Texas. The purchase price was approximately $18,200, which was funded through a draw under the Credit Facility.

     Magellan Health Service Portfolio. On January 29, 1997, the Operating Partnership entered into a definitive agreement, as amended effective February 28, 1997, to acquire substantially all of the real estate assets of Magellan Health Services Inc.'s ("Magellan") domestic hospital provider business as currently operated by Charter Behavioral Health Systems, Inc. ("Charter"). The assets to be acquired by the Operating Partnership consist primarily of approximately 90 acute care psychiatric hospitals and similar facilities. Magellan and an affiliate of Crescent Equities ("Crescent Affiliate") to be formed as described below will be equal owners of a to-be-formed limited liability company ("OpCo") which will operate the facilities under a franchise arrangement with Magellan and a triple-net lease agreement with the Operating Partnership. The Operating Partnership will receive $40,000 in base rent the first year with base rents in subsequent years increasing at a 5% compounded annual rate over an initial twelve-year term. All maintenance and capital improvement costs will be subordinated to the base rents due to the Operating Partnership under the lease. Also, in conjunction with the acquisition, the Operating Partnership and Crescent Affiliate will each receive warrants to purchase 1,283,311 shares of Magellan's common stock exercisable at $30 per share, subject to vesting and exercise restrictions. Management believes these warrants will allow the Operating Partnership and Crescent Affiliate to participate in the benefits realized by Magellan from this business realignment as well as any benefits from the growth of Magellan's managed care business and public sector business. The total amount to be paid in connection with the transaction is $400,000, $5,000 of which will be paid by Crescent Affiliate for its interest in OpCo upon the closing. Crescent Affiliate and Magellan each will pay an additional $2,500 to OpCo within five days after the closing and will commit to loan up to $17,500 during the five years following the closing. Closing of the transaction is scheduled to be complete by the end of May 1997, subject to approval of the transaction by Magellan's shareholders and customary closing conditions.

     Carter Crowley Portfolio. On February 10, 1997, the Operating Partnership entered into a definitive agreement to acquire substantially all of the assets of Carter-Crowley Properties, Inc., a company controlled by the family of Donald
J. Carter for an aggregate purchase price of approximately $383,000. The purchase includes fourteen office properties aggregating approximately 3 million square feet located in seven suburban Dallas submarkets. The Operating Partnership or Crescent Affiliate will also acquire other assets consisting principally of 1,221 acres of commercially zoned, undeveloped land in the Dallas-Fort Worth metroplex, marketable securities, and equity and debt interests in the Dallas Mavericks NBA basketball franchise. The transaction is scheduled to be completed by the end of April 1997, subject to the completion of due diligence and customary closing conditions.

     Shelf Registration. On February 14, 1997, Crescent Equities filed a shelf registration with the Securities and Exchange Commission ("SEC") for an aggregate of $1,200,000 of common stock, preferred stock and warrants exercisable for common stock. Any securities issued under the registration statement may be offered from time to time in amounts, at prices, and on terms to be determined at the time of the offering. Management believes this shelf registration will provide Crescent Equities with more efficient and immediate access to the capital markets at such time as it is considered appropriate. Net proceeds from any offering of these securities are expected to be used for general business purposes, including the acquisition and development of additional properties and other acquisition transactions, the payment of certain outstanding debt and improvements to certain properties in the Operating Partnership's portfolio.

     Trammell Crow Center. On February 28, 1997, the Operating Partnership acquired substantially all of the economic interest in Trammell Crow Center ("TCC"), a 50-story Class A office property containing

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                          AND RAINWATER PROPERTY GROUP

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

approximately 1,128,000 square feet of net rentable space. The Operating Partnership acquired its interest in TCC through the purchase of fee simple title to the property (subject to a ground lease and a leasehold estate for years regarding the building) and two mortgage notes encumbering the leasehold interests in the land and building. TCC is located in the cultural and financial district of the Central Business District ("CBD") submarket of Dallas, Texas. The purchase price was approximately $162,000, of which $150,000 was funded through proceeds from an unsecured, short-term loan with the FNBB and the remaining balance of $12,000 through a draw under the Credit Facility. The short-term loan, which is interest only, bears interest at the Eurodollar rate plus 185 basis points and is due at maturity on July 28, 1997.

     Denver Properties. On February 28, 1997, the Operating Partnership acquired, in a single transaction, the following three office properties in Denver, Colorado: 44 Cook, 55 Madison and AT&T. 44 Cook, a 10-story Class A office property, contains approximately 119,000 square feet of net rentable space and 55 Madison, an 8-story Class A office property, contains approximately 126,000 square feet of net rentable space are both located in the Cherry Creek submarket. The AT&T, a 15-story office property, contains approximately 170,000 square feet of net rentable space and is located in the Denver CBD. The combined purchase price for the three office properties was $42,675 which was funded through a draw under the Credit Facility.

13. QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

                                                            YEAR ENDED DECEMBER 31, 1996
                                                      ----------------------------------------
                                                       FIRST     SECOND      THIRD     FOURTH
                                                      -------    -------    -------    -------
Revenues............................................  $43,060    $44,999    $49,368    $71,434
Income before minority interests and extraordinary
  item..............................................    8,563      9,655      8,517     21,216
Minority interests..................................       --       (320)      (635)      (527)
Extraordinary item..................................       --     (1,599)        --         --
Net income..........................................    8,563      7,736      7,882     20,689

                                                            YEAR ENDED DECEMBER 31, 1995
                                                      ----------------------------------------
                                                       FIRST     SECOND      THIRD     FOURTH
                                                      -------    -------    -------    -------
Revenues............................................  $25,955    $29,228    $34,280    $40,497
Income before minority interests....................    5,320     11,012     11,427      8,599
Minority interests..................................       --         --       (148)      (667)
Net income..........................................    5,320     11,012     11,279      7,932

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Magellan Health Services, Inc:

     We have audited the accompanying combined balance sheets of the Provider Segment (the "Company") of Magellan Health Services, Inc., a Delaware corporation, as of September 30, 1995 and 1996, and the related combined statements of operations, changes in stockholder's deficit and cash flows for each of the three years in the period ended September 30, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Provider Segment of Magellan Health Services, Inc. as of September 30, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Atlanta, Georgia
November 7, 1996

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                              SEPTEMBER 30,
                                                          ----------------------     MARCH 31,
                                                            1995         1996          1997
                                                          ---------    ---------    -----------
                                                          (AUDITED)    (AUDITED)    (UNAUDITED)
Current Assets:
  Cash, including cash equivalents of $60,234 in 1995
     and $20,999 in 1996 at cost which approximates
     market value.......................................  $ 103,735    $  71,822        66,151
  Accounts receivable, less allowance for doubtful
     accounts of $47,851 in 1995 and $48,299 in 1996....    170,728      148,805       145,296
  Supplies..............................................      5,768        4,753         4,465
  Other current assets..................................     13,064       20,120        20,074
                                                          ---------    ---------     ---------
          Total Current Assets..........................    293,295      245,500       235,986
Assets restricted for settlement of unpaid claims and
  other
  long-term liabilities.................................     94,138      105,303        96,402
Property and Equipment:
  Land..................................................     88,019       83,431        82,705
  Buildings and improvements............................    377,169      388,821       393,812
  Equipment.............................................    107,681      122,927       126,549
                                                          ---------    ---------     ---------
                                                            572,869      595,179       603,066
  Accumulated depreciation..............................    (89,046)    (118,937)     (132,806)
                                                          ---------    ---------     ---------
                                                            483,823      476,242       470,260
  Construction in progress..............................      2,902        1,879         2,573
                                                          ---------    ---------     ---------
          Total Property and Equipment..................    486,725      478,121       472,833
Other Long-Term Assets..................................     36,846       34,923        28,859
Goodwill, net of accumulated amortization of $944 in
  1995 and $1,147 in 1996...............................     18,208       18,800        18,373
Other Intangible Assets, net of accumulated amortization
  of $1,362 in 1995 and $2,958 in 1996..................      5,394        6,258         6,370
                                                          ---------    ---------     ---------
                                                          $ 934,606    $ 888,905     $ 858,823
                                                          =========    =========     =========

                             LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities:
  Accounts payable......................................  $  69,726    $  61,685     $  56,154
  Accrued liabilities...................................    116,380      117,214        88,714
  Current maturities of long-term debt and capital lease
     obligations........................................      2,799        2,751         2,845
                                                          ---------    ---------     ---------
          Total Current Liabilities.....................    188,905      181,650       147,713
Long-Term Debt and Capital Lease Obligations............     77,111       73,620        72,380
Reserve for Unpaid Claims...............................    100,125       73,040        62,316
Deferred Credits and Other Long-Term Liabilities........     34,455       36,506        20,925
Minority Interest.......................................      7,486       21,421        21,947
Due to Parent...........................................    666,349      619,556       637,555
Commitments and Contingencies Stockholder's Deficit:
  Accumulated deficit...................................   (139,003)    (114,906)     (101,065)
  Cumulative foreign currency adjustments...............       (822)      (1,982)       (2,948)
                                                          ---------    ---------     ---------
                                                           (139,825)    (116,888)     (104,013)
                                                          ---------    ---------     ---------
                                                          $ 934,606    $ 888,905     $ 858,823
                                                          =========    =========     =========

The accompanying Notes to Combined Financial Statements are an integral part of these balance sheets.

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                   SIX MONTHS ENDED
                                              YEAR ENDED SEPTEMBER 30,                 MARCH 31,
                                         -----------------------------------   -------------------------
                                           1994         1995         1996         1996          1997
                                         ---------   ----------   ----------   -----------   -----------
                                         (AUDITED)   (AUDITED)    (AUDITED)    (UNAUDITED)   (UNAUDITED)
Net revenue............................  $904,646    $1,106,975   $1,044,345    $538,119      $479,289
                                         --------    ----------   ----------    --------      --------
Costs and expenses Salaries, supplies
  and other operating expenses.........   661,436       825,468      800,912     406,471       372,201
  Bad debt expense.....................    70,623        91,652       79,930      41,381        35,055
  Depreciation and amortization........    28,354        36,029       37,108      18,720        18,566
     Amortization of reorganization
       value in excess of amounts
       allocable to identifiable
       assets..........................    31,200        26,000           --          --            --
  Interest, unaffiliated...............     6,364         5,421        5,492       2,872         2,483
  Allocated interest, net from
     Parent............................    33,030        48,756       42,123      19,115        24,321
  ESOP expense.........................    49,197        73,527           --          --            --
  Stock option expense (credit)........    10,614          (467)         914       1,414         1,433
  Unusual items........................    71,287        57,437       37,271          --         1,395
                                         --------    ----------   ----------    --------      --------
                                          962,105     1,163,823    1,003,750     489,973       455,454
                                         --------    ----------   ----------    --------      --------
Income (loss) before income taxes and
  minority interest....................   (57,459)      (56,848)      40,595      48,146        23,835
Provision for (benefit from) income
  taxes................................   (10,504)      (12,934)      14,883      18,920         8,886
                                         --------    ----------   ----------    --------      --------
Income (loss) before minority
  interest.............................   (46,955)      (43,914)      25,712      29,226        14,949
Minority interest......................        48           340        1,615       1,476         1,108
                                         --------    ----------   ----------    --------      --------
Net income (loss)......................  $(47,003)   $  (44,254)  $   24,097    $ 27,750      $ 13,841
                                         ========    ==========   ==========    ========      ========

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT
                                 (IN THOUSANDS)

                                                                                  SIX MONTHS ENDED
                                              YEAR ENDED SEPTEMBER 30,                MARCH 31,
                                          ---------------------------------   -------------------------
                                            1994        1995        1996         1996          1997
                                          ---------   ---------   ---------   -----------   -----------
                                          (AUDITED)   (AUDITED)   (AUDITED)   (UNAUDITED)   (UNAUDITED)
Accumulated Deficit:
  Balance, beginning of period..........  $(47,746)   $ (94,749)  $(139,003)   $(139,003)    $(114,906)
  Net income (loss).....................   (47,003)     (44,254)     24,097       27,750        13,841
                                          --------    ---------   ---------    ---------     ---------
  Balance, end of period................   (94,749)    (139,003)   (114,906)    (111,253)     (101,065)
                                          --------    ---------   ---------    ---------     ---------
Cumulative Foreign Currency Adjustments:
  Balance, beginning of period..........    (4,660)      (2,454)       (822)        (822)       (1,982)
  Foreign currency translation gain
     (loss).............................     2,206        1,632      (1,160)      (1,045)         (966)
                                          --------    ---------   ---------    ---------     ---------
  Balance, end of period................    (2,454)        (822)     (1,982)      (1,867)       (2,948)
                                          --------    ---------   ---------    ---------     ---------
Total Stockholder's Deficit.............  $(97,203)   $(139,825)  $(116,888)   $(113,120)    $(104,013)
                                          ========    =========   =========    =========     =========

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                  SIX MONTHS ENDED
                                                              YEAR ENDED SEPTEMBER 30,                MARCH 31,
                                                          ---------------------------------   -------------------------
                                                            1994        1995        1996         1996          1997
                                                          ---------   ---------   ---------   -----------   -----------
                                                          (AUDITED)   (AUDITED)   (AUDITED)   (UNAUDITED)   (UNAUDITED)
Cash Flows From Operating Activities
  Net income (loss).....................................  $ (47,003)  $ (44,254)  $ 24,097     $ 27,750      $ 13,841
                                                          ---------   ---------   --------     --------      --------
     Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
       Gain on sale of assets...........................         --      (2,961)    (1,697)        (138)       (3,302)
       Depreciation and amortization....................     59,554      62,029     37,108       18,720        18,566
       Non-cash portion of unusual items................     70,207      45,773     31,206           --            --
       ESOP expense.....................................     49,197      73,527         --           --            --
       Stock option expense (credit)....................     10,614        (467)       914        1,414         1,433
       Non-cash interest expense........................      2,005       2,735      2,424        1,202           882
       Cash flows from changes in assets and
          liabilities, net of effects from sales and
          acquisitions of businesses:
          Accounts receivable, net......................     (7,533)      9,451     22,905       (8,828)        3,509
          Other current assets..........................      4,563       8,273        575       (2,848)          667
          Other long-term assets........................      2,860      (5,726)     5,496        5,886        (3,350)
          Accounts payable and accrued liabilities......      2,683     (15,192)   (16,917)     (12,567)      (31,536)
          Reserve for unpaid claims.....................      1,215      (5,885)   (29,985)     (10,625)      (13,694)
          Other liabilities.............................     (8,249)    (21,127)   (18,968)      (5,669)      (15,179)
          Minority interest, net of dividends paid......         80          22      1,596        1,887         1,593
          Due to Parent -- interest and income taxes....    (42,459)    (11,966)    19,618       11,741         6,402
          Other.........................................        613         285      1,022          121        (1,063)
                                                          ---------   ---------   --------     --------      --------
          Total adjustments.............................    145,350     138,771     55,297          296       (35,072)
                                                          ---------   ---------   --------     --------      --------
           Net cash provided by (used in) operating
              activities................................     98,347      94,517     79,394       28,046       (21,231)
                                                          ---------   ---------   --------     --------      --------
Cash Flows From Investing Activities
  Capital expenditures..................................    (14,626)    (19,354)   (30,978)     (10,403)       (9,463)
  Acquisitions of businesses, net of cash acquired......   (130,550)    (62,125)      (235)        (256)       (6,998)
  Decrease (increase) in assets restricted for
     settlement of unpaid claims and other long-term
     liabilities........................................      7,076     (19,606)   (17,732)      (6,070)        8,626
  Proceeds from sale of assets..........................     16,584       5,879      5,098          503        10,386
  Investment in Parent..................................         --      (4,736)        --           --            --
  Other.................................................         --      (1,050)        --           --            --
                                                          ---------   ---------   --------     --------      --------
           Net cash provided by (used in) investing
              activities................................   (121,516)   (100,992)   (43,847)     (16,226)        2,551
                                                          ---------   ---------   --------     --------      --------
Cash Flows From Financing Activities
  Change in Due to Parent...............................     86,612     (16,970)   (62,625)     (30,443)       14,718
  Payments on debt and capital lease obligations........    (19,842)     (2,423)    (4,835)      (2,037)       (1,709)
                                                          ---------   ---------   --------     --------      --------
           Net cash provided by (used in) financing
              activities................................     66,770     (19,393)   (67,460)     (32,480)       13,009
                                                          ---------   ---------   --------     --------      --------
Net increase (decrease) in cash and cash equivalents....     43,601     (25,868)   (31,913)     (20,660)       (5,671)
Cash and cash equivalents at beginning of period........     86,002     129,603    103,735      103,735        71,822
                                                          ---------   ---------   --------     --------      --------
Cash and cash equivalents at end of period..............  $ 129,603   $ 103,735   $ 71,822     $ 83,075      $ 66,151
                                                          =========   =========   ========     ========      ========

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996
    (ALL REFERENCES TO MARCH 31, 1996 AND 1997 FINANCIAL DATA ARE UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The combined financial statements of the Provider Segment of Magellan Health Services, Inc. ("CBHS" or the "Company") include the accounts of the Company and its subsidiaries except where control is temporary or does not rest with the Company. All significant intercompany accounts and transactions have been eliminated in combination. The accompanying unaudited combined financial statements for the six months ended March 31, 1996 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation, have been included. Magellan Health Services, Inc. ("Magellan" or "Parent") is an integrated behavioral healthcare company providing behavioral healthcare services in the United States, the United Kingdom and Switzerland. Magellan operates through three principal subsidiaries engaging in (i) the provider business, (ii) the managed care business and (iii) the public sector business.

     The Company utilizes certain Parent systems and services ("Magellan Overhead"), including, but not limited to, risk management, computer systems, auditing, third-party reimbursement and treasury. The Company procures insurance ("Insurance") for professional liability claims, worker's compensation claims and general matters through the Parent. The assets, liabilities and operating expenses for Magellan Overhead and Insurance are included in the combined financial statements of the Company. The combined financial statements of CBHS have been prepared in connection with the sale of certain CBHS assets and related transactions, which are more fully described in Note 2.

     The combined financial statements present the historical combined financial position, results of operations and cash flows of CBHS and, as a result, include certain assets, liabilities, operations and personnel that will not be included in the transactions described below in Note 2.

     On June 2, 1992, Magellan filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. The prepackaged plan of reorganization (the "Plan") effected a restructuring of Magellan's debt and equity capitalization. Magellan's Plan was confirmed on July 8, 1992, and became effective on July 21, 1992 (effective on July 31, 1992 for financial reporting purposes). The combined financial statements for all periods are presented for the Company after the consummation of the Plan. These financial statements were prepared under the principles of fresh start accounting. (See Note 4.)

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NET REVENUE

     Net revenue is based on established billing rates, less estimated allowances for patients covered by Medicare and other contractual reimbursement programs and discounts from established billing rates. Amounts received by the Company for treatment of patients covered by Medicare and other contractual reimbursement programs, which may be based on cost of services provided or predetermined rates, are generally less than the established billing rates of the Company's hospitals. Final determination of amounts earned under contractual reimbursement programs is subject to review and audit by the applicable agencies. Net revenue for fiscal 1994, 1995 and 1996 included $32.1 million, $35.6 million and $28.3 million,

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

respectively, for the settlement and adjustment of reimbursement issues related to earlier fiscal periods. Net revenue for the six months ended March 31, 1996 and 1997 (unaudited) includes $11.1 million and $13.8 million, respectively for the settlement and adjustment of reimbursement issues related to earlier fiscal periods. Management believes that adequate provision has been made for any adjustments that may result from such reviews.

ADVERTISING COSTS

     The production costs of advertising are expensed as incurred. The Company does not consider any of its advertising costs to be direct-response and, accordingly, does not capitalize such costs. Advertising costs consist primarily of radio and television air time, which is amortized as utilized, and printed media services. Advertising expense was approximately $35.6 million, $33.5 million and $30.3 million for the years ended September 30, 1994, 1995 and 1996, respectively.

CHARITY CARE

     The Company provides healthcare services without charge or at amounts less than its established rates to patients who meet certain criteria under its charity care policies. Because the Company does not pursue collection of amounts determined to be charity care, they are not reported as revenue. For the years ended September 30, 1994, 1995 and 1996, the Company provided, at its established billing rates, approximately $29.3 million, $41.2 million and $37.9 million, respectively, of such care.

ALLOCATED INTEREST, NET

     Magellan provides financing and cash management services for CBHS. Magellan's interest expense is allocated to CBHS based on the financing and the cost of financing provided directly to CBHS. Deferred financing costs and accrued interest related to such financing is carried on the books of the Parent.

INCOME TAXES

     The operations of CBHS are included in the Magellan consolidated federal income tax return and in various unitary, foreign and consolidated state income tax returns. Magellan allocates its consolidated income tax provision or benefit to CBHS, which approximates income taxes that would be calculated on a stand-alone basis.

     Current and deferred income taxes payable or receivable are settled currently through the Due to Parent account.

CASH AND CASH EQUIVALENTS

     Cash equivalents are short-term, highly liquid interest-bearing investments with a maturity of three months or less when purchased, consisting primarily of money market instruments.

CONCENTRATION OF CREDIT RISK

     Accounts receivable from patient revenue subject the Company to a concentration of credit risk with third party payors that include insurance companies, managed healthcare organizations and governmental entities. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific payors, historical trends and other information. Management believes the allowance for doubtful accounts is adequate to provide for normal credit losses.

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

ASSETS RESTRICTED FOR THE SETTLEMENT OF UNPAID CLAIMS AND OTHER LONG-TERM LIABILITIES

     Assets restricted for the settlement of unpaid claims and other long-term liabilities include marketable securities which are carried at fair market value. Transfer of such investments from the Insurance subsidiaries to the Company or any of its other subsidiaries is subject to approval by certain regulatory authorities. These assets will remain with Magellan subsequent to the sale of the psychiatric facilities.

     During fiscal 1994, the Company adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). Under FAS 115, investments are classified into three categories: (i) held to maturity; (ii) available for sale; and (iii) trading. Unrealized holding gains or losses are recorded for trading and available for sale securities. The Company's investments are classified as available for sale and the adoption of FAS 115 did not have a material effect on the Company's financial statements, financial condition and liquidity or results of operations. The unrealized gain or loss on investments available for sale was not material at September 30, 1995 and 1996.

PROPERTY AND EQUIPMENT

     As a result of the adoption of fresh start accounting, property and equipment were adjusted to their estimated fair value as of July 31, 1992 and historical accumulated depreciation was eliminated. Expenditures for renewals and improvements are charged to the property accounts. Replacements and maintenance and repairs that do not improve or extend the life of the respective assets are expensed as incurred. The Company removes the cost and related accumulated depreciation from the accounts for property sold or retired, and any resulting gain or loss is included in operations. Amortization of capital lease assets is included in depreciation expense. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which is generally 10 to 40 years for buildings and improvements and three to ten years for equipment. Depreciation expense was $27.4 million, $34.5 million and $34.9 million for the years ended September 30, 1994, 1995 and 1996, respectively.

INTANGIBLE ASSETS

     Intangible assets are composed principally of (i) goodwill and (ii) non-compete agreements. Goodwill represents the excess of the cost of businesses acquired over the fair value of the net identifiable assets at the date of acquisition and is amortized using the straight-line method over 25 to 40 years. Non-compete agreements are amortized over the term of the related agreements.

     The Company continually monitors events and changes in circumstances that could indicate carrying amounts of intangible assets may not be recoverable. When events or changes in circumstances are present that indicate the carrying amount of intangible assets may not be recoverable, the Company assesses the recoverability of intangible assets by determining whether the carrying value of such intangible assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. No impairment losses on intangible assets were recorded by the Company in fiscal 1994 and 1996. Impairment losses of approximately $4.0 million were recorded in fiscal 1995. (See Note 4)

FOREIGN CURRENCY

     Changes in the cumulative translation of foreign currency assets and liabilities are presented as a separate component of stockholder's deficit. Gains and losses resulting from foreign currency transactions, which were not material, are included in operations as incurred.

RECENT ACCOUNTING PRONOUNCEMENTS

     In March, 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 ("FAS 121"), "Accounting for the Impairment of Long-Lived Assets and for

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

Long-Lived Assets to be Disposed Of," which became effective for fiscal years beginning after December 15, 1995. FAS 121 established standards for determining when impairment losses on long-lived assets have occurred and how impairment losses should be measured. The Company adopted FAS 121 effective October 1, 1994. The initial financial statement impact of adopting FAS 121 was not material.

2. SALE OF PSYCHIATRIC FACILITIES (UNAUDITED)

     On January 30, 1997, Magellan announced that it had entered into a series of transactions including an agreement to sell substantially all of CBHS domestic hospital real estate and related personal property (the "Assets") to Crescent Real Estate Equities Limited Partnership ("Crescent"). In addition, Magellan's domestic portion of its provider business segment will be operated as a joint venture, New CBHS, that is initially owned equally by Magellan an affiliate of Crescent (the "Crescent Operating"). Magellan received $417.2 million in cash (before costs estimated to be $12.5 million), which includes $17.2 million for hospitals acquired after January 30, 1997, and warrants in the Crescent Operating for the purchase of 2.5% of the Crescent Operating's common stock, exercisable over 12 years, as consideration for the Assets. In addition to the assets, Crescent and the Crescent Operating will each receive 1,283,311 warrants (2,566,622 warrants in aggregate) to purchase Magellan Common Stock at $30 per share, exercisable over 12 years.

     In related agreements, (i) Crescent will lease the real estate and related assets to New CBHS for annual rent beginning at $41.7 million, which includes $1.7 million for hospitals acquired after January 30, 1997 that were sold to Crescent with a 5% annual escalation clause compounded annually and additional rent of $20 million, of which at least $10 million must be used for capital expenditures, and (ii) New CBHS will pay Magellan approximately $78 million in annual franchise fees, subject to increase, for the use of assets retained by Magellan and for support in certain areas. The franchise fees paid by New CBHS will be subordinated to the lease obligation with Crescent. The assets retained by Magellan include, but are not limited to, the "CHARTER" name, intellectual property, treatment protocols and procedures, clinical quality management, operating processes and the "1-800-CHARTER" telephone call center. Magellan will provide New CBHS ongoing support in areas including managed care contracting services, advertising and marketing assistance, risk management services, outcomes monitoring, and consultation on matters relating to reimbursement, government relations, clinical strategies, regulatory matters, strategic planning and business development.

3. ACQUISITIONS AND JOINT VENTURES

ACQUISITIONS

     In February 1995, the Company acquired a 90 percent ownership interest in Westwood Pembroke Health System ("Westwood Pembroke"), which includes two psychiatric hospitals and a professional group practice. The Company accounted for the acquisition using the purchase method of accounting. Magellan will retain its proportionate ownership interest in Westwood Pembroke subsequent to the closing of the transactions with Crescent and the Crescent Operating.

     During fiscal 1994, the Company agreed to acquire 40 psychiatric hospitals (the "Acquired Hospitals") from Tenet Healthcare Corporation (formerly National Medical Enterprises). The purchase price for the Acquired Hospitals was approximately $120.4 million in cash plus an additional cash amount of approximately $51 million, subject to adjustment, for the net working capital of the Acquired Hospitals (the "Hospital Acquisition").

     On June 30, 1994, the Company completed the purchase of 27 of the Acquired Hospitals for a cash purchase price of approximately $129.6 million, which included approximately $39.3 million, subject to adjustment, for the net working capital of the facilities. On October 31, 1994, the Company completed the purchase of three additional Acquired Hospitals for a cash purchase price of approximately $5 million, which included approximately $2.2 million related to the net working capital of the facilities. On November 30, 1994,

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

the Company completed the purchase of the remaining ten Acquired Hospitals for a cash purchase price of approximately $36.8 million, including approximately $9.5 million related to the net working capital of the ten Acquired Hospitals. The Company accounted for the Hospital Acquisition using the purchase method of accounting. The operating results of the Acquired Hospitals are included in the Company's Consolidated Statements of Operations from the respective dates of acquisition.

JOINT VENTURES

     The Company has entered into four hospital-based joint ventures with Columbia/HCA Healthcare Corporation. Generally, each member of the joint venture leases and/or contributes certain assets in each respective market to the joint venture with the Company becoming the managing member.

     The joint ventures' results of operations have been included in the consolidated financial statements since inception, less minority interest. A summary of the joint ventures is as follows:

                           MARKET                                 DATE
                           ------                                 ----
Albuquerque, NM.............................................  May 1995
Raleigh, NC.................................................  June 1995
Lafayette, LA...............................................  October 1995
Anchorage, AK...............................................  August 1996

     Magellan will retain its proportionate ownership interest in these joint ventures subsequent to the closing of the transactions with Crescent and the Crescent Operating.

4. THE RESTRUCTURING AND FRESH START REPORTING

     Under the principles of fresh start accounting, Magellan's total assets were recorded at their assumed reorganization value, with the reorganization value allocated to identifiable tangible assets on the basis of their estimated fair value. Accordingly, the Company's property and equipment were reduced and its intangible assets were written off. The excess of the reorganization value over the value of identifiable assets was reported by Magellan as "reorganization value in excess of amounts allocable to identifiable assets" (the "Excess Reorganization Value").

     The total reorganization value assigned to Magellan's assets was estimated by calculating projected cash flows before debt service requirements, for a five-year period, plus an estimated terminal value of Magellan (calculated using a multiple of approximately six (6) on projected EBDIT (which is net revenue less operating and bad debt expenses)), each discounted back to its present value using a discount rate of 12% (representing the estimated after-tax weighted cost of capital). This amount was approximately $1.2 billion and was increased by (i) the estimated net realizable value of assets to be sold and
(ii) estimated cash in excess of normal operating requirements. The above calculations resulted in an estimated reorganization value of approximately $1.3 billion, of which the Excess Reorganization Value was $225 million, of which $129 million related to continuing operations. The Excess Reorganization Value was amortized by Magellan over the three-year period ended July 31, 1995, which is reflected in the Company's Statement of Operations for the years ended September 30, 1994 and 1995.

5. UNUSUAL ITEMS

INSURANCE SETTLEMENTS

     Unusual items included the resolutions of disputes between the Company and insurance carriers concerning certain billings for services.

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

     In November 1994, the Company and a group of insurance carriers resolved a billing dispute that arose in the fourth quarter of fiscal 1994 related to claims paid predominantly in the 1980's. As part of the resolution, the Company agreed to pay the insurance carriers approximately $31 million plus interest, for a total of $37.5 million in four installments over a three year period. The Company and the insurance carriers will continue to do business at the same or similar general levels. Furthermore, the parties will seek additional business opportunities that will serve to enhance their present relationships.

     In March 1995, the Company and a group of insurance carriers resolved a billing dispute which arose in fiscal 1995 related to matters arising predominately in the 1980's. As part of the settlement, the Company agreed to pay the insurance carriers $29.8 million payable in five installments over a three year period. The Company and the insurance carriers have agreed to continue to do business at the same or similar general levels and to seek additional business opportunities that will serve to enhance their present relationships.

     In August 1996, the Company and a group of insurance carriers resolved a billing dispute which arose in fiscal 1996 related to matters originating in the 1980's. As part of the settlement of these claims, certain related payer matters and associated legal fees, the Company recorded a charge of approximately $30.0 million during the quarter ended June 30, 1996. The Company will pay the insurance settlement amount in twelve installments over a three year period, beginning August 1996. The Company and the insurance carriers have agreed that the dispute and settlement will not negatively impact any present or pending business relationships nor will it prevent the parties from negotiating in good faith concerning additional business opportunities available to, and future relationships between, the parties.

     Amounts payable in future periods under the insurance settlements are as follows (in thousands):

                    YEAR ENDED
                   SEPTEMBER 30,
                   -------------
     1997..........................................  $21,510
     1998..........................................   14,180
     1999..........................................    5,745

FACILITY CLOSURES

     During fiscal 1995 and fiscal 1996, the Company consolidated, closed or sold fifteen and nine psychiatric facilities (the "Closed Facilities"), respectively. The Closed Facilities will be retained by Magellan subsequent to the closing of the transaction with Crescent and the Crescent Operating and will be sold, leased or used for alternative purposes depending on the market conditions in each geographic area.

     The Company recorded charges of approximately $3.6 million and $4.1 million related to facility closures in fiscal 1995 and fiscal 1996, respectively, as follows (in thousands):

                                                               1995      1996
                                                              ------    ------
Severance and related benefits..............................  $2,132    $2,334
Contract terminations and other.............................   1,492     1,782
                                                              ------    ------
                                                              $3,624    $4,116
                                                              ======    ======

     Approximately 500 and 620 employees were terminated at the facilities closed in the fourth quarter of fiscal 1995 and during fiscal 1996, respectively. Severance and related benefits paid and charged against the resulting liability were approximately $1.3 million and $2.9 million in fiscal 1995 and fiscal 1996, respectively. Other exit costs paid and applied against the resulting liabilities were approximately $212,000 and $1.4 million in fiscal 1995 and fiscal 1996, respectively.

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

     During the six months ended March 31, 1997, (unaudited) the Company consolidated or closed three psychiatric facilities and its one general hospital (the "1997 Closed Facilities"). The 1997 Closed Facilities which were owned by the Company are expected to be sold as part of the Crescent Transactions. The Company recorded charges of approximately $4.2 million related to facility closures during the six months ended March 31, 1997, (unaudited) which consisted of approximately $3.0 million for severance and related benefits and $1.2 million for contract terminations and other costs.

     Approximately 700 employees were terminated at the 1997 Closed Facilities. Severance and related benefits paid and applied against the resulting liability were approximately $2.3 million during the six months ended March 31, 1997, (unaudited). Other exit costs paid and applied against the resulting liability were approximately $280,000.

     The following table presents net revenue, salaries, supplies and other operating expenses and bad debt expenses and depreciation and amortization, of the 1995 and 1996 Closed Facilities and the 1997 Closed Facilities (in thousands):

                                                                      SIX MONTHS ENDED
                                    YEAR ENDED SEPTEMBER 30,              MARCH 31,
                                  -----------------------------   -------------------------
                                    1994       1995      1996        1996          1997
                                  --------   --------   -------   -----------   -----------
                                                                  (UNAUDITED)   (UNAUDITED)
Net revenues....................  $124,185   $156,164   $85,810     $51,649       $20,856
Salaries, supplies and other
  operating expenses and bad
  debt expenses.................   119,411    152,065    89,965      54,604        21,649
Depreciation and amortization...     3,291      3,134     1,870       1,193           299

     The Company also recorded a charge of approximately $2.0 million in fiscal 1996 related to severance and related benefits for approximately 275 employees who were terminated pursuant to planned overhead reductions.

ASSET IMPAIRMENTS

     As a result of the Hospital Acquisition, the Company reassessed its business strategy in certain markets at the end of fiscal 1994. The Company established a plan to consolidate services in selected markets and to close or sell certain facilities owned prior to the Hospital Acquisition. The Company recorded a charge of $23 million in fiscal 1994 primarily to write down the property and equipment at these facilities to their net realizable value.

     As discussed in Note 1, the Company adopted FAS 121 effective October 1, 1994. During fiscal 1995, the Company recorded impairment losses on property and equipment and intangible assets of approximately $23.0 million and $4.0 million, respectively. During fiscal 1996, the Company recorded impairment losses on property and equipment of approximately $1.2 million. Such losses resulted from changes in the manner that certain of the Company's assets will be used in future periods and current period operating losses at certain of the Company's operating facilities combined with projected future operating losses. Fair values of the long-lived assets that have been written down were determined using the best available information in each individual circumstance, which included quoted market price, comparable sales prices for similar assets or valuation techniques utilizing present value of estimated expected cash flows.

OTHER

     During fiscal 1994, the Company recorded a charge of approximately $4.5 million related to the relocation of the Company's executive offices. During fiscal 1995, the Company recorded a gain of approximately $3.0 million related to the sale of three psychiatric hospitals.

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

     The Company also sold two psychiatric facilities during the six months ended March 31, 1997 that were closed during fiscal 1995. The Company received approximately $5.6 million in proceeds from sales and recorded an aggregate gain on such sales of approximately $2.8 million during the six months ended March 31, 1997, (unaudited).

6. BENEFIT PLANS

     Magellan maintains an Employee Stock Ownership Plan (the "ESOP"), a noncontributory retirement plan that enables eligible Company employees to participate in the ownership of Magellan.

     Magellan had recorded unearned compensation to reflect the cost of Magellan Common Stock purchased by the ESOP but not yet allocated to participants' accounts. In the period that shares are allocated or projected to be allocated to participants, ESOP expense is recorded and unearned compensation is reduced. Magellan's ESOP expense is reflected in the Company's statement of operations. All shares had been allocated to the participants as of September 30, 1995.

     During fiscal 1992, Magellan reinstated a defined contribution plan (the "401-k Plan"). Employee participants can elect to voluntarily contribute up to 6% of their compensation to the 401-k Plan. Effective October 1, 1992, Magellan began making contributions to the 401-k Plan based on employee compensation and contributions. Magellan makes a discretionary contribution of 2% of each employee's compensation and matches 50% of each employee's contribution up to 3% of their compensation. During the years ended September 30, 1994, 1995 and 1996, Magellan made contributions of approximately $4.9 million, $5.8 million and $5.3 million, respectively, to the 401-k Plan, which is reflected in salaries, supplies and other operating expenses.

     Magellan maintains five stock option plans that enable key employees and directors to purchase shares of Magellan Common Stock. Magellan's 1992 stock option plan allows for the exercise price of certain options to be reduced upon termination of employment of a certain optionee without cause. Stock option expense under Magellan's 1992 stock option plan is reflected in the Company's statement of operations. As of September 30, 1996, 362,990 options were outstanding at an exercise price of $4.36 and 6,000 options were outstanding at an exercise price of $22.75. Such options expire in October 2000 and are 100% vested.

7. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Information with regard to the Company's long-term debt and capital lease obligations at September 30, 1995 and 1996 is as follows (in thousands):

                                                            SEPTEMBER 30,    SEPTEMBER 30,
                                                                1995             1996
                                                            -------------    -------------
6.59% to 10.75% Mortgage and other notes payable through
  1999....................................................     $ 5,268          $ 3,163
Variable rate secured notes due through 2013 (3.65% to
  3.85% at September 30, 1996)............................      62,025           60,875
3.85% to 11.50% Capital lease obligations due through
  2014....................................................      12,617           12,333
                                                               -------          -------
                                                                79,910           76,371
Less amounts due within one year..........................       2,799            2,751
                                                               -------          -------
                                                               $77,111          $73,620
                                                               =======          =======

     The aggregate scheduled maturities of long-term debt and capital lease obligations during the five years subsequent to September 30, 1996, are as follows (in thousands): 1997 -- $2,751; 1998 -- $2,273; 1999 -- $2,103;
2000 -- $1,991 and 2001 -- $10,359.

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

LEASES

     The Company leases certain of its operating facilities, some of which may be purchased during the term or at expiration of the leases. The book value of capital leased assets was approximately $8.4 million at September 30, 1996. The leases, which expire at various dates through 2069, generally require the Company to pay all maintenance, property tax and insurance costs.

     At September 30, 1996, aggregate amounts of future minimum payments under operating leases were as follows: 1997 -- $6.4 million; 1998 -- $4.8 million; 1999 -- $3.6 million; 2000 -- $2.2 million; 2001 -- $1.8 million; subsequent to 2001 -- $47.4 million.

     Rent expense for the years ended September 1994, 1995 and 1996 was $11.4 million, $15.4 million and $14.0 million, respectively.

8. INCOME TAXES

     The provision (benefit) for income taxes allocated to CBHS by Magellan consisted of the following (in thousands):

                                                          YEAR ENDED SEPTEMBER 30,
                                                        -----------------------------
                                                          1994       1995      1996
                                                        --------   --------   -------
Income taxes currently payable:
  Federal.............................................  $     --   $    595   $   977
  State, excluding California state refund............       639      1,694       971
  California state refund.............................        --         --    (3,695)
  Foreign.............................................     1,466      1,188     3,779
Deferred income taxes:
  Federal.............................................   (11,078)   (14,360)   11,214
  State...............................................    (1,583)    (2,051)    1,602
  Foreign.............................................        52         --        35
                                                        --------   --------   -------
                                                        $(10,504)  $(12,934)  $14,883
                                                        ========   ========   =======

     A reconciliation of the Company's income tax provision (benefit) to that computed by applying the statutory federal income tax rate is as follows (in thousands):

                                                          YEAR ENDED SEPTEMBER 30,
                                                        -----------------------------
                                                          1994       1995      1996
                                                        --------   --------   -------
Income tax provision (benefit) at federal statutory
  income tax rate.....................................  $(20,111)  $(19,897)  $14,208
State income taxes, net of federal income tax benefit
  and excluding California state refund...............      (616)      (232)    1,673
  California state refund, net of federal income tax
     benefit..........................................        --         --    (2,402)
Foreign income taxes, net of federal income tax
  benefit.............................................       987        772     2,479
Amortization of excess reorganization value...........    10,920      9,100        --
Other -- net..........................................    (1,684)    (2,677)   (1,075)
                                                        --------   --------   -------
Income tax provision (benefit)........................  $(10,504)  $(12,934)  $14,883
                                                        ========   ========   =======

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

9. ACCRUED LIABILITIES

     Accrued liabilities consist of the following (in thousands):

                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1995        1996
                                                              --------    --------
Salaries, wages and other benefits..........................  $ 27,386    $ 27,313
Amounts due health insurance programs.......................    10,252      27,146
Other.......................................................    78,742      62,755
                                                              --------    --------
                                                              $116,380    $117,214
                                                              ========    ========

10. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                             SIX MONTHS ENDED
                                           YEAR ENDED SEPTEMBER 30,             MARCH 31,
                                          --------------------------    --------------------------
                                           1994      1995      1996        1996           1997
                                          ------    ------    ------    -----------    -----------
                                                                        (UNAUDITED)    (UNAUDITED)
Cash paid for interest, net of amounts
  capitalized..........................   $5,842    $5,303    $5,680      $2,099         $2,278
                                          ======    ======    ======      ======         ======

     The non-cash portion of unusual items for fiscal 1995 and 1996 includes the unpaid portion of the $29.8 million and $30.0 million insurance settlements that were recorded during the quarters ended March 31, 1995, and June 30, 1996, respectively. The payments of the insurance settlements are included in accounts payable and other accrued liabilities in the statement of cash flows for the years ended September 30, 1995 and 1996.

11. COMMITMENTS AND CONTINGENCIES

     The Company is self-insured for a substantial portion of its general and professional liability risks through Magellan. The reserves for self-insured general and professional liability losses, including loss adjustment expenses, are based on actuarial estimates that are discounted at an average rate of 6% to their present value based on the Company's historical claims experience adjusted for current industry trends. The undiscounted amount of the reserve for unpaid claims at September 30, 1995 and 1996 was approximately $113.1 million and $84.3 million, respectively. The reserve for unpaid claims is adjusted periodically as such claims mature, to reflect changes in actuarial estimates based on actual experience. During fiscal 1996, the Company recorded a reduction in malpractice claim reserves of approximately $15.3 million as a result of updated actuarial estimates. The Company recorded reductions of expenses of approximately $7.5 million and $5.0 million during the six months ended March 31, 1996 and 1997, (unaudited) respectively. These reductions resulted primarily from updates to actuarial assumptions regarding the Company's expected losses for more recent policy years. These revisions are based on changes in expected values of ultimate losses resulting from the Company's claim experiences, and increased reliance on such claim experience. While management and its actuaries believe that the present reserve is reasonable, ultimate settlement of losses may vary from the amount recorded.

     Certain assets of the Company, including substantially all accounts receivable and personal property, are pledged to the Parent's bank lenders as collateral for certain Parent indebtedness. In the opinion of management, the Parent's obligations under such indebtedness will continue to be serviced from ongoing operations, thereby mitigating the lenders' potential claims against these assets.

     Certain of the Company's subsidiaries are subject to or parties to claims, civil suits and governmental investigations and inquiries relating to their operations and certain alleged business practices. In the opinion of

               PROVIDER SEGMENT OF MAGELLAN HEALTH SERVICES, INC.

management, based on consultation with counsel, resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

     In January 1996, the Company settled an ongoing dispute with the Resolution Trust Corporation ("RTC"), for itself or in its capacity as conservator or receiver for 12 financial institutions, which formerly held certain debt securities that were issued by the Company in 1988. In connection with the settlement, the Company, denying any liability or fault, paid $2.7 million to the RTC in exchange for a release of all claims.

     On August 1, 1996, the United States Department of Justice, Civil Division, filed an Amended Complaint in a civil qui tam action initiated in November of 1994 against Magellan and the Company's Orlando South hospital subsidiary by two former employees. The Amended Complaint alleges that the hospital violated the federal False Claims Act ("the Act") in billing for inpatient treatment provided to elderly patients. The Amended Complaint is based on disputed clinical and factual issues which the Company believes do not constitute a violation of the Act. The Company and its subsidiary deny any liability in this matter and will continue to vigorously defend themselves against the suit. As is its policy, the Company will continue to cooperate with the government in this matter. The Company does not believe this matter will have a material adverse effect on its financial position or results of operations.

                 CARTER-CROWLEY OPERATING REAL ESTATE PORTFOLIO

                      STATEMENT OF EXCESS OF REVENUES OVER
                          SPECIFIC OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Crescent Real Estate Equities Limited Partnership:

     We have audited the accompanying statement of excess of revenues over specific operating expenses (as defined in Note 2) of Carter-Crowley Operating Real Estate Portfolio for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses of Carter-Crowley Operating Real Estate Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  March 18, 1997

                 CARTER-CROWLEY OPERATING REAL ESTATE PORTFOLIO

                             STATEMENT OF EXCESS OF
                   REVENUES OVER SPECIFIC OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                   AND THE THREE MONTHS ENDED MARCH 31, 1997



                                                                               MARCH 31,
                                                              DECEMBER 31,       1997
                                                                  1996        (UNAUDITED)
                                                              ------------    -----------
REVENUES:
  Office rent...............................................   $31,191,267     $8,650,675
  Residential rent..........................................       881,509        218,631
  Recoveries................................................       383,872        123,213
  Other.....................................................       355,157         61,952
                                                               -----------     ----------
                                                                32,811,805      9,054,471
SPECIFIC OPERATING EXPENSES:
  Utilities.................................................     5,085,564      1,213,195
  Repairs, maintenance, and contract services...............     4,493,230        992,070
  Real estate taxes.........................................     3,924,737      1,015,814
  Salaries..................................................     2,954,502        761,541
  General and administrative................................       526,811         99,209
  Insurance.................................................       272,421         77,201
  Ground lease..............................................       154,104         38,526
  Management fees...........................................        44,322         10,909
                                                               -----------     ----------
                                                                17,455,691      4,208,465
                                                               -----------     ----------
EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES.........   $15,356,114     $4,846,086
                                                               ===========     ==========


         The accompanying notes are an integral part of this statement.

                 CARTER-CROWLEY OPERATING REAL ESTATE PORTFOLIO

                          NOTES TO STATEMENT OF EXCESS
                  OF REVENUES OVER SPECIFIC OPERATING EXPENSES
                               DECEMBER 31, 1996

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Description of Portfolio

     Carter-Crowley Operating Real Estate Portfolio (the "Portfolio") consists of 14 office buildings (the "Buildings") and two apartment/condominium complexes (the "Apartments") located in Dallas, Texas, and surrounding suburbs. The Properties contain approximately 3 million rentable square feet. The Portfolio, including the land on which the Buildings and Apartments are located (with the exception of one office building subject to a ground lease expiring May, 2079), are owned fee simple.

  Use of Estimates

     The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Rental Income and Deferred Rent Concessions

     In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

  Recoveries

     A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2. BASIS OF ACCOUNTING:

     The accompanying statement of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. This statement is not intended to be a complete presentation of revenues and operating expenses for the year ended December 31, 1996, as certain items such as depreciation, amortization, interest, and partnership administrative expenses have been excluded since they are not comparable to the proposed future operations of the Properties. This statement has been prepared in accordance with requirements for financial information required by Form 8-K and Rule 3.14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the statement does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

3. PROPERTY MANAGEMENT:

     The Buildings are managed internally and are allocated a management fee of 4% of gross rental receipts. Total management fees allocated to the Buildings for the year ended December 31, 1996, were approximately $1.3 million and are eliminated against the corresponding fees recorded by the Portfolio in the accompanying statement of excess of revenues over specific operating expenses. Approximately $1.1 million of home office salary expenses related to Building management are included in salaries in the accompanying statement of excess of revenues over specific operating expenses.

     The Portfolio entered into a management agreement with Columbus Management Services, Inc. (the "Manager") on January 1, 1996, relating to the management of the Apartments. The agreement with the Manager requires a monthly management fee of $200 and 5% of gross revenues, as defined. Total management fees for the year ended December 31, 1996, were approximately $44,000. The agreement may be terminated at

                 CARTER-CROWLEY OPERATING REAL ESTATE PORTFOLIO

                          NOTES TO STATEMENT OF EXCESS
          OF REVENUES OVER SPECIFIC OPERATING EXPENSES -- (CONTINUED)

any time by either party in accordance with the management agreement. If terminated, the management fees must be paid through the month in which the Manager's service will extend.

4. INTENT TO SELL:

     On February 10, 1997, the fee owner of the Properties entered into a contract to sell its interest in the Portfolio to an unaffiliated third party.

                              TRAMMELL CROW CENTER

                      STATEMENT OF EXCESS OF REVENUES OVER
                          SPECIFIC OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Crescent Real Estate Equities Limited Partnership:

     We have audited the accompanying statement of excess of revenues over specific operating expenses (as defined in Note 2) of Trammell Crow Center for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses of Trammell Crow Center for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  February 14, 1997

                              TRAMMELL CROW CENTER

                        STATEMENT OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

REVENUES:
  Office rent...............................................  $19,616,793
  Parking...................................................    1,143,927
  Recoveries................................................    2,223,219
  Other.....................................................       20,751
                                                              -----------
                                                               23,004,690
SPECIFIC OPERATING EXPENSES:
  Real estate taxes.........................................    2,207,946
  Utilities.................................................    1,924,197
  Repairs, maintenance, and contract services...............    1,916,371
  Ground lease..............................................    1,700,000
  Salaries..................................................    1,088,448
  General and administrative................................      821,717
  Management fees...........................................      454,099
  Insurance.................................................      151,982
                                                              -----------
                                                               10,264,760
                                                              -----------
EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES.........  $12,739,930
                                                              ===========

         The accompanying notes are an integral part of this statement.

                              TRAMMELL CROW CENTER

                    NOTES TO STATEMENT OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                               DECEMBER 31, 1996

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Description of Property

     Trammell Crow Center (the "Property") is a 50-story office tower located in the central business district of Dallas, Texas. The Property contains approximately 1,133,000 rentable square feet as well as an underground parking garage. C-W #11 Limited Partnership ("C-W #11") is the lessee of the land under a ground lease, as amended February 28, 1997, which expires December 2037. The fee owner of the land is one of the Property's lenders.

  Use of Estimates

     The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Rental Income and Deferred Rent Concessions

     In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

  Recoveries

     A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2. BASIS OF ACCOUNTING:

     The accompanying statement of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. This statement is not intended to be a complete presentation of revenues and operating expenses for the year ended December 31, 1996, as certain items such as depreciation, amortization, interest, and partnership administrative expenses have been excluded since they are not comparable to the proposed future operations of the Property.

3. PROPERTY MANAGEMENT:

     C-W #11 entered into a management agreement with Trammell Crow Dallas/Fort Worth, Inc. (the "Manager") on June 1, 1993. The agreement with the Manager requires a management fee of 2% of gross rental receipts, as defined. Effective January 1, 1997, the monthly management fee decreases to 1.75% of gross rental receipts. Total management fees for the year ended December 31, 1996, were approximately $454,000. The agreement may be terminated at any time by either party in accordance with the management agreement. If terminated, the management fees must be paid through the month in which the Manager's service will extend.

4. SIGNIFICANT TENANTS:

     The largest tenant of the Property occupies approximately 173,000 square feet, or 15%, of the total leasable square footage. This lease expires in December 1999. The second largest tenant of the Property occupies approximately 132,000 square feet, or 12%, of the total leasable square footage. This lease expires in June 2005.

                              TRAMMELL CROW CENTER

                    NOTES TO STATEMENT OF EXCESS OF REVENUES
                OVER SPECIFIC OPERATING EXPENSES -- (CONTINUED)

5. COMMITMENTS AND CONTINGENCIES:

  Lease Commitments

     Ground lease expense for the year ended December 31, 1996 was approximately $1.7 million. Future minimum lease payments due under the ground lease as of December 31, 1996, are as follows:

1997...........................................  $  2,500,000
1998...........................................     2,500,000
1999...........................................     2,500,000
2000...........................................     2,500,000
2001...........................................     2,500,000
Thereafter.....................................    90,000,000
                                                 ------------
                                                 $102,500,000
                                                 ============

  Contingencies

     The accompanying statement of excess of revenues over specific operating expenses includes bad debt expense of approximately $675,000 relating to a legal dispute which is in the settlement process.

6. INTENT TO SELL:

     On January 14, 1997, the fee owner of the Property and both of the Property's mortgage note lenders approved a nonbinding letter of intent to sell their interest (including equity, debt, and accrued interest) in the Property to an unaffiliated third party. The expected sales price is approximately $162 million.

                                 FOUNTAIN PLACE

                     STATEMENTS OF EXCESS OF REVENUES OVER
                          SPECIFIC OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1996,
                  AND THE FIVE MONTH PERIOD ENDED MAY 31, 1997

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Crescent Real Estate Equities Limited Partnership:

     We have audited the accompanying statements of excess of revenues over specific operating expenses (as defined in Note 2) of Fountain Place for the year ended December 31, 1996, and the five month period ended May 31, 1997. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the statements referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses of Fountain Place for the year ended December 31, 1996, and the five month period ended May 31, 1997, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  July 23, 1997

                                 FOUNTAIN PLACE

                        STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1996,

                  THE FIVE MONTH PERIOD ENDED MAY 31, 1997 AND


           THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 (UNAUDITED)



                                                          DECEMBER 31,    MAY 31,     SEPTEMBER 30,
                                                              1996          1997          1997
                                                          ------------   ----------   -------------
                                                                                       (UNAUDITED)
REVENUES:
  Office rent...........................................  $18,920,706    $7,523,968    $13,569,128
  Parking...............................................    1,003,465       415,852        750,573
  Recoveries............................................    1,934,493       918,133      1,967,193
  Other.................................................      648,730       254,579        260,067
                                                          -----------    ----------    -----------
                                                           22,507,394     9,112,532     16,546,961
                                                          -----------    ----------    -----------
SPECIFIC OPERATING EXPENSES:
  Real estate taxes.....................................    2,250,067     1,174,762      2,088,491
  Utilities.............................................    1,720,973       720,101      1,347,975
  Repairs, maintenance, and contract services...........    3,563,067     1,529,122      2,776,031
  Salaries..............................................    1,070,729       502,839        887,270
  General and administrative............................      375,787       223,369        465,128
  Management fees.......................................      648,505       243,322        428,392
  Insurance.............................................      205,864        80,829        146,726
                                                          -----------    ----------    -----------
                                                            9,834,992     4,474,344      8,140,013
                                                          -----------    ----------    -----------
EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES.....  $12,672,402    $4,638,188    $ 8,406,948
                                                          ===========    ==========    ===========


        The accompanying notes are an integral part of these statements.

                                 FOUNTAIN PLACE

                   NOTES TO STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                      MAY 31, 1997, AND DECEMBER 31, 1996

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Description of Property

     Fountain Place (the "Property") is a 58-story office tower located in the central business district of Dallas, Texas. The Property contains approximately 1,200,000 rentable square feet as well as an underground parking garage.

  Use of Estimates

     The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Rental Income and Deferred Rent Concessions

     In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate future minimum rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

  Recoveries

     A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2. BASIS OF ACCOUNTING:

     The accompanying statements of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. These statements are not intended to be a complete presentation of revenues and operating expenses for the year ended December 31, 1996, and the five month period ended May 31, 1997, as certain items such as depreciation, amortization, interest, and partnership administrative expenses have been excluded since they are not comparable to the proposed future operations of the Property.

3. PROPERTY MANAGEMENT:

     Chubb Realty of Texas, Inc. (the "Manager"), a wholly owned subsidiary of Bellemead Development Corporation, has had an arrangement to manage the Property since August 1995. The Manager requires a management fee of 3.25% of gross rental receipts, as defined. Total management fees for the year ended December 31, 1996, and the five month period ended May 31, 1997, were approximately $649,000 and $243,000, respectively.

                                 FOUNTAIN PLACE

                   NOTES TO STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
               MAY 31, 1997, AND DECEMBER 31, 1996 -- (CONTINUED)

4. SIGNIFICANT TENANTS:

     The largest tenant of the Property occupies approximately 300,000 square feet, or 25%, of the total square footage. This lease expires in December 1999. The second largest tenant of the Property occupies approximately 251,000 square feet, or 21%, of the total rentable square footage. This lease expires in February 2017.

                                 HOUSTON CENTER

                     STATEMENTS OF EXCESS OF REVENUES OVER
                          SPECIFIC OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1996,
                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1997

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Crescent Real Estate Equities Limited Partnership:

     We have audited the accompanying statements of excess of revenues over specific operating expenses (as defined in Note 2) of Houston Center for the year ended December 31, 1996, and for the six month period ended June 30, 1997. These statements and the supplemental schedules are the responsibility of the Property's management. Our responsibility is to express an opinion on these statements and the supplemental schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the statements referred to above present fairly, in all material respects, the excess of revenues over specific operating expenses of Houston Center for the year ended December 31, 1996, and for the six month period ended June 30, 1997, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic statements taken as a whole. The supplemental schedules included on pages 4 and 5 are presented for the purposes of additional analysis and are not a required part of the basic statements. This information has been subjected to the auditing procedures applied in our audits of the basic statements taken as a whole.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  August 22, 1997

                                 HOUSTON CENTER

                        STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1996,
                  AND THE SIX MONTH PERIOD ENDED JUNE 30, 1997

                                                              DECEMBER 31,     JUNE 30,
                                                                  1996           1997
                                                              ------------    -----------
REVENUES:
  Office rent...............................................  $21,761,693     $10,745,759
  Stepped rent..............................................      (30,158)       (291,114)
  Parking...................................................    4,909,768       2,739,939
  Recoveries................................................   16,762,064       8,569,720
  Other.....................................................    2,165,715         862,381
                                                              -----------     -----------
                                                               45,569,082      22,626,685
                                                              -----------     -----------
SPECIFIC OPERATING EXPENSES:
  Real estate taxes.........................................    5,094,126       2,520,371
  Utilities.................................................    4,589,307       2,332,058
  Repairs, maintenance, and contract services...............    7,939,089       3,406,810
  Leasehold interest expense (First City Tower Garage)......      995,832         493,972
  Salaries..................................................    2,387,584       1,069,142
  General and administrative................................    1,844,256         829,184
  Management fees...........................................    1,962,873         958,472
  Insurance.................................................      529,401         278,342
                                                              -----------     -----------
                                                               25,342,468      11,888,351
                                                              -----------     -----------
EXCESS OF REVENUES OVER SPECIFIC OPERATING
  EXPENSES..................................................  $20,226,614     $10,738,334
                                                              ===========     ===========

        The accompanying notes are an integral part of these statements.

                                 HOUSTON CENTER

                   NOTES TO STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                      DECEMBER 31, 1996, AND JUNE 30, 1997

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Description of Property

     Houston Center (the "Property") is a combination of the following certain assets located in downtown Houston, Texas.

                         ASSET                            TYPE     SQUARE FEET/NO. OF UNITS
                         -----                            ----     ------------------------
1 Houston Center.......................................  Office    1,065,215 sq. ft.
2 Houston Center.......................................  Office    1,024,956 sq. ft.
4 Houston Center.......................................  Office    674,247 sq. ft.
The Park Shops.........................................  Retail    190,729 sq. ft.
Houston Center Garage..................................            1,353 spaces
First City Tower Garage leasehold interest.............            731 spaces
Undeveloped Land.......................................            870,000 sq. ft.

  Use of Estimates

     The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Rental Income and Deferred Rent Concessions

     In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

  Recoveries

     A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2. BASIS OF ACCOUNTING:

     The accompanying statements of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. These statements are not intended to be a complete presentation of revenues and operating expenses for the year ended December 31, 1996, and for the six months ended June 30, 1997, as certain items such as depreciation, amortization, interest, and partnership administrative expenses have been excluded since they are not comparable to the proposed future operations of the Property.

3. PROPERTY MANAGEMENT:

     The Property (except for The Park Shops) entered into a management agreement with Heitman Properties of Texas Ltd. (the "Manager") on September 30, 1993. The agreement with the Manager requires a management fee of 4.25% of gross rental receipts, as defined. The Park Shops entered into a management agreement with Urban Retail Properties Co. ("Urban"). Urban receives a management fee of 4.25% of gross rental receipts, as defined. Total management fees for the year ended December 31, 1996, and for the six month period ended June 30, 1997, were approximately $1,962,873 and $ 958,472, respectively. The agreements currently expire September 30, 1999. However, in conjunction with the sale of the Property, the agreements are being amended to expire on December 31, 1998.

                                 HOUSTON CENTER

                   NOTES TO STATEMENTS OF EXCESS OF REVENUES
                OVER SPECIFIC OPERATING EXPENSES -- (CONTINUED)

4. SIGNIFICANT TENANTS:

     There are no individual tenants that occupy more than 10% of the net rentable square footage of the Property as of June 30, 1997.

5. FIRST CITY TOWER GARAGE LEASEHOLD INTEREST:

     The Property's owner leases 731 spaces located in the First City Tower Garage from an affiliate. The lease expires in 2019. The lease requires monthly installments based on estimates of the garage's operations for each year. The estimates of expenses are reconciled to actual expenses in the following year.

                                   SCHEDULE I
                                 HOUSTON CENTER

                        STATEMENTS OF EXCESS OF REVENUES
                   OVER SPECIFIC OPERATING EXPENSES BY ASSET
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                         HOUSTON     FIRST CITY
                                   1 HOUSTON     2 HOUSTON    4 HOUSTON     THE PARK      CENTER       TOWER      UNDEVELOPED
                                    CENTER        CENTER        CENTER       SHOPS        GARAGE       GARAGE        LAND
                                  -----------   -----------   ----------   ----------   ----------   ----------   -----------
REVENUES:
  Office rent..................   $ 8,161,593   $ 7,274,383   $4,094,402   $2,231,315   $       --   $       --    $     --
  Stepped rent.................       206,622      (157,294)     (48,133)     (31,353)          --           --          --
  Parking(A)...................       387,759       673,414      211,222           --    1,819,681    1,218,419     599,273
  Recoveries...................     5,695,959     6,180,408    3,775,454    1,110,243           --           --          --
  Other........................       548,682       705,180      620,905      249,808        5,040           --      36,100
                                  -----------   -----------   ----------   ----------   ----------   ----------    --------
                                   15,000,615    14,676,091    8,653,850    3,560,013    1,824,721    1,218,419     635,373
                                  -----------   -----------   ----------   ----------   ----------   ----------    --------
SPECIFIC OPERATING EXPENSES:
  Real estate taxes............     1,586,259     1,347,783    1,074,583      331,420      318,153      150,400     285,528
  Utilities....................     1,563,791     1,557,007      972,075      375,831       49,770           --      70,833
  Repairs, maintenance, and
    contract services..........     2,337,064     2,702,426    1,610,049    1,038,962      152,982           --      97,606
  Leasehold interest expense...            --            --           --           --           --      995,832          --
  Salaries.....................       693,682       815,513      548,190      318,786        7,184           --       4,229
  General and administrative...       576,957       395,332      269,810      536,424           --           --      65,733
  Management fees..............       626,037       625,602      382,744      177,368       74,451       48,550      28,121
  Insurance....................       156,642       193,887       93,758       34,686       25,871           --      24,557
                                  -----------   -----------   ----------   ----------   ----------   ----------    --------
                                    7,540,432     7,637,550    4,951,209    2,813,477      628,411    1,194,782     576,607
                                  -----------   -----------   ----------   ----------   ----------   ----------    --------
EXCESS OF REVENUES OVER
  SPECIFIC OPERATING
  EXPENSES.....................   $ 7,460,183   $ 7,038,541   $3,702,641   $  746,536   $1,196,310   $   23,637    $ 58,766
                                  ===========   ===========   ==========   ==========   ==========   ==========    ========


                                 CONSOLIDATED
                                    TOTAL
                                 ------------
REVENUES:
  Office rent..................  $21,761,693
  Stepped rent.................      (30,158)
  Parking(A)...................    4,909,768
  Recoveries...................   16,762,064
  Other........................    2,165,715
                                 -----------
                                  45,569,082
                                 -----------
SPECIFIC OPERATING EXPENSES:
  Real estate taxes............    5,094,126
  Utilities....................    4,589,307
  Repairs, maintenance, and
    contract services..........    7,939,089
  Leasehold interest expense...      995,832
  Salaries.....................    2,387,584
  General and administrative...    1,844,256
  Management fees..............    1,962,873
  Insurance....................      529,401
                                 -----------
                                  25,342,468
                                 -----------
EXCESS OF REVENUES OVER
  SPECIFIC OPERATING
  EXPENSES.....................  $20,226,614
                                 ===========

---------------

(A) Parking is net of expenses paid by the third party operator.

                                                                     SCHEDULE II

                                 HOUSTON CENTER

                        STATEMENTS OF EXCESS OF REVENUES
                   OVER SPECIFIC OPERATING EXPENSES BY ASSET
                       FOR THE PERIOD ENDED JUNE 30, 1997

                                    1 HOUSTON    2 HOUSTON    4 HOUSTON     THE PARK       HOUSTON       FIRST CITY    UNDEVELOPED
                                      CENTER       CENTER       CENTER       SHOPS      CENTER GARAGE   TOWER GARAGE      LAND
                                    ----------   ----------   ----------   ----------   -------------   ------------   -----------
REVENUES:
  Office rent.....................  $4,366,484   $3,586,693   $1,720,578   $1,072,578    $       --       $     --      $     --
  Stepped rent....................     (67,273)    (129,295)     (67,218)     (27,328)           --             --            --
  Parking(A)......................     204,747      372,694      120,001           --     1,009,422        621,616       411,459
  Recoveries......................   3,009,647    3,058,185    1,823,901      677,987            --             --            --
  Other...........................     292,612      122,024      323,661      114,364         2,520             --         7,200
                                    ----------   ----------   ----------   ----------    ----------       --------      --------
                                     7,806,217    7,010,301    3,920,349    1,837,601     1,011,942        621,616       418,659
                                    ----------   ----------   ----------   ----------    ----------       --------      --------
SPECIFIC OPERATING EXPENSES:
  Real estate taxes...............     793,130      666,990      537,291      141,398       160,574         77,854       143,134
  Utilities.......................     849,051      799,552      488,721      154,463        20,783             --        19,488
  Repairs, maintenance, and
    contract services.............   1,108,755    1,091,851      622,498      486,411        42,294             --        55,001
  Leasehold interest expense......          --           --           --           --            --        493,972            --
  Salaries........................     361,886      311,355      249,526      141,019         3,862             --         1,494
  General and administrative......     218,266      182,227      165,193      249,055            --             --        14,443
  Management fees.................     330,183      309,292      149,475       86,442        39,213         27,186        16,681
  Insurance.......................      92,074      100,223       44,550       17,464        12,360             --        11,671
                                    ----------   ----------   ----------   ----------    ----------       --------      --------
                                     3,753,345    3,461,490    2,257,254    1,276,252       279,086        599,012       261,912
                                    ----------   ----------   ----------   ----------    ----------       --------      --------
EXCESS OF REVENUES OVER SPECIFIC
  OPERATING EXPENSES..............  $4,052,872   $3,548,811   $1,663,095   $  561,349    $  732,856       $ 22,604      $156,747
                                    ==========   ==========   ==========   ==========    ==========       ========      ========

                                    CONSOLIDATED
                                       TOTAL
                                    ------------
REVENUES:
  Office rent.....................  $10,745,759
  Stepped rent....................     (291,114)
  Parking(A)......................    2,739,939
  Recoveries......................    8,569,720
  Other...........................      862,381
                                    -----------
                                     22,626,685
                                    -----------
SPECIFIC OPERATING EXPENSES:
  Real estate taxes...............    2,520,371
  Utilities.......................    2,332,058
  Repairs, maintenance, and
    contract services.............    3,406,810
  Leasehold interest expense......      493,972
  Salaries........................    1,069,142
  General and administrative......      829,184
  Management fees.................      958,472
  Insurance.......................      278,342
                                    -----------
                                     11,888,351
                                    -----------
EXCESS OF REVENUES OVER SPECIFIC
  OPERATING EXPENSES..............  $10,738,334
                                    ===========

---------------

(A) Parking is net of expenses paid by the third party operator.

                                  MIAMI CENTER

                     STATEMENTS OF EXCESS OF REVENUES OVER
                          SPECIFIC OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1996,
                  AND THE SIX-MONTH PERIOD ENDED JUNE 30, 1997

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Crescent Real Estate Equities Limited Partnership:

     We have audited the accompanying statements of excess of revenues over specific operating expenses (as defined in Note 2) of Miami Center for the year ended December 31, 1996, and the six-month period ended June 30, 1997. These statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the statements referred to above present fairly, in all material respects, the excess of revenues over specific operating expenses of Miami Center for the year ended December 31, 1996, and the six-month period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  August 21, 1997

                                  MIAMI CENTER

                        STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1996,
                  AND THE SIX-MONTH PERIOD ENDED JUNE 30, 1997

                                                              DECEMBER 31,    JUNE 30,
                                                                  1996          1997
                                                              ------------   ----------
REVENUES:
  Office rent...............................................  $12,554,877    $6,033,466
  Parking...................................................    1,259,118       624,675
  Recoveries................................................      930,406       492,001
  Other.....................................................       83,863         8,160
                                                              -----------    ----------
                                                               14,828,264     7,158,302
SPECIFIC OPERATING EXPENSES:
  Real estate taxes.........................................    2,498,327     1,236,978
  Utilities.................................................    1,147,064       566,893
  Repairs, maintenance, and contract services...............    2,614,911     1,276,345
  Salaries..................................................      363,052       212,870
  General and administrative................................      546,345       224,529
  Management fees...........................................      331,665       167,269
  Insurance.................................................      209,933       100,828
                                                              -----------    ----------
                                                                7,711,297     3,785,712
                                                              -----------    ----------
EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES.........  $ 7,116,967    $3,372,590
                                                              ===========    ==========

        The accompanying notes are an integral part of these statements.

                                  MIAMI CENTER

                   NOTES TO STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                      DECEMBER 31, 1996, AND JUNE 30, 1997

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Description of Property

     Miami Center (the "Property") is a 34-story office tower located in the central business district of Miami, Florida. The Property contains approximately 773,000 rentable square feet as well as a nine level attached parking facility. The building is owned by The Prudential Insurance Company of America, a New Jersey Corporation. The Property is managed by Premisys Real Estate Services, Inc.

  Use of Estimates

     The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Rental Income and Deferred Rent Concessions

     In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

  Recoveries

     A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2. BASIS OF ACCOUNTING:

     The accompanying statements of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. These statements are not intended to be a complete presentation of revenues and operating expenses for the year ended December 31, 1996, and the six-month period ended June 30, 1997, as certain items such as depreciation, amortization, interest, and administrative expenses have been excluded since they are not comparable to the proposed future operations of the Property.

3. PROPERTY MANAGEMENT:

     The Property entered into a management agreement with Premisys Real Estate Services, Inc. (the "Manager") in June 1995. The agreement with the Manager requires a management fee of 2.25 % of gross rental receipts, as defined. Total management fees for the year ended December 31, 1996, and the six-month period ended June 30, 1997, were approximately $331,665 and $167,269, respectively. The agreement may be terminated at any time by either party in accordance with the management agreement. If terminated, the Manager shall be paid an amount equal to the next monthly installment of the annual fee.

4. SIGNIFICANT TENANTS:

     The largest tenant of the Property occupies approximately 100,000 square feet, or 13%, of the total leasable square footage. This lease expires in January 2009. The second largest tenant of the Property occupies approximately 67,000 square feet, or 9%, of the total leasable square footage. This lease expires in October 2005.

                                BANK ONE CENTER

                      STATEMENT OF EXCESS OF REVENUES OVER
                          SPECIFIC OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1996,
                AND THE EIGHT MONTH PERIOD ENDED AUGUST 31, 1997

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Crescent Real Estate Equities Limited Partnership and TrizecHahn Office Properties, Inc.:

     We have audited the accompanying statements of excess of revenues over specific operating expenses (as defined in Note 2) of Bank One Center for the year ended December 31, 1996, and the eight month period ended August 31, 1997. These statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the statements referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses of Bank One Center for the year ended December 31, 1996, and the eight month period ended August 31, 1997, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
  October 15, 1997

                                BANK ONE CENTER

                        STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1996,
                AND THE EIGHT MONTH PERIOD ENDED AUGUST 31, 1997

                                                              DECEMBER 31,    AUGUST 31,
                                                                  1996           1997
                                                              ------------    -----------
REVENUES:
  Office rent...............................................  $15,443,972     $10,498,563
  Parking...................................................    1,950,290       1,251,984
  Recoveries................................................    6,816,286       4,614,930
  Other.....................................................      831,886         584,718
                                                              -----------     -----------
                                                               25,042,434      16,950,195
                                                              -----------     -----------
SPECIFIC OPERATING EXPENSES:
  Real estate taxes.........................................    2,366,374       2,103,054
  Utilities.................................................    1,861,291       1,290,853
  Repairs, maintenance, and contract services...............    3,688,396       2,754,971
  Salaries..................................................      908,148         610,310
  General and administrative................................    1,393,094         797,074
  Management fees...........................................      231,581         165,582
  Insurance.................................................      212,121         130,749
  Ground rent...............................................      264,033         183,626
                                                              -----------     -----------
                                                               10,925,038       8,036,219
                                                              -----------     -----------
EXCESS OF REVENUES OVER SPECIFIC OPERATING
  EXPENSES..................................................  $14,117,396     $ 8,913,976
                                                              ===========     ===========

        The accompanying notes are an integral part of these statements.

                                BANK ONE CENTER

                   NOTES TO STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                     AUGUST 31, 1997, AND DECEMBER 31, 1996

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Description of Property

     Bank One Center (the "Property") is a 60-story office tower located in the central business district of Dallas, Texas. The Property contains approximately 1,531,000 rentable square feet as well as underground and attached above ground parking garages. A parcel of the Property's land is subject to a ground lease dated December 28, 1981, which expires May 31, 2042.

  Use of Estimates

     The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Rental Income and Deferred Rent Concessions

     In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate future minimum rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

  Recoveries

     A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2. BASIS OF ACCOUNTING:

     The accompanying statements of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. These statements are not intended to be a complete presentation of revenues and operating expenses for the year ended December 31, 1996, and the eight month period ended August 31, 1997, as certain items such as depreciation, amortization, and interest expense have been excluded since they are not comparable to the proposed future operations of the Property.

3. PROPERTY MANAGEMENT:

     The Property entered into a management agreement with LaSalle Partners Management Limited (the "Manager") in November 1995. The Manager requires a management fee of 1% of gross rental receipts, as defined. Total management fees for the year ended December 31, 1996, and the eight month period ended August 31, 1997, were approximately $232,000 and $166,000, respectively.

4. SIGNIFICANT TENANT:

     The largest tenant of the Property occupies approximately 350,000 square feet, or 23%, of the total square footage. This lease expires in January 2010.

                                 ENERGY CENTRE

                     STATEMENTS OF EXCESS OF REVENUES OVER
                          SPECIFIC OPERATING EXPENSES
                   FOR THE YEAR ENDED DECEMBER 15, 1996, AND
                 THE NINE-MONTH PERIOD ENDED SEPTEMBER 15, 1997

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Crescent Real Estate Equities Limited Partnership:

     We have audited the accompanying statements of excess of revenues over specific operating expenses (as defined in Note 2) of Energy Centre for the year ended December 15, 1996, and the nine-month period ended September 15, 1997. These statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the statements referred to above present fairly, in all material respects, the excess of revenues over specific operating expenses of Energy Centre for the year ended December 15, 1996, and the nine-month period ended September 15, 1997, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
December 4, 1997

                                 ENERGY CENTRE

                        STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                     FOR THE YEAR ENDED DECEMBER 15, 1996,
               AND THE NINE-MONTH PERIOD ENDED SEPTEMBER 15, 1997

                                                               DECEMBER 15,    SEPTEMBER 15,
                                                                   1996            1997
                                                               ------------    -------------
REVENUES:
  Office rent...............................................    $8,081,180      $6,088,826
  Parking...................................................       838,914         640,834
  Recoveries................................................        67,519          38,398
  Other.....................................................       356,294         345,389
                                                                ----------      ----------
                                                                 9,343,907       7,113,447
                                                                ----------      ----------
SPECIFIC OPERATING EXPENSES:
  Real estate taxes.........................................       850,622         639,123
  Utilities.................................................       863,193         654,141
  Repairs, maintenance, and contract services...............       846,475         492,322
  Salaries and benefits.....................................       436,045         331,202
  General and administrative................................       917,319         719,876
  Management fees...........................................       114,247          74,406
  Insurance.................................................       173,993         131,382
                                                                ----------      ----------
                                                                 4,201,894       3,042,452
                                                                ----------      ----------
EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES.........    $5,142,013      $4,070,995
                                                                ==========      ==========

        The accompanying notes are an integral part of these statements.

                                 ENERGY CENTRE

                   NOTES TO STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                   DECEMBER 15, 1996, AND SEPTEMBER 15, 1997

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Description of Property

     Energy Centre (the "Property") is a 39-story office tower located in the central business district of New Orleans, Louisiana. The Property contains approximately 761,500 rentable square feet.

  Use of Estimates

     The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Rental Income and Deferred Rent Concessions

     In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate future minimum rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

  Recoveries

     A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2. BASIS OF ACCOUNTING:

     The accompanying statements of excess of revenues over specific operating expenses are presented on the accrual basis of accounting. These statements are not intended to be a complete presentation of revenues and operating expenses for the year ended December 15, 1996, and the nine-month period ended September 15, 1997, as certain items such as depreciation, amortization, interest, and partnership administrative expenses have been excluded since they are not comparable to the proposed future operations of the Property.

3. PROPERTY MANAGEMENT:

     Transwestern Property Company (the "Manager") has had an arrangement to manage the Property since January 1995. The Manager required a management fee of 1.5% of gross rental revenue in 1996 and through March 1997. Effective April 1997, the management fee was adjusted to 1.4% through June 1997, then adjusted to 1.0% from July through September 15, 1997. Total management fees for the year ended December 15, 1996, and the nine-month period ended September 15, 1997, were approximately $114,000 and $74,000, respectively.

4. SIGNIFICANT TENANTS:

     The largest tenant of the Property occupies approximately 73,000 square feet, or 10%, of the total square footage. This lease expires in July 2008.

                                STATION CASINOS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Station Casinos, Inc.:

     We have audited the accompanying consolidated balance sheets of Station Casinos, Inc. (a Nevada corporation) and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Station Casinos, Inc. and subsidiaries as of March 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Las Vegas, Nevada

April 23, 1997 (except for Note 5
  as to which the date is June 27, 1997
  and Note 14 as to which the date is
  January 16, 1998)

                             STATION CASINOS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                    MARCH 31,
                                                              ----------------------
                                                                 1997         1996
                                                              ----------    --------
                                                              (AMOUNTS IN THOUSANDS,
                                                                EXCEPT SHARE DATA)
Current assets:
  Cash and cash equivalents.................................  $   42,522    $114,868
  Accounts and notes receivable, net........................       7,852       5,151
  Inventories...............................................       3,473       2,299
  Prepaid gaming taxes......................................       4,291       3,726
  Prepaid expenses and other................................      11,231       7,395
                                                              ----------    --------
          Total current assets..............................      69,369     133,439
Property and equipment, net.................................   1,069,052     616,211
Land held for development...................................      26,354      28,934
Other assets, net...........................................      69,343      48,730
                                                              ----------    --------
          Total assets......................................  $1,234,118    $827,314
                                                              ==========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $   18,807    $ 23,256
  Accounts payable..........................................      21,106      11,091
  Accrued payroll and related...............................      13,460      11,519
  Construction contracts payable............................      94,835      27,879
  Accrued interest payable..................................      10,625       6,875
  Accrued expenses and other current liabilities............      26,433      16,706
                                                              ----------    --------
          Total current liabilities.........................     185,266      97,326
Long-term debt, less current portion........................     742,156     441,742
Deferred income taxes, net..................................       7,848       9,776
                                                              ----------    --------
          Total liabilities.................................     935,270     548,844
                                                              ----------    --------
Commitments and contingencies (Note 6)
Stockholders' equity:
  Preferred stock, par value $.01; authorized 5,000,000
     shares; 2,070,000 and 1,800,000 convertible preferred
     shares issued and outstanding..........................     103,500      90,000
  Common stock, par value $.01; authorized 90,000,000
     shares; 35,318,057 and 35,303,346 shares issued and
     outstanding............................................         353         353
  Additional paid-in capital................................     167,397     167,623
  Deferred compensation -- restricted stock.................      (1,225)     (1,811)
  Retained earnings.........................................      28,823      22,305
                                                              ----------    --------
          Total stockholders' equity........................     298,848     278,470
                                                              ----------    --------
          Total liabilities and stockholders' equity........  $1,234,118    $827,314
                                                              ==========    ========

 The accompanying notes are an integral part of these consolidated statements.

                             STATION CASINOS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              FOR THE YEARS ENDED MARCH 31,
                                                        ------------------------------------------
                                                            1997           1996           1995
                                                        ------------   ------------   ------------
                                                        (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
Operating revenues:
  Casino..............................................   $   450,013    $   358,495    $   210,534
  Food and beverage...................................        92,220         73,057         43,208
  Room................................................        27,420         23,614         17,690
  Other...............................................        48,957         39,099         36,561
                                                         -----------    -----------    -----------
     Gross revenues...................................       618,610        494,265        307,993
  Promotional allowances..............................       (35,095)       (27,408)       (17,715)
                                                         -----------    -----------    -----------
     Net revenues.....................................       583,515        466,857        290,278
                                                         -----------    -----------    -----------
Operating costs and expenses:
  Casino..............................................       203,857        150,805         92,812
  Food and beverage...................................        68,994         57,659         34,045
  Room................................................        10,318          9,147          7,014
  Other...............................................        23,927         24,902         27,270
  Selling, general and administrative.................       120,285         97,466         60,810
  Corporate expense...................................        18,284         15,979         13,141
  Restructuring charge................................         2,016             --             --
  Development expenses................................         1,302          3,960          7,200
  Depreciation and amortization.......................        44,589         35,039         22,220
  Preopening expenses.................................        31,820          2,436         19,378
                                                         -----------    -----------    -----------
                                                             525,392        397,393        283,890
                                                         -----------    -----------    -----------
Operating income......................................        58,123         69,464          6,388
Other income (expense):
  Interest expense, net...............................       (36,698)       (30,563)       (19,967)
  Other...............................................           (47)         1,150          2,160
                                                         -----------    -----------    -----------
                                                             (36,745)       (29,413)       (17,807)
                                                         -----------    -----------    -----------
Income (loss) before income taxes.....................        21,378         40,051        (11,419)
Income tax (provision) benefit........................        (7,615)       (14,579)         3,477
                                                         -----------    -----------    -----------
Net income (loss).....................................        13,763         25,472         (7,942)
Preferred stock dividends.............................        (7,245)           (53)            --
                                                         -----------    -----------    -----------
Net income (loss) applicable to common stock..........   $     6,518    $    25,419    $    (7,942)
                                                         ===========    ===========    ===========
Earnings (loss) per common share......................   $      0.18    $      0.75    $     (0.26)
                                                         ===========    ===========    ===========
Weighted average common shares outstanding............    35,316,077     33,917,646     30,112,851
                                                         ===========    ===========    ===========

 The accompanying notes are an integral part of these consolidated statements.

                             STATION CASINOS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                     DEFERRED         RETAINED
                                                     ADDITIONAL   COMPENSATION --     EARNINGS         TOTAL
                                PREFERRED   COMMON    PAID-IN       RESTRICTED      (ACCUMULATED   STOCKHOLDERS'
                                  STOCK     STOCK     CAPITAL          STOCK          DEFICIT)        EQUITY
                                ---------   ------   ----------   ---------------   ------------   -------------
                                                             (AMOUNTS IN THOUSANDS)
Balances, March 31, 1994......  $     --     $300     $ 90,663        $    --         $ 4,828         $ 95,791
Restricted stock grant (Note
  9)..........................        --        1        2,929         (2,930)             --               --
Amortization of deferred
  compensation................        --       --           --             37              --               37
Net loss......................        --       --           --             --          (7,942)          (7,942)
                                --------     ----     --------        -------         -------         --------
Balances, March 31, 1995......        --      301       93,592         (2,893)         (3,114)          87,886
Issuance of common stock
  (Note 7)....................        --       52       77,309             --              --           77,361
Issuance of preferred stock
  (Note 7)....................    90,000       --       (3,278)            --              --           86,722
Amortization of deferred
  compensation................        --       --           --          1,082              --            1,082
Preferred stock dividends.....        --       --           --             --             (53)             (53)
Net income....................        --       --           --             --          25,472           25,472
                                --------     ----     --------        -------         -------         --------
Balances March 31, 1996.......    90,000      353      167,623         (1,811)         22,305          278,470
Issuance of preferred stock
  (Note 7)....................    13,500       --         (405)            --              --           13,095
Exercise of stock options.....        --       --          179             --              --              179
Amortization of deferred
  compensation................        --       --           --            586              --              586
Preferred stock dividends.....        --       --           --             --          (7,245)          (7,245)
Net income....................        --       --           --             --          13,763           13,763
                                --------     ----     --------        -------         -------         --------
Balances March 31, 1997.......  $103,500     $353     $167,397        $(1,225)        $28,823         $298,848
                                ========     ====     ========        =======         =======         ========

 The accompanying notes are an integral part of these consolidated statements.

                             STATION CASINOS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                             FOR THE YEARS ENDED MARCH 31,
                                                          -----------------------------------
                                                            1997         1996         1995
                                                          ---------    ---------    ---------
                                                                (AMOUNTS IN THOUSANDS)
Cash flows from operating activities:
Net income (loss).......................................  $  13,763    $  25,472    $  (7,942)
                                                          ---------    ---------    ---------
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization.........................     44,589       35,039       22,220
  Amortization of debt discount and issuance costs......      5,279        3,141        1,211
  Preopening expenses...................................     31,820        2,436       19,378
  (Decrease) increase in deferred income taxes..........     (3,752)       8,995       (5,449)
  Changes in assets and liabilities:
     Increase in accounts and notes receivable, net.....     (1,151)        (522)        (955)
     Increase in inventories and prepaid expenses and
       other............................................     (3,751)      (2,428)      (3,152)
     (Decrease) increase in accounts payable............     10,015       (2,710)      10,547
     Increase in accrued expenses and other current
       liabilities......................................     13,723        4,822       12,041
  Other, net............................................      1,268        3,708          595
                                                          ---------    ---------    ---------
          Total adjustments.............................     98,040       52,481       56,436
                                                          ---------    ---------    ---------
          Net cash provided by operating activities.....    111,803       77,953       48,494
                                                          ---------    ---------    ---------
Cash flows from investing activities:
  Capital expenditures..................................   (505,735)    (279,340)    (141,165)
  Proceeds from sale of land, property and equipment....      8,900        6,578       12,483
  Land held for development.............................        (36)      (5,018)      (5,507)
  Other long-term assets................................    (15,772)      (1,638)      (2,489)
  Refund on land held for development...................         --           --        9,500
  Increase (decrease) in construction contracts
     payable............................................     66,956       21,460      (10,337)
  Preopening expenses...................................    (31,820)      (2,436)     (19,378)
  Other, net............................................     (1,501)      (6,541)        (692)
                                                          ---------    ---------    ---------
          Net cash used in investing activities.........   (479,008)    (266,935)    (157,585)
                                                          ---------    ---------    ---------
Cash flows from financing activities:
  Borrowings (payments) under bank facility, net........    277,000      (65,000)      37,000
  Borrowings under Sunset loan agreement................     46,000           --           --
  Proceeds from notes payable...........................      2,250       42,438       13,757
  Principal payments on notes payable...................    (30,444)     (34,958)      (8,195)
  Proceeds from the issuance of common stock............         --       78,246           --
  Proceeds from the issuance of senior subordinated
     notes..............................................         --      191,292       72,091
  Proceeds from the issuance of preferred stock.........     13,095       87,300           --
  Distributions paid to stockholders....................         --           --       (4,014)
  Dividends paid on preferred stock.....................     (6,985)          --           --
  Debt issuance costs and other, net....................     (6,057)     (12,429)        (746)
                                                          ---------    ---------    ---------
          Net cash provided by financing activities.....    294,859      286,889      109,893
                                                          ---------    ---------    ---------
Cash and cash equivalents:
  (Decrease) increase in cash and cash equivalents......    (72,346)      97,907          802
  Balance, beginning of year............................    114,868       16,961       16,159
                                                          ---------    ---------    ---------
  Balance, end of year..................................  $  42,522    $ 114,868    $  16,961
                                                          =========    =========    =========
Supplemental cash flow disclosures:
  Cash paid for interest, net of amounts capitalized....  $  28,577    $  27,817    $  17,021
  Cash paid for income taxes, net.......................  $   9,250    $   8,668    $   1,303
  Property and equipment purchases financed by debt.....  $     361    $  28,405    $  22,719
  Assets sold for note receivable.......................  $   1,550    $      --    $      --


 The accompanying notes are an integral part of these consolidated statements.

                             STATION CASINOS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

  Basis of Presentation and Organization

     Station Casinos, Inc. (the "Company"), a Nevada Corporation, is an established multi-jurisdictional gaming enterprise that currently owns and operates three hotel/casino properties in Las Vegas, Nevada, a gaming and entertainment complex in St. Charles, Missouri and a gaming and entertainment complex in Kansas City, Missouri. The Company also owns and provides slot route management services in Southern Nevada and Louisiana. Additionally, the Company is constructing a new hotel/casino property in Las Vegas.

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Palace Station Hotel & Casino, Inc. ("Palace Station"), Boulder Station, Inc. ("Boulder Station"), Texas Station, Inc. ("Texas Station"), Sunset Station, Inc. ("Sunset Station"), St. Charles Riverfront Station, Inc. ("Station Casino St. Charles"), Kansas City Station Corporation ("Station Casino Kansas City"), and Southwest Gaming Services, Inc. ("SGSI"). The Company owns a 50% interest in Town Center Amusements, Inc. d.b.a. Barley's Casino & Brewing Company. The Company accounts for this investment using the equity method of accounting. All significant intercompany balances and transactions have been eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents include investments purchased with an original maturity of 90 days or less.

  Inventories

     Inventories are stated at the lower of cost or market; cost being determined on a first-in, first-out basis.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or the terms of the capitalized lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred.

  Capitalization of Interest

     The Company capitalizes interest costs associated with debt incurred in connection with major construction projects. Interest capitalization ceases once the project is complete. When no debt is specifically identified as being incurred in connection with such construction projects, the Company capitalizes interest on amounts expended on the project at the Company's average cost of borrowed money. Interest capitalized for the fiscal years ended March 31, 1997, 1996 and 1995 was approximately $21.1 million, $6.1 million and $6.0 million, respectively.

                             STATION CASINOS, INC.

  Debt Issuance Costs

     Debt issuance costs incurred in connection with the issuance of long-term debt are capitalized and amortized to interest expense over the terms of the related debt agreements.

  Development Activities

     The Company expenses all internal salaries and related expenses with respect to development activities. Other development costs, including legal, lobbying, and consulting are expensed, until such time as the jurisdiction has approved gaming and the Company has a specific site identified. Costs incurred subsequent to these criteria being met are capitalized. At March 31, 1997 and 1996, the Company had capitalized costs of $0.7 million and $1.3 million, respectively, related to various development projects. These costs are included in other assets, net in the accompanying consolidated balance sheets.

  Preopening Expenses

     Prior to the opening of a facility, all operating expenses, including incremental salaries and wages, related thereto are capitalized as preopening expenses. At March 31, 1997, $2.4 million of preopening expenses related to a new hotel/casino under construction known as Sunset Station had been capitalized and are included in other assets, net in the accompanying consolidated balance sheets. The Company expenses preopening expenses upon the opening of the related facility. During the fiscal year ended March 31, 1995, the Company incurred preopening expenses of $7.5 million and $11.9 million related to Boulder Station and Station Casino St. Charles, respectively. During the fiscal year ended March 31, 1996, the Company incurred preopening expenses of $2.4 million related to new projects for Texas Station and Barley's Casino & Brewing Company and expansion projects at Boulder Station and Station Casino St. Charles. During the fiscal year ended March 31, 1997, the Company incurred preopening expenses of $31.8 million substantially related to the opening of Station Casino Kansas City.

  Revenues and Promotional Allowances

     In accordance with industry practice, the Company recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses. All other revenues are recognized as the service is provided. Revenues include the retail value of accommodations and food and beverage provided on a complimentary basis to customers. The estimated departmental costs of providing such promotional allowances are included in casino costs and expenses and consist of the following (amounts in thousands):

                                                        FOR THE YEARS ENDED MARCH 31,
                                                        -----------------------------
                                                         1997       1996       1995
                                                        -------    -------    -------
Food and beverage.....................................  $27,418    $23,483    $14,276
Room..................................................    1,439      1,203        874
Other.................................................    1,263        653        313
                                                        -------    -------    -------
          Total.......................................  $30,120    $25,339    $15,463
                                                        =======    =======    =======

  Earnings (Loss) per Common Share

     Earnings (loss) per common share is computed by dividing net income (loss) applicable to common stock by the weighted average common shares outstanding during the period. Earnings per share assuming full dilution is not presented because the exercise of stock options and the conversion of the convertible preferred stock does not have a dilutive effect on the per share amounts.

                             STATION CASINOS, INC.

     The Financial Accounting Standards Board has issued Statement on Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which is effective for fiscal years ending after December 15, 1997. This statement replaces primary earnings per share ("EPS") with basic EPS. No dilution for potentially dilutive securities is included in basic EPS. This statement also requires when applying the treasury stock method for diluted EPS to compute dilution for options and warrants, to use average share price for the period, rather than the more dilutive greater of the average share price or end-of-period share price. The Company will adopt SFAS No. 128 in the fiscal year ending March 31, 1998. Management believes the adoption of SFAS No. 128 will have no impact on the Company's previously reported earnings per share.

2. ACCOUNTS AND NOTES RECEIVABLE

     Components of accounts and notes receivable are as follows (amounts in thousands):

                                                                   MARCH 31,
                                                              -------------------
                                                               1997         1996
                                                              -------      ------
Casino......................................................  $ 3,698      $2,569
Hotel.......................................................    1,331       1,144
Other.......................................................    3,876       2,082
                                                              -------      ------
                                                                8,905       5,795
Allowance for doubtful accounts.............................   (1,053)       (644)
                                                              -------      ------
          Accounts and notes receivable, net................  $ 7,852      $5,151
                                                              =======      ======

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of March 31, 1997 and 1996 (amounts in thousands):


                                                                          MARCH 31,
                                                   ESTIMATED LIFE   ----------------------
                                                      (YEARS)          1997        1996
                                                   --------------   ----------   ---------
Land.............................................     --            $   27,718   $  16,962
Land leases acquired.............................      48-52             4,395       4,395
Buildings and leasehold improvements.............      31-45           554,294     285,558
Boats and barges.................................      20-45           123,774      81,463
Furniture, fixtures and equipment................        3-7           192,546     163,580
Construction in progress.........................     --               273,188     165,513
                                                                    ----------   ---------
                                                                     1,175,915     717,471
Accumulated depreciation and amortization........                     (106,863)   (101,260)
                                                                    ----------   ---------
          Property and equipment, net............                   $1,069,052   $ 616,211
                                                                    ==========   =========


     At March 31, 1997 and 1996, substantially all property and equipment of the Company is pledged as collateral for long-term debt.

4. LAND HELD FOR DEVELOPMENT

     The Company has acquired several parcels of land in various jurisdictions as part of the Company's development activities. The Company's decision whether to proceed with any new gaming opportunity is dependent upon future economic and regulatory factors, the availability of financing and competitive and strategic considerations. As many of these considerations are beyond the Company's control, no assurances can be made that the Company will be able to obtain appropriate licensing or be able to secure additional, acceptable financing in order to proceed with any particular project. At March 31, 1997 and 1996, $22.6 million and $22.7 million, respectively, of land had been acquired for potential gaming projects in

                             STATION CASINOS, INC.

jurisdictions where gaming has been approved. In addition, at March 31, 1997 and 1996, $3.7 million and $6.2 million, respectively, of land had been acquired in certain jurisdictions where gaming has not yet been approved. No assurances can be made that these jurisdictions will approve gaming in the future.

     The Company has entered into various purchase agreements whereby the Company has the option to acquire or lease land for development of potential new gaming projects totaling $31.3 million and $34.2 million at March 31, 1997 and 1996, respectively. In consideration for these options, the Company has paid or placed in escrow $6.0 million and $2.4 million at March 31, 1997 and 1996, respectively. Should the Company not exercise its option to acquire or lease the land, it would forfeit all amounts paid or placed in escrow as of March 31, 1997. These option payments are included in other assets, net in the accompanying consolidated balance sheets.

5. LONG-TERM DEBT

     Long-term debt consists of the following (amounts in thousands):

                                                              MARCH 31,    MARCH 31,
                                                                1997         1996
                                                              ---------    ---------
Station Casinos, Inc. (excluding Sunset Station):
Reducing revolving credit facility, secured by substantially all of the assets of Palace Station, Boulder Station,
  Texas Station, Station Casino St. Charles and Station
  Casino Kansas City, $368 million limit at March 31, 1997,
  reducing quarterly by varying amounts until September 2000 when the remaining principal balance is due, interest at a margin above the bank's prime rate or the Eurodollar Rate
  (7.89% at March 31, 1997).................................  $277,000     $     --
9 5/8% senior subordinated notes, payable interest only
  semi-annually, principal due June 1, 2003, net of
  unamortized discount of $6.8 million at March 31, 1997....   186,248      185,531
10 1/8% senior subordinated notes, payable interest only
  semi-annually, principal due March 15, 2006, net of
  unamortized discount of $1.2 million at March 31, 1997....   196,818      196,737
Notes payable to banks and others, collateralized by slot
  machines and related equipment, monthly installments
  including interest ranging from 7.47% to 7.94%............    15,952       24,726
Capital lease obligations, collateralized by furniture and
  equipment.................................................     7,703       12,171
Other long-term debt........................................    31,242       45,833
                                                              --------     --------
          Sub-total.........................................   714,963      464,998
Sunset Station, Inc.:
$110 million Sunset Station first mortgage construction/term loan agreement, secured by substantially all of the assets of Sunset Station, interest at a margin of 375 basis
  points above the Eurodollar Rate (9.37% at March 31,
  1997), due September 2000.................................    46,000           --
                                                              --------     --------
          Total long-term debt..............................   760,963      464,998
Current portion of long-term debt...........................   (18,807)     (23,256)
                                                              --------     --------
          Total long-term debt, less current portion........  $742,156     $441,742
                                                              ========     ========

                             STATION CASINOS, INC.

     In June 1993, the Company completed an offering at par of $110 million in 9 5/8% senior subordinated notes due in June 2003. In May 1994, the Company completed an offering of $83 million in senior subordinated notes that rank pari passu with the existing $110 million senior subordinated notes, and have identical maturities and covenants as the original issue. The $83 million senior subordinated notes have a coupon rate of 9 5/8% and were priced to yield 11.5% to maturity. The discount on the $83 million senior subordinated notes has been recorded as a reduction to long-term debt in the accompanying consolidated balance sheets.

     In March 1996, the Company completed an offering of $198 million of senior subordinated notes due in March 2006, that rank pari passu with the existing $193 million of senior subordinated notes. The $198 million senior subordinated notes have a coupon rate of 10 1/8% and were priced to yield 10.24% to maturity. The discount on the $198 million senior subordinated notes has been recorded as a reduction to long-term debt in the accompanying consolidated balance sheets.

     In April 1997, the Company completed an offering of $150 million of senior subordinated notes due in April 2007, that rank pari passu with the Company's existing senior subordinated notes. The $150 million senior subordinated notes have a coupon rate of 9 3/4% and were priced to yield 10.37% to maturity. The discount on the $150 million senior subordinated notes will be recorded as a reduction to long-term debt. Proceeds from the offering were used to pay down amounts outstanding under the reducing revolving credit facility.

     The indentures governing the Company's senior subordinated notes ("the Indentures") contain certain customary financial and other covenants, which among other things, govern the Company and certain of its subsidiaries ability to incur indebtedness (except, as specifically allowed) unless after giving effect thereto, a 2.0 to 1.0 pro forma Consolidated Coverage Ratio (as defined in the Indentures) has been met. As of March 31, 1997, the Company's Consolidated Coverage Ratio was 2.66 to 1.00.

     On July 5, 1995, the Company obtained a $275 million reducing revolving credit facility. On March 25, 1996, the Company amended and restated this bank facility, providing for borrowings up to an aggregate principal amount of $400 million. On March 21, 1997, the Company obtained certain amendments to the reducing revolving bank credit facility in order to enhance its borrowing capacity (the "Bank Facility"). The Bank Facility is secured by substantially all the assets of Palace Station, Boulder Station, Texas Station, Station Casino St. Charles and Station Casino Kansas City (collectively, the "Borrowers"). The Company and SGSI guarantee the borrowings under the Bank Facility (collectively the "Guarantors"). The Bank Facility matures on September 30, 2000 and reduces quarterly by varying amounts (including $8 million for the fiscal quarter ending on June 30, 1997 and $10 million for each quarter ending September 30, 1997, December 31, 1997 and March 31, 1998). Borrowings under the Bank Facility bear interest at a margin above the bank's prime rate or LIBOR, as selected by the Company. The margin above such rates, and the fee on the unfunded portions of the Bank Facility, will vary quarterly based on the combined Borrower's and the Company's consolidated ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA").


     The Bank Facility contains certain financial and other covenants. These include a maximum funded debt to EBITDA ratio for the Borrowers combined of 3.00 to 1.00 for each fiscal quarter through June 30, 1997, 2.75 to 1.00 for each fiscal quarter through June 30, 1998, and 2.50 to 1.00 for each fiscal quarter thereafter, a minimum fixed charge coverage ratio for the preceding four quarters for the Borrowers combined of 1.35 to 1.00 for periods March 31, 1996 through June 30, 1998, and 1.50 to 1.00 for periods thereafter, a limitation on indebtedness, and limitations on capital expenditures. As of March 31, 1997, the Borrowers funded debt to EBITDA ratio was 1.97 to 1.00 and the fixed charge coverage ratio for the fiscal year ended March 31, 1997 was 2.54 to 1.00. A tranche of the Bank Facility contains a minimum tangible net worth requirement for Palace Station (as defined) and certain restrictions on distributions of cash from Palace Station to the Company. A tranche of the Bank Facility contains a minimum tangible net worth requirement for Palace

                             STATION CASINOS, INC.

Station (as defined) and certain restrictions on distributions of cash from Palace Station to the Company. As of March 31, 1997, Palace Station's tangible net worth exceeded the requirement by approximately $7 million. These covenants limit Palace Station's ability to make payments to the Company, a significant source of anticipated cash for the Company.



     In addition, the Bank Facility has financial covenants relating to the Company. These include prohibitions on dividends on or redemptions of the Company's common stock, restrictions on repayment of any subordinated debt, limitations on indebtedness beyond existing indebtedness, the Company's senior subordinated notes and up to $25 million of purchase money indebtedness, minimum consolidated net worth requirements for the Company of $165 million plus post October 1, 1995 preopening expenses, 95% of post October 1, 1995 net income (not reduced by net losses) and 100% of net equity offering proceeds, and limitations on capital expenditures. As of March 31, 1997, the Company's consolidated net worth exceeded the requirement by approximately $20 million. The Bank Facility also includes a maximum funded debt to EBITDA (adjusted for preopening expenses) ratio including annualized EBITDA (adjusted for preopening expenses) for any new venture, as defined, open less than a year for the Company on a consolidated basis of 5.00 to 1.00 for the fiscal quarter ended March 31, 1997, 5.25 to 1.00 for each fiscal quarter through December 31, 1997, 5.00 to 1.00 for each fiscal quarter through June 30, 1998, 4.75 to 1.00 for the fiscal quarter ending September 30, 1998, 4.50 to 1.00 for the fiscal quarter ending December 31, 1998, 4.25 to 1.00 for each fiscal quarter through June 30, 1999, 4.00 to 1.00 for the fiscal quarter ending September 30, 1999 and 3.75 to 1.00 thereafter. As previously discussed, in June 1997, the Company obtained an amendment to the Bank Facility. This amendment modified the covenant restricting the maximum consolidated funded debt to EBITDA ratio as follows: 5.75 to 1.00 for the fiscal quarter ended June 30, 1997, 5.85 to 1.00 for the fiscal quarter ended September 30, 1997, 5.75 to 1.00 for the fiscal quarters ending December 31, 1997 and March 31, 1998, 5.00 to 1.00 for the fiscal quarter ending June 30, 1998, 4.75 to 1.00 for the fiscal quarter ending September 30, 1998, 4.50 to 1.00 for the fiscal quarter ending December 31, 1998, 4.25 to 1.00 for each fiscal quarter through June 30, 1999, 4.00 to 1.00 for the fiscal quarter ending September 30, 1999 and 3.75 to 1.00 thereafter. In addition, in July 1997, the Company reduced the total amount available under the Bank Facility by $30 million. As a result, no additional reductions are required until June 30, 1998, at which time the Bank Facility will reduce by $22.4 million each fiscal quarter through March 31, 2000. As of March 31, 1997, the Company's funded debt to EBITDA ratio was 4.54 to 1.00. Such consolidated calculations for the Company do not include Sunset Station (see below). In addition, the Bank Facility prohibits the Company from holding cash and cash equivalents in excess of the sum of the amounts necessary to make the next scheduled interest or dividend payments on the Company's senior subordinated notes and the Convertible Preferred Stock (see Note 7), the amounts necessary to fund casino bankroll in the ordinary course of business, and $2,000,000. The Guarantors waive certain defenses and rights including rights of subrogation and reimbursement. The Bank Facility contains customary events of default and remedies and is cross-defaulted to the Company's senior subordinated notes and the Change of Control Triggering Event as defined in the Indentures.


     On September 25, 1996, Sunset Station, a wholly-owned subsidiary of the Company, entered into a Construction/Term Loan Agreement (the "Sunset Loan Agreement") with Bank of America National Trust and Savings Association, Bank of Scotland, Societe Generale and each of the other lenders party to such agreement, pursuant to which Sunset Station received a commitment for $110 million to finance the remaining development and construction costs of Sunset Station. The Company also entered into an operating lease for certain furniture, fixtures and equipment with a cost of $40 million to be subleased to Sunset Station as part of the Sunset Station Project (See Note 6).

     The Sunset Loan Agreement includes a first mortgage term note in the amount of $110 million (the "Sunset Note") which is non-recourse to the Company, except as to certain construction matters pursuant to a completion guarantee dated as of September 25, 1996, executed by the Company on behalf of Sunset Station and except that the Company has pledged all of the stock of Sunset Station as security for the Sunset

                             STATION CASINOS, INC.

Loan Agreement. The Sunset Note is to reduce $1.8 million for each fiscal quarter ending March 1998 through December 1998, $2.3 million for each fiscal quarter ending March 1999 through December 1999, and $2.0 million for the fiscal quarters ending March 2000 and June 2000 and matures in September 2000. In addition, the Sunset Note is subject to prepayment subsequent to July 1998 by an amount equal to a specified percentage of Excess Cash Flow, as defined. The Sunset Note carries an interest rate of 375 basis points above the Eurodollar Rate (as defined in the Sunset Loan Agreement). The Sunset Note is secured by substantially all of the assets of Sunset Station, including a deed of trust with respect to the real property on which Sunset Station is being constructed, a portion of which is subject to a lease from the Company to Sunset Station, and the remainder of which property is owned by Sunset Station and a security agreement as to all tangible and intangible personal property including Sunset Station's rights under an operating lease for certain furniture, fixtures and equipment to be used by Sunset Station.

     The Sunset Loan Agreement contains certain customary financial and other covenants (related exclusively to Sunset Station) including a minimum fixed charge coverage ratio as of the last day of any quarter after the opening of Sunset Station of not less than 1.10 to 1.00, a maximum senior funded debt to EBITDA (adjusted for certain cash contributions or advances by the Company) ratio after opening of 4.50 to 1.00 for the first full quarter, reducing by 0.25 on certain quarters thereafter to 3.25 to 1.00 for the tenth quarter and each quarter thereafter, and a minimum net worth as of any quarter end after opening of not less than $52 million plus 80% of net income (not reduced by net losses) for each quarter after opening, plus 100% of certain additional equity contributions by the Company and Supplemental Loans, as defined. In addition, the agreement places restrictions on indebtedness and guarantees, dividends, stock redemptions, mergers, acquisitions, sale of assets or sale of stock in subsidiaries and limitations on capital expenditures.

     In addition, the Company has provided a funding commitment to Sunset Station of up to an additional $25 million pursuant to a supplemental loan agreement (the "Supplemental Loan Agreement"). The Sunset Loan Agreement requires Sunset Station to draw amounts under the Supplemental Loan Agreement in the event of the failure of certain financial covenants under the Sunset Loan Agreement. Loans under this funding commitment may be drawn down beginning on the last day of the first full calendar quarter ending after Sunset Station opens for business in the amount of up to $10 million during the first year after such date, up to $10 million during the second year after such date and up to $5 million during the third year after such date. The Supplemental Loan Agreement also provides for an additional, separate funding commitment up to $40 million in connection with a purchase option for certain furniture, fixtures and equipment under the Sunset Operating Lease. Sunset Station will pay interest at a rate per annum equal to the three-month Eurodollar Rate, the interest being payable solely in the form of commensurate additions to the principal of the Supplemental Loans. The Supplemental Loan Agreement expires in September 2001. The funding commitments under the Supplemental Loan Agreement are subject to limitations imposed by the indentures governing the Company's existing senior subordinated notes and the Bank Facility.

     In order to manage the interest rate risk associated with the Sunset Note, Sunset Station entered into an interest rate swap agreement with Bank of America National Trust and Savings Association. This agreement swaps the variable rate interest pursuant to the Sunset Note to a fixed rate of 9.58% on $35 million notional amount as of January 1997 increasing to $60 million at March 1997, $90 million at June 1997, $100 million at September 1997 and then decreasing to $95 million at June 1998. The agreement expires in December 1998. The difference paid or received pursuant to the swap agreement is accrued as interest rates change and recognized as an adjustment to interest expense on the Sunset Note. Sunset Station is exposed to credit risk in the event of non-performance by the counterparty to the agreement. The Company believes the risk of non-performance by the counterparty is minimal. As of March 31, 1997, the market value of this interest rate swap was $1.0 million.

     The estimated fair value of the Company's long-term debt at March 31, 1997 was approximately $755.6 million, compared to its book value of approximately $761.0 million. The estimated fair value amounts

                             STATION CASINOS, INC.

were based on quoted market prices on or about March 31, 1997 for the Company's debt securities that are publicly traded. For debt securities that are not publicly traded, fair value was estimated based on the quoted market prices for similar issues or the current rates offered to the Company for debt having the same remaining maturities.

     Scheduled maturities of long-term debt are as follows (amounts in thousands):

                                               FISCAL YEAR ENDING
                                                   MARCH 31,
                                               ------------------
1998.........................................       $ 18,807
1999.........................................         12,948
2000.........................................         11,141
2001.........................................        333,373
2002.........................................          1,288
Thereafter...................................        383,406
                                                    --------
          Total..............................       $760,963
                                                    ========

6. COMMITMENTS AND CONTINGENCIES

  Station Casino St. Charles

     In September 1994, Station Casino St. Charles entered into an agreement for property acquisitions with the City of St. Charles, Missouri which allows for the acquisition by the Company of property within a designated 107-acre Redevelopment Project Area, a portion of which is adjacent to Station Casino St. Charles. This land is being acquired for the construction of a mixed use development which may include retail space, a hotel, office space, convention space or restaurants. The Company has a right to terminate the agreement if all related acquisition costs exceed $13.7 million. As of March 31, 1997, the Company has incurred $3.4 million of acquisition costs included in property and equipment, net in the accompanying consolidated balance sheets.

  Boulder Station Lease

     The Company entered into a ground lease for 27 acres of land on which Boulder Station is located. The Company leases this land from a trust pursuant to a long-term ground lease. The trustee of this trust is Bank of America NT&SA, the beneficiary of which is KB Enterprises, an affiliated company owned by Frank
J. Fertitta, Jr. and Victoria K. Fertitta (the "Related Lessor"), the parents of Frank J. Fertitta III, Chairman of the Board and Chief Executive Officer of the Company. The lease has a term of 65 years with monthly payments of $125,000 through June 1998. In June 1998, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return for comparably situated property or (ii) 8% per year. The rent will be further adjusted in June 2003, and every ten years thereafter by a cost of living factor. In no event will the rent for any period be less than the immediately prior period. Pursuant to the ground lease, the Company has an option, exercisable at five-year intervals beginning in June 1998, to purchase the land at fair market value. The Company's leasehold interest in the property is subject to a lien to secure borrowings under the Bank Facility.

  Texas Station Lease

     The Company entered into a ground lease for 47 acres of land on which Texas Station is located. The Company leases this land from a trust pursuant to a long-term ground lease. The trustee of this trust is Bank of America NT&SA, the beneficiary of which is Texas Gambling Hall & Hotel, Inc. an affiliate company of the Related Lessor. The lease has a term of 65 years with monthly rental payments of $150,000 through July 2000. In July 2000, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of

                             STATION CASINOS, INC.

the land and the greater of (i) the then prevailing annual rate of return being realized for owners of comparable land in Clark County or (ii) 8% per year. The rent will be further adjusted by a cost of living factor after the first ten years and every ten years thereafter. In no event will the rent for any period be less than the immediately prior period. Pursuant to the ground lease, the Company will have an option, exercisable at five-year intervals beginning in May 2000, to purchase the land at fair market value. The Company's leasehold interest in the property is subject to a lien to secure borrowings under the Bank Facility.

  Sunset Station Lease

     In June 1994, the Company entered into a lease agreement for approximately
47.5 acres of land in the Southeast area of Las Vegas on which Sunset Station is being developed. The lease has a term of 65 years with monthly rental payments of $120,000, adjusted on each subsequent five-year anniversary by a cost of living factor. On the seventh anniversary of the lease, the Company has an option to purchase this land for $23.8 million. Additionally, on the seventh anniversary of the lease, the lessor has an option to sell this land to the Company for $21.8 million.

  Station Casino Kansas City Lease

     The Company has entered into a joint venture which owns the land on which Station Casino Kansas City is located. At March 31, 1997, $3.5 million related to this investment is included in other assets, net in the accompanying consolidated balance sheets.

     In April 1994, Station Casino Kansas City entered into an agreement with the joint venture to lease this land. The agreement requires monthly payments of $85,000 through March 31, 1997 and $90,000 through the remainder of the lease term. The lease expires March 31, 2006, with an option to extend the lease for up to eight renewal periods of ten years each, plus one additional seven year period. Commencing April 1, 1998 and every anniversary thereafter, the rent shall be adjusted by a cost of living factor. In connection with the joint venture agreement, the Company received an option providing for the right to acquire the joint venture partner's interest in this joint venture. The Company has the option to acquire this interest at any time after April 1, 2002 through April 1, 2011 for $11.7 million, however, commencing April 1, 1998 the purchase price will be adjusted by a cost of living factor of not more than 5% or less than 2% per annum. At March 31, 1997, $2.6 million paid by the Company in consideration for this option is included in other assets, net in the accompanying consolidated balance sheets.

  Southern Florida

     In October 1994, the Company entered into an agreement to form a limited partnership with the existing operator of a pari-mutuel facility in Southern Florida. In the event casino gaming is approved by the voters of Florida by October 2000 and in the event the site is licensed by the state, the Company will be obligated to make capital contributions to the partnership totaling $35 million, reduced by credits for amounts previously contributed to any Florida gaming referendum campaign.

  Operating Leases

     The Company leases several parcels of land and equipment used in operations at Palace Station, Boulder Station, Texas Station, Station Casino St. Charles and Station Casino Kansas City and for land on which Sunset Station is being developed. Leases on various parcels ranging from 13 acres to 171 acres have terms expiring between March 2006 and July 2060. Future minimum lease payments required under these operating

                             STATION CASINOS, INC.

leases and other noncancelable operating leases are as follows for the fiscal years ending March 31, (amounts in thousands):

FUTURE MINIMUM LEASE PAYMENTS

1998..............................................  $  6,423
1999..............................................     6,296
2000..............................................     5,932
2001..............................................     5,932
2002..............................................     5,932
Thereafter........................................   280,479
                                                    --------
          Total...................................  $310,994
                                                    ========

     Rent expense totaled approximately $5.4 million, $6.5 million and $4.9 million for the years ended March 31, 1997, 1996 and 1995, respectively. Rents of $2.2 million and $2.1 million were capitalized in connection with the construction of Station Casino Kansas City and Sunset Station for the fiscal years ended March 31, 1997 and 1996, respectively.

     During fiscal 1995, the Company sold approximately $13.0 million of equipment and leased it back under lease agreements ranging from three to seven years. The transactions produced gains of approximately $665,000 which have been deferred and are being amortized against lease expense over the remaining lease terms.

  Equipment Lease

     In connection with the Sunset Loan Agreement, the Company entered into an operating lease for furniture, fixtures and equipment (the "Equipment") with a cost of $40 million, dated as of September 25, 1996 (the "Sunset Operating Lease") with First Security Trust Company of Nevada. The Sunset Operating Lease expires in October 2000 and carries a lease rate of 225 basis points above the Eurodollar Rate. The Company has entered into a sublease with Sunset Station for the Equipment pursuant to an operating lease with financial terms substantially similar to the Sunset Operating Lease. In the event that Sunset Station elects to purchase the Equipment, the Company has provided a funding commitment up to the amount necessary for such purchase pursuant to the Supplemental Loan Agreement (subject to the limitations on funding contained in the Supplemental Loan Agreement) (See Note 5).

     In connection with the Sunset Operating Lease, the Company also entered into a participation agreement, dated as of September 25, 1996 (the "Participation Agreement") with the trustee, as lessor under the Sunset Operating Lease, and holders of beneficial interests in the Lessor Trust (the "Holders"). Pursuant to the Participation Agreement, the Holders will advance funds to the trustee for the purchase by the trustee of, or to reimburse the Company for, the purchase of the Equipment, which will then be leased to the Company, and in turn subleased to Sunset Station. Pursuant to the Participation Agreement, the Company also agreed to indemnify the Lessor and the Holders against certain liabilities.

  Legal Matters

     The Company is a litigant in legal matters arising in the normal course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

                             STATION CASINOS, INC.

7. STOCKHOLDER'S EQUITY

     In July 1995, the Company completed a public offering of 5,175,000 shares of common stock at $16 per share generating net proceeds of approximately $78.2 million, before deducting $0.8 million of offering costs paid by the Company. The proceeds from this offering were primarily used to acquire the assets of Texas Station located in North Las Vegas, which commenced operations July 12, 1995. The seller of the assets is a wholly-owned subsidiary of a trust of which the Related Lessor is the sole trustee (the "Seller"). The purchase price of such assets was an amount equal to the Seller's out-of-pocket costs incurred in connection with the financing, development and construction of the hotel/casino through the closing date. At closing, the Company paid $62.8 million to the Seller and assumed various liabilities and contracts to complete construction of the facility. The total cost of the property was approximately $84.9 million. The land on which the Texas Station facility is situated is being leased to the Company by the Seller pursuant to a long-term ground lease (See Note 6).

     In March 1996, the Company completed a public offering of 1,800,000 shares of convertible preferred stock (the "Convertible Preferred Stock") at $50.00 per share generating net proceeds of approximately $87.3 million, before deducting $0.6 million of offering costs paid by the Company. In April 1996, the underwriters exercised their option to purchase an additional 270,000 shares of the Convertible Preferred Stock generating net proceeds to the Company of approximately $13.1 million. The Convertible Preferred Stock is convertible at an initial conversion rate of 3.2573 shares of common stock for each share of Convertible Preferred Stock. The Convertible Preferred Stock is redeemable, at the option of the Company in whole or in part, for shares of the Company's common stock at any time after March 15, 1999, initially at a redemption price of $52.45 per share and thereafter at prices decreasing annually to $50.00 per share of Convertible Preferred Stock on and after March 15, 2006, plus accrued and unpaid dividends. The common shares to be issued is determined by dividing the redemption price by the lower of the average daily closing price for the Company's common stock for the preceding 20 trading days or the closing price of the Company's common stock on the first business day preceding the date of the redemption notice. Any fractional shares would be paid in cash. Dividends on the Convertible Preferred Stock of $3.50 per share annually, accrue and are cumulative from the date of issuance. The Convertible Preferred Stock has a liquidation preference of $50.00 per share, plus accrued and unpaid dividends.

8. RELATED PARTIES

     The Company has employed McNabb/McNabb/DeSoto/Salter & Co. ("MMDS") to provide advertising and marketing research services. Certain stockholders of the Company own a 50% interest in MMDS. During the fiscal years ended March 31, 1997, 1996 and 1995 the Company paid MMDS $27.2 million, $17.4 million and $12.7 million respectively, for advertising, market research and other costs related to these activities. In management's opinion, these transactions were conducted with terms as fair to the Company as could have been obtained from unaffiliated companies. In April 1997, the Company purchased the assets of MMDS for approximately $0.8 million.

9. BENEFIT PLANS

  Stock Compensation Program

     The Company has adopted a Stock Compensation Program (the "Program") which includes (i) an Incentive Stock Option Plan for the grant of incentive stock options, (ii) a Compensatory Stock Option Plan providing for the grant of non-qualified stock options, and (iii) a Restricted Shares Plan providing for the grant of restricted shares of common stock. Officers, key employees, directors (whether employee directors or non-employee directors) and independent contractors or agents of the Company and its subsidiaries are eligible to participate in the program. However, only employees of the Company and its subsidiaries are eligible to receive incentive stock options.

                             STATION CASINOS, INC.

     A maximum of 6,307,000 shares of common stock have been reserved for issuance under the Program. Options are granted at the current market price at the date of grant. The plan provides for a variety of vesting schedules, ranging from immediate to twenty percent a year for five years, to be determined at the time of grant. All options have an exercise period of ten years from the date of grant.

     The Program will terminate ten years from the date of adoption, unless terminated earlier by the Board of Directors, and no options or restricted shares may be granted under the Program after such date. Summarized information for the Program is as follows:

                                             1997                   1996                    1995
                                     --------------------   ---------------------   --------------------
                                                 WEIGHTED                WEIGHTED               WEIGHTED
                                                 AVERAGE                 AVERAGE                AVERAGE
                                                 EXERCISE                EXERCISE               EXERCISE
                                      OPTIONS     PRICE      OPTIONS      PRICE      OPTIONS     PRICE
                                     ---------   --------   ----------   --------   ---------   --------
Outstanding Beginning of the
  Year.............................  2,697,012    $16.24     2,372,100    $19.05    1,943,725    $20.09
  Granted..........................  2,160,822    $14.01     1,593,305    $13.42      541,750    $15.50
  Exercised........................    (14,711)   $12.16           (46)   $12.00           --    $   --
  Canceled.........................   (410,941)   $15.70    (1,268,347)   $17.95     (113,375)   $19.89
                                     ---------              ----------              ---------
Outstanding End of the Year........  4,432,182    $15.22     2,697,012    $16.24    2,372,100    $19.05
                                     =========              ==========              =========
Restricted Stock Grants............         --                      --                170,500
                                     =========              ==========              =========
Exercisable at End of Year.........  1,408,893    $16.50       993,032    $16.67      721,200    $20.06
                                     =========              ==========              =========
Options Available for Grant........  1,689,561                 649,942                479,910
                                     =========              ==========              =========

     The following table summarizes information about the options outstanding at March 31, 1997:

                                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                              ---------------------------------------    -----------------------
                                               WEIGHTED                    NUMBER
                                 NUMBER         AVERAGE      WEIGHTED    EXERCISABLE    WEIGHTED
          RANGE OF            OUTSTANDING      REMAINING     AVERAGE         AT         AVERAGE
          EXERCISE            AT MARCH 31,    CONTRACTUAL    EXERCISE     MARCH 31,     EXERCISE
           PRICES                 1997           LIFE         PRICE         1997         PRICE
          --------            ------------    -----------    --------    -----------    --------
$ 9.38 - $ 9.88.............     228,000          9.9         $ 9.50             --      $   --
$11.63 - $13.75.............     890,081          7.3         $12.07        549,284      $12.04
$14.38 - $15.00.............   2,149,101          8.9         $14.59        100,709      $14.44
$18.00 - $20.00.............   1,075,000          6.3         $19.72        695,900      $19.83
$22.00 - $22.00.............      90,000          2.8         $22.00         63,000      $22.00
                               ---------          ---         ------      ---------      ------
                              4,432,182..         7.9         $15.22      1,408,893      $16.50
                               =========          ===         ======      =========      ======

     Restricted stock grants in the amount of 170,500 shares were issued during the fiscal year ended March 31, 1995. The effect of these grants is to increase the issued and outstanding shares of the Company's common stock and decrease the number of shares available for grant in the plan. Deferred compensation is recorded for the restricted stock grants equal to the market value of the Company's common stock on the date of grant. The deferred compensation is amortized over the period the restricted stock vests and recorded as compensation expense in selling, general, and administrative expense in the accompanying consolidated statements of operations.

     The Company applies APB Opinion No. 25 and related interpretations in accounting for the Program. Accordingly, compensation expense recognized was different than what would have been otherwise recognized under the fair value based method defined in SFAS No. 123, "Accounting for Stock-Based Compensation". Had compensation expense for the plans been determined in accordance with SFAS No. 123, the effect on the

                             STATION CASINOS, INC.

Company's net income applicable to common stock and earnings per common share would have been as follows (amounts in thousands, except per share data):

                                                              YEAR ENDED MARCH 31,
                                                              ---------------------
                                                               1997          1996
                                                              -------      --------
Net income applicable to common stock:
  As reported...............................................   $6,518       $25,419
  Proforma..................................................   $3,640       $23,562
Earnings per common share:
  As reported...............................................   $ 0.18       $  0.75
  Proforma..................................................   $ 0.10       $  0.69

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing method with the following assumptions: (i) no dividends, (ii) expected volatility for both years of 45.5%, (iii) risk free interest rate of 6.46% for 1997 and 6.04% for 1996, and (iv) the expected average life of 3.92 years for 1997 and 3.05 years for 1996. The weighted average fair value of options granted in 1997 and 1996 were $5.64 and $4.91, respectively.

     Because the SFAS No. 123 method of accounting has not been applied to options granted prior to April 1, 1995, the resulting pro forma net income may not be representative of that to be expected in future years.

     In May 1995, the Board of Directors of the Company authorized the repricing of 1,156,900 options with option prices ranging from of $13.00 to $20.00. Options held by certain members of the Company's Board of Directors, including the Chairman and Chief Executive Officer of the Company were not repriced. The effect of the repricing of all the subject options was the cancellation of 1,116,500 options and the reissuance of 872,680 options ("replacement options") with a price of $12.00 (market value at date of the repricing) which are included in granted and canceled options in the table above. The number of replacement options was determined, based upon a valuation model, so that the value of the replacement options was equivalent to the value of the options originally granted.

  401(k) Plans

     The Company has a defined contribution 401(k) plan, which covers all employees who meet certain age and length of service requirements and allows an employer contribution up to 25 percent of the first four percent of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. These deferrals are regulated under Section 401(k) of the Internal Revenue Code. The Company's matching contribution was $442,000, $293,000, and $203,000 for the fiscal years ended March 31, 1997, 1996 and 1995, respectively.

10. EXECUTIVE COMPENSATION PLANS

     The Company has employment agreements with certain of its executive officers. These contracts provide for, among other things, an annual base salary with annual adjustments and an annual cash bonus equal to at least 5 percent of the executive's base salary, and supplemental long-term disability and supplemental life insurance benefits in excess of the Company's normal coverage for employees. The Company elected to self-insure with respect to the long-term disability benefits. In addition, the Company has adopted a Supplemental Executive Retirement Plan for its Chief Executive Officer and a Supplemental Management Retirement Plan for certain key executives as selected by the Human Resources Committee of the Company's Board of Directors. Other executive plans include a Deferred Compensation Plan and a Long-Term Stay-On

                             STATION CASINOS, INC.

Performance Incentive Plan. The expenses related to these plans are included in corporate expenses in the accompanying consolidated statements of operations.

11. RESTRUCTURING CHARGE

     In March 1997, the Company introduced a plan designed to reduce costs and improve efficiency of operations. This plan resulted in a one-time charge to earnings in the fourth quarter of fiscal 1997 totaling $2,016,000, primarily related to employee severance payments.

12. INCOME TAXES

     The Company files a consolidated federal income tax return. The provision (benefit) for income taxes consists of the following (amounts in thousands):

                                                                  MARCH 31,
                                                        -----------------------------
                                                         1997       1996       1995
                                                        -------    -------    -------
Current:
  Federal.............................................  $ 7,708    $ 4,784    $   721
  State...............................................   (1,834)       374     (1,053)
                                                        -------    -------    -------
                                                          5,874      5,158       (332)
Deferred..............................................    1,741      9,421     (3,145)
                                                        -------    -------    -------
          Total income taxes..........................  $ 7,615    $14,579    $(3,477)
                                                        =======    =======    =======

     The income tax provision (benefit) differs from that computed at the federal statutory corporate tax rate as follows:

                                                                   MARCH 31,
                                                          ---------------------------
                                                          1997       1996       1995
                                                          -----      -----      -----
Federal statutory rate..................................   35.0%      35.0%     (35.0)%
State income taxes, net of federal benefit..............   (5.5)       0.6       (6.0)
Meals and entertainment.................................    0.2        0.6        4.1
Other, net..............................................    5.9        0.2        6.5
                                                          -----      -----      -----
Effective tax rate......................................   35.6%      36.4%     (30.4)%
                                                          =====      =====      =====

                             STATION CASINOS, INC.

     The tax effects of significant temporary differences representing net deferred tax assets and liabilities are as follows (amounts in thousands):

                                                                    MARCH 31,
                                                              ---------------------
                                                                1997         1996
                                                              --------     --------
Deferred tax assets:
  Current:
     Accrued vacation, bonuses and group insurance..........  $  2,981     $  2,119
     Prepaid gaming taxes...................................    (1,341)      (1,177)
     Other..................................................     2,261        1,135
                                                              --------     --------
  Total current.............................................     3,901        2,077
                                                              --------     --------
  Long-term:
     Preopening and other costs, net of amortization........    15,077        4,485
     State deferred taxes...................................     1,907          462
     Alternative minimum tax credits........................     9,000        4,600
                                                              --------     --------
          Total long-term...................................    25,984        9,547
                                                              --------     --------
          Total deferred tax assets.........................    29,885       11,624
                                                              --------     --------
Deferred tax liabilities:
  Long-term:
     Temporary differences related to property and
       equipment............................................   (32,583)     (18,201)
     Other..................................................    (1,249)      (1,122)
                                                              --------     --------
          Total deferred tax liabilities....................   (33,832)     (19,323)
                                                              --------     --------
          Net...............................................  $ (3,947)    $ (7,699)
                                                              ========     ========

     The excess of the alternative minimum tax over the regular Federal income tax is a tax credit which can be carried forward indefinitely to reduce future regular Federal income tax liabilities. The Company did not record a valuation allowance at March 31, 1997 relating to recorded tax benefits because all benefits are likely to be realized.

13. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                                  NET
                                                                                    INCOME       INCOME      EARNINGS
                                                                                    (LOSS)       (LOSS)       (LOSS)
                                                                      OPERATING     BEFORE     APPLICABLE      PER
                                                            NET        INCOME       INCOME     TO COMMON      COMMON
                                                         REVENUES      (LOSS)       TAXES        STOCK        SHARE
                                                         ---------    ---------    --------    ----------    --------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT PER COMMON SHARE AMOUNTS)
YEAR ENDED MARCH 31, 1997
First quarter........................................    $ 135,440    $ 22,813     $ 14,581     $  7,648      $ 0.22
Second quarter.......................................    $ 138,034    $ 23,809     $ 15,847     $  8,307      $ 0.24
Third quarter........................................    $ 133,767    $ 21,536     $ 13,789     $  6,944      $ 0.20
Fourth quarter.......................................    $ 176,274    $(10,035)    $(22,839)    $(16,381)     $(0.46)
YEAR ENDED MARCH 31, 1996
First quarter........................................    $  94,145    $ 13,043     $  5,530     $  3,511      $ 0.12
Second quarter.......................................    $ 119,850    $ 17,666     $ 11,459     $  7,257      $ 0.21
Third quarter........................................    $ 122,929    $ 18,969     $ 11,509     $  7,360      $ 0.21
Fourth quarter.......................................    $ 129,933    $ 19,786     $ 11,553     $  7,291      $ 0.21
YEAR ENDED MARCH 31, 1995
First quarter........................................    $  47,672    $ (8,361)    $(11,055)    $ (7,399)     $(0.25)
Second quarter.......................................    $  62,384    $ (6,962)    $(11,428)    $ (7,379)     $(0.25)
Third quarter........................................    $  83,641    $  6,295     $    807     $    483      $ 0.02
Fourth quarter.......................................    $  96,581    $ 15,416     $ 10,257     $  6,353      $ 0.22

                             STATION CASINOS, INC.

14. SUBSEQUENT EVENT



     On January 16, 1997, the Company's gaming licenses for Station Casino Kansas City were formally issued for its facility which is located in a man-made basin filled with water piped in from the surface of the Missouri River. In reliance on numerous approvals from the Missouri Gaming Commission specific to the configuration and granted prior to the formal issuance of its gaming license, the Company built and opened the Station Casino Kansas City facility. The licenses issued to the Company and the resolutions related thereto specifically acknowledge that the Missouri Gaming Commission had reviewed and approved this configuration.



     On November 25, 1997, the Supreme Court of Missouri ruled, in a case challenging the gaming licensing of certain operators located in Maryland Heights, Missouri who compete with Station Casino St. Charles, that gaming may occur only in artificial spaces that are contiguous to the surface stream of the Missouri or Mississippi Rivers. The case was remanded to the trial court for a factual determination as to whether such competing operators meet this requirement.



     Based upon this Missouri Supreme Court ruling (the so-called "Akin Ruling"), the Missouri Gaming Commission attempted to issue preliminary orders for disciplinary action to all licensees in Missouri that operate gaming facilities in artificial basins. These preliminary orders started the hearing process which allow the affected licensees to demonstrate that they are in fact, contiguous to the surface stream of the Missouri or Mississippi River. The preliminary orders were challenged by the licensees. The Circuit Court of Cole County has entered writs of prohibition preventing the Missouri Gaming Commission from proceeding with such hearings under the Missouri Gaming Commission's existing procedures. The Missouri Gaming Commission is currently seeking further review of these writs of prohibition in the Missouri Supreme Court, which has not yet ruled on the matter.



     Further, the Akin case was dismissed by the plaintiffs without prejudice after the Akin Ruling was entered by the Missouri Supreme Court, but before any further proceedings on remand. Therefore, the status of the Akin Ruling is unclear.



     On January 16, 1998, Station Casino Kansas City's licenses were renewed for one year, subject to the satisfactory resolution of the issues raised in the Akin Ruling. This renewal occurred before any writs of prohibition were entered preventing the Missouri Gaming Commission from proceeding with hearings concerning Station Casino Kansas City or any other licensees for alleged non-compliance with the Akin Ruling.



     Because of the open questions raised but not answered in the Akin Ruling, it is not possible to predict what effect the Akin Ruling or Missouri Gaming Commission's actions will have on operations at Station Casino Kansas City.



     At this time, based on discussions with Missouri legal counsel, management believes that it has potentially meritorious defenses in any lawsuit or administrative action based on the Akin Ruling.



     However, management cannot provide any assurance as to whether the Station Casino Kansas City facility would be found to comply with the guidelines described in the Akin Ruling, whether it would be permitted to modify the facility to comply with such standards, or whether the Company's legal defenses, legislative alternatives, or other means available to permit the continued use of this current configuration would succeed.



     Further, it is unclear, in the event of a determination that the configuration at Station Casino Kansas City does not comply with the Akin Ruling, whether Station Casino Kansas City would be able to continue to operate or whether such findings would result in the possible temporary or permanent closure of Station Casino Kansas City. The Company cannot provide any assurance that there would not be a material adverse impact in such an eventuality.

                             STATION CASINOS, INC.

     The Company does not believe the Akin Ruling will have a material adverse impact on the Station Casino St. Charles operations.



MERGER AGREEMENT (UNAUDITED)



     On January 16, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"). Pursuant to the Merger Agreement, the Company will be merged with and into Crescent (the "Merger"). The Merger Agreement also provides for certain alternative structures to facilitate the combination of the businesses of the Company and Crescent.



     Upon consummation of the Merger, each share of the Company's $.01 par value common stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") together with the associated rights issued pursuant to the Rights Agreement dated October 6, 1997 shall as of the Effective Time, be converted into the right to receive 0.466 validly issued, fully paid and nonassessable shares of Crescent's $.01 par value common shares of beneficial interest. Each share of the Company's $3.50 Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be converted into the right to receive one validly issued, fully paid and nonassessable $3.50 Convertible Preferred Share of Crescent convertible into the number of Crescent common shares and having the terms required by the Company's Convertible Preferred Stock. In addition, at the option of the Company, the Company will issue to Crescent and Crescent has agreed to purchase subject to the terms, conditions and procedures set forth in the Merger Agreement up to an aggregate of 115,000 shares of a new series of preferred stock of the Company ("the Redeemable Preferred Stock") at a price of $1,000 per share (plus accrued dividends) in cash in increments of 5,000 shares. The Redeemable Preferred Stock is convertible at the option of the holder any time after January 16, 1999, unless previously redeemed, into shares of common stock at a conversion rate of 60.606 Shares of Common Stock for each share of Redeemable Preferred Stock subject to ordinary antidilution provisions. Unless written consent from Crescent is received, the Company has agreed to use the net proceeds from the sale of the Redeemable Preferred Stock to repay indebtedness under its revolving loan agreement, borrowings under which were used for acquisitions and master-planned expansions.



     Consummation of the Merger is subject to the satisfaction of certain closing conditions, including the approval of the Company's stockholders, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 and the approval of any other governmental entity with jurisdiction in respect of gaming laws required or necessary in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. The Merger Agreement entitles Crescent to a $54 million break-up fee if such agreement is terminated (i) by either Crescent or the Board of Directors of the Company if any required approval of the Merger is not obtained by reason of the failure to obtain the required vote of stockholders, (ii) by Crescent if the Board of Directors of the Company withdraws its approval or recommendation of the Merger, or recommends a superior proposal or (iii) by the Board of Directors of the Company if it receives a superior proposal that Crescent does not match or exceed.



     Upon consummation of the Merger, it is anticipated that an operating company owned equally by the Company's management team and Crescent Operating, Inc. (the "Operating Company") or another affiliate established by Crescent will operate the six casino properties currently operated by the Company pursuant to a lease with Crescent. The lease will be a 10-year lease with one, five-year renewal option. The lease also will be a triple-net lease, and will provide that the Operating Company is required to maintain the property in good condition at its expense during the term of the lease. The lease provides for base and percentage rent but the amount of the rent has not yet been determined.



     Immediately prior to the execution of the Merger Agreement, the Company amended its Rights Agreement dated October 6, 1997 (the "Rights Agreement"), to exclude Crescent and its affiliates from the

                             STATION CASINOS, INC.

definition of Acquiring Person to the extent that it is a Beneficial Owner (as defined in the Rights Agreement) as a result of the approval, execution or delivery of, or the consummation of the transactions contemplated by, the Merger Agreement, including, without limitation, the purchase by Crescent of the Redeemable Preferred Stock.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                 PRO FORMA CONSOLIDATING FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)


     The pro forma information for the year ended December 31, 1996 assumes completion, in each case as of January 1, 1996 in determining operating and other data, of (i) Crescent Real Estate Equities Company's (the "Company") public offering of its common shares that closed on October 2, 1996 (the "October 1996 Offering") and the additional public offering of 450,000 common shares that closed on October 9, 1996 and these net proceeds were contributed to Crescent Real Estate Equities Limited Partnership (the "Operating Partnership"), which used the net proceeds to repay approximately $168,000 of indebtedness and to fund approximately $289,000 of Property acquisitions in the fourth quarter of 1996 and the first quarter of 1997, (ii) the Company's public offering of its common shares in April 1997 (the "April 1997 Offering") and the additional public offering of 500,000 common shares that closed on May 14, 1997 and these net proceeds were contributed to the Operating Partnership, which used the net proceeds to fund approximately $593,500 of Property acquisitions and other investments in the second quarter of 1997, (iii) the Company's offering of 4,700,000 common shares to an affiliate of Union Bank of Switzerland (the "UBS Offering") and these net proceeds were contributed to the Operating Partnership, which used the net proceeds to repay approximately $145,000 of indebtedness under the Credit Facility, (iv) the Operating Partnership's offering of an aggregate principal amount of $400 million of senior notes (the "September 1997 Note Offering") and the use of the net proceeds therefrom to fund approximately $337,600 of the purchase price of two Properties and to repay approximately $57,200 of indebtedness incurred under the Credit Facility and other short-term indebtedness, (v) the Company's public offering of its Common Shares in October 1997 (the "October 1997 Offering") and these net proceeds were contributed to the Operating Partnership, which used the net proceeds therefrom to fund approximately $45,000 of the purchase price of one Property and to repay approximately $325,100 of short-term indebtedness and indebtedness incurred under the Credit Facility, (vi) the Company's offering of 5,375,000 Common Shares to Merrill Lynch (the "Merrill Offering") and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $199,900 of indebtedness under the Credit Facility, (vii) Property acquisitions, other investments and related financing and share issuances during 1996, 1997 and 1998, and (viii) Pending Investments and related financing, including $1,054,200 for refinancing and/or assumption of indebtedness, and associated refinancing and transaction costs, in connection with the Merger.



     The pro forma information for the nine months ended September 30, 1997 assumes completion, in each case as of January 1, 1997 in determining operating and other data, and, in each case as of September 30, 1997 in determining balance sheet data, of (i) the April 1997 Offering and the additional public offering of 500,000 common shares that closed on May 14, 1997 and these net proceeds were contributed to the Operating Partnership, which used the net proceeds to fund approximately $593,500 of Property acquisitions and other investments in the second quarter of 1997, (ii) the UBS Offering and these net proceeds were contributed to the Operating Partnership, which used the net proceeds to repay approximately $145,000 of indebtedness under the Credit Facility, (iii) the September 1997 Note Offering and the use of the net proceeds therefrom to fund approximately $337,600 of the purchase price of two Properties and to repay approximately $57,200 of indebtedness incurred under the Credit Facility and other short-term indebtedness, (iv) the October 1997 Offering and these net proceeds were contributed to the Operating Partnership, which used the net proceeds to fund approximately $45,000 of the purchase price of one Property and to repay approximately $325,100 of short-term indebtedness and indebtedness incurred under the Credit Facility, (v) the Merrill Offering and the contribution of the net proceeds to the Operating Partnership, which used the net proceeds to repay approximately $199,900 of indebtedness under the Credit Facility, (vi) Property acquisitions, other investments and related financing and share issuances during 1997 and 1998, and (vii) Pending Investments and related financing, including $1,054,200 for refinancing and/or assumption of indebtedness, and associated refinancing and transaction costs, in connection with the Merger.


     The unaudited pro forma Consolidated Balance Sheet and Statements of Operations should be read in conjunction with the historical audited financial statements of the Operating Partnership for the year ended December 31, 1996, filed herein. In management's opinion, all adjustments necessary to reflect the above discussed transactions have been made. The unaudited pro forma Consolidated Balance Sheet and Statements of Operations are not necessarily indicative of what actual results of operations of the Operating Partnership would have been for the period, nor does it purport to represent the Operating Partnership's results of operations for future periods.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



                      PRO FORMA CONSOLIDATED BALANCE SHEET


                            AS OF SEPTEMBER 30, 1997


                             (DOLLARS IN THOUSANDS)


                                  (UNAUDITED)



                                     ASSETS



                                                   CRESCENT REAL
                                                  ESTATE EQUITIES
                                                LIMITED PARTNERSHIP       PRO FORMA        PRO FORMA
                                                   HISTORICAL(A)         ADJUSTMENTS      CONSOLIDATED
                                                -------------------      -----------      ------------
Investments in real estate....................      $3,113,743           $2,261,016(B)     $5,374,759
Less -- accumulated depreciation..............        (256,204)                  --          (256,204)
                                                    ----------           ----------        ----------
          Net investment in real estate.......       2,857,539            2,261,016         5,118,555
Cash and cash equivalents.....................          46,691               67,625(C)        114,316
Restricted cash and cash equivalents..........          32,462                   --            32,462
Accounts receivable, net......................          23,980                   --            23,980
Deferred rent receivable......................          30,649                   --            30,649
Investments in mortgages and equity of
  unconsolidated companies....................         369,779              218,075(D)        587,854
Notes receivable, net.........................         166,323                7,800(E)        174,123
Other assets, net.............................          87,641                   --            87,641
                                                    ----------           ----------        ----------
          Total assets........................      $3,615,064           $2,554,516        $6,169,580
                                                    ==========           ==========        ==========

                                             LIABILITIES

Borrowings under Credit Facility..............      $  316,500           $  207,550(F)     $  524,050
Notes payable.................................       1,460,404              (85,000)(G)     2,571,704
                                                                          1,196,300(H)
  Accounts payable, accrued expenses and other
     liabilities..............................          88,230              (25,000)(I)        63,230
                                                    ----------           ----------        ----------
          Total liabilities...................       1,865,134            1,293,850         3,158,984
                                                    ----------           ----------        ----------
MINORITY INTERESTS............................          28,396                   --            28,396
PARTNERS' CAPITAL
  General partner.............................           4,295                   --             4,295
  Limited partners............................       1,717,239            1,260,666(J)      2,977,905
                                                    ----------           ----------        ----------
          Total partners' capital.............       1,721,534            1,260,666         2,982,200
                                                    ----------           ----------        ----------
          Total liabilities and partners'
            capital...........................      $3,615,064           $2,554,516        $6,169,580
                                                    ==========           ==========        ==========



        See accompanying notes to Pro Forma Consolidated Balance Sheet.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET



                                  ADJUSTMENTS


                             (DOLLARS IN THOUSANDS)



(A)    Reflects Crescent Real Estate Equities Limited Partnership
         unaudited consolidated historical balance sheet as of
         September 30, 1997........................................          --
(B)    Increase reflects the following:
       Acquisition of US Home Building office property.............  $   45,000
       Acquisition of Fountain Place office property...............     114,000
       Acquisition of Ventana Country Inn hotel property...........      30,000
       Acquisition of Energy Centre office property................      75,000
       Acquisition of Austin Centre office property and Omni Austin
         Hotel property............................................      96,900
       Pending acquisition of Post Oak Central office property.....     155,250
       Pending acquisition of Station's casino/hotel properties....   1,744,866
                                                                     ----------
                                                                     $2,261,016
                                                                     ==========
(C)    Net increase reflects the following:
       Capital contributions made by the Company from the October
         1997 Offering.............................................  $  370,100
       Acquisition of US Home Building office property.............     (45,000)
       Partial repayment under the Credit Facility using proceeds from the
           October 1997 Offering...................................    (325,100)
       Draw under the Credit Facility for working capital..........      21,500
       Borrowings under the Bridge Loan for working capital........      43,100
       Acquisition of Energy Centre office property................      (5,000)
       Proceeds from sale of voting common stock to Crescent
         Operating, Inc. ("COI")
           for the Refrigerated Warehouse investment...............       8,025
                                                                     ----------
                                                                     $   67,625
                                                                     ==========
(D)    Net increase reflects the following:
       Refrigerated Warehouse Transaction -- 40% equity
         investment................................................  $  160,500
       Sale of 100% of voting common stock to COI representing 5%
         equity interest in
           Refrigerated Warehouse Investment.......................      (8,025)
       Investment in a partnership that owns Bank One Center office property -- 50%
           equity investment.......................................      41,500
       Additional investments in equity of unconsolidated
         companies.................................................      24,100
                                                                     ----------
                                                                     $  218,075
                                                                     ==========
(E)    Increase in notes receivable reflects the following:
       Loan to a residential development corporation...............  $    7,800
                                                                     ==========

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



          NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET -- (CONTINUED)



                                  ADJUSTMENTS


                             (DOLLARS IN THOUSANDS)


(F)    Net increase in borrowings under the Credit Facility as a
         result of:
         Partial repayment under the Credit Facility using capital
         contributions made by the Company from the October 1997
         Offering..................................................  $ (325,100)
       Draw to repay the BankBoston Note I.........................     235,000
       Draw to partially repay the BankBoston Note II..............     100,000
       Investment in a partnership that owns Bank One Center office property  -- 50%
           equity investment.......................................      41,500
       Draw for working capital....................................      21,500
       Refrigerated Warehouse Transaction -- 40% equity
         investment................................................     160,500
       Partial repayment under the Credit Facility using capital
         contributions made by
           the Company from the Equity Offering in December 1997 to
         Merrill Lynch.............................................    (199,900)
       Acquisition of Austin Centre office property and Omni Austin
         Hotel property............................................      96,900
       Draw for additional investments in equity of unconsolidated
         companies.................................................      21,900
       Pending acquisition of Post Oak Central office property.....      55,250
                                                                     ----------
                                                                     $  207,550
                                                                     ==========
(G)    Net decrease in short-term borrowings as a result of:
       Repayment of BankBoston Note I through a draw under the
         Credit Facility...........................................  $ (235,000)
       Partial repayment of BankBoston Note II through a draw under
         the Credit Facility.......................................    (100,000)
       Borrowings under the Bridge Loan for working capital and
         property taxes............................................      68,100
       Borrowings under the Bridge Loan to partially fund the
         acquisition of Fountain
           Place office property...................................      16,900
       Borrowings under the Bridge Loan for the acquisition of
         Ventana Country Inn
           hotel property..........................................      30,000
       Borrowings under the Bridge Loan to partially fund the
         acquisition of Energy
           Centre office property..................................      25,000
       Borrowings under the Bridge Loan for a residential
         development corporation loan
           and additional investments in equity of unconsolidated
         companies.................................................      10,000
       Borrowings under the Bridge Loan for the pending acquisition
         of Post Oak Central   office property.....................     100,000
                                                                     ----------
                                                                     $  (85,000)
                                                                     ==========
(H)    Increase in notes payable reflects the following:
       Assumption of debt with the acquisition of Fountain Place
         office property...........................................  $   97,100
       Proceeds from Met Life note in conjunction with the
         acquisition of Energy Centre
           office property.........................................      45,000
       Debt relating to the pending acquisition of Station's
         casino/hotel properties...................................   1,054,200
                                                                     ----------
                                                                     $1,196,300
                                                                     ==========
(I)    Decrease reflects the following:
       Payment of property taxes with borrowings under the Bridge
         Loan......................................................  $  (25,000)
                                                                     ==========

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



          NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET -- (CONTINUED)



                                  ADJUSTMENTS


                             (DOLLARS IN THOUSANDS)


(J)    Increase reflects the following:
       Capital contributions made by the Company from the October
         1997 Equity
           Offering................................................  $  370,100
       Capital contributions made by the Company from the Equity
         Offering in
           December 1997 with Merrill Lynch........................     199,900
       The Company's issuance of preferred and common shares in
         conjunction with the
           pending acquisition of Station's casino/hotel
         properties................................................     690,666
                                                                     ----------
                                                                     $1,260,666
                                                                     ==========

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997


                             (DOLLARS IN THOUSANDS)


                                  (UNAUDITED)



                                 CRESCENT REAL
                                ESTATE EQUITIES
                                    LIMITED                        1998 ACQUIRED
                                  PARTNERSHIP     1997 ACQUIRED     AND PENDING        OTHER         PRO FORMA
                                 HISTORICAL(A)    INVESTMENTS(B)   INVESTMENTS(C)   ADJUSTMENTS     CONSOLIDATED
                                ---------------   --------------   --------------   -----------     ------------
REVENUES:
  Rental property.............     $289,752          $120,565         $151,063       $      --        $561,380
  Interest and other income...       13,508                --               --           6,791(D)       20,299
          Total revenues......      303,260           120,565          151,063           6,791         581,679
EXPENSES:
  Real estate taxes...........       28,229            10,843            2,348              --          41,420
  Repairs and maintenance.....       17,244            12,843            2,563              --          32,650
  Other rental property
     operating................       59,100            21,045            3,990            (283)(E)      82,869
                                                                                          (983)(F)
  Corporate general and
     administrative...........        9,855                --               --              --           9,855
  Interest expense............       54,687                --               --         113,463(G)      168,150
  Depreciation and
     amortization.............       50,840            21,723           60,433              --         132,996
  Amortization of deferred
     financing costs..........        2,157                --               --             539(H)        2,696
                                   --------          --------         --------       ---------        --------
          Total expenses......      222,112            66,454           69,334         112,736         470,636
                                   --------          --------         --------       ---------        --------
          Operating income
            (loss)............       81,148            54,111           81,729        (105,945)        111,043
OTHER INCOME:
  Equity in net income of
     unconsolidated
     companies................        3,118            11,130               --              --          14,248
                                   --------          --------         --------       ---------        --------
INCOME (LOSS) BEFORE MINORITY
  INTERESTS...................       84,266            65,241           81,729        (105,945)        125,291
Minority interests............       (1,192)               --               --              --          (1,192)
                                   --------          --------         --------       ---------        --------
NET INCOME (LOSS).............     $ 83,074          $ 65,241         $ 81,729       $(105,945)       $124,099
                                   ========          ========         ========       =========        ========
Preferred dividend(I).........                                                                          (5,434)
                                                                                                      --------
Net income applicable to
  partners'...................                                                                        $118,665
                                                                                                      ========



 See adjustments to Pro Forma Consolidated Statement of Operations on following page.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                                  ADJUSTMENTS


                             (DOLLARS IN THOUSANDS)



(A) Reflects Crescent Real Estate Equities Limited Partnership's unaudited consolidated historical statement of operations for the nine months ended September 30, 1997.



(B) Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with all investments acquired in 1997, assuming the investments were acquired at the beginning of the period.



                                                              ACQUISITION
                         INVESTMENT                              DATE
                         ----------                           -----------
Greenway II office property.................................    1/17/97
Trammell Crow Center office property........................    2/28/97
Three Denver office properties..............................    2/28/97
Carter-Crowley Real Estate Assets...........................     5/9/97
Magellan Real Estate Assets(i)..............................    6/17/97
The Woodlands(ii)(iii)......................................    7/31/97
Desert Mountain(iv).........................................    8/29/97
Houston Center mixed-use property complex...................    9/22/97
Four Seasons Hotel -- Houston hotel property(v).............    9/22/97
Miami Center office property................................    9/30/97
U.S. Home Building office property..........................   10/15/97
Bank One Center office property(vi).........................   10/22/97
Refrigerated Warehouse Investment(vii)......................   10/31/97
Fountain Place office property..............................    11/7/97
Ventana Country Inn hotel property(v).......................   12/19/97
Energy Centre office property...............................   12/22/97



        (i) Calculated to reflect the lease payment from the behavioral healthcare facilities' lessee to the Operating Partnership by applying the rent provisions (as set forth in the facilities' lease agreement). Rent provisions include no percentage rent component.



        (ii) The Operating Partnership has an indirect 40.375% (after sale of voting common stock to COI) non-voting equity investment in the limited partnership whose primary holding consists of The Woodlands land assets.



        (iii) The Operating Partnership has a 42.5% equity investment in the limited partnership whose primary holding consists of The Woodlands commercial property assets.



        (iv) The Operating Partnership has an indirect 88.35% (after sale of voting common stock to COI) non-voting equity investment in the limited partnership that owns Desert Mountain.



        (v) Historical operations of the hotel property were adjusted to reflect the lease payment (base rent and percentage rent, if applicable) from the hotel lessee to the Operating Partnership calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreement). Rent provisions attributable to percentage rent were applied based on gross revenue thresholds, as defined, in excess of historical revenues.



        (vi) The Operating Partnership has a 50% equity investment in the partnership that owns Bank One Center office property.



        (vii) The Operating Partnership has an indirect 38% (after the sale of voting common stock to COI) non-voting equity investment in two corporations that own the refrigerated warehouse properties.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



     NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS -- (CONTINUED)



(C) Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with the 1998 acquired and pending investments, assuming the investments were acquired at the beginning of the period.



     Austin Centre office property...............................  1/23/98
     Omni Austin Hotel property(i)...............................  1/23/98
     Post Oak Central office property complex....................  pending
     Station's casino/hotel properties(ii).......................  pending
    (i)   Historical operations of the hotel property were adjusted to reflect the lease payment (base rent and percentage rent, if applicable) from the hotel lessee to the Operating
          Partnership calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreement). Rent
          provisions attributable to percentage rent were applied
          based on gross revenue thresholds, as defined, in excess of historical revenues.
    (ii)  Casino/hotel properties' lease payment is estimated using
          Station's fiscal third quarter ended December 31, 1997
          annualized EBITDA net of lessee leakage calculated as 1.5%
          of casino/hotel property rental revenues. This quarter's
          information represents the first full quarter of stabilized casino/hotel operations as two casinos commenced operations in 1997.



(D) Increase reflects the incremental interest income associated with the following, assuming all had occurred at the beginning of the period.



     Carter Crowley Notes................................  ($53,365 @ 10%) $ 5,337
     Ritz Note...........................................  ($ 8,850 @ 18%)   1,593
     COI Note............................................  ($36,955 @ 12%)   4,435
     Residential Development Corp Note...................  ($ 7,800 @ 10%)     780
     Desert Mountain Note................................  ($26,157 @ 12%)   3,139
                                                                          -------
     Total...............................................                 $15,284
     Prorated for nine months............................                  11,463
     Less: Historical interest income....................                  (4,672)
                                                                          -------
     Total...............................................                           $  6,791
                                                                                    ========
(E)  Reflects the elimination of historical ground lessee's
     expense, as a result of the Operating Partnership acquiring the land underlying Trammell Crow Center, assuming Trammell
     Crow Center was acquired at the beginning of the period.....  $   (283)
                                                                   ========
(F)  Decrease as a result of the elimination of third party
     property management fees which terminated subsequent to
     acquisition of certain of the properties....................  $   (983)
                                                                   ========

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



     NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS -- (CONTINUED)



(G) Net increase as a result of interest costs for long and short-term financing, as follows, net of repayment with proceeds of the Equity Offering to Merrill Lynch in December 1997, the October 1997 Equity Offering, the September 1997 Note Offering, the Equity Offering to UBS in August 1997 and the April and May 1997 Equity Offerings, assuming the borrowings to finance investment acquisitions and the assumption of debt and repayment, had all occurred at the beginning of the period.



Credit Facility.........................  $  524,050     @   6.86%  $     35,950
BankBoston Note II......................     100,000     @   6.86%         6,860
Bridge Loan.............................     250,000     @   6.86%        17,150
Note Offering -- 6.625% Notes due
  2002..................................     150,000     @  6.625%         9,938
Note Offering -- 7.125% Notes due
  2007..................................     250,000     @  7.125%        17,813
Met Life Note...........................      45,000     @   6.86%         3,087
Chase Manhattan Note....................      97,100     @   7.41%         7,195
Station's Refinanced Debt...............   1,054,200     @   7.50%        79,025
LaSalle Note I..........................     239,000     @   7.83%        18,714
LaSalle Note II.........................     161,000     @   7.79%        12,542
Cigna Note..............................      63,500     @   7.47%         4,743
Metropolitan Life Note..................      12,188     @   8.88%         1,082
LaSalle Note III........................     115,000     @   7.82%         8,993
Nomura Funding VI Note..................       8,716     @  10.07%           878
Northwestern Life Note..................      26,000     @   7.66%         1,992
                                          ----------                ------------
Total annual amount.....................  $3,095,754                $    226,002
Prorated for nine months................                                 169,501
Less: Capitalized interest..............                                  (1,351)
Historical interest expense.............                                 (54,687)
                                                                    ------------
                                                                                   $113,463
                                                                                   ========



(H) Amortization of capitalized costs associated with the September 1997 Note Offering ($4,731 purchaser's discount and $500 other costs).



                                                                    AMORTIZATION OF
                                                                         FEES
                                                                    ---------------
Note Offering -- 6.625% Notes due 2002............................     $        392
Note Offering -- 7.125% Notes due 2007............................              327
Total.............................................................     $        719
                                                                       ------------
Prorated for nine months..........................................                    $    539
                                                                                      ========
(I)  7% preferred dividend on the $103.5 million of preferred shares issued by the Company in connection with the Station transaction.................................................  $  5,434
                                                                   ========

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1996


                             (DOLLARS IN THOUSANDS)


                                  (UNAUDITED)



                                 CRESCENT REAL
                                ESTATE EQUITIES
                                    LIMITED                                         1998 ACQUIRED
                                  PARTNERSHIP     1996 ACQUIRED    1997 ACQUIRED     AND PENDING        OTHER         PRO FORMA
                                 HISTORICAL(A)    INVESTMENTS(B)   INVESTMENTS(C)   INVESTMENTS(D)   ADJUSTMENTS     CONSOLIDATED
                                ---------------   --------------   --------------   --------------   -----------     ------------
REVENUES:
  Rental property.............     $202,003          $89,185          $225,276         $200,748       $      --        $717,212
  Interest and other income...        6,858               --                --               --          15,284(E)       22,142
                                   --------          -------          --------         --------       ---------        --------
          Total revenues......      208,861           89,185           225,276          200,748          15,284         739,354
                                   --------          -------          --------         --------       ---------        --------
EXPENSES:
  Real estate taxes...........       20,606            8,176            18,991            3,008              --          50,781
  Repairs and maintenance.....       12,292            8,403            23,434            3,445              --          47,574
  Other rental property
     operating................       40,915           21,346            39,751            5,422          (1,700)(F)     103,650
                                                                                                         (2,084)(G)
  Corporate general and
     administrative...........        4,674               --                --               --           5,326(H)       10,000
  Interest expense............       42,926               --                --               --         181,974(I)      224,900
  Depreciation and
     amortization.............       40,535           12,727            41,368           80,577              --         175,207
  Amortization of deferred
     financing costs..........        2,812               --                --               --             719(J)        3,531
                                   --------          -------          --------         --------       ---------        --------
          Total expenses......      164,760           50,652           123,544           92,452         184,235         615,643
                                   --------          -------          --------         --------       ---------        --------
          Operating income
            (loss)............       44,101           38,533           101,732          108,296        (168,951)        123,711
OTHER INCOME:
  Equity in net income of
     unconsolidated
     companies................        3,850               --            10,170               --              --          14,020
                                   --------          -------          --------         --------       ---------        --------
INCOME (LOSS) BEFORE MINORITY
  INTERESTS AND EXTRAORDINARY
  ITEM........................       47,951           38,533           111,902          108,296        (168,951)        137,731
Minority interests............       (1,482)            (533)               --               --              --          (2,015)
                                   --------          -------          --------         --------       ---------        --------
INCOME BEFORE EXTRAORDINARY
  ITEM........................       46,469           38,000           111,902          108,296        (168,951)        135,716
Extraordinary item............       (1,599)              --                --               --              --          (1,599)
                                   --------          -------          --------         --------       ---------        --------
NET INCOME (LOSS).............     $ 44,870          $38,000          $111,902         $108,296       $(168,951)       $134,117
                                   ========          =======          ========         ========       =========        ========
Preferred dividend(K).........                                                                                           (7,245)
                                                                                                                       --------
Net income applicable to
  partners....................                                                                                         $126,872
                                                                                                                       ========



 See adjustments to Pro Forma Consolidated Statement of Operations on following page.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                                  ADJUSTMENTS


                             (DOLLARS IN THOUSANDS)



(A) Reflects Crescent Real Estate Equities Limited Partnership's audited consolidated historical statement of operations for the year ended December 31, 1996



(B) Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with all investments acquired in 1996, assuming the investments were acquired at the beginning of the period.



                                                              ACQUISITION
                         INVESTMENT                              DATE
                         ----------                           -----------
3333 Lee Parkway office property............................     1/5/96
301 Congress Avenue office property(i)......................    4/18/96
Central Park Plaza office property..........................    6/13/96
Canyon Ranch -- Tucson resort property(ii)..................    7/26/96
The Woodlands office properties(iii)........................    7/31/96
Three Westlake Park office property.........................    8/16/96
1615 Poydras office property................................    8/23/96
Greenway Plaza Portfolio....................................    10/7/96
Chancellor Park office property.............................   10/24/96
The Woodlands retail properties(iii)........................   10/31/96
Sonoma Mission Inn & Spa hotel property(ii).................   11/18/96
Canyon Ranch -- Lenox resort property(ii)...................   12/11/96
160 Spear Street office property............................   12/13/96
Greenway I and IA office properties.........................   12/18/96
Bank One Tower office property..............................   12/23/96
Frost Bank Plaza office property............................   12/27/96



        (i) The Operating Partnership has a 1% general partner and a 49% limited partner interest in the partnership that owns 301 Congress Avenue.



        (ii) Historical operations of the hotel or/resort property were adjusted to reflect the lease payment (base rent and percentage rent, if applicable) from the hotel lessee to the Operating Partnership calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreement). Rent provisions attributable to percentage rent were applied based on gross revenue thresholds, as defined, in excess of historical revenues.



        (iii) The Operating Partnership had a 75% interest in the partnership that owns these properties, in 1996. Currently, the Company has an approximate 85% interest.



(C) Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with all investments acquired in 1997, assuming the investments were acquired at the beginning of the period.

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



     NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS -- (CONTINUED)



                                                              ACQUISITION
                         INVESTMENT                              DATE
                         ----------                           -----------
Greenway II office property.................................    1/17/97
Trammell Crow Center office property........................    2/28/97
Three Denver office properties..............................    2/28/97
Carter-Crowley Real Estate Assets...........................     5/9/97
Magellan Real Estate Assets(i)..............................    6/17/97
The Woodlands(ii)(iii)......................................    7/31/97
Desert Mountain(iv).........................................    8/29/97
Houston Center mixed-use property complex...................    9/22/97
Four Seasons Hotel -- Houston hotel property(v).............    9/22/97
Miami Center office property................................    9/30/97
U.S. Home Building office property..........................   10/15/97
Bank One Center office property(vi).........................   10/22/97
Refrigerated Warehouse Investment(vii)......................   10/31/97
Fountain Place office property..............................    11/7/97
Ventana Country Inn hotel property(v).......................   12/19/97
Energy Centre office property...............................   12/22/97



        (i) Calculated to reflect the lease payment from the behavioral healthcare facilities' lessee to the Operating Partnership by applying the rent provisions (as set forth in the facilities' lease agreement). Rent provisions include no percentage rent component.



        (ii) The Operating Partnership has an indirect 40.375% (after sale of voting common stock to COI) non-voting equity investment in the limited partnership whose primary holding consists of The Woodlands land assets.



        (iii) The Operating Partnership has a 42.5% equity investment in the limited partnership whose primary holding consists of The Woodlands commercial property assets.



        (iv) The Operating Partnership has an indirect 88.35% (after sale of voting common stock to COI) non-voting equity investment in the limited partnership that owns Desert Mountain.



        (v) Historical operations of the hotel property were adjusted to reflect the lease payment (base rent and percentage rent, if applicable) from the hotel lessee to the Operating Partnership calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreement). Rent provisions attributable to percentage rent were applied based on gross revenue thresholds, as defined, in excess of historical revenues.



        (vi) The Operating Partnership has a 50% equity investment in the partnership that owns Bank One Center office property.



        (vii) The Operating Partnership has an indirect 38% (after the sale of voting common stock to COI) non-voting equity investment in two corporations that own the refrigerated warehouse properties.



(D) Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with the 1998 acquired and pending investments, assuming the investments were acquired at the beginning of the period.



Austin Centre office property...............................  1/23/98
Omni Austin Hotel property(i)...............................  1/23/98
Post Oak Central office property complex....................  pending
Station's casino/hotel properties(ii).......................  pending

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



     NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS -- (CONTINUED)



        (i) Historical operations of the hotel property were adjusted to reflect the lease payment (base rent and percentage rent, if applicable) from the hotel lessee to the Operating Partnership calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreement). Rent provisions attributable to percentage rent were applied based on gross revenue thresholds, as defined, in excess of historical revenues.



        (ii) Casino/hotel properties' lease payment is estimated using Station's fiscal third quarter ended December 31, 1997 annualized EBITDA net of lessee leakage calculated as 1.5% of casino/hotel property rental revenues. This quarter's information represents the first full quarter of stabilized casino/hotel operations as two casinos commenced operations in 1997.



(E) Increase reflects the incremental interest income associated with the following, assuming all had occurred at the beginning of the period.



       Carter Crowley Notes..........................   ($53,365 @ 10%)  $  5,337
       Ritz Note.....................................   ($ 8,850 @ 18%)     1,593
       COI Note......................................   ($36,955 @ 12%      4,435
       Residential Development Corp Note.............   ($ 7,800 @ 10%)       780
       Desert Mountain Note..........................   ($26,157 @ 12%)     3,139
                                                                         --------
       Total.........................................                               $ 15,284
                                                                                    ========
(F)  Reflects the elimination of historical ground lessee's
     expense, as a result of the Operating Partnership acquiring the land underlying Trammell Crow Center, assuming Trammell
     Crow Center was acquired at the beginning of the period.....  $ (1,700)
                                                                   ========
(G)  Decrease as a result of the elimination of third party
     property management fees which terminated subsequent to
     acquisition of certain of the properties....................  $ (2,084)
(H)  Increase reflects the estimated incremental general and administrative costs associated with the increase in
     personnel due to numerous acquisitions in 1996 and 1997.....  $  5,326
                                                                   ========

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP



     NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS -- (CONTINUED)



(I) Net increase as a result of interest costs for long and short-term financing, as follows, net of repayment with proceeds of the Equity Offering to Merrill Lynch in December 1997, the October 1997 Equity Offering, the September 1997 Note Offering, the Equity Offering to UBS in August 1997 and the April and May 1997 Equity Offerings, and the 1996 Equity Offerings, assuming the borrowings to finance investment acquisitions and the assumption of debt and repayment, had all occurred at the beginning of the period.



       Credit Facility..............................  $  524,050     @   6.86%  $ 35,950
       BankBoston Note II...........................     100,000     @   6.86%     6,860
       Bridge Loan..................................     250,000     @   6.86%    17,150
       Note Offering -- 6.625% Notes due 2002.......     150,000     @  6.625%     9,938
       Note Offering -- 7.125% Notes due 2007.......     250,000     @  7.125%    17,813
       Met Life Note................................      45,000     @   6.86%     3,087
       Chase Manhattan Note.........................      97,100     @   7.41%     7,195
       Stations Refinanced Debt.....................   1,054,200     @   7.50%    79,065
       LaSalle Note I...............................     239,000     @   7.83%    18,714
       LaSalle Note II..............................     161,000     @   7.79%    12,542
       Cigna Note...................................      63,500     @   7.47%     4,743
       Metropolitan Life Note.......................      12,188     @   8.88%     1,082
       LaSalle Note III.............................     115,000     @   7.82%     8,993
       Nomura Funding VI Note.......................       8,716     @  10.07%       878
       Northwestern Life Note.......................      26,000     @   7.66%     1,992
                                                      ----------                --------
       Total annual amount..........................  $3,095,754                $226,002
       Less: Capitalized interest                                                (1,102)
       Historical interest expense..................                            (42,926)
                                                                                --------
                                                                                          $181,974
                                                                                          ========



(J) Amortization of capitalized costs associated with the September 1997 Note Offering ($4,731 purchaser's discount and $500 other costs).



                                                                      AMORTIZATION
                                                                        OF FEES
                                                                      ------------
        Note Offering -- 6.625% Notes due 2002......................      $392
        Note Offering -- 7.125% Notes due 2007......................       327
                                                                          ----
        Total.....................................................................   $719
                                                                                     ====



(K) 7% preferred dividend on the $103.5 million of preferred shares issued by the Company in

    connection with the Station Transaction...................................   $7,245
                                                                                 ======

                                   APPENDIX A

     The following information concerns each Property the book value of which amounts to 10 percent or more of the total assets of the Operating Partnership and its Subsidiaries as of the date hereof or the gross revenue from which during the year ended December 31, 1996 amounted to 10 percent or more of the aggregate gross revenues of the Operating Partnership and its Subsidiaries during such year.

     The Woodlands. On July 31, 1997, the Operating Partnership and certain Morgan Stanley funds (the "Morgan Stanley Group"), acquired The Woodlands Corporation, a subsidiary of Mitchell Energy Corporation, for approximately $543 million. In connection with the acquisition, the Operating Partnership and the Morgan Stanley Group made equity investments of approximately $80 million and $109 million, respectively. The remaining approximately $354 million and associated acquisition and financing costs of approximately $15 million were financed by the two limited partnerships, described below, through which the investment was made. The Woodlands Corporation was the principal owner, developer and operator of The Woodlands, an approximately 27,000-acre, master-planned residential and commercial community located 27 miles north of downtown Houston, Texas. The Woodlands, which is approximately 50% developed, includes a shopping mall, retail centers, office buildings, a hospital, club facilities, a community college, a performance pavilion and numerous other amenities.

     The acquisition was made through The Woodlands Commercial Properties Company, L.P. ("Woodlands-CPC"), a limited partnership in which the Morgan Stanley Group holds a 57.5% interest and the Operating Partnership holds a 42.5% interest, and the Woodlands Land Development Company, L.P. ("Woodlands-LDC"), a limited partnership in which the Morgan Stanley Group holds a 57.5% interest and a newly formed Residential Development Corporation, The Woodlands Land Company, Inc. ("WLC"), holds a 42.5% interest. The Operating Partnership currently owns all of the non-voting common stock, representing a 95% economic interest in WLC and, effective September 29, 1997, Crescent Operating, Inc. ("COI") owns all of the voting common stock, representing a 5% economic interest, in WLC. The Operating Partnership is the managing general partner of Woodlands-CPC and WLC is the managing general partner of Woodlands-LDC.

     In connection with the acquisition, Woodlands-CPC acquired The Woodlands Corporation's 25% general partner interest in the partnerships that own approximately 1.2 million square feet of Office and Retail Properties in The Woodlands. The Operating Partnership previously held a 75% limited partner interest in each of these partnerships and, as a result of the acquisition, the Operating Partnership's indirect economic ownership interest in these Properties increased to approximately 85%. The other assets acquired by Woodlands-CPC include a 364-room executive conference center, a private golf and tennis club serving approximately 1,600 members and offering 81 holes of golf, and approximately 400 acres of land that will support commercial development of more than 3.5 million square feet of office, multi-family, industrial, retail and lodging properties. In addition, Woodlands-CPC acquired The Woodlands Corporation's general partner interests, ranging from one to 50 percent, in additional office and retail properties and in multi-family and light industrial properties. Woodlands-LDC acquired approximately 6,400 acres of land that will support development of more than 20,000 lots for single-family homes and approximately 2,500 acres of land that will support more than 21.5 million net rentable square feet of commercial development. The executive conference center, including the golf and tennis club and golf courses, is operated and leased by a wholly owned subsidiary of a partnership owned 42.5% by a subsidiary of Crescent Operating, Inc. and 57.5% by the Morgan Stanley Group.

     Desert Mountain. On August 29, 1997, the Operating Partnership acquired, through a newly formed Residential Development Corporation, Desert Mountain Development Corporation ("DMDC"), the majority economic interest in Desert Mountain Properties Limited Partnership ("DMPLP"), the partnership that owns Desert Mountain, a master-planned, luxury residential and recreational community in northern Scottsdale, Arizona. The partnership interest was acquired from a subsidiary of Mobil Land Development Corporation for approximately $214 million. The sole limited partner of DMPLP is Sonora Partners Limited Partnership ("Sonora") whose principal owner is Lyle Anderson, the original developer of Desert Mountain. A portion of Sonora's interest in DMPLP is exchangeable for Common Shares of the Company. Sonora currently owns a

7% economic interest in DMPLP, and DMDC, which is the sole general partner of DMPLP, owns the remaining 93% economic interest. The Operating Partnership owns all of the non-voting common stock, representing a 95% economic interest, and, effective September 29, 1997, COI owns all of the voting common stock, representing a 5% economic interest, in DMDC. The Operating Partnership also holds a residential development property mortgage on Desert Mountain. DMPLP has entered into an advisory agreement with the Lyle Anderson Company pursuant to which Mr. Anderson provides advisory services in connection with the operation and development of Desert Mountain.

     Desert Mountain is an 8,300-acre property that is zoned for the development of approximately 4,500 lots, approximately 1,500 of which have been sold. However, the current plans for Desert Mountain contemplate limiting development in order to maintain the exclusive nature of the community. Desert Mountain also includes The Desert Mountain Club, a private golf, tennis and fitness club serving over 1,600 members. The club offers four Jack Nicklaus signature 18-hole golf courses, including Cochise, site of the Senior PGA Tour's The Tradition golf tournament.


     Houston Center. Houston Center consists of three high-rise Class A office buildings aggregating approximately 2.8 million net rentable square feet ("HC Office Properties"), approximately 191,000 net rentable square feet of retail space, four parking garages aggregating 2,698 spaces, a leasehold interest in First City Tower Garage for the use of 731 spaces (collectively with the HC Office Properties, "HC Complex"), a 399-room Four Seasons Hotel, 114 luxury apartments and approximately 20 acres of contiguous undeveloped commercial land which currently contains eight surface parking lots which have an aggregate of 1,490 spaces used by the HC Complex which was purchased for an aggregate purchase price of $327.6 million. The Operating Partnership has leased the Four Seasons Hotel and 114 luxury apartments to COI. Developed between 1974 and 1983, the HC Office Properties are situated on approximately 5.7 acres.


     As of September 30, 1997, the HC Office Properties were 92% leased with a weighted average base rental rate per square foot of $7.97 (a weighted average full-service rental rate of $14.14). The HC Office Properties' leases are primarily triple net, with the tenant responsible for payment or reimbursement of, in addition to base rent, most operating costs of the property, including utilities, real estate taxes and insurance. The weighted average remaining lease term for the HC Office Properties is approximately 4.1 years. The HC Office Properties are leased to approximately 220 tenants, the major tenants having principal businesses in the industry sectors of energy, as well as professional services such as a accounting, consulting, engineering and legal. Major tenants include Chevron USA, Inc., Ernst & Young U.S., Lyondell Petrochemical Company and American Exploration Company. None of the tenants in the HC Office Properties leases more than 10% of the aggregate net rentable area.

     The Houston CBD submarket consists of 25.2 million square feet of Class A office space, which was approximately 40% of Houston's total Class A office space at September 30, 1997. At September 30, 1997, the Houston CBD Class A office space was 93% occupied, and the average quoted full-service market rental rate for such space was $15.63 per square foot.

     The aggregate tax basis for the HC Complex of depreciable real property and improvements and personal property for federal income tax purposes is $250.1 million. For federal income tax purposes, depreciation is computed using the straight-line method over lives which range from 15 to 39 years for the real property and improvements, and the double-declining balance method over lives which range from 5 to 7 years for the personal property.

     The 1996 realty tax rate, for HC Complex and the 20 acres of undeveloped commercial land, was $2.92 per $100 of the $174 million assessed value. The total amount of tax at this rate for 1996 was approximately $5.1 million.

     For the year ended December 31, 1996 and the six months ended June 30, 1997, utility expense was approximately $4.6 million and $2.3 million, respectively, and expenses for repairs, maintenance and contract services were approximately $7.9 million and $3.4 million, respectively, for the HC Complex and the 20 acres of undeveloped commercial land.

     The Operating Partnership has no immediate plans to renovate the HC Office Properties, other than expenditures associated with the maintenance of the property. Management believes that Houston Center is suitable and adequate for continued use as Class A office properties, a full-service hotel, retail space and apartments and is adequately covered by insurance.

     The following table sets forth HC Office Properties' year-end occupancy and average base rent per leased square foot for the five years ended December 31, 1996, and for the nine months ended September 30, 1997.

                                                                      AVERAGE
                                                                        BASE
                         YEAR                           OCCUPANCY    RENT(1)(2)
                         ----                           ---------    ----------
1992..................................................      88%        $9.64
1993..................................................      79          9.41
1994..................................................      87          8.06
1995..................................................      88          7.58
1996..................................................      92          7.86
9/30/97...............................................      92          7.97

---------------

(1) Represents annual base rental revenues (excluding scheduled rent increases and free rent that would be taken into account under generally accepted accounting principles) divided by average occupancy in square footage for the year or period and excluding expenses payable by or reimbursable from the tenants.

(2) Leases are primarily triple net, with the tenant responsible for payment, or reimbursement of, in addition to base rent, most operating costs of the property, including utilities, real estate taxes and insurance.

     The following table sets forth a schedule of lease expirations for leases in place as of September 30, 1997, for the HC Office Properties, for each of the 10 years beginning with the remainder of 1997, assuming that none of the tenants exercises renewal options and excluding 220,876 square feet of unleased space.

                                                                                                        ANNUAL BASE
                                                         PERCENTAGE                    PERCENTAGE OF      RENT PER
                                       NET RENTABLE       OF LEASED                    TOTAL ANNUAL     SQUARE FOOT
                        NUMBER OF     AREA SUBJECT TO   NET RENTABLE    ANNUAL BASE      BASE RENT        FOR NET
                       TENANTS WITH      EXPIRING       AREA SUBJECT     RENT UNDER     REPRESENTED       RENTABLE
    YEAR OF LEASE        EXPIRING         LEASES         TO EXPIRING      EXPIRING      BY EXPIRING         AREA
     EXPIRATION           LEASES       (SQUARE FEET)       LEASES       LEASES(1)(2)      LEASES       EXPIRING(1)(2)
    -------------      ------------   ---------------   -------------   ------------   -------------   --------------
1997.................        8             10,429            0.4%        $   66,115         0.3%           $6.34
1998.................       68            175,042            6.9            969,092         4.4             5.54
1999.................       45            624,366           24.5          4,603,235        21.1             7.37
2000.................       33            189,057            7.4            317,936         6.1             6.97
2001.................       36            875,519           34.4            646,897        34.9             8.73
2002.................       18            203,158            8.0          3,091,288        14.1            15.22
2003.................        8             79,464            3.1            598,487         2.7             7.53
2004.................        5             52,268            2.1            425,362         1.9             8.14
2005.................        2             59,940            2.4            457,649         2.1             7.64
2006.................        2             60,665            2.4            595,288         2.7             9.81
2007 and
  thereafter.........        4            213,634            8.4          2,117,309         9.7             9.91

---------------

(1) Calculated based on base rent payable as of the expiration date of the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles and excluding expenses payable by or reimbursable from the tenants.

(2) Leases are triple net, with the tenant responsible for payment or reimbursement of, in addition to base rent, most operating costs of the property, including utilities, real estate taxes and insurance.

     Americold Corporation and URS Logistics, Inc. See "Business and Properties -- Recent Acquisitions."

     Behavioral Healthcare Facilities. See "Business and
Properties -- Properties -- Behavioral Healthcare Facilities."



     Station Casinos, Inc. See "Business and Properties -- Pending Investments."

             ======================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE OPERATING PARTNERSHIP. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE OPERATING PARTNERSHIP SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Summary................................    1
Risk Factors...........................   12
The Operating Partnership..............   18
Conflicts of Interest..................   23
No Cash Proceeds to the Operating
  Partnership..........................   25
Capitalization.........................   26
The Exchange Offer.....................   27
Description of the Exchange Notes......   34
Selected Financial Data................   45
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations of the Operating
  Partnership..........................   48
Ratios of Earnings to Fixed Charges....   57
Business and Properties................   58
Certain Policies.......................   73
Management.............................   76
Principal Shareholders.................   84
Certain Relationships and Related
  Transactions.........................   87
Structure of the Operating
  Partnership..........................   91
U.S. Federal Income Tax Consequences...   92
Plan of Distribution...................   93
Available Information..................   94
Experts................................   94
Legal Matters..........................   94
Glossary...............................   95
Index to Financial Statements..........  F-1
Appendix A.............................  A-1

             ======================================================



             ======================================================


                              CRESCENT REAL ESTATE

                                EQUITIES LIMITED
                                  PARTNERSHIP

                               OFFER TO EXCHANGE

    6 5/8% NOTES DUE 2002 FOR ANY AND ALL OUTSTANDING 6 5/8% NOTES DUE 2002 7 1/8% NOTES DUE 2007 FOR ANY AND ALL OUTSTANDING 7 1/8% NOTES DUE 2007

                      ------------------------------------

                                   PROSPECTUS

                      ------------------------------------

                               FEBRUARY   , 1998


             ======================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Operating Partnership's limited partnership agreement (the "Agreement") provides that the Operating Partnership will indemnify any director or officer of the Operating Partnership, Crescent Real Estate Equities Company (the "Company") or Crescent Real Estate Equities, Ltd. (the "General Partner") who is made a party to a proceeding by reason of his status as such director or officer (an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Operating Partnership as set forth in the Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceedings and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The indemnity extends to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Operating Partnership or any subsidiary entity (including, without limitation, any indebtedness which the Operating Partnership or any subsidiary entity has assumed or taken subject to). The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth for indemnification. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendre or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified for indemnification with respect to the subject matter of such proceeding.


     The right to indemnification conferred in the Agreement is a contract right and includes the right of each Indemnitee to be paid by the Operating Partnership the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Operating Partnership of (i) a written affirmation of the Indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Operating Partnership has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it shall ultimately be determined that the standard of conduct has not been met.

     The Company's Restated Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. The Declaration of Trust provides that no trust manager shall be liable to the Company for any act, omission, loss, damage or expense arising from the performance of his duties to the Company save only for his own willful misfeasance or willful malfeasance or gross negligence. In addition to, but in no respect whatsoever in limitation of the foregoing, the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

     The Company carries insurance that purports to insure officers and trust managers of the Company against certain liabilities incurred by them in the discharge of their official functions.

     The Company and the Operating Partnership have entered into indemnification agreements with each of the Company's executive officers and trust managers. The indemnification agreements require, among other things, that the Company and the Operating Partnership indemnify such officers and trust managers to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company and the Operating Partnership also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Company's and Operating Partnership's directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Declaration of Trust, the Company's Bylaws and Operating Partnership Agreement, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Trust Managers or by the stockholders to alter, limit or eliminate the rights they provide.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following is a list of all exhibits and financial statement schedules filed as a part of this Registration Statement on Form S-4, including those incorporated herein by reference.


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          1.01**         -- Form of Purchase Agreement, dated September 19, 1997,
                            among the Registrant, Merrill Lynch & Co., Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated and Salomon Brothers
                            Inc.
          3.01           -- Second Amended and Restated Agreement of Limited
                            Partnership of Crescent Real Estate Equities Limited
                            Partnership dated as of November 1, 1997 (filed as
                            Exhibit 4.06 to the Registration Statement on Form S-3
                            (File No. 333-41049) of Crescent Real Estate Equities
                            Company (the "Company") and incorporated herein by
                            reference).
          4.01**         -- Indenture, dated as of September 22, 1997, between the
                            Registrant and State Street Bank and Trust Company of
                            Missouri, N.A.
          4.02           -- Restated Declaration of Trust of the Company (filed as
                            Exhibit No. 4.01 to the Company's Registration Statement
                            on Form S-3 (File No. 333-21905) (the "1997 Form S-3")
                            and incorporated herein by reference).
          4.03           -- Amended and Restated Bylaws of the Company, as amended
                            (filed as Exhibit 4.02 to the Company's Form 8-K dated
                            October 8, 1997 and filed October 14, 1997, and
                            incorporated herein by reference).
          4.04**         -- Form of 6 5/8% Note due 2002.
          4.05**         -- Form of 7 1/8% Note due 2007.
          4.06**         -- Registration Rights Agreement, dated as of September 22,
                            1997, among the Registrant, Merrill Lynch & Co., Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated and Salomon
                            Brothers Inc.
          5.01*          -- Opinion of Shaw Pittman Potts & Trowbridge as to the
                            legality of the securities being registered by the
                            Registrant.
          8.01*          -- Opinion of Shaw Pittman Potts & Trowbridge regarding
                            certain material tax issues relating to the Registrant.
         10.01           -- Form of Noncompetition Agreement (Rainwater) filed as
                            Exhibit No. 10.02 to the Company's Registration Statement
                            on Form S-11 (File No. 33-90226) (the "1995 S-11") and
                            incorporated herein by reference).
         10.02           -- Form of Noncompetition Agreement (Goff) (filed as Exhibit
                            No. 10.03 to the 1995 S-11 and incorporated herein by
                            reference).
         10.03           -- Form of Noncompetition Agreement (Haddock) (filed as
                            Exhibit No. 10.04 to the 1995 S-11 and incorporated
                            herein by reference).
         10.04           -- Form of Employment Agreement (Goff) (filed as Exhibit No.
                            10.05 to the 1995 S-11 and incorporated herein by
                            reference).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.05           -- Form of Employment Agreement (Haddock) (filed as Exhibit
                            No. 10.06 to the 1995 S-11 and incorporated herein by
                            reference).
         10.06           -- Form of Registration Rights, Lock-Up and Pledge Agreement
                            (filed as Exhibit No. 10.05 to the Registration Statement
                            on Form S-11 (File No. 33-78188) (the "1994 S-11") of the
                            Company and incorporated herein by reference).
         10.07**         -- Form of Officers' and Trust Managers' Indemnification
                            Agreement as entered into between the Company and each of
                            its executive officers and trust managers.
         10.08           -- Crescent Real Estate Equities Company 1994 Stock
                            Incentive Plan (filed as Exhibit No. 10.07 to the 1994
                            S-11 and incorporated herein by reference).
         10.09           -- Crescent Real Estate Equities, Ltd. 401(k) Plan (filed as
                            Exhibit No. 10.10 to the 1995 S-11 and incorporated
                            herein by reference).
         10.10           -- Agreement, dated as of August 15, 1996, relating to the acquisition of the Greenway Plaza Portfolio (filed as
                            Exhibit No. 10.02 to the 1996 Form 8-K and incorporated
                            herein by reference).
         10.11           -- Form of Amended and Restated Lease Agreement, dated
                            January 1, 1996, among the Registrant, Mogul Management,
                            LLC and RoseStar Management, LLC, relating to the Hyatt
                            Regency Beaver Creek (filed as Exhibit 10.12 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1995 (the "1995 10-K") and
                            incorporated herein by reference).
         10.12           -- Real Estate Purchase and Sale Agreement, dated as of
                            January 29, 1997, between the Registrant, as purchaser,
                            and Magellan Health Services, Inc., as seller, relating
                            to the acquisition of 92 behavioral healthcare facilities
                            (the "Magellan Facilities"), as amended effective
                            February 28, 1997 and May 29, 1997 (filed as Exhibit No.
                            10.13 to the Company's Quarterly Report on Form 10-Q/A
                            for the quarter ended June 30, 1997 (the "1997 10-Q") and
                            incorporated herein by reference).
         10.13**         -- Second Amended and Restated 1995 Crescent Real Estate
                            Equities Company Stock Incentive Plan.
         10.14           -- Lease Agreement, dated December 19, 1995 between the
                            Registrant and RoseStar Management, LLC, relating to the
                            Hyatt Regency Albuquerque (filed as Exhibit 10.16 to the
                            1995 10-K and incorporated herein by reference).
         10.15           -- Amended and Restated Lease Agreement, dated June 30, 1995 between the Registrant and RoseStar Management, LLC,
                            relating to the Denver Marriott (filed as Exhibit 10.17
                            to the 1995 10-K and incorporated herein by reference).
         10.16           -- Loan Agreement, dated August 24, 1995, including Form of
                            Deed of Trust, Assignment of Rents, Security Agreement
                            and Fixture Filing, and Amendment to Loan Agreement,
                            dated October 19, 1995, between Crescent Real Estate
                            Funding I, L.P. and Nomura Asset Capital Corporation
                            (filed as Exhibit 10.15 to the 1995 10-K and incorporated
                            herein by reference).
         10.17           -- Loan Agreement, dated August 24, 1995, including Form of
                            Deed of Trust, Assignment of Rents, Security Agreement
                            and Fixture Filing, between Crescent Real Estate Funding
                            II, L.P. and Nomura Asset Capital Corporation (filed as
                            Exhibit 10.19 to the 1995 10-K and incorporated herein by
                            reference).
         10.18           -- Mortgage Loan Application and Agreement, dated October 3,
                            1995, as amended by letter agreements dated October 10,
                            1995 and October 30, 1995, between the Registrant and
                            CIGNA Investments, Inc. and Secured Promissory Note dated
                            December 11, 1995 (filed as Exhibit 10.20 to the 1995
                            10-K and incorporated herein by reference).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.19           -- 1995 Crescent Real Estate Equities Limited Partnership
                            Unit Incentive Plan (filed as Exhibit No. 99.01 to the
                            Company's Registration Statement on Form S-8 (File No.
                            333-3452) and incorporated herein by reference).
         10.20           -- 1996 Crescent Real Estate Equities Limited Partnership
                            Unit Incentive Plan (filed as Exhibit No. 10.01 to the
                            1996 Form 8-K and incorporated herein by reference).
         10.21           -- Lease Agreement, dated July 26, 1996, between Canyon
                            Ranch, Inc. and Canyon Ranch Leasing, L.L.C., as assigned
                            by Canyon Ranch, Inc. to the Registrant pursuant to the
                            Assignment and Assumption of Master Lease, dated July 26,
                            1996 (filed as Exhibit 10.24 to the 1997 10-Q and
                            incorporated herein by reference).
         10.22           -- Lease Agreement, dated November 18, 1996, between the
                            Registrant and Wine Country Hotel, LLC. (filed as Exhibit
                            10.25 to the 1996 10-K and incorporated herein by
                            reference).
         10.23           -- Lease Agreement, dated December 11, 1996, between Canyon
                            Ranch-Bellefontaine Associates, L.P., and Vintage
                            Resorts, LLC as assigned by Canyon Ranch-Bellefontaine
                            Associates, L.P. to Crescent Real Estate Funding VI, L.P.
                            pursuant to the Assignment and Assumption of Master
                            Lease, dated December 11, 1996 (filed as Exhibit 10.26 to
                            the 1997 10-Q and incorporated herein by reference).
         10.24           -- Master Lease Agreement, dated June 16, 1997, between
                            Crescent Real Estate Funding VII, L.P. and Charter
                            Behavioral Health Systems, LLC and its subsidiaries,
                            relating to the Magellan Facilities (filed as Exhibit
                            10.27 to the 1997 10-Q and incorporated herein by
                            reference).
         10.25           -- Fourth Amended and Restated Revolving Credit Agreement,
                            dated December 19, 1997 among the Registrant, BankBoston,
                            N.A. and the other banks named therein (filed herewith).
         10.26           -- Intercompany Agreement, dated June 3, 1997, between the
                            Registrant and Crescent Operating, Inc. (filed as Exhibit
                            10.2 to the Registration Statement on Form S-1 (File No.
                            333-25223) of Crescent Operating, Inc. and incorporated
                            herein by reference).
         12.01**         -- Statement Regarding Computation of Ratios of Earnings to
                            Fixed Charges and Preferred Shares Dividends.
         21.01**         -- Subsidiaries of the Registrant.
         23.01           -- Consent of Arthur Andersen LLP (Dallas), Certified Public
                            Accountants, dated February 10, 1998 (filed herewith).
         23.02           -- Consent of Arthur Andersen LLP (Atlanta), Certified
                            Public Accountants, dated February 5, 1998 (filed
                            herewith).
         23.03           -- Consent of Arthur Andersen LLP (Las Vegas), Certified
                            Public Accountants, dated February 10, 1998 (filed
                            herewith).
         23.04*          -- Consent of Shaw Pittman Potts & Trowbridge (to be
                            included in its opinion to be filed as Exhibit 5.01 to
                            this Registration Statement).
         23.05*          -- Consent of Shaw Pittman Potts & Trowbridge (to be
                            included in its opinion to be filed as Exhibit 8.01 to
                            this Registration Statement).
         25.01**         -- Statement of Eligibility of Trustee.
         27.01**         -- Financial Data Schedule.
         99.01**         -- Form of Letter of Transmittal.
         99.02**         -- Form of Notice of Guaranteed Delivery.
         99.03**         -- Form of Letter to Brokers.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         99.04**         -- Form of Letter to Clients.
         99.05**         -- Form of Instruction to Registered Holder and for Bank
                            Entry Transfer Participant from Beneficial Owner.


---------------

 * To be filed by amendment.


** Previously filed.


ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


     (d) The undersigned Registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     (e) The undersigned Registrant hereby undertakes:



          (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.



          (2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 13 day of February, 1998.


                                            CRESCENT REAL ESTATE
                                            EQUITIES LIMITED PARTNERSHIP

                                            By: CRESCENT REAL ESTATE EQUITIES,
                                              LTD., its General Partner

                                            By:    /s/ GERALD W. HADDOCK
                                              ----------------------------------
                                                      Gerald W. Haddock
                                                President and Chief Executive
                                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURES                                   TITLE                    DATE
                     ----------                                   -----                    ----

                /s/ GERALD W. HADDOCK                  Sole Director, President and  February 13, 1998
-----------------------------------------------------    Chief Executive Officer of
                  Gerald W. Haddock                      the General Partner
                                                         (Principal Executive
                                                         Officer)

                 /s/ DALLAS E. LUCAS                   Senior Vice President and     February 13, 1998
-----------------------------------------------------    Chief Financial Officer of
                   Dallas E. Lucas                       the General Partner
                                                         (Principal Financial and
                                                         Accounting Officer)

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------

          1.01**         -- Form of Purchase Agreement, dated September 19, 1997,
                            among the Registrant, Merrill Lynch & Co., Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated and Salomon Brothers
                            Inc.
          3.01           -- Second Amended and Restated Agreement of Limited
                            Partnership of Crescent Real Estate Equities Limited
                            Partnership dated as of November 1, 1997 (filed as
                            Exhibit 4.06 to the Registration Statement on Form S-3
                            (File No. 333-41049) of Crescent Real Estate Equities
                            Company (the "Company") and incorporated herein by
                            reference).
          4.01**         -- Indenture, dated as of September 22, 1997, between the
                            Registrant and State Street Bank and Trust Company of
                            Missouri, N.A.
          4.02           -- Restated Declaration of Trust of the Company (filed as
                            Exhibit No. 4.01 to the Company's Registration Statement
                            on Form S-3 (File No. 333-21905) (the "1997 Form S-3")
                            and incorporated herein by reference).
          4.03           -- Amended and Restated Bylaws of the Company, as amended
                            (filed as Exhibit 4.02 to the Company's Form 8-K dated
                            October 8, 1997 and filed October 14, 1997, and
                            incorporated herein by reference).
          4.04**         -- Form of 6 5/8% Note due 2002.
          4.05**         -- Form of 7 1/8% Note due 2007.
          4.06**         -- Registration Rights Agreement, dated as of September 22,
                            1997, among the Registrant, Merrill Lynch & Co., Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated and Salomon
                            Brothers Inc.
          5.01*          -- Opinion of Shaw Pittman Potts & Trowbridge as to the
                            legality of the securities being registered by the
                            Registrant.
          8.01*          -- Opinion of Shaw Pittman Potts & Trowbridge regarding
                            certain material tax issues relating to the Registrant.
         10.01           -- Form of Noncompetition Agreement (Rainwater) (filed as
                            Exhibit No. 10.02 to the Company's Registration Statement
                            on Form S-11 (File No. 33-90226) (the "1995 S-11") and
                            incorporated herein by reference).
         10.02           -- Form of Noncompetition Agreement (Goff) (filed as Exhibit
                            No. 10.03 to the 1995 S-11 and incorporated herein by
                            reference).
         10.03           -- Form of Noncompetition Agreement (Haddock) (filed as
                            Exhibit No. 10.04 to the 1995 S-11 and incorporated
                            herein by reference).
         10.04           -- Form of Employment Agreement (Goff) (filed as Exhibit No.
                            10.05 to the 1995 S-11 and incorporated herein by
                            reference).
         10.05           -- Form of Employment Agreement (Haddock) (filed as Exhibit
                            No. 10.06 to the 1995 S-11 and incorporated herein by
                            reference).
         10.06           -- Form of Registration Rights, Lock-Up and Pledge Agreement
                            (filed as Exhibit No. 10.05 to the Registration Statement
                            on Form S-11 (File No. 33-78188) (the "1994 S-11") of the
                            Company and incorporated herein by reference).
         10.07**         -- Form of Officers' and Trust Managers' Indemnification
                            Agreement as entered into between the Company and each of
                            its executive officers and trust managers.
         10.08           -- Crescent Real Estate Equities Company 1994 Stock
                            Incentive Plan (filed as Exhibit No. 10.07 to the 1994
                            S-11 and incorporated herein by reference).
         10.09           -- Crescent Real Estate Equities, Ltd. 401(k) Plan (filed as
                            Exhibit No. 10.10 to the 1995 S-11 and incorporated
                            herein by reference).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.10           -- Agreement, dated as of August 15, 1996, relating to the acquisition of the Greenway Plaza Portfolio (filed as
                            Exhibit No. 10.02 to the 1996 Form 8-K and incorporated
                            herein by reference).
         10.11           -- Form of Amended and Restated Lease Agreement, dated
                            January 1, 1996, among the Registrant, Mogul Management,
                            LLC and RoseStar Management, LLC, relating to the Hyatt
                            Regency Beaver Creek (filed as Exhibit 10.12 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 1995 (the "1995 10-K") and
                            incorporated herein by reference).
         10.12           -- Real Estate Purchase and Sale Agreement, dated as of
                            January 29, 1997, between the Registrant, as purchaser,
                            and Magellan Health Services, Inc., as seller, relating
                            to the acquisition of 92 behavioral healthcare facilities
                            (the "Magellan Facilities"), as amended effective
                            February 28, 1997 and May 29, 1997 (filed as Exhibit No.
                            10.13 to the Company's Quarterly Report on Form 10-Q/A
                            for the quarter ended June 30, 1997 (the "1997 10-Q") and
                            incorporated herein by reference).
         10.13**         -- Second Amended and Restated 1995 Crescent Real Estate
                            Equities Company Stock Incentive Plan.
         10.14           -- Lease Agreement, dated December 19, 1995 between the
                            Registrant and RoseStar Management, LLC, relating to the
                            Hyatt Regency Albuquerque (filed as Exhibit 10.16 to the
                            1995 10-K and incorporated herein by reference).
         10.15           -- Amended and Restated Lease Agreement, dated June 30, 1995 between the Registrant and RoseStar Management, LLC,
                            relating to the Denver Marriott (filed as Exhibit 10.17
                            to the 1995 10-K and incorporated herein by reference).
         10.16           -- Loan Agreement, dated August 24, 1995, including Form of
                            Deed of Trust, Assignment of Rents, Security Agreement
                            and Fixture Filing, and Amendment to Loan Agreement,
                            dated October 19, 1995, between Crescent Real Estate
                            Funding I, L.P. and Nomura Asset Capital Corporation
                            (filed as Exhibit 10.15 to the 1995 10-K and incorporated
                            herein by reference).
         10.17           -- Loan Agreement, dated August 24, 1995, including Form of
                            Deed of Trust, Assignment of Rents, Security Agreement
                            and Fixture Filing, between Crescent Real Estate Funding
                            II, L.P. and Nomura Asset Capital Corporation (filed as
                            Exhibit 10.19 to the 1995 10-K and incorporated herein by
                            reference).
         10.18           -- Mortgage Loan Application and Agreement, dated October 3,
                            1995, as amended by letter agreements dated October 10,
                            1995 and October 30, 1995, between the Registrant and
                            CIGNA Investments, Inc. and Secured Promissory Note dated
                            December 11, 1995 (filed as Exhibit 10.20 to the 1995
                            10-K and incorporated herein by reference).
         10.19           -- 1995 Crescent Real Estate Equities Limited Partnership
                            Unit Incentive Plan (filed as Exhibit No. 99.01 to the
                            Company's Registration Statement on Form S-8 (File No.
                            333-3452) and incorporated herein by reference).
         10.20           -- 1996 Crescent Real Estate Equities Limited Partnership
                            Unit Incentive Plan (filed as Exhibit No. 10.01 to the
                            1996 Form 8-K and incorporated herein by reference).
         10.21           -- Lease Agreement, dated July 26, 1996, between Canyon
                            Ranch, Inc. and Canyon Ranch Leasing, L.L.C., as assigned
                            by Canyon Ranch, Inc. to the Registrant pursuant to the
                            Assignment and Assumption of Master Lease, dated July 26,
                            1996 (filed as Exhibit 10.24 to the 1997 10-Q and
                            incorporated herein by reference).
         10.22           -- Lease Agreement, dated November 18, 1996, between the
                            Registrant and Wine Country Hotel, LLC. (filed as Exhibit
                            10.25 to the 1996 10-K and incorporated herein by
                            reference).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         10.23           -- Lease Agreement, dated December 11, 1996, between Canyon
                            Ranch-Bellefontaine Associates, L.P., and Vintage
                            Resorts, LLC as assigned by Canyon Ranch-Bellefontaine
                            Associates, L.P. to Crescent Real Estate Funding VI, L.P.
                            pursuant to the Assignment and Assumption of Master
                            Lease, dated December 11, 1996 (filed as Exhibit 10.26 to
                            the 1997 10-Q and incorporated herein by reference).
         10.24           -- Master Lease Agreement, dated June 16, 1997, between
                            Crescent Real Estate Funding VII, L.P. and Charter
                            Behavioral Health Systems, LLC and its subsidiaries,
                            relating to the Magellan Facilities (filed as Exhibit
                            10.27 to the 1997 10-Q and incorporated herein by
                            reference).
         10.25           -- Fourth Amended and Restated Revolving Credit Agreement,
                            dated December 19, 1997 among the Registrant, BankBoston,
                            N.A. and the other banks named therein (filed herewith).
         10.26           -- Intercompany Agreement, dated June 3, 1997, between the
                            Registrant and Crescent Operating, Inc. (filed as Exhibit
                            10.2 to the Registration Statement on Form S-1 (File No.
                            333-25223) of Crescent Operating, Inc. and incorporated
                            herein by reference).
         12.01**         -- Statement Regarding Computation of Ratios of Earnings to
                            Fixed Charges and Preferred Shares Dividends.
         21.01**         -- Subsidiaries of the Registrant.
         23.01           -- Consent of Arthur Andersen LLP (Dallas), Certified Public
                            Accountants, dated February 10, 1998 (filed herewith).
         23.02           -- Consent of Arthur Andersen LLP (Atlanta), Certified
                            Public Accountants, dated February 5, 1998 (filed
                            herewith).
         23.03           -- Consent of Arthur Andersen LLP (Las Vegas), Certified
                            Public Accountants, dated February 10, 1998 (filed
                            herewith).
         23.04*          -- Consent of Shaw Pittman Potts & Trowbridge (to be
                            included in its opinion to be filed as Exhibit 5.01 to
                            this Registration Statement).
         23.05*          -- Consent of Shaw Pittman Potts & Trowbridge (to be
                            included in its opinion to be filed as Exhibit 8.01 to
                            this Registration Statement).
         25.01**         -- Statement of Eligibility of Trustee.
         27.01**         -- Financial Data Schedule.
         99.01**         -- Form of Letter of Transmittal.
         99.02**         -- Form of Notice of Guaranteed Delivery.
         99.03**         -- Form of Letter to Brokers.
         99.04**         -- Form of Letter to Clients.
         99.05**         -- Form of Instruction to Registered Holder and for Bank
                            Entry Transfer Participant from Beneficial Owner.


---------------

*   To be filed by amendment.


**  Previously filed.